MONEY MARKET FUND
INSTITUTIONAL MONEY MARKET FUND
U.S. GOVERNMENT MONEY MARKET FUND
U.S. TREASURY MONEY MARKET FUND
TAX-EXEMPT MONEY MARKET FUND
SHORT-TERM BOND MARKET FUND
INTERMEDIATE BOND MARKET FUND
TAX-EXEMPT INTERMEDIATE BOND FUND
BOND IMMDEXTM FUND
BALANCED INCOME FUND
BALANCED GROWTH FUND
GROWTH AND INCOME FUND
EQUITY INDEX FUND
GROWTH FUND
SPECIAL GROWTH FUND
EMERGING GROWTH FUND
MICROCAP FUND
INTERNATIONAL EQUITY FUND

                                 ANNUAL REPORT
                                OCTOBER 31, 1999

                                                            (LOGO) FIRSTAR FUNDS

               --------------------------------------------------

                              NOTICE TO INVESTORS
               --------------------------------------------------
               -    Shares of Firstar Funds:

                    -    ARE NOT INSURED BY THE FDIC, the US
                         Government or any other
                         governmental agency;

                    -    are not bank deposits or
                         obligations of or guaranteed by
                         Firstar Bank, its parent company or
                         its affiliates;

                    -    are subject to investment risks,
                         including possible loss of
                         principal; and

                    -    are offered by B.C. Ziegler and
                         Company, member NASD,
                         SIPC, and an independent third-
                         party distributor.

                -    There can be no assurance that the
                     money market funds will be able to
                     maintain a stable net asset value
                     of $1.00 per share.

                -    Firstar Bank affiliates serve as
                     investment adviser, custodian,
                     transfer agent, administrator, and
                     accounting services agent
                     and receive compensation for such
                     services as disclosed in the
                     current prospectus.
               --------------------------------------------------


TABLE OF CONTENTS

                                                                Page(s)

Shareholder Letter................................................1-3

EQUITY FUNDS
Firstar Balanced Income...........................................4-5
Firstar Balanced Growth...........................................6-7
Firstar Growth and Income.........................................8-9
Firstar Equity Index............................................10-11
Firstar Growth..................................................12-13
Firstar Special Growth..........................................14-15
Firstar Emerging Growth.........................................16-17
Firstar MicroCap................................................18-19
Firstar International Equity....................................20-21
Statement of Assets and Liabilities.............................22-23
Statement of Changes in Net Assets..............................24-26
Statement of Operations.........................................27-28
Financial Highlights............................................30-39
Schedule of Investments.........................................40-71

                                                                Page(s)
BOND FUNDS
1999: The Flip Side of 1998.....................................72-73
Firstar Short-Term Bond Market..................................74-75
Firstar Intermediate Bond Market................................76-77
Firstar Tax-Exempt Intermediate Bond............................78-79
Firstar Bond IMMDEX_............................................80-81
Statement of Assets and Liabilities................................82
Statement of Changes in Net Assets.................................83
Statement of Operations............................................84
Financial Highlights............................................86-91
Schedule of Investments........................................92-102

MONEY MARKET FUNDS
Shareholder Letter................................................104
Yield Comparisons.................................................105
Statement of Assets and Liabilities...............................106
Statement of Operations...........................................107
Statement of Changes in Net Assets............................108-109
Financial Highlights..........................................110-111
Schedule of Investments.......................................112-119

NOTES TO THE FINANCIAL STATEMENTS.............................120-130
REPORT OF INDEPENDENT ACCOUNTANTS.................................131

                                                            (LOGO) FIRSTAR FUNDS

DEAR SHAREHOLDER:
                                                                   December 1999

THE YEAR IN REVIEW

At year-end (December 31), the current U.S. economic expansion will tie the record 35-quarter expansion enjoyed by our economy from 1961 to 1969. According to Salomon Smith Barney investment strategist John Manley, this isn't just good luck. Speaking at our annual Institutional Investment Management Conference in September, Manley asserted that our economy has been nearly perfect these past several years because anything less than perfection has been instantaneously and brutally dealt with by the capital markets, especially the bond market. The bond market acts like a thermostat on the U.S. economy, pushing interest rates up when too-fast growth threatens higher inflation and bringing rates down when too-slow growth threatens recession. Manley contends this process is still working. What the Fed and the capital markets are trying to do now is slow down the U.S. consumer. We cannot have a booming U.S. consumer at the same time Asia and Latin America recover. That would be inflationary and not sustainable. We successfully slowed our economy twice before, in 1984 and 1994, when inflation fears mounted and the Fed embarked on a mid-course tightening, thereby engineering a soft landing for the U.S. economy. We expect the process to be successful again, extending this unprecedented run of non-inflationary economic growth.

In recent speeches, Federal Reserve Chairman Alan Greenspan has talked extensively about the information technology revolution, highlighting how it has accelerated productivity growth and raised living standards. America enjoys many advantages when it comes to the development and exploitation of new technologies. America is the world's leading spender on research and development with outlays double our nearest rival, Japan. In addition, the entrepreneurial culture in America ensures that technological advances are fully exploited commercially. Individuals can start businesses with ease in the U.S., in sharp contrast to Europe and Asia. Changes in public policy over the last 20 years also contribute to America's technological advantage. The 1980's Reagan revolution, with its policies of deregulation and tax reform, increased incentives and rewards for innovators and risk takers. Finally, the openness of U.S. trade policy makes the U.S. economy highly competitive. Competition fosters innovation. If the U.S. can preserve the environment that hatches inventions, we can look forward to further advances in technology, advances which can extend America's global economic advantage and further enhance U.S. living standards.

                                                            (LOGO) FIRSTAR FUNDS

ECONOMIC & MARKET OUTLOOK

Looking ahead, our market forecast is predicated on the following trends:

- 1999 marks the third consecutive year of 4%+ inflation-adjusted economic growth while inflation has averaged just 2% annually, the best three-year economic performance in 30+ years.

- Although aided in 1999 by economic recovery in Asia and upturns in Europe and Japan, U.S. economic growth continues to be driven by consumer spending.

- U.S. consumer spending remains strong despite higher interest rates and higher energy prices. The "wealth effect" from higher stock and home prices, coinciding with peak consumer confidence thanks to low unemployment, is offsetting the increase in rates and oil prices.

- Although up from its 1998 lows, inflation remains remarkably tame given low unemployment and a record U.S. economic expansion.

- Wage gains have turned up but are restrained due to labor force "churn" as a result of ongoing layoffs from mergers, acquisitions and restructurings.

- Competition from the Internet, increased foreign trade and deregulation limits the ability of firms to raise prices, keeping inflation in check.

- An improved government policy mix featuring stable money and budget surpluses helps keep inflation low.

- Globalization and the information technology revolution allow firms to improve productivity, enabling profits to expand despite rising compensation costs (wages and benefits).

- The bond market is fulfilling its thermostat function, pushing up long-term interest rates to slow down the economy before inflation pressures build.

- The Federal Reserve is likely to continue following the bond market, raising short-term interest rates to slow down the U.S. economy (the Fed may reason it needs to slow down the stock market to slow down the consumer).

- Although higher interest rates pose a short-term valuation risk for the stock market, high stock valuations (price-to-earnings ratios) are sustainable over the long-term due to the disinflationary nature of today's dominant secular economic trends and the positive profit implications of technology-enabled productivity gains and efficiencies achieved through mergers and restructurings.

                                                            (LOGO) FIRSTAR FUNDS

TECHNOLOGY - A TOPIC WORTHY OF FURTHER DISCUSSION
Given the profound impact technology has had on the economy, we feel it merits discussion relative to our investment philosophy in general and our fund performance in particular.

Bluntly stated, diversification across industry groups has not been a winning strategy this year. A heavy concentration in technology stocks is clearly the distinguishing characteristic between winning portfolios and losing portfolios. While chasing internet and the 'mega' technology stocks may offer rewards in the short term, it may prove disappointing over time. We contend an appropriate allocation among large-, mid- and small-cap stocks is the best way to win the investment marathon. Each of our equity portfolio managers offers a detailed analysis of the technology sector and its impact on our equity portfolios. Be sure to read their insightful write-ups in the equity section of this report.

IN OTHER NEWS
The Firstar MicroCap Fund will close to new investors on January 14, 2000. Current shareholders of the Fund will be permitted to make additional contributions to their existing accounts or open new accounts for which an existing shareholder is full or partial owner. After a year of strong appreciation and cash inflows, we feel it is important to control new investments in order to maintain the integrity of the Fund. We continue to believe microcap stocks represent an excellent long-term opportunity.
For more information regarding Firstar MicroCap Fund or any Firstar fund, call us at 1-800-677-FUND.

On the technology front, shareholders continue to tap into the wealth of information accessible via our web site at www.firstarfunds.com. The site provides shareholders with timely access to fund diagnostics and also features convenient transactional capabilities. If you haven't visited recently, log on!

And finally, in a prospectus supplement sent to you a few weeks ago, we announced our upcoming merger with Mississippi Valley Advisors, the investment advisory arm of Mercantile Bancorporation with whom Firstar merged in September. The current staff, investment philosophy and investment process will remain intact within both firms. We're pleased to report these expanded resources will allow us to enhance the management teams on our equity funds _ aligning each portfolio manager with the funds we believe best match his or her skills and experience.

As always, we encourage you to write or call if you have comments regarding portfolio performance or our investment strategy.

Thank you for your continued confidence in Firstar Funds.

Sincerely yours,


(PHOTO)                                             (PHOTO)
MARY ELLEN STANEK, CFA                              MARIAN ZENTMYER, CFA, CFP
President and  Chief Equity Investment Officer      Chief Executive Officer

Firstar Investment Research & Management Company, LLC (FIRMCO)

                                                            (LOGO) FIRSTAR FUNDS

--------------------------------------------------------------------------------
                              BALANCED INCOME FUND
--------------------------------------------------------------------------------

Firstar Balanced Income Fund seeks to provide current income and preserve capital by investing in stocks and bonds. Typically, the Fund will invest 50% of assets in common stocks of large, dividend-paying equity securities, with the balance invested in intermediate-term high quality bonds and money markets. As of October 31, 1999, the Fund consisted of 47% in common and preferred stocks, 43% in bonds, and 10% in money markets. The weighted average market capitalization of the common stocks was $50 billion, considerably less than the $116 billion average market capitalization of the Standard & Poor's 500 Stock Index. Bond holdings within the portfolio had a weighted average duration of 3.5 years, matching the duration of the Lehman Brothers Intermediate Government/Corporate Bond Index. For the 12 months ended October 31, 1999, Firstar Balanced Income Fund returned +6.3% (Institutional shares), compared with the return of 12.6% for the Lipper Balanced Fund Index.

For the fiscal year ended October 31, 1999, the Standard & Poor's 500 advanced 25.7%, propelled by a 69.4% gain for the technology sector. In fact, technology stocks contributed over 40% of the return, with Microsoft, Cisco, Lucent, Intel and America Online responsible for one-quarter of the S&P 500's 12-month return. The Standard & Poor's 500 return without technology was +15.1%. Strength was also seen in communication services stocks, with the sector's +31% return driven by MCI Worldcom and Nextel. The consumer cyclicals sector also beat the Index return, posting a +28% gain led by Wal-Mart and Home Depot. What is notable regarding these top-performing companies is their high relative price-to-earnings (P/E) ratios, averaging 64 times 1999 earnings, and their low dividend yield, averaging .1%. This was a challenging environment given the Balanced Income Fund's focus on income-producing securities at attractive multiples.

The equity portion of the Balanced Income Portfolio focuses on companies that pay a dividend. Our strategy in managing the equity portion of the portfolio is to own companies that demonstrate predictable sales and earnings growth, strong balance sheets, and innovative management. (Standard & Poor's awards a stock rating of "A" to "A+" to companies with these characteristics, while companies with inconsistent or negligible earnings histories and questionable balance sheets receive ratings of "C" or "D.") We believe over a long period of time this strategy results in competitive, risk-adjusted returns for our shareholders. This was not, however, a winning strategy for the fiscal year ended October 31, which witnessed higher quality (A-rated) companies up 5.8% versus lower quality companies (C&D-rated) up 48.4%.

The goal of the fixed-income component of Firstar Balanced Income Fund is to provide an annual rate of total return comparable to the return of the Lehman Brothers Intermediate Government/Corporate Bond Index. After the dramatic widening of yield spreads in non-Treasury sectors last year, we selectively added to our holdings in the corporate, asset-backed and mortgage-backed sectors. The subsequent tightening of yield spreads in these sectors in 1999 has contributed to the performance of the Fund over the last 12 months. Our careful, research-intense process of selecting investment-grade issues in these sectors gives the Fund a high-quality focus. Over 70% of the fixed-income portion of the Fund is invested in obligations rated Aaa/AAA or higher. Among corporate bonds, we have a preference for finance, banking and brokerage issues along with dollar-denominated international ("Yankee") securities. We think these sectors represent exceptional value moving forward. The hallmark of our fixed-income approach is our consistent, risk-controlled style in all market climates.

The Balanced Income Fund is designed to reduce risk by investing in conservative stocks and conservative bonds. The Fund's stocks have not been rewarded in the current environment, but we believe that predictable earnings growth from undervalued companies will be rewarded in this fast-changing market.

Thank you for your support of Firstar Balanced Income Fund.


PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
PHOTO                        PHOTO
MARIAN E. ZENTMYER,          WARREN D. PIERSON, CFA
CFA, CFP

MARIAN E. ZENTMYER, CFA, CFP, Chief Equity Investment Officer of Firstar Investment Research & Management Company, LLC (FIRMCO) and WARREN D. PIERSON, CFA, Senior Vice President and Senior Portfolio Manager co-manage the Fund _ Marian since its inception on January 1, 1989 and Warren since July 1, 1995. Marian has been with Firstar since 1982 and has 21 years of investment management experience. She received her BA from Stanford University in 1978. Warren has been with Firstar since 1985 and has 14 years of investment management experience. Warren received his BA from Lawrence University in 1984. Marian is a Certified Financial Planner and a Chartered Financial Analyst. Warren is a Chartered Financial Analyst.

                                                            (LOGO) FIRSTAR FUNDS



          FIRSTAR BALANCED            LIPPER
           INCOME FUND -           BALANCED FUND
           INSTITUTIONAL               INDEX               S&P 500
          ----------------         --------------       --------------
12/1/97        10,000                  10,000              10,000
10/98          11,270                  10,854              11,659
10/99          11,984                  12,217              14,652

This chart assumes an initial investment of $10,000 made on 12/1/97 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past perform ance is not predictive of future performance. Investment return and principal value will fluc tuate, so that your shares, when redeemed, may be worth more or less than their original cost.

-------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
-------------------------------------------------------------------------------


                                     1 Year                  Since Inception
-------------------------------------------------------------------------------
FIRSTAR BALANCED INCOME
FUND - INSTITUTIONAL                     6.3                  9.9  (12/1/97)
FIRSTAR BALANCED INCOME FUND -
A - NO LOAD                              6.0                  9.6  (12/1/97)
FIRSTAR BALANCED INCOME FUND -
A - LOAD<F2>                             1.2                  7.0  (12/1/97)
FIRSTAR BALANCED INCOME FUND -
B - NO LOAD                               -                   2.0  (3/1/99)<F1>
FIRSTAR BALANCED INCOME FUND -
B - LOAD<F3>                              -                   (3.0)(3/1/99)<F1>
LIPPER BALANCED FUND INDEX<F4>           12.6                 11.0 (12/1/97)
S&P 500 STOCK INDEX<F5>                  25.7                 22.1 (12/1/97)
-------------------------------------------------------------------------------
A= Series A (Retail shares)
B= Series B (Retail shares)
<F1> Series B performance for the period March 1, 1999 to October 31, 1999 is not annualized.
<F2> Reflects maximum sales charge of 4.50%.
<F3> Reflects maximum deferred sales charge of 5.00%.
<F4> The Lipper Balanced Fund Index is composed of the 30 largest mutual funds whose primary objective is to conserve principal by maintaining a balanced portfolio of stocks and bonds.
<F5> The S&P 500 Stock Index is an index of an unmanaged group of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Series A shares have a 4.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and a 0.75% 12b-1 fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 10/31/99
---------------------------------------------
ALLTELL CORPORATION                    2.1%
---------------------------------------------
BRISTOL-MYERS SQUIBB COMPANY           1.4%
---------------------------------------------
TYCO INTERNATIONAL, LTD.               1.4%
---------------------------------------------
INTERPUBLIC GROUP OF COMPANIES, INC.   1.3%
---------------------------------------------
WELLS FARGO COMPANY, INC.              1.3%
---------------------------------------------
Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
---------------------------------------------
$64,386,218
---------------------------------------------

                                                            (LOGO) FIRSTAR FUNDS
-------------------------------------------------------------------------------
                              BALANCED GROWTH FUND
-------------------------------------------------------------------------------

Firstar Balanced Growth Fund seeks capital appreciation combined with reasonable income by investing in stocks and bonds. Typically, the Fund will invest 60% of assets in common stocks of large-, medium- and small-sized companies, with the balance invested in high quality bonds and money markets. As of October 31, 1999, the Fund consisted of 62% in common stocks, 37% in bonds and 1% in money markets. The weighted average market capitalization of the common stocks was $52.5 billion, considerably less than the $116 billion average market capitalization of the Standard & Poor's 500 Stock Index. Bond holdings within the portfolio had a weighted average duration of 5.4 years, matching the duration of the Lehman Brothers Intermediate Government/Corporate Bond Index. For the 12 months ended October 31, 1999, Firstar Balanced Growth Fund returned 5.9% (Institutional shares), compared with the return of 12.6% for the Lipper Balanced Fund Index.

The world witnessed a remarkable change in economic circumstances in 1999. You may recall high economic stress in 1998 led to three interest rate reductions by the Federal Reserve. The rebound in the world economy in 1999 saw the Fed reverse itself with three rate increases. Stock prices began the fiscal year with a dramatic increase, with the S&P 500 returning 22.3% during the first six months. The change in investor perception from low inflation and low interest rates to higher inflation and interest rate risk slowed the market advance, with the S&P 500 up 2.7% during the last half of the fiscal year. Technology stocks led all others during the year with a phenomenal 69.4% return for the S&P technology sector. This return was responsible for nearly half of the total return of the Index, making diversification a losing strategy for the full year.

Our sector bet in technology and consumer cyclicals had a positive impact on the portfolio. Offsetting this, however, was an overweighted position in financials, which performed poorly in the face of high interest rates. Our 30% portfolio weight to small- and mid-cap stocks also detracted from results as these sectors continued to underperform the large-cap dominated S&P 500.

The objective of the fixed-income component of Firstar Balanced Growth Fund is to provide an annual rate of total return comparable to the return of the Lehman Brothers Intermediate Government/Corporate Bond Index. Our careful, research-intensive process of selecting investment-grade corporate issues, mortgage- and asset-backed securities gives the Fund a high-quality focus. One-half (50%) of the fixed-income portion of the Fund is invested in obligations rated Aaa/AAA or higher. Among corporate bonds, we have a preference for finance, banking and brokerage issues along with dollar-denominated international ("Yankee") securities. We believe these sectors represent exceptional value in the current environment. Since the Fund's inception in 1992, we have adhered to the same disciplined management approach. While the past seven years have brought us more volatility in the fixed-income markets than many would have expected, we have applied our consistent, risk-controlled style in all market climates.

During fiscal 1999, the stock market rewarded only the largest companies with good price performance; however, we believe this trend is nearing exhaustion. History has proven great returns are earned by investing in reasonably valued companies of little notoriety. Today, that area is the small and medium-sized area of the stock market. Firstar Balanced Growth Fund is among the few balanced funds with a large commitment in these companies. With good value in our stock holdings, and bonds offering 4-5% real yield (after inflation), we are excited about the prospects for the Fund in the coming year.

Thank you for your continued confidence in Firstar Balanced Growth Fund.


PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
(PHOTO)                       (PHOTO)
MARIAN E. ZENTMYER,           DANIEL A. TRANCHITA,
CFA, CFP                      CFA

MARIAN E. ZENTMYER, CFA, CFP, Chief Equity Investment Officer of Firstar Investment Research &Management Company, LLC (FIRMCO) and DANIEL A. TRANCHITA, CFA, Senior Vice President and Senior Portfolio Manager co-manage the Fund, Marian since June 18, 1996, and Dan since March 1, 1999. Marian has been with Firstar since 1982 and has 21 years of investment management experience. She received her BA from Stanford University in 1978. Dan has been with Firstar since 1989 and has 10 years of investment management experience. He received his BA in 1987 and his MBA in 1989 from Marquette University. Marian is a Certified Financial Planner and a Chartered Financial Analyst. Dan is a Chartered Financial Analyst.

                                                            (LOGO) FIRSTAR FUNDS

         FIRSTAR BALANCED             LIPPER
           GROWTH FUND -           BALANCED FUND            S&P 500 STOCK
           INSTITUTIONAL              INDEX                    INDEX
         ----------------         ----------------        -----------------
3/30/92       10,000                 10,000                   10,000
10/92         10,372                 10,481                   10,548
10/93         11,771                 12,167                   12,124
10/94         11,662                 12,093                   12,593
10/95         13,969                 14,220                   15,923
10/96         15,724                 16,281                   19,760
10/97         18,615                 19,553                   26,106
10/98         20,260                 21,657                   31,846
10/99         21,449                 24,377                   40,021

This chart assumes an initial investment of $10,000 made on 3/30/92 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

-------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
-------------------------------------------------------------------------------

                                1 Year    3 Years  5 Years   Since Inception
-------------------------------------------------------------------------------
FIRSTAR BALANCED
GROWTH FUND - INSTITUTIONAL       5.9      10.9     13.0    10.6  (3/30/92)

FIRSTAR BALANCED
GROWTH FUND - A - NO LOAD         5.6      10.6     12.7    10.4  (3/30/92)

FIRSTAR BALANCED
GROWTH FUND - A - LOAD<F2>        0.8      8.9      11.7    9.7   (3/30/92)

FIRSTAR BALANCED
GROWTH FUND - B - NO LOAD         -        -        -       0.3   (3/1/99)<F1>

FIRSTAR BALANCED
GROWTH FUND - B - LOAD<F3>        -        -        -       (4.7) (3/1/99)<F1>

LIPPER BALANCED FUND INDEX<F4>    12.6     14.5     15.1    12.5  (3/30/92)

S&P 500 STOCK INDEX<F5>           25.7     26.5     26.0    20.0  (3/30/92)
-------------------------------------------------------------------------------
A = Series A (retail class)
B = Series B (retail class)
  <F1>    Series B performance for the period March 1, 1999 to
          October 31, 1999 is not annualized.

  <F2>    Reflects maximum sales charge of 4.50%.

  <F3>    Reflects maximum deferred sales charge of 5.00%.

  <F4>    The Lipper Balanced Fund Index is composed of the 30 largest mutual funds whose primary objective is to conserve principal by maintaining a balanced portfolio of stocks and bonds.

  <F5>    The S&P500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.50% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 10/31/99
---------------------------------------------
AMERICAN INTERNATIONAL GROUP           1.1%
---------------------------------------------
MICROSOFT CORPORATION                  1.0%
---------------------------------------------
SUNGARD DATA SYSTEMS                   1.0%
---------------------------------------------
STATE STREET CORPORATION               1.0%
---------------------------------------------
PROTECTIVE LIFE CORPORATION            1.0%
---------------------------------------------
Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
---------------------------------------------
$235,174,312
---------------------------------------------

                                                            (LOGO) FIRSTAR FUNDS

-------------------------------------------------------------------------------
                             GROWTH AND INCOME FUND
-------------------------------------------------------------------------------
For the fiscal year ended October 31, 1999, the Standard & Poor's 500 advanced 25.7%, propelled by a 69.4% gain for the technology sector. In fact, technology stocks contributed over 40% of the return, with the "big five" - Microsoft, Cisco, Lucent, Intel and America Online - responsible for one-quarter of the S&P 500's 12-month return. The Standard & Poor's 500 return without technology was +15.1%. Strength was also seen in communication services stocks, with the sector's +31% return driven by MCI WorldCom and Nextel. The consumer cyclicals sector also beat the Index return, posting a +28% gain led by Wal-Mart and Home Depot. What is notable regarding these top-performing companies is their high relative price-to-earnings (P/E) ratios, averaging 64 times 1999 earnings, and their low dividend yield, averaging .1%. Naturally this was a tough environment for the Firstar Growth and Income Fund, which focuses on income-producing securities at attractive multiples. Against the "headwinds," the Fund returned +12.1% (Institutional shares) for the year.

In the Growth and Income Fund, we focus on the stocks of high quality companies with predictable sales, earnings and cash flow growth, strong balance sheets and innovative management. Standard & Poor's awards a stock rating of "A-" to "A+" to companies with these characteristics. Companies with inconsistent or negligible earnings histories and questionable balance sheets receive ratings of "C" or "D." The Growth and Income portfolio has an average quality rating of "A-
 ." For the 12 months ended October of 1999, the lowest quality stocks were the best performers, with "C" and "D"-rated companies up 48.4%. Companies with "A-" ratings or greater were up a modest 5.8%.

The Growth and Income Fund focuses on companies that pay a dividend. Historically this strategy has produced returns which are competitive in up markets and outperform in down markets. The 22.4% annual return of the Growth and Income Fund over the last five years is competitive with a +26.0% annual gain for the Standard & Poor's 500 and a 20.1% return posted by the average growth and income fund as measured by Morningstar. The Firstar Growth and Income Fund is our most conservative equity fund, with a focus on providing competitive risk-adjusted returns. The Fund, according to Morningstar, has experienced only 83% of the volatility of the S&P 500 and 88% of the volatility of the average growth and income fund over the last five years. This combination of competitive investment returns and low volatility gives the fund high marks for risk-adjusted returns. We recognize, however, that this strategy does not work in all market environments. The technology-driven market we have experienced over the last 12 months is a case in point. Technology stocks generally do not pay dividends and if they do, the payout is quite modest. The traditionally defensive groups currently emphasized in the portfolio, including financials, consumer staples and healthcare, posted 12-month returns of +19.5%, -.10% and +10.4%, respectively. Simply stated, we own the sectors and the stocks that the market is not favoring this year. This is a complete reversal from our 1998 experience when these groups, dominated by high quality companies, were in favor.

The market's disdain for high quality companies over the last 12 months gave us the opportunity to add a number of new companies to the portfolio at attractive prices. Recent purchases for the Growth and Income Fund include Vulcan Materials (we believe a major beneficiary of recent transportation legislation which will increase highway construction spending by over 40% during the next several years); Eli Lilly (a major pharmaceutical company with several promising new drugs including Actos for Type II diabetes); Time Warner (the world's largest media and entertainment company and, we believe, a beneficiary of the Internet economy); and Walgreen's (one of America's largest drug retailers and an indirect beneficiary of aging demographics and many successful new drug launches).

As we approach the millennium, we believe the best opportunities in the market are the 450 smaller companies within the S&P 500. Companies within this sector with strong fundamentals should play catch-up to the lofty price-to-earnings multiples of the "top 50." We are investing accordingly, with a $50 billion average weighted market capitalization for the companies held in the Growth and Income Fund versus a $116 billion average market capitalization for the Standard & Poor's 500.

We thank you for your continued support.


PORTFOLIO MANAGER PROFILE
------------------------------------------------------------------------------
(PHOTO)                    (PHOTO)
MARIAN E. ZENTMYER,        WALTER DEWEY, CFA
CFA,                       CFP

MARIAN E. ZENTMYER, CFA, CFP, Chief Equity Investment Officer of Firstar Investment Research & Management Company, LLC (FIRMCO) and WALTER DEWEY, CFA, Senior Vice President and Senior Portfolio Manager co-manage the Fund - Marian since February 22, 1993 and Walter since June 29, 1998. Marian has been with Firstar since 1982 and has 21 years of investment management experience. She received her BA from Stanford University in 1978. Walter has been with Firstar since 1986 and has 15 years of investment management experience. He received his BBA in 1983 from the University of Wisconsin. Marian is a Certified Financial Planner and a Chartered Financial Analyst. Walter is a Chartered Financial Analyst.

                                                            (LOGO) FIRSTAR FUNDS

         FIRSTAR GROWTH AND
           INCOME FUND -               S&P 500 STOCK
           INSTITUTIONAL                 INDEX<F4>
         ------------------        ------------------
12/29/89      10,000                      10,000
10/90          9,304                       8,855
10/91         11,698                      11,821
10/92         12,368                      12,999
10/93         13,596                      14,941
10/94         13,846                      15,519
10/95         17,307                      19,622
10/96         21,963                      24,351
10/97         28,734                      32,170
10/98         34,008                      39,244
10/99         38,103                      49,318


This chart assumes an initial investment of $10,000 made on 12/29/89 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

-------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
-------------------------------------------------------------------------------
                                1 Year    3 Years  5 Years   Since Inception
-------------------------------------------------------------------------------
FIRSTAR GROWTH AND
INCOME FUND - INSTITUTIONAL       12.0     20.2     22.4    14.6  (12/29/89)

FIRSTAR GROWTH AND
INCOME FUND - A - NO LOAD         11.8     19.9     22.2    14.4  (12/29/89)

FIRSTAR GROWTH AND
INCOME FUND - A - LOAD<F2>        6.8      18.0     21.0    13.9  (12/29/89)

FIRSTAR GROWTH AND
INCOME FUND - B - NO LOAD         -        -        -       3.2   (3/1/99)<F1>

FIRSTAR GROWTH AND
INCOME FUND - B - LOAD<F3>        -        -        -       (1.8) (3/1/99)<F1>

S&P 500 STOCK INDEX<F4>           25.7     26.5     26.0    17.6  (12/29/89)
-------------------------------------------------------------------------------
A = Series A (retail class)
B = Series B (retail class)
<F1>      Series B performance for the period March 1, 1999 to
          October 31, 1999 is not annualized.
<F2>      Reflects maximum sales charge of 4.50%.
<F3>      Reflects maximum deferred sales charge of 5.00%.
<F4>      The S&P500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.50% maxi mum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 10/31/99
-----------------------------------------
ALLTELL CORPORATION                 4.1%
-----------------------------------------
BRISTOL-MYERS SQUIBB COMPANY        2.8%
-----------------------------------------
TYCO INTERNATIONAL, LTD.            2.7%
-----------------------------------------
INTERPUBLIC GROUP OF COMPANIES,INC. 2.6%
-----------------------------------------
WELLS FARGO COMPANY, INC.           2.6%
-----------------------------------------
Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
-----------------------------------------
$726,895,945
-----------------------------------------

                                                            (LOGO) FIRSTAR FUNDS
-------------------------------------------------------------------------------
                                EQUITY INDEX FUND
-------------------------------------------------------------------------------
Firstar Equity Index Fund seeks to provide investment returns, before Fund expenses, comparable to the price and yield performance of publicly traded stocks in the aggregate, as represented by the S&P 500 Index. The Fund does not use traditional methods of financial and market analysis when making purchase and sale decisions; rather, the Fund invests primarily in common stocks that comprise the S&P 500 Index in proportion to their relative capitalization and sector weightings.

Firstar Equity Index Fund's net asset value of $91.95 (Institutional shares) on October 31 represents a total return of 2.6% for the last six months of the fiscal year, which was comparable to the S&P's return of 2.7% over the same period.

We believe by applying a capitalization weighting and sector balancing technique that matches the structure of the S&P 500, as well as using S&P 500 futures contracts to equitize the cash, the Fund should reasonably track the performance of the index.


PORTFOLIO MANAGER PROFILE
-------------------------------------------------------------------------------
(PHOTO)
CARL J. SMITH

CARL J. SMITH, Assistant Vice President and Portfolio Manager of Firstar Investment Research & Management Company, LLC (FIRMCO) has managed the Fund since January, 1996. Carl has been with Firstar since 1982 and has seven years of investment management experience. He received his BS in 1994 from Cardinal Stritch College.

                                                            (LOGO) FIRSTAR FUNDS


           FIRSTAR EQUITY
            INDEX FUND -          S&P 500 STOCK
           INSTITUTIONAL              INDEX
          ---------------        ---------------
12/29/89      10,000                 10,000
10/90          8,854                  8,855
10/91         11,767                 11,821
10/92         12,889                 12,999
10/93         14,644                 14,941
10/94         15,157                 15,519
10/95         19,101                 19,622
10/96         23,624                 24,351
10/97         31,037                 32,170
10/98         37,843                 39,244
10/99         47,424                 49,318

This chart assumes an initial investment of $10,000 made on 12/29/89 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                1 Year    3 Years  5 Years   Since Inception
-------------------------------------------------------------------------------
FIRSTAR EQUITY INDEX
FUND - INSTITUTIONAL              25.3     26.2     25.6    17.1  (12/29/89)

FIRSTAR EQUITY INDEX
FUND - A - NO LOAD                25.0     25.9     25.3    17.0  (12/29/89)

FIRSTAR EQUITY INDEX
FUND - A - LOAD<F2>               19.4     23.9     24.2    16.4  (12/29/89)

FIRSTAR EQUITY INDEX
FUND - B - NO LOAD                -        -        -       9.9   (3/1/99)<F1>

FIRSTAR EQUITY INDEX
FUND - B - LOAD<F3>               -        -        -       4.9   (3/1/99)<F1>

S&P 500 STOCK INDEX<F4>           25.7     26.5     26.0    17.6  (12/29/89)

A = Series A (retail class)
B = Series B (retail class)
<F1>      Series B performance for the period March 1, 1999 to
          October 31, 1999 is not annualized.
<F2>      Reflects maximum sales charge of 4.50%.
<F3>      Reflects maximum deferred sales charge of 5.00%.
<F4>      The S&P500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

"Standard & Poor's/R," "S&P/R," "S&P 500/R," "Standard &Poor's 500," and "500" are trademarks of the McGraw Hill Companies, Inc. and have been licensed for use by Firstar Funds. The Equity Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Equity Index Fund.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.50% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 10/31/99
----------------------------------------
MICROSOFT CORPORATION           4.0%
----------------------------------------
GENERAL ELECTRIC COMPANY        3.8%
----------------------------------------
INTEL CORPORATION               2.2%
----------------------------------------
WAL-MART STORES, INC.           2.2%
----------------------------------------
CISCO SYSTEMS, INC.             2.0%
----------------------------------------
Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
----------------------------------------
$715,021,181
----------------------------------------

                                                            (LOGO) FIRSTAR FUNDS
-------------------------------------------------------------------------------
                                  GROWTH FUND
-------------------------------------------------------------------------------
Firstar Growth Fund seeks long-term capital appreciation by investing in the securities of large companies. As of October 31, 1999, the portfolio had a weighted average market capitalization of $75.1 billion, up substantially from the $48.9 billion on April 30, 1999. This compares with the Fund's primary benchmark, the Standard & Poor's 500 (S&P 500), which had a weighted average market capitalization of $116.1 billion on October 31. During the 12 months ended October 31, the Growth Fund returned +18.2%, (Institutional shares) trailing the S&P 500 +25.7%, and the Lipper Large Cap Core Fund average of 26.1%.

The last year has witnessed a remarkable change in economic circumstances for the world economy and for the financial markets. High economic stress in 1998 led to three interest rate reductions by the Federal Reserve. The rebound in the world economy in 1999 has seen the Fed reverse itself with three rate increases. Stock prices began the fiscal year with a dramatic increase, with the S&P 500 returning 22.3% during the first six months. The change in investor perception from low inflation and lower interest rates to higher inflation and interest rate risk slowed the market advance, with the S&P 500 up 2.7% during the last half of the fiscal year. Technology stocks led all others during the year with a phenomenal 69.4% return for the S&P technology sector. This return was responsible for nearly half of the total return of the index, making technology stocks critical to Fund performance. No other sector contributed more than 11% of the index return, making diversification a losing strategy for the full year. Ironically, the year started in a higher-risk economic environment, and the best returns were earned by those who took the greatest risk.

As we discussed in our mid-year report, the Fund started the year poorly in its technology positions. Service company exposure was reduced in favor of those companies which have more direct exposure to the construction of the Internet and related communication services. New positions in Nortel and Sun Microsystems appreciated over 50% during the last six months. Long-held positions in Microsoft, Cisco Systems, Intel and First Data Systems were all up in excess of 50% for the full year, contributing 25% of the Fund's total return. Additionally, advertising agency giants Omnicom and Interpublic Group were in outstanding positions because of the surge in spending related to Internet advertising. Large positions in Tyco, MCI WorldCom, Harley Davidson and American International Group were also among the biggest contributors to return. A significant reduction in our Tyco position was executed at the highest level of prices during the year, making the stock's recent decline of less consequence.

The new year begins with the same themes driving the large company area of the stock market. Technology stocks have roared to higher prices, taking their share of the overall market to over 25%. This area has become the dominant sector in the stock market, and we are determined to significantly improve our performance in technology. New positions in JDS Uniphase, Qualcomm, Texas Instruments, Nokia and EMC have already contributed to the portfolio performance. Our research indicates that the lowest-risk way to invest in the explosive technology sector is to own the leaders. Finance and health care companies represent good value but are currently facing poor earnings growth (finance) or an election cycle (health care) that are hindering their performance within the portfolio. We believe better opportunities are ahead for these stocks. Finally, the consumer continues to spend with a high degree of confidence. This gives us some conviction that the next 12 months will be a good investment period for those companies able to execute a profitable strategy in an increasingly competitive world for consumer dollars.

We appreciate your continued support of Firstar Growth Fund.



PORTFOLIO MANAGER PROFILE
---------------------------------------------------------------------------
(PHOTO)                     (PHOTO)
MARIAN E. ZENTMYER,         WALTER DEWEY, CFA
CFA, CFP

MARIAN E. ZENTMYER, CFA, CFP, Chief Equity Investment Officer of Firstar Investment Research & Management Company, LLC (FIRMCO) and WALTER DEWEY, CFA, Senior Vice President and Senior Portfolio Manager co-manage the Fund - Marian since June 18, 1996 and Walter since July 7, 1997. Marian has been with Firstar since 1982 and has 21 years of investment management experience. She received her BA from Stanford University in 1978. Walter has been with Firstar since 1986 and has 15 years of investment management experience. He received his BBA in 1983 from the University of Wisconsin. Marian is a Certified Financial Planner and a Chartered Financial Analyst. Walter is a Chartered Financial Analyst.

                                                            (LOGO) FIRSTAR FUNDS
             FIRSTAR
           GROWTH FUND -              S&P 500 STOCK
           INSTITUTIONAL                  INDEX
          ---------------           -----------------
12/29/92      10,000                   10,000
10/93         10,753                   10,981
10/94         10,813                   11,406
10/95         12,927                   14,422
10/96         15,360                   17,898
10/97         18,671                   23,645
10/98         22,199                   28,844
10/99         26,236                   36,248

This chart assumes an initial investment of $10,000 made on 12/29/92 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                1 Year    3 Years  5 Years   Since Inception
-------------------------------------------------------------------------------
FIRSTAR GROWTH FUND -
INSTITUTIONAL                     18.2     19.5     19.4    15.1  (12/29/92)

FIRSTAR GROWTH FUND -
A - NO LOAD                       17.9     19.3     19.1    15.0  (12/29/92)

FIRSTAR GROWTH FUND -
A - LOAD<F2>                      12.6     17.4     18.0    14.2  (12/29/92)

FIRSTAR GROWTH FUND -
B - NO LOAD                       -        -        -       2.3   (3/1/99)<F1>

FIRSTAR GROWTH FUND -
B - LOAD<F3>                      -        -        -       (2.7) (3/1/99)<F1>

S&P 500 STOCK INDEX<F4>           25.7     26.5     26.0    20.7  (12/29/92)

A = Series A (retail class)
B = Series B (retail class)
<F1>      Series B performance for the period March 1, 1999 to
          October 31, 1999 is not annualized.
<F2>      Reflects maximum sales charge of 4.50%.
<F3>      Reflects maximum deferred sales charge of 5.00%
<F4>      The S&P500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.50% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 10/31/99
-----------------------------------------
AMERICAN INTERNATIONAL GROUP    2.9%
-----------------------------------------
MICROSOFT CORPORATION           2.8%
-----------------------------------------
STATE STREET CORPORATION        2.8%
-----------------------------------------
TYCO INTERNATIONAL, LTD.        2.8%
-----------------------------------------
MCI WORLDCOM, INC.              2.7%
-----------------------------------------
Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
-----------------------------------------
$354,792,347
-----------------------------------------

                                                            (LOGO) FIRSTAR FUNDS
--------------------------------------------------------------------------------
                              SPECIAL GROWTH FUND
--------------------------------------------------------------------------------
For the fiscal year ended October 31, 1999, the Standard & Poor's MidCap 400 Index advanced 21.1%. The Firstar Special Growth Fund performed poorly against its benchmark, returning 1.6% (Institutional shares) during this time period. The Fund, however, underwent significant and noteworthy changes during the year. In December, 1998, your current management took control of the portfolio which consisted of approximately 55 names heavily concentrated in the finance, consumer cyclical, healthcare and technology sectors, with the top ten positions representing approximately 44% of the portfolio. Our initial objective in December was to broaden the portfolio holdings list by adding superior quality, mid-sized companies that had improving financial outlooks for calendar 1999. Although we accomplished this initial objective, we did not instantly sell the majority of the portfolio's positions which quickly proved to be a critical mistake due to the portfolio's significant overweighting in the healthcare services sector. In addition, a few individual technology company holdings fell significantly in early 1999, resulting in the portfolio lagging behind the S&P 400 Index from the beginning of the fiscal and calendar years. We completed the major restructuring of the portfolio in June of 1999. We have been encouraged by the Fund's performance since then as it outperformed the S&P 400 Index during the last fiscal year quarter and has begun fiscal year 2000 solidly with a return above the Index.

The operating and financial results of the Fund's financial sector holdings, such as Charles Schwab, Protective Life, Ambac and MGIC Investment Corporation, have been solid, meeting or exceeding expectations throughout fiscal year 1999; however, the 107 basis-point increase in long-term government bond interest rates has had an extremely negative impact on the majority of financial stock prices. The financial sector in the S&P 400 returned -2.6% from January 1, 1999 through October 31, 1999. The financial stocks we invested in outperformed during this time period with a return of approximately +5.7%.

Stock price performance in the consumer cyclical sector has also been negatively impacted by the rise in interest rates, with the S&P 400 consumer cyclical sector returning 2.4% in calendar year 1999. We have maneuvered through this difficult environment by focusing on companies with defensible market share. Specifically, we have invested in the discount retail sector, owning companies showing superior operating results, including BJ's Wholesale Clubs, Dollar General and Family Dollar.

Unlike the finance and consumer cyclical sectors, the Fund's healthcare holdings underperformed the benchmark as a result of poor operating results. At the beginning of fiscal year 1999, the Fund had a significant overweighting in the healthcare services sector with hospital management companies (Health Management Associates and Universal Health Services), drug distributors to nursing homes (Omnicare), and home oxygen providers (Lincare) representing 12.6% of the portfolio. We underestimated the negative impact the Balanced Budget Act of 1997 would have on these companies. We have restructured the healthcare portion of the portfolio to include a more diverse list of companies and are confident that recent healthcare legislation for the fiscal year 2000 budget will have a positive operating impact and lead to higher stock prices for your healthcare holdings.

The performance of the technology sector of the Fund is similar to healthcare in that individual stock performance of a few companies has caused significant damage to the Fund's performance. We have added three new technology analysts with an average of over seven years of experience to work on the Fund, and positive results are already being seen. Recent successes from our new analysts are evidenced in solid performance from Analog Devices, Comverse Technologies, SDL and Xilinx.

Fiscal year 1999 was a difficult and critical year for the Fund. The returns were poor during the first three quarters of the year, but improved noticeably once the Fund was fully restructured. We are confident the additional research we have put into the Fund will be rewarded going forward.

We appreciate your continued confidence in Firstar Special Growth Fund.




PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
(PHOTO)                  (PHOTO)
TODD M. KRIEG, CFA, JD   MATTHEW D'ATTILIO, CFA

TODD KRIEG, CFA, JD, Senior Vice President and Senior Portfolio Manager of Firstar Investment Research & Management Company, LLC (FIRMCO) and MATTHEW D'ATTILIO, CFA, Senior Vice President and Senior Portfolio Manager co-manage the Fund - Todd since September 1, 1994 and Matt since December 1, 1998. Todd has been with Firstar since 1992 and has seven years of investment management experience. He received his BA from Williams College in 1983 and a JD from Georgetown University in 1989. Matt has been with Firstar since 1993 and has six years of investment management experience. He received his BA from Bowdoin College in 1993. Todd and Matt are both Chartered Financial Analysts.

                                                            (LOGO) FIRSTAR FUNDS

          FIRSTAR SPECIAL
           GROWTH FUND -                S&P
           INSTITUTIONAL             MIDCAP 400                   S&P 500
          ---------------         ----------------          ----------------
12/28/89      10,000                 10,000                     10,000
10/90          8,953                  8,293                      8,855
10/91         14,346                 13,360                     11,821
10/92         15,617                 14,804                     12,999
10/93         18,138                 17,992                     14,941
10/94         18,641                 18,420                     15,519
10/95         23,449                 22,327                     19,622
10/96         26,399                 26,200                     24,351
10/97         32,323                 34,760                     32,170
10/98         30,494                 37,092                     39,244
10/99         30,969                 44,908                     49,318

This chart assumes an initial investment of $10,000 made on 12/28/89 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

-------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                1 Year    3 Years  5 Years   Since Inception
-------------------------------------------------------------------------------
FIRSTAR SPECIAL GROWTH
FUND - INSTITUTIONAL              1.6      5.5      10.7    12.2  (12/28/89)

FIRSTAR SPECIAL GROWTH
FUND - A - NO LOAD                1.3      5.2      10.4    12.0  (12/28/89)

FIRSTAR SPECIAL GROWTH
FUND - A - LOAD<F2>               (3.3)    3.6      9.4     11.5  (12/28/89)

FIRSTAR SPECIAL GROWTH
FUND - B - NO LOAD                -        -        -       0.2   (3/1/99)<F1>

FIRSTAR SPECIAL GROWTH
FUND - B - LOAD<F3>               -        -        -       (4.8) (3/1/99)<F1>

S&P MIDCAP 400 INDEX<F4>          21.1     19.7     19.5    16.5  (12/28/89)

S&P 500 STOCK INDEX<F5>           25.7     26.5     26.0    17.6  (12/28/89)
-------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)
<F1>      Series B performance for the period March 1,1999 to
          October 31, 1999 is not annualized.

<F2>      Reflects maximum sales charge of 4.50%.

<F3>      Reflects maximum deferred sales charge of 5.00%.

<F4>      The S&P MidCap 400 Index is a capital-weighted index, representing the aggregate market value of the common equity of 400 stocks chosen by Standard & Poor's with a median capitalization of approximately $700 million.

<F5>      The S&P500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.50% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995 does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 10/31/99
-----------------------------------------
PROTECTIVE LIFE CORPORATION     5.7%
-----------------------------------------
AMBAC FINANCIAL GROUP, INC.     3.5%
-----------------------------------------
MGIC INVESTMENT CORPORATION     3.4%
-----------------------------------------
FISERV, INC.                    2.8%
-----------------------------------------
FAMILY DOLLAR STORES            2.8%
-----------------------------------------
Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
-----------------------------------------
$455,830,821
-----------------------------------------

                                                            (LOGO) FIRSTAR FUNDS
-------------------------------------------------------------------------------
                              EMERGING GROWTH FUND
-------------------------------------------------------------------------------
Firstar Emerging Growth Fund seeks capital appreciation through investments in small-sized companies with stock market capitalizations generally between $250 million and $2 billion. The Fund's weighted average market capitalization is currently $1.2 billion, just slightly above the S&P SmallCap 600 Index weighted average of $1.0 billion. For the fiscal year ended October 31, 1999, the Fund performed poorly against the S&P SmallCap 600 Index and the average small capitalization money manager, following a year of significant relative outperformance in fiscal 1998. Investors favored high price-to-earnings stocks (due to minimal or zero earnings in the denominator) against consistent growth companies that fit our growth-at-a-reasonable-price (GARP) style. With this market environment, the Fund returned -2.6% (Institutional shares) in fiscal 1999, trailing the S&P SmallCap 600 Index at +12.0% and the Russell 2000 Index at +14.9%. Large stocks continued to dominate the top-returning categories as the S&P 500 Index rose 25.7% during fiscal 1999.

Fiscal and calendar 1999 returns were driven primarily by technology stocks across all market capitalizations. Basically, a heavy concentration in technology stocks was the distinguishing characteristic between winning portfolios and losing portfolios. In calendar 1999, the technology sector of the S&P SmallCap 600 Index rose 25.0% and added 4.4% to the Index's total return. The cumulative effort of all other sectors in the Index subtracted 3.3% from the Index's total return. In fact, 13 of the S&P SmallCap's top 15 performing stocks were technology companies, with some rising over 200%. Despite an overall technology weight above the Index, the Fund did not benefit from the technology frenzy due to bigger industry weights in data processing stocks which performed poorly all year. In essence, the Fund's top technology performers in fiscal 1998 became the bottom performers of fiscal 1999. Specifically, Acxiom, National Data and Mastech fell over 30% as their relative earnings momentum slowed within the technology space. Today, the Fund is overweighted in technology stocks and maintains positions in fundamentally improving industries that were not owned in the Fund in fiscal 1998 or early in fiscal 1999. Examples of these industries are semiconductors, e-commerce software, electrical components and telecommunications equipment. Since mid-year, these positions have helped the Fund gain moderate ground against the Index.

In addition to the technology sector, the Fund was overweighted in financial stocks and consumer cyclical companies. Finance companies, with rising interest rates this year, have lagged the returns of most sectors. Our finance positions did outperform the Index (-5% against -8%); however, the overweight in a declining sector hurt the Fund's overall positioning. The Fund is now underweighted in finance companies based on our belief that consolidation of small-sized banks will slow next year and the possibility of further interest rate hikes. In consumer cyclicals, specifically retail stocks, the Fund fell - 14% against -12% for the Index. We continue to hold a larger retail position than the Index.

The weighted average forward price-to-earnings ratio of the Fund is 21x, about 10% higher than that of the S&P SmallCap 600 Index; however, the expected earnings growth of the 80 companies held within the Fund is 28%, more than double the Index's estimated growth of 12%. We believe the continued focus on consistent, quality companies with accelerating growth provides a solid platform for outperformance in fiscal 2000.

Thank you for your support.


PORTFOLIO MANAGER PROFILE
-------------------------------------------------------------------------------
(PHOTO)                    (PHOTO)
TODD KRIEG, CFA, JD        MATTHEW D'ATTILIO, CFA


TODD KRIEG, CFA, JD, Senior Vice President and Senior Portfolio Manager of Firstar Investment Research & Management Company, LLC (FIRMCO) and MATTHEW D'ATTILIO, CFA, Senior Vice President and Senior Portfolio Manager have co-managed the Fund since its inception August 15, 1997. Todd has been with Firstar since 1992 and has seven years of investment management experience. He received his BA from Williams College in 1983 and a JD from Georgetown University in 1989. Matt has been with Firstar since 1993 and has six years of investment management experience. He received his BA from Bowdoin College in 1993. Todd and Matt are both Chartered Financial Analysts.

                                                            (LOGO) FIRSTAR FUNDS

          FIRSTAR EMERGING
           GROWTH FUND -             S&P               WILSHIRE
           INSTITUTIONAL         SMALLCAP 600          NEXT 1750
          ---------------       --------------      ---------------
8/15/97       10,000                10,000               10,000
10/97         10,310                10,558               10,564
10/98          9,655                 9,390                9,568
10/99          9,407                10,521               11,377

This chart assumes an initial investment of $10,000 made on 8/15/97 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

-------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
-------------------------------------------------------------------------------
                                                1 Year     Since Inception
-------------------------------------------------------------------------------
FIRSTAR EMERGING GROWTH FUND - INSTITUTIONAL    (2.6)      (2.7)  (8/15/97)

FIRSTAR EMERGING GROWTH FUND - A - NO LOAD      (2.7)      (2.9)  (8/15/97)

FIRSTAR EMERGING GROWTH FUND - A - LOAD<F2>     (7.1)      (4.9)  (8/15/97)

FIRSTAR EMERGING GROWTH FUND - B - NO LOAD        -        (3.3)  (3/1/99)<F1>

FIRSTAR EMERGING GROWTH FUND - B - LOAD<F3>       -        (8.2)  (3/1/99)<F1>

S&P SMALLCAP 600 INDEX<F4>                       12.0      2.3    (8/15/97)

WILSHIRE NEXT 1750 INDEX<F5>                     18.9      6.0    (8/15/97)
-------------------------------------------------------------------------------
A = Series A (retail class)
B = Series B (retail class)
  <F1>    Series B performance for the period March 1, 1999 to
          October 31, 1999 is not annualized.

  <F2>    Reflects maximum sales charge of 4.50%.
  <F3>    Reflects maximum deferred sales charge of 5.00%.

  <F4>    The S&P SmallCap 600 Index is a capitalization weighted index that measures the performance of selected U.S. stocks with small market capitalizations.

  <F5>    The Wilshire Next 1750 Index is an unmanaged index which shows the next largest 1,750 companies after the Top 750 of the Wilshire 5000 Stock Index.

An investment cannot be made directly in an index.

Series A shares have a 4.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and a 0.75% 12b-1 fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 10/31/99
--------------------------------------
SYKES ENTERPRISES,INC.          4.2%
--------------------------------------
THE BISYS GROUP, INC.           4.2%
--------------------------------------
RADIAN GROUP, INC.              3.3%
--------------------------------------
ACXIOM CORPORATION              3.3%
--------------------------------------
CDW COMPUTER CENTERS, INC.      3.0%
--------------------------------------

Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
--------------------------------------
$149,315,954
--------------------------------------

                                                            (LOGO) FIRSTAR FUNDS

-------------------------------------------------------------------------------
                                 MICROCAP FUND
-------------------------------------------------------------------------------
From November 1, 1998 to October 31, 1999, Firstar MicroCap's total return was 77.1% (Institutional shares) versus 14.9% for its benchmark, the Russell 2000, with the Fund ranking in the 16th percentile of 279 small-cap growth funds according to Lipper Analytical Services (for the period ended October 31, 1999). As we mentioned in our mid-year report, the Fund earned Standard & Poor's Select Fund status for the small-cap growth fund category in April. This designation was awarded to only 21 of 409 small-cap growth funds.<F1>

At the beginning of the reporting period, we were just beginning to rebound from the second worst bear market in history for small-cap stocks. The downturn brought on by the Asian economic crisis depressed microcap stocks to levels not seen in decades. The first six months of the fiscal year were ideal for a sustained move in equities; however, concerns shifted to an overheating economy, rising inflation and interest rates, which provided an overhang on the overall market. Even these concerns couldn't derail the strength in technology stocks as earnings targets were exceeded based on strong fundamentals. The Y2K spending lockdown issue which affected tech stocks earlier this year is now just an afterthought as corporations spend furiously on internet-enabling technologies.

Given the depressed prices of virtually all microcap stocks last October, we positioned Firstar MicroCap Fund to take advantage of a rebound in several industries where we felt the opportunities were greatest - namely wireless telecom, internet infrastructure and technology. Specific names in each industry which were added to the portfolio include: Alpha Industries for wireless, Adelphia Business Solutions and Vignette for internet infrastructure, and Galileo Technologies and Ancor Communications for technology. See page 65 for a complete listing of portfolio holdings.

In general, our overweighted position in technology and energy coupled with our underweighted positions in healthcare and financials helped drive performance. Eleven stocks in the portfolio added 2% or more of absolute performance to the Fund, indicating broad strength in our selections. Triple-digit returns were earned by Alpha Industries and Transaction Network services, both of which contributed over 5% each to the Fund's overall performance. Ancor Communications also added over 5% of return to the Fund's performance after appreciating over 1000%. Our strong performance can also be attributed to the work of our equity analysts. Specifically, Earl DeLaet, CFA, made significant contributions to the Fund in covering the software, information technology services and internet infrastructure related stocks. On November 12, 1999, Earl was named co-manager of Firstar MicroCap Fund.

We remain positive on the outlook for the stock market for the remainder of the year and into 2000. Although the technology sector has been red-hot and valuations seem stretched, we expect technology to perform well relative to the overall market as we believe we are in the early innings of a technological revolution. The rapid shift to the internet as a business platform is increasing productivity enormously, keeping inflation in check. Moreover, seasonal factors in early 2000 relating to employee bonus payments and tax refunds should provide for a good liquidity environment. The Fed's future decisions regarding the direction of interest rates remain the primary wild card.

The Fund will close to new investors effective January 14, 2000. Current shareholders of Firstar MicroCap Fund will be permitted to make additional contributions to their existing accounts or open new accounts for which an existing shareholder is full or partial owner. After a year of strong appreciation and cash inflows, it is important we control new investments in order to maintain the integrity and investment style of the Fund. We continue to believe microcap stocks represent an excellent long-term opportunity.

We appreciate your continued support of Firstar MicroCap Fund.

<F1> Based on a six-month moving average of three years of absolute and volatility-adjusted performance data relative to 409 small capitalization growth funds.



PORTFOLIO MANAGER PROFILE
-------------------------------------------------------------------------------
(PHOTO)             (PHOTO)
JOSEPH A. FROHNA,   EARL DeLAET, CFA
CFA, CPA

JOE FROHNA, CFA, CPA, and EARL DELAET, CFA, co-manage the Fund - Mr. Frohna since September 9, 1997 and Mr. DeLaet since November 12, 1999. Mr. Frohna is a Senior Vice President and Senior Portfolio Manager with FIRMCOand has been with Firstar since 1995. He has six years of investment management experience. Mr DeLaet is an Investment Officer and Portfolio Manager with FIRMCO. He has four years of investment management experience and has been with Firstar since 1997.

                                                            (LOGO) FIRSTAR FUNDS

             FIRSTAR
          MICROCAP FUND -
           INSTITUTIONAL            RUSSELL 2000
          ---------------         ---------------
8/1/95        10,000                 10,000
10/95         16,393                 11,709
10/96         17,188                 11,567
10/97         22,365                 14,960
10/98         17,555                 13,189
10/99         31,083                 15,150

This chart assumes an initial investment of $10,000 made on 8/1/95 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

-------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
-------------------------------------------------------------------------------

                                   1 Year     3 Years     Since Inception
-------------------------------------------------------------------------------
FIRSTAR MICROCAP FUND -
INSTITUTIONAL                       77.1        21.8       30.6   (8/1/95)

FIRSTAR MICROCAP FUND -
A - NO LOAD                         76.5        21.5       30.2   (8/1/95)

FIRSTAR MICROCAP FUND -
A - LOAD<F3>                        68.6        19.7       28.8   (8/1/95)

FIRSTAR MICROCAP FUND -
B - NO LOAD                         -           -          57.9   (3/1/99)<F1>

FIRSTAR MICROCAP FUND -
B - LOAD<F4>                        -           -          52.9   (3/1/99)<F1>

RUSSELL 2000 INDEX<F2>              14.9        9.4        10.3   (8/1/95)
-------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)
<F1>      The Russell 2000, an unmanaged index, consists of the smallest 2,000 companies in a group of 3,000 U.S. companies in the Russell 3000 Index, as ranked by total market capitalization.

<F2>      Reflects maximum sales charge of 4.50%.

<F3>      Reflects maximum deferred sales charge of 5.00%.

<F4>      Series B performance for the period March 1, 1999 to
          October 31, 1999 is not annualized.

An investment cannot be made directly in an index.

The Fund participates in the Initial Public Offering ("IPO") market, and a portion of the Fund's returns are attributable to its investments in IPOs, which have a magnified impact due to the Fund's relatively small asset base. There is no guarantee that, as the Fund's assets grow, it will continue to experience substantially similar performance by investing in IPOs.

Series A shares have a 4.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and a 0.75% 12b-1 fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 10/31/99
-----------------------------------------
GALILEO TECHNOLOGY, LTD.             4.3%
-----------------------------------------
ANCOR COMMUNICATIONS, INC.           3.9%
-----------------------------------------
THREE FIVE SYSTEMS, INC.             3.1%
-----------------------------------------
PARADYNE NETWORKS, INC.              3.1%
-----------------------------------------
TRANSACTION NETWORK SERVICES, INC.   2.7%
-----------------------------------------
Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
-----------------------------------------
$173,026,460
-----------------------------------------

                                                            (LOGO) FIRSTAR FUNDS
-------------------------------------------------------------------------------
                           INTERNATIONAL EQUITY FUND
-------------------------------------------------------------------------------
For the one-year period ended October 31, 1999, the Firstar International Equity Fund returned 24.7% (Institutional shares). This compares with 23.0% return for the Morgan Stanley Capital International - Europe, Australia, New Zealand and the Far East (MSCI EAFE) Index over the same period. Thus far in Calendar 1999, the Firstar International Equity Fund has a return of 21.74%. This compares with 12.85% for the MSCI EAFE Index over the same period.

The principal factors influencing performance during the last 12 months include the recovery in Asia and the recovery in commodity-sensitive issues. Improving conditions in Japan's economic and corporate landscape have proven beneficial to the portfolio's performance given the significant increase in our Japanese exposure during the last 12 months. Restructuring in the corporate sector, most notably in banking, has had the most meaningful positive impact on the Fund's performance. Elsewhere in Asia, equities responded favorably as risk premiums declined and earnings began to recover from exceedingly depressed levels. Our underweight position in Europe proved beneficial to performance as the region underperformed other regional indices during the past year.

Our strategy continues to focus on investment opportunities at the company level where stock prices are trading below their intrinsic value. The ideas generated by our analysis have led us to gradually increase our exposure in Japan and to maintain a meaningful overweight position elsewhere in Asia. Our European exposure should remain relatively modest given the more appealing opportunities elsewhere in the world. Our domestic-oriented focus in Japan contributed favorably to performance, particularly as merger and acquisition (M&A) activity entered the banking sector. Several of the Fund's Japanese financial stocks have directly or indirectly been involved in this M&A activity. Dai-Ichi Kangyo Banks, Daiwa Securities, Nippon Fire & Marine Insurance, Sumitomo Trust and Toyo Trust are all actively participating in this process. Performance was also favorably influenced by positions in Hitachi, NEC and NTT Docomo, to name a few. Our previously established positions throughout the smaller Asian markets contributed to the Fund's gains as well. Given the magnitude of the earnings upgrades and our long-term earnings forecast for these stocks, we have remained committed to our overweight position in other Asian equities.

On a sectoral basis, we have benefited considerably from our meaningful exposure to telecommunication stocks globally. Many of these companies provide the long-term infrastructure for cyberspace while generating strong near-term earnings and cash flow growth. We have taken profits on positions where stock prices have reached our targets, but we continue to have meaningful exposure. The portfolio's cyclical exposure benefited performance during the first half of the year, but recent performance has been less robust. We remain encouraged by the prospects for these holdings given the changing supply-demand characteristics of underlying industries and the improving demand outlook for Asia and Europe.

As the likelihood of further declines in interest rates diminishes, equity markets should transition from being interest-rate driven to earnings driven. We are encouraged by the prospect of such a transition given the attractive combination of valuations and earnings growth prospects that exist among the Fund's portfolio holdings. Continuation of the recovery in Asia, a bottoming in commodity prices, and moderate economic growth conditions in the United States and Europe could provide a favorable backdrop supporting continued upward earnings revisions in many of our holdings. Risk considerations include the direction of US interest rates, any disruption in the pace of Japan's recovery and political uncertainties in various countries worldwide.

We appreciate your interest in Firstar International Equity Fund.

JAMES E. CHANEY             JOHN HOCK, CFA

PORTFOLIO MANAGER PROFILE
-------------------------------------------------------------------------------
(PHOTO)                     (PHOTO)
JAMES E. CHANEY             JOHN HOCK, CFA

JAMES E. CHANEY, Chief Investment Officer of Hansberger Global Investors, Inc.
(HGI), the Fund's sub-adviser and JOHN HOCK, CFA, Research Analyst and Assistant Portfolio Manager of HGI have co-managed the Fund since September 2, 1997 (when the sub-advisory agreement with HGI went into effect). Jim has been with HGI since 1996 and has 15 years of investment management experience. He received his BS from the University of Massachusetts - Amherst in 1979, his MS from Northeastern University in 1983 and his MBA from Columbia University in 1987. John has been with HGI since 1995 and has eight years of investment management experience. He received his BS from Cornell University in 1990 and his MBA from New York University in 1995. John is a Chartered Financial Analyst. The portfolio management team also includes John Fenley and Victoria Gretsky.

                                                            (LOGO) FIRSTAR FUNDS

              FIRSTAR
           INTERNATIONAL
           EQUITY FUND -
           INSTITUTIONAL              EAFE Index<F4>
         ----------------            ---------------
4/28/94       10,000                    10,000
10/94          9,995                    10,429
10/95          9,620                    10,390
10/96         10,410                    11,478
10/97          9,879                    12,009
10/98          8,303                    13,168
10/99         10,356                    16,201

This chart assumes an initial investment of $10,000 made on 4/28/94 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

-------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                       FOR PERIODS ENDED OCTOBER 31, 1999
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                1 Year    3 Years  5 Years   Since Inception
-------------------------------------------------------------------------------
FIRSTAR INTERNATIONAL
EQUITY FUND - INSTITUTIONAL       24.7     (0.2)    0.7     0.6   (4/28/94)

FIRSTAR INTERNATIONAL
EQUITY FUND - A - NO LOAD         24.5     (0.4)    0.5     0.4   (4/28/94)

FIRSTAR INTERNATIONAL
EQUITY FUND - A - LOAD<F2>        18.8     (1.9)    (0.4)   (0.4) (4/28/94)

FIRSTAR INTERNATIONAL
EQUITY FUND - B - NO LOAD         -        -        -       24.9  (3/1/99)<F1>

FIRSTAR INTERNATIONAL
EQUITY FUND - B - LOAD<F3>        -        -        -       19.9  (3/1/99)<F1>

EAFEINDEX<F4>                     23.0     12.2     9.2     9.1   (4/28/94)
-------------------------------------------------------------------------------
A = Series A (retail class)
B = Series B (retail class)

<F1> Series B performance for the period March 1, 1999 to
     October 31, 1999 is not annualized.

<F2> Reflects maximum sales charge of 4.50%.

<F3> Reflects maximum deferred sales charge of 5.00%.

<F4> The Morgan Stanley Capital International Europe, Australia and Far East
     Index ("MSCI/EAFE") is an unmanaged index composed of 20 European and Pacific Basin countries. The MSCI/EAFEIndex is the most recognized international index and is weighted by market capitalization.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.50% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 COUNTRIES 10/31/99
------------------------------------
JAPAN                          25.3%
------------------------------------
GREAT BRITAIN                   8.7%
------------------------------------
HONG KONG                       4.3%
------------------------------------
FRANCE                          3.9%
------------------------------------
SWEDEN                          3.8%
------------------------------------
Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 10/31/99
------------------------------------
$60,885,204
------------------------------------

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF ASSETS AND LIABILITIES
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OCTOBER 31, 1999

                                                         BALANCED       BALANCED        GROWTH
                                                          INCOME         GROWTH       AND INCOME
                                                           FUND           FUND           FUND
                                                          ------         -----           -----
ASSETS:
  Investments, at value (cost $60,651, $200,803,
  $514,167, $375,243,
  $259,655, $354,665, $143,609,
  $137,468, $59,380, respectively)                        $65,480       $237,927       $716,228
  Cash                                                          _            511              _
  Income receivable                                           421          1,538          1,090
  Capital shares sold                                         472            106          1,710
  Receivable for securities sold                              639          1,181         13,429
  Other assets                                                 53             29             32
                                                          -------       --------       --------

     Total Assets                                          67,065        241,292        732,489
                                                          -------       --------       --------

LIABILITIES:
  Payable for securities purchased                          2,586          2,065          3,968
  Capital shares redeemed                                      19          3,798            929
  Payable to affiliates                                        50            224            628
  Accrued expenses and other liabilities                       24             31             68
                                                          -------       --------       --------

     Total Liabilities                                      2,679          6,118          5,593
                                                          -------       --------       --------

NET ASSETS                                                $64,386       $235,174       $726,896
                                                          =======       ========       ========

NET ASSETS CONSIST OF:
  Capital stock                                           $58,292       $186,157       $463,446
  Undistributed net investment income (loss)                  166            368            832
  Undistributed accumulated net realized gains
     (losses) on investments                                1,099         11,525         60,557
  Unrealized net appreciation (depreciation) on:
     Investments                                            4,829         37,124        202,061
     Futures contracts                                          _              _              _
     Foreign currency                                           _              _              _
                                                          -------       --------       --------

     Total Net Assets                                     $64,386       $235,174       $726,896
                                                          =======       ========       ========

SERIES A:
  Net assets                                              $13,087        $53,807       $194,089
  Shares authorized ($.0001 par value)                    100,000        500,000        500,000
  Shares issued and outstanding                             1,197          1,790          4,214
  Net asset value and redemption price per share <F1>      $10.94         $30.06         $46.06
                                                          =======       ========       ========
  Maximum offering price per share <F1>                    $11.46         $31.48         $48.23
                                                          =======       ========       ========

SERIES B:
  Net assets                                               $1,571           $630         $1,550
  Shares authorized ($.0001 par value)                    100,000        500,000        500,000
  Shares issued and outstanding                               143             21             34
  Net asset value, redemption price and offering
   price per share <F1>                                    $10.96         $30.15         $46.03
                                                          =======       ========       ========

SERIES INSTITUTIONAL:
  Net assets                                              $49,728       $180,737       $531,257
  Shares authorized ($.0001 par value)                    100,000        500,000        500,000
  Shares issued and outstanding                             4,539          6,003         11,519
  Net asset value, redemption price and offering
   price per share <F1>                                    $10.96         $30.11         $46.12
                                                          =======       ========       ========

<F1> Amounts may not recalculate due to rounding.


                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF ASSETS AND LIABILITIES
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OCTOBER 31, 1999

                                                    EQUITY               SPECIAL  EMERGING          INTERNATIONAL
                                                     INDEX     GROWTH    GROWTH    GROWTH   MICROCAP   EQUITY
                                                     FUND       FUND      FUND      FUND      FUND      FUND
                                                     -----      -----     ----      ----      ----      ----
ASSETS:
  Investments, at value (cost $60,651, $200,803,
  $514,167, $375,243,
  $259,655, $354,665, $143,609,
  $137,468, $59,380, respectively)                  $718,319  $353,476  $467,265  $154,222  $171,769   $60,398
  Cash                                                    22         -         -         -         -         -
  Income receivable                                      688       173       227       102        42       335
  Capital shares sold                                  1,774     2,170     1,078       310       554       636
  Receivable for securities sold                         631       218       829     1,702     6,724       120
  Other assets                                            94        27        23        34        25        11
                                                    --------   -------  --------  --------  --------  --------

     Total Assets                                    721,528   356,064   469,422   156,370   179,114    61,500
                                                    --------   -------  --------  --------  --------  --------


LIABILITIES:
  Payable for securities purchased                         -       685     9,519     6,626     5,526         -
  Capital shares redeemed                              6,131       241     3,574       240       256       146
  Payable to affiliates                                  324       307       455       148       266        88
  Accrued expenses and other liabilities                  52        39        43        40        40       381
                                                    --------   -------  --------  --------  --------  --------

     Total Liabilities                                 6,507     1,272    13,591     7,054     6,088       615
                                                    --------   -------  --------  --------  --------  --------

NET ASSETS                                          $715,021  $354,792  $455,831  $149,316  $173,026   $60,885
                                                    ========  ========  ========  ========  ========   =======


NET ASSETS CONSIST OF:
  Capital stock                                     $355,236  $243,386  $337,481  $157,855   $92,912   $68,865
  Undistributed net investment income (loss)             570       (4)       (4)       (2)       (4)       176

  Undistributed accumulated net realized gains
     (losses) on investments                          15,035    17,589     5,754  (19,150)    45,817   (9,172)

  Unrealized net appreciation (depreciation) on:
     Investments                                     343,076    93,821   112,600    10,613    34,301     1,018
     Futures contracts                                 1,104         -         -         -         -         -
     Foreign currency                                      -         -         -         -         -       (2)
                                                    --------   -------  --------  --------  --------  --------

     Total Net Assets                               $715,021  $354,792  $455,831  $149,316  $173,026   $60,885
                                                    ========  ========  ========  ========  ========   =======


SERIES A:
  Net assets                                        $142,247   $47,238   $95,758    $9,957   $21,988    $6,418
  Shares authorized ($.0001 par value)               500,000   500,000   500,000   100,000    50,000   500,000
  Shares issued and outstanding                        1,549     1,245     2,533     1,072     1,009       346
  Net asset value and redemption price per
   share <F1>                                         $91.83    $37.96    $37.80     $9.29    $21.80    $18.53
                                                    ========  ========  ========  ========  ========   =======
  Maximum offering price per share <F1>               $96.16    $39.75    $39.58     $9.73    $22.83    $19.40
                                                    ========  ========  ========  ========  ========   =======


SERIES B:
  Net assets                                          $4,613      $722      $126       $80      $140       $44
  Shares authorized ($.0001 par value)               500,000   500,000   500,000   100,000    50,000   500,000
  Shares issued and outstanding                           50        19         3         9         6         2
  Net asset value, redemption price and offering
   price per share <F1>                               $91.72    $37.78    $37.63     $9.25    $21.69    $18.37
                                                    ========  ========  ========  ========  ========   =======

SERIES INSTITUTIONAL:
  Net assets                                        $568,161  $306,832  $359,947  $139,279  $150,898   $54,423
  Shares authorized ($.0001 par value)               500,000   500,000   500,000   100,000    50,000   500,000
  Shares issued and outstanding                        6,179     7,985     9,394    14,940     6,840     2,916
  Net asset value, redemption price and offering
   price per share <F1>                               $91.95    $38.42    $38.32     $9.32    $22.06    $18.66
                                                    ========  ========  ========  ========  ========   =======

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)

                                          BALANCED INCOME FUND      BALANCED GROWTH FUND  GROWTH AND INCOME FUND
                                          --------------------     ---------------------  ----------------------
                                             Year Dec. 1, 1997<F1>     Year      Year         Year       Year
                                             ended    through         ended     ended         ended      ended
                                           Oct. 31,  Oct. 31,        Oct. 31,  Oct. 31,     Oct. 31,   Oct. 31,
                                             1999      1998            1999      1998         1999       1998
                                            ------    ------          ------    ------       ------     ------
OPERATIONS:
  Net investment income (loss)              $1,404      $962          $4,649    $4,908        $6,818    $6,241
  Net realized gain (loss) on:
     Investments                             (452)     (227)          12,374     7,539        61,424    48,714
     Foreign currency                            -         -               -         -             -         -
  Net change in unrealized appreciation
   (depreciation) on:
     Investments                             2,065     2,764         (3,281)     5,444        12,321    37,014
     Foreign currency                            -         -               -         -             -         -
                                            ------   -------         -------   -------       -------   -------
  Net increase (decrease) in net assets
     resulting from operations               3,017     3,499          13,742    17,891        80,563    91,969
                                            ------   -------         -------   -------       -------   -------

CAPITAL SHARE TRANSACTIONS:
  Shares sold                               32,182    47,732          65,070    82,729       179,414   216,717
  Shares issued to owners in
     reinvestment of dividends               1,347       194          12,405    21,725        49,818    20,917
  Shares redeemed                         (13,627)   (5,929)        (91,179)  (60,901)     (191,334) (135,217)
                                           -------   -------         -------   -------      --------  --------
  Net increase (decrease) in net assets
   as a result of capital
     share transactions                     19,902    41,997        (13,704)    43,553        37,898   102,417
                                            ------   -------         -------   -------       -------   -------

DISTRIBUTIONS TO SERIES A SHAREHOLDERS:
  From net investment income                 (312)     (128)           (953)   (1,052)       (1,524)   (1,343)
  From net realized gains                    (449)         -         (1,908)   (3,620)      (13,914)   (4,638)
                                            ------   -------         -------   -------       -------   -------
                                             (761)     (128)         (2,861)   (4,672)      (15,438)   (5,981)
                                            ------   -------         -------   -------       -------   -------

DISTRIBUTIONS TO SERIES B SHAREHOLDERS:
  From net investment income                   (9)         -             (3)         -           (1)         -
  From net realized gains                        -         -               -         -             -         -
                                            ------   -------         -------   -------       -------   -------
                                               (9)         -             (3)         -           (1)         -
                                            ------   -------         -------   -------       -------   -------

DISTRIBUTIONS TO SERIES INSTITUTIONAL
  SHAREHOLDERS:
  From net investment income               (1,044)     (718)         (3,692)   (3,864)       (5,308)   (4,463)
  From net realized gains                  (1,369)         -         (6,088)  (13,536)      (35,752)  (13,098)
                                            ------   -------         -------   -------       -------   -------
                                           (2,413)     (718)         (9,780)  (17,400)      (41,060)  (17,561)
                                            ------   -------         -------   -------       -------   -------

TOTAL INCREASE (DECREASE) IN NET ASSETS     19,736    44,650        (12,606)    39,372        61,962   170,844

NET ASSETS:
  Beginning of year                         44,650         -         247,780   208,408       664,934   494,090
                                            ------   -------         -------   -------       -------   -------

  End of year (including undistributed
     net investment income (loss) of
      $166, $122, $368, $373, $832, $910,
     $570, $621, $(4), $234, $(4), $(2),
     $(2) and $(71), respectively)         $64,386   $44,650        $235,174  $247,780      $726,896  $664,934
                                           =======   =======        ========  ========       =======   =======

<F1> Commencement of operations.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)


                                             EQUITY INDEX FUND         GROWTH FUND      SPECIAL GROWTH FUND    EMERGING GROWTH FUND
                                             -----------------      ----------------    --------------------  ---------------------
                                               Year      Year        Year      Year        Years     Year        Year       Year
                                              ended     ended        ended     ended       ended     ended       ended     ended
                                             Oct. 31,  Oct. 31,    Oct. 31,  Oct. 31,     Oct. 31, Oct. 31,    Oct. 31,   Oct. 31,
                                               1999      1998        1999      1998         1999     1998        1999       1998
                                              -----     -----        -----     -----       -----     -----       -----     -----
OPERATIONS:
  Net investment income (loss)                $7,373    $6,945       $(302)      $356      $(103)  $(2,626)       $(157)      $303

  Net realized gain (loss) on:
     Investments                              17,654     1,439       18,890    26,680      38,420     3,773     (12,915)   (6,752)
     Foreign currency                              -         -            -         -           -         -            -         -

  Net change in unrealized appreciation
   (depreciation) on:
     Investments                             109,742    81,804       25,991    10,510    (27,055)  (33,543)        8,864       875
     Foreign currency                              _         _            _         _           _         _            _         _
                                             -------    ------       ------    ------     -------   -------       ------    ------

  Net increase (decrease) in net assets
     resulting from operations               134,769    90,188       44,579    37,546      11,262  (32,396)      (4,208)   (5,574)
                                             -------    ------       ------    ------     -------   -------       ------    ------


CAPITAL SHARE TRANSACTIONS:
  Shares sold                                341,167   184,708      218,241    68,655     255,663   149,421      140,767    40,444

  Shares issued to owners in
     reinvestment of dividends                 9,845    12,729       22,498    23,938       4,422    64,516           71       352
  Shares redeemed                          (322,755) (103,374)    (138,508)  (70,468)   (411,662) (225,403)     (60,500)  (14,898)
                                             -------    ------       ------    ------     -------   -------       ------    ------

  Net increase (decrease) in net assets
   as a result of capital
     share transactions                       28,257    94,063      102,231    22,125   (151,577)  (11,466)       80,338    25,898
                                             -------    ------       ------    ------     -------   -------       ------    ------


DISTRIBUTIONS TO SERIES A SHAREHOLDERS:
  From net investment income                 (1,277)   (1,155)         (28)      (16)           _         _         (15)      (12)
  From net realized gains                      (710)   (1,399)      (4,421)   (3,671)     (1,086)  (14,736)            _      (33)
                                             -------    ------       ------    ------     -------   -------       ------    ------
                                             (1,987)   (2,554)      (4,449)   (3,687)     (1,086)  (14,736)         (15)      (45)
                                             -------    ------       ------    ------     -------   -------       ------    ------


DISTRIBUTIONS TO SERIES B SHAREHOLDERS:
  From net investment income                     (8)         -            -         -           -         -            -         -
  From net realized gains                          -         -            -         -           -         -            -         -
                                             -------    ------       ------    ------     -------   -------       ------    ------
                                                 (8)         -            -         -           -         -            -         -
                                             -------    ------       ------    ------     -------   -------       ------    ------



DISTRIBUTIONS TO SERIES INSTITUTIONAL
  SHAREHOLDERS:
  From net investment income                 (6,138)   (5,682)        (237)     (185)           -         -         (83)     (118)
  From net realized gains                    (2,753)   (5,759)     (23,343)  (26,481)     (3,772)  (56,822)            -     (276)
                                             -------    ------       ------    ------     -------   -------       ------    ------
                                             (8,891)  (11,441)     (23,580)  (26,666)     (3,772)  (56,822)         (83)     (394)
                                             -------    ------       ------    ------     -------   -------       ------    ------

TOTAL INCREASE (DECREASE) IN NET ASSETS      152,140   170,256      118,781    29,318   (145,173) (115,420)       76,032    19,885


NET ASSETS:
  Beginning of year                          562,881   392,625      236,011   206,693     601,004   716,424       73,284    53,399
                                             -------    ------       ------    ------     -------   -------       ------    ------

  End of year (including undistributed
     net investment income (loss) of
      $166, $122, $368, $373, $832, $910,
     $570, $621, $(4), $234, $(4), $(2),
     $(2) and $(71), respectively)          $715,021  $562,881     $354,792  $236,011    $455,831  $601,004     $149,316   $73,284
                                            ========   =======      =======  ========     =======   =======     ========    ======

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS


STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)
                                                             MICROCAP FUND            INTERNATIONAL EQUITY FUND
                                                      ----------------------------   --------------------------
                                                           Year          Year            Year           Year
                                                          ended          ended           ended         ended
                                                      Oct. 31, 1999  Oct. 31, 1998   Oct. 31, 1999 Oct. 31, 1998
                                                      -------------  -------------   ------------   ------------
OPERATIONS:
  Net investment income (loss)                           $(1,572)       $(1,595)           $387           $855
  Net realized gain (loss) on:
     Investments                                           47,964          (275)        (3,981)        (5,124)
     Foreign currency                                           -              -          (189)           (23)
  Net change in unrealized appreciation
   (depreciation) on:
     Investments                                           29,718       (21,884)         14,598        (7,356)
     Foreign currency                                           -              -            (8)              5
                                                          -------       --------        -------       --------
  Net increase (decrease) in net assets resulting
   from operations                                         76,110       (23,754)         10,807       (11,643)
                                                          -------       --------        -------       --------

CAPITAL SHARE TRANSACTIONS:
  Shares sold                                              53,050          3,237         20,267         16,655
  Shares issued to owners in
     reinvestment of dividends                                264          9,448            691          1,247
  Shares redeemed                                        (41,236)       (13,035)       (21,147)       (17,246)
                                                          -------       --------        -------       --------
  Net increase (decrease) in net assets as a
   result of capital share transactions                    12,078          (350)          (189)            656
                                                          -------       --------        -------       --------

DISTRIBUTIONS TO SERIES A SHAREOWNERS:
  From net investment income                                    _              _          (122)           (31)
  From net realized gains                                    (44)        (1,599)              _          (135)
                                                          -------       --------        -------       --------
                                                             (44)        (1,599)          (122)          (166)
                                                          -------       --------        -------       --------

DISTRIBUTIONS TO SERIES B SHAREOWNERS:
  From net investment income                                    -              -              -              -
  From net realized gains                                       -              -              -              -
                                                          -------       --------        -------       --------
                                                                -              -              -              -
                                                          -------       --------        -------       --------

DISTRIBUTIONS TO SERIES INSTITUTIONAL
  SHAREOWNERS:
  From net investment income                                    -              -          (767)          (277)
  From net realized gains                                   (233)        (9,815)              -        (1,122)
                                                          -------       --------        -------       --------
                                                            (233)        (9,815)          (767)        (1,399)
                                                          -------       --------        -------       --------

TOTAL INCREASE (DECREASE) IN NET ASSETS                    87,911       (35,518)          9,729       (12,552)

NET ASSETS:
  Beginning of year                                        85,115        120,633         51,156         63,708
                                                          -------       --------        -------       --------

  End of year (including undistributed net
   investment income (loss) of $(4),
     $(3), $176 and $866,
   respectively)                                         $173,026        $85,115        $60,885        $51,156
                                                         ========        =======        =======       ========

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS


STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS)
YEAR ENDED OCTOBER 31, 1999
                                                      BALANCED BALANCED  GROWTH    EQUITY
                                                       INCOME   GROWTH AND INCOME   INDEX     GROWTH
                                                        FUND     FUND     FUND      FUND       FUND
                                                       -----     -----  ---------  ------     ------
INVESTMENT INCOME:
  Dividend income:
     Domestic                                           $401      $670   $11,654    $8,186    $1,205
     Foreign                                               -         -         -         -         -
  Interest income:
     Domestic                                          1,512     6,551     2,546     1,867     1,590
     Foreign                                               -         -         -         -         -
  Other income                                             -         3         -        26         -
                                                      ------    ------   -------   -------   -------
                                                       1,913     7,224    14,200    10,079     2,795
                                                      ------    ------   -------   -------   -------

EXPENSES:
  Investment advisory fees                               380     1,953     5,587     1,643     2,382
  Administration fees                                     54       280       801       707       341
  Transfer agent fees and expenses                        28        66       154        98        50
  Fund accounting fees                                    39        93        91        98        63
  Service organization fees - Series A                    31       150       509       333       116
  Service organization fees - Series B                     1         1         2         4         1
  12b-1 fees - Series B                                    3         2         5        11         2
  Custody fees                                            14        91       110       101        53
  Federal and state registration fees                     31        36        44        49        44
  Professional fees                                       40        42        39        39        42
  Reports to shareholders                                 23        36       109        60        24
  Amortization of organization costs                       9         _         _         _         _
  Directors' fees and expenses                             7         7         7         8         7
  Other                                                    2         6        17        22         6
                                                      ------    ------   -------   -------   -------

  Total expenses before waiver                           662     2,763     7,475     3,173     3,131
     Less: Waiver of expenses                          (153)     (188)      (93)     (467)      (34)
                                                      ------    ------   -------   -------   -------

     Net Expenses                                        509     2,575     7,382     2,706     3,097
                                                      ------    ------   -------   -------   -------

NET INVESTMENT INCOME (LOSS)                           1,404     4,649     6,818     7,373     (302)
                                                      ------    ------   -------   -------   -------

REALIZED AND UNREALIZED GAIN (LOSS):
  Net realized gain (loss) on:
     Investments                                       (452)    12,374    61,424    17,654    18,890
     Foreign currency                                      -         -         -         -         -
  Net change in unrealized appreciation
   (depreciation) on:
     Investments                                       2,065   (3,281)    12,321   109,742    25,991
     Foreign currency                                      -         -         -         -         -
                                                      ------    ------   -------   -------   -------

     Net gain on investments
       and foreign currency                            1,613     9,093    73,745   127,396    44,881
                                                      ------    ------   -------   -------   -------

NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS                             $3,017   $13,742   $80,563  $134,769   $44,579
                                                     =======   =======   =======  ========   =======

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS)
YEAR ENDED OCTOBER 31, 1999

                                                     SPECIAL   EMERGING          INTERNATIONAL
                                                     GROWTH     GROWTH    MICROCAP   EQUITY
                                                      FUND       FUND       FUND      FUND
                                                     ------     ------     ------    ------
INVESTMENT INCOME:
  Dividend income:
     Domestic                                         $2,491      $421      $302        $-
     Foreign(net of withholding taxes of $120)             -         -         -     1,136
  Interest income:
     Domestic                                          2,914       804       456         -
     Foreign                                               -         -         -        59
  Other income                                            49         -         -         -
                                                      ------    ------    ------    ------
                                                       5,454     1,225       758     1,195
                                                      ------    ------    ------    ------

EXPENSES:
  Investment advisory fees                             4,219       965     1,942       699
  Administration fees                                    605       138       139        55
  Transfer agent fees and expenses                       173        48        41        34
  Fund accounting fees                                    76        40        41        40
  Service organization fees - Series A                   303        31        44        16
  Service organization fees - Series B                     0         0         0         0
  12b-1 fees- Series B                                     0         0         0         0
  Custody fees                                           103        56        35        27
  Federal and state registration fees                     23        60        29        23
  Professional fees                                       38        46        42        42
  Reports to shareowners                                 102        18        13         8
  Amortization of organization costs                       _         4         5         3
  Directors' fees and expenses                             7         8         8         7
  Other                                                   17         3         5         3
                                                      ------    ------    ------    ------

  Total expenses before waiver                         5,666     1,417     2,344       957
     Less: Waiver of expenses                          (109)      (35)      (14)     (149)
                                                      ------    ------    ------    ------

     Net Expenses                                      5,557     1,382     2,330       808
                                                      ------    ------    ------    ------

NET INVESTMENT INCOME (LOSS)                           (103)     (157)   (1,572)       387
                                                      ------    ------    ------    ------

REALIZED AND UNREALIZED GAIN (LOSS):
  Net realized gain (loss) on:
     Investments                                      38,420  (12,915)    47,964   (3,981)
     Foreign currency                                      -         -         -     (189)
  Net change in unrealized appreciation
   (depreciation) on:
     Investments                                    (27,055)     8,864    29,718    14,598
     Foreign currency                                      -         -         -       (8)
                                                     -------    ------    ------    ------

     Net gain (loss) on investments
       and foreign currency                           11,365   (4,051)    77,682    10,420
                                                      ------    ------    ------    ------

NET INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS                            $11,262  $(4,208)   $76,110   $10,807
                                                     =======  ========   =======   =======

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS


                      This page intentionally left blank.

                                                            (LOGO) FIRSTAR FUNDS

FINANCIAL HIGHLIGHTS


INSTITUTIONAL EQUITY FUNDS

                                                Income from Investment Operations
                                           ---------------------------------------------

                                                           Net Realized
                                                          and Unrealized
                              Net                            Gains or
                          Asset Value,        Net           (Losses)         Total From
                           Beginning      Investment           on            Investment
                           of Period     Income (Loss)      Securities        Operations
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
PER SHARE DATA
------------------------------------------------------------------------------------------
BALANCED INCOME
------------------------------------------------------------------------------------------
 Oct. 31, 1998               $10.00         $0.30           $0.96               $1.26
                                             <F10>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   11.01          0.31            0.38                0.69
------------------------------------------------------------------------------------------
BALANCED GROWTH
------------------------------------------------------------------------------------------
 October 31, 1995<F9>         22.10          0.53            3.78                4.31
------------------------------------------------------------------------------------------
Year Ended October 31, 1996   25.90          0.55            2.62                3.17
                                            <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   27.99          0.66            4.20                4.86
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   30.51          0.62            1.86                2.48
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   29.85          0.58            1.19                1.77
------------------------------------------------------------------------------------------
GROWTH AND INCOME
------------------------------------------------------------------------------------------
 October 31, 1995<F9>         23.09          0.42            5.14                5.56
------------------------------------------------------------------------------------------
Year Ended October 31, 1996   27.63          0.50            6.61                7.11
                                             <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   33.08          0.46            8.94                9.40
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   39.28          0.47            6.55                7.02
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   44.46          0.41            4.92                5.33
------------------------------------------------------------------------------------------
EQUITY INDEX
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>         33.41          0.76            7.71                8.47
------------------------------------------------------------------------------------------
Year Ended October 31, 1996   41.08          0.91            8.68                9.59
                                             <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   49.43          0.95           14.33               15.28
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   63.16          1.02           12.59               13.61
                                            <F10>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   74.66          1.04           17.75                18.79
------------------------------------------------------------------------------------------
GROWTH
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>         21.47          0.03            4.16                 4.19
------------------------------------------------------------------------------------------
Year Ended October 31, 1996   25.61        (0.01)            4.83                 4.82
                                            <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   30.43          0.04            6.31                 6.35
                                            <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   35.48          0.07            5.70                 5.77
                                            <F10>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   36.05        (0.02)            6.47                 6.45
                                            <F10>
------------------------------------------------------------------------------------------



FINANCIAL HIGHLIGHTS


INSTITUTIONAL EQUITY FUNDS
                                 Less Distributions                                          Supplemental Data and Ratios
                                 ------------------                                  -------------------------------------------
                                                                                     Net       Ratio    Ratio of Net
                           Dividends Distributions                                   Assets    of Net     Investment
                            From Net    From                    Net Asset           End of    Expenses  Income (Loss)  Portfolio
                           Investment  Capital      Total       Value, End   Total  Period   to Average   to Average    Turnover
                             Income     Gains    Distributions  of Period   Return  (000s)   Net Assets   Net Assets    Rate<F12>
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
----------------------------------------------------------------------------------------------------------------------------------
BALANCED INCOME
----------------------------------------------------------------------------------------------------------------------------------
Dec. 1, 19971 through
 Oct. 31, 1998               $(0.25)       $-      $(0.25)        $11.01    12.70%   $34,036    0.75%        3.07%        58.33%
                                                                              <F2>             <F3><F4>     <F3><F4>        <F2>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (0.30)   (0.44)       (0.74)         10.96      6.34%   49,728    0.93%        2.84%        48.46%
                                                                                                 <F4>         <F4>
----------------------------------------------------------------------------------------------------------------------------------
BALANCED GROWTH
----------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>         (0.51)        -       (0.51)         25.90     19.79%  104,552    0.75%        2.24%        61.87%
                                                                                                 <F5>         <F5>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996   (0.53)   (0.55)       (1.08)         27.99     12.56%  129,415    0.75%        2.05%        63.91%
                                                                                                 <F5>         <F5>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997    (0.66)  (1.68)       (2.34)         30.51     18.39%  164,382    0.75%        2.31%        69.90%
                                                                                                 <F5>         <F5>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998    (0.64)  (2.50)       (3.14)         29.85      8.83%  188,123    0.75%        2.16%        56.44%
                                                                                                 <F5>         <F5>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (0.56)   (0.95)       (1.51)         30.11      5.87%  180,737    0.93%        1.84%        69.42%
                                                                                                 <F5>         <F5>
----------------------------------------------------------------------------------------------------------------------------------
GROWTH AND INCOME
----------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>         (0.42)   (0.60)       (1.02)         27.63     25.00%  162,752    0.90%        1.70%        47.85%
                                                                                                 <F6>         <F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996   (0.47)   (1.19)       (1.66)         33.08     26.90%  226,888    0.90%        1.67%        51.37%
                                                                                                 <F6>         <F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997   (0.47)   (2.73)       (3.20)         39.28     30.83%  366,020    0.87%        1.34%        31.36%
                                                                                                 <F6>         <F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998   (0.45)   (1.39)       (1.84)         44.46     18.35%  474,603    0.87%        1.11%        48.56%
                                                                                                 <F6>         <F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (0.46)   (3.21)       (3.67)         46.12     12.04%  531,257    0.92%        0.99%        62.20%
                                                                                                 <F6>         <F6>
----------------------------------------------------------------------------------------------------------------------------------
EQUITY INDEX
----------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>         (0.74)   (0.06)       (0.80)         41.08     26.02%  138,106    0.46%        2.34%        4.61%
                                                                                                <F7>          <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996   (0.89)   (0.35)       (1.24)         49.43     23.68%  212,072    0.41%        2.01%        7.48%
                                                                                                <F7>          <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997   (0.94)   (0.61)       (1.55)         63.16     31.38%  315,759    0.38%        1.66%        9.81%
                                                                                                <F7>          <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998   (1.00)   (1.11)       (2.11)         74.66     21.93%  452,752    0.33%        1.43%        2.91%
                                                                                                 <F7>         <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (1.03)   (0.47)       (1.50)         91.95     25.32%  568,161    0.36%        1.17%       13.95%
                                                                                                 <F7>         <F7>
----------------------------------------------------------------------------------------------------------------------------------
GROWTH
----------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>         (0.05)        -       (0.05)         25.61     19.55%  134,428    0.90%        0.13%       49.84%
                                                                                                 <F8>         <F8>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        -        -            -         30.43     18.82%  155,293    0.90%      (0.04)%       56.75%
                                                                                                <F8>          <F8>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        -   (1.30)       (1.30)         35.48     21.56%  181,650    0.89%        0.09%       62.09%
                                                                                                <F8>          <F8>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998   (0.03)   (5.17)       (5.20)         36.05     18.89%  197,798    0.89%        0.20%       51.82%
                                                                                                <F8>          <F8>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (0.04)   (4.04)       (4.08)         38.42     18.18%  306,832   0.94%       (0.06)%       59.35%
                                                                                                <F8>         <F8>
----------------------------------------------------------------------------------------------------------------------------------



<F1> Commencement of operations.
<F2> Not annualized.
<F3> Annualized.
<F4> Without fees waived, ratios of net expenses to average net assets for the fiscal year ended October 31, 1999, and the period ended October 31, 1998 would have been 1.23%, 1.38%, respectively; and ratio of net investment income to average net assets for the the fiscal year ended October 31, 1999 and period October 31, 1998 would have been 2.54%, 2.44%, respectively.
<F5> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.00%, 0.99%, 1.00%, 1.03%, 1.06%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.77%, 1.92%, 2.05%,
     1.77%, 1.93%, respectively.
<F6> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.93%, 0.94%, 0.94%, 0.98%, 1.01%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.98%, 1.04%, 1.27%,
     1.59%, 1.59%, respectively.
<F7> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.43%, 0.44%, 0.45%, 0.48%, 0.53%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.10%, 1.32%, 1.59%,
     1.94%, 2.27%, respectively.
<F8> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.95%, 0.96%, 0.96%, 0.98%, 1.02%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.07)%, 0.13%, 0.01%,
     (0.12)%, 0.01%, respectively.
<F9> On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994, through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995, through October 31, 1995.
<F10> Net investment income per share represents net investment income divided by the average shares outstanding throughout the period.
<F11> Net investment income (loss) per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.
<F12> Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

FINANCIAL HIGHLIGHTS


INSTITUTIONAL EQUITY FUNDS

                                                Income from Investment Operations
                                           ---------------------------------------------

                                                           Net Realized
                                                          and Unrealized
                              Net                            Gains or
                          Asset Value,        Net           (Losses)         Total From
                           Beginning      Investment           on            Investment
                           of Period     Income (Loss)      Securities        Operations
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
PER SHARE DATA
------------------------------------------------------------------------------------------
SPECIAL GROWTH
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>        $33.19         $0.00              $8.49              $8.49

------------------------------------------------------------------------------------------
Year Ended October 31, 1996   41.47        (0.04)               4.74               4.70
                                            <F11>
-------------------------------------------------------------------------------------------
Year Ended October 31, 1997   41.58        (0.11)               8.49               8.38
                                            <F11>
-------------------------------------------------------------------------------------------
Year Ended October 31, 1998   44.70        (0.14)             (2.09)             (2.23)
                                            <F10>
-------------------------------------------------------------------------------------------
Year Ended October 31, 1999   38.01          0.02               0.60               0.62
                                            <F11>
-------------------------------------------------------------------------------------------
EMERGING GROWTH
-------------------------------------------------------------------------------------------
Aug. 15, 19971 through
 Oct. 31, 1997                10.00          0.02               0.29               0.31

-------------------------------------------------------------------------------------------
Year Ended October 31, 1998   10.31          0.05             (0.71)             (0.66)
                                             <F10>
-------------------------------------------------------------------------------------------
Year Ended October 31, 1999    9.58        (0.01)             (0.24)             (0.25)

-------------------------------------------------------------------------------------------
MICROCAP
-------------------------------------------------------------------------------------------
Aug. 1, 19951 through
 June 30, 1996                10.00        (0.02)               6.14               6.12

-------------------------------------------------------------------------------------------
July 1, 1996 through
 Oct. 31, 1996                15.45        (0.07)               0.82               0.75

-------------------------------------------------------------------------------------------
Year Ended October 31, 1997   16.20        (0.15)               4.27               4.12

-------------------------------------------------------------------------------------------
Year Ended October 31, 1998   17.57        (0.22)             (3.19)             (3.41)

-------------------------------------------------------------------------------------------
Year Ended October 31, 1999   12.49        (0.19)               9.79               9.60
                                            <F11>
-------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY<F8>
-------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>         19.99         0.12              (0.87)             (0.75)

-------------------------------------------------------------------------------------------
Year Ended October 31, 1996   19.19         0.11                1.44               1.55
                                            <F11>
-------------------------------------------------------------------------------------------
Year Ended October 31, 1997   20.27         0.10              (1.10)             (1.00)
                                            <F11>
-------------------------------------------------------------------------------------------
Year Ended October 31, 1998   18.64         0.24              (3.16)             (2.92)
                                            <F10>
-------------------------------------------------------------------------------------------
Year Ended October 31, 1999   15.26         0.09                3.62               3.71

-------------------------------------------------------------------------------------------


INSTITUTIONAL EQUITY FUNDS
                                 Less Distributions                                          Supplemental Data and Ratios
                                 ------------------                                  -------------------------------------------
                                                                                     Net       Ratio    Ratio of Net
                           Dividends Distributions                                   Assets    of Net     Investment
                            From Net    From                    Net Asset           End of    Expenses  Income (Loss)  Portfolio
                           Investment  Capital      Total       Value, End   Total  Period   to Average   to Average    Turnover
                             Income     Gains    Distributions  of Period   Return  (000s)   Net Assets   Net Assets    Rate<F12>
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL GROWTH
----------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>          $-      $(0.21)      $(0.21)       $41.47     25.79% $434,228     0.90%       0.00%        79.25%
                                                                                                 <F4>         <F4>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996     -       (4.59)       (4.59)        41.58     12.58%  482,857     0.88%     (0.10)%       103.34%
                                                                                                  <F4>       <F4>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997     -       (5.26)       (5.26)        44.70     22.44%  569,028     0.87%     (0.25)%        97.40%
                                                                                                  <F4>       <F4>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998     -       (4.46)       (4.46)        38.01    (5.66)%  464,858     0.88%     (0.32)%        77.39%
                                                                                                 <F4>        <F4>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999     -       (0.31)       (0.31)        38.32      1.56%  359,947     0.94%       0.04%       139.91%
                                                                                                 <F4>        <F4>
----------------------------------------------------------------------------------------------------------------------------------
EMERGING GROWTH
----------------------------------------------------------------------------------------------------------------------------------
Aug. 15, 19971 through
 Oct. 31, 1997                  -            -            -        10.31      3.10%   48,044     0.90%       1.18%        14.51%
                                                                               <F2>             <F3><F5>     <F3><F5>       <F2>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 (0.02)      (0.05)       (0.07)         9.58    (6.35)%   60,400     0.90%       0.49%       132.63%
                                                                                                  <F5>        <F5>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 (0.01)           -       (0.01)         9.32     (2.57)%  139,279    1.05%     (0.10)%       115.65%
                                                                                                 <F5>        <F5>
----------------------------------------------------------------------------------------------------------------------------------
MICROCAP
----------------------------------------------------------------------------------------------------------------------------------
Aug. 1, 19951 through
 June 30, 1996              (0.05)      (0.62)       (0.67)        15.45      63.93%   63,595    1.74%     (0.16)%       283.67%
                                                                               <F2>             <F3><F6>   <F3><F6>       <F2>
----------------------------------------------------------------------------------------------------------------------------------
July 1, 1996 through
 Oct. 31, 1996                  -            -            -        16.20       4.85%   66,368    1.72%     (1.44)%        64.44%
                                                                                               <F3><F6>    <F3><F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997     -       (2.75)       (2.75)        17.57      30.12%  103,840    1.70%     (1.20)%       158.39%
                                                                                                 <F6>        <F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998     -       (1.67)       (1.67)        12.49    (21.51)%   72,696    1.74%     (1.38)%       135.61%
                                                                                                  <F6>      <F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999     -       (0.03)       (0.03)        22.06      77.06%  150,898    1.76%     (1.18)%       200.09%
                                                                                                  <F6>       <F6>
----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY<F8>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F9>       (0.04)      (0.01)       (0.05)        19.19     (3.75)%   31,187    1.50%       0.66%        15.12%
                                                                                                  <F7>       <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 (0.10)      (0.37)       (0.47)        20.27       8.21%   43,182    1.50%       0.62%        31.57%
                                                                                                 <F7>         <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 (0.17)      (0.46)       (0.63)        18.64     (5.10)%   57,206    1.50%       0.50%        97.09%
                                                                                                 <F7>         <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 (0.09)      (0.37)       (0.46)        15.26    (15.97)%   44,670    1.50%       1.37%        43.96%
                                                                                                 <F7>           <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 (0.31)           -       (0.31)        18.66      24.74%    54,423   1.56%       0.80%        45.50%
                                                                                                  <F7>        <F7>
----------------------------------------------------------------------------------------------------------------------------------


<F1> Commencement of operations.
<F2> Not annualized.
<F3> Annualized.
<F4> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.96%, 0.95%, 0.95%, 0.95%, 0.98%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.02%, (0.39)%, (0.32)%,
     (0.17)%, (0.08)%, respectively.
<F5> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998 and for the period ended October 31, 1997 would have been 1.07%, 1.17%, 1.24%, respectively; and ratios of net investment income to average net assets for the fiscal year ended October 31, 1999, 1998 and for the period ended October 31, 1997 would have been (0.12)%, 0.22%, 0.84%, respectively.
<F6> Without fees waived, the ratio of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997 and for the periods ended October 31, 1996 and June 30, 1996 would have been 1.77%, 1.81%, 1.78%, 1.79%, 1.97%, respectively, and the ratio of net investment income
     (loss) to average net assets for the fiscal years ended October 31, 1999, 1998, 1997 and for the periods ended October 31, 1996 and June 30, 1996 would have been (1.19)%. 1.45%, (1.28)%, (1.51)%, (0.39)%, respectively.
<F7> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.85%, 1.92%, 2.25%, 2.36%, 2.65%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.51%, 0.96%, (0.25)%,
     (0.24)%, (0.49)%, respectively.
<F8> Effective September 2, 1997, Hansberger Global Investors assumed the investment sub-advisory responsibilities of State Street Global Advisers.
<F9> On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994, through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995, through October 31, 1995.
<F10> Net investment income (loss) per share represents net investment income divided by the average shares outstanding throughout the period.
<F11> Net investment income (loss) per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.
<F12> Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

FINANCIAL HIGHLIGHTS
RETAIL A SHARE EQUITY FUNDS


                                                Income from Investment Operations
                                           ---------------------------------------------

                                                           Net Realized
                                                          and Unrealized
                              Net                            Gains or
                          Asset Value,        Net           (Losses)         Total From
                           Beginning      Investment           on            Investment
                           of Period     Income (Loss)      Securities        Operations
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
PER SHARE DATA
------------------------------------------------------------------------------------------
BALANCED INCOME
------------------------------------------------------------------------------------------
Dec. 1, 19971 through
 Oct. 31, 1998               $10.00         $0.28              $0.96             $1.24
                                             <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   11.00          0.28               0.38              0.66

------------------------------------------------------------------------------------------
BALANCED GROWTH
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>        22.10          0.49               3.77              4.26

------------------------------------------------------------------------------------------
Year Ended October 31, 1996   25.89          0.47               2.64              3.11
                                             <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   27.98          0.58               4.19              4.77

------------------------------------------------------------------------------------------
Year Ended October 31, 1998   30.48          0.56               1.86              2.42

------------------------------------------------------------------------------------------
Year Ended October 31, 1999   29.82          0.49               1.19              1.68

------------------------------------------------------------------------------------------
GROWTH AND INCOME
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>        23.09          0.37               5.14              5.51

------------------------------------------------------------------------------------------
Year Ended October 31, 1996   27.62          0.42               6.61              7.03
                                             <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   33.07          0.37               8.92              9.29
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   39.24          0.36               6.55              6.91
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   44.41          0.29               4.92               5.21
------------------------------------------------------------------------------------------
EQUITY INDEX
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>        33.41          0.70               7.70               8.40
------------------------------------------------------------------------------------------
Year Ended October 31, 1996   41.07          0.77               8.69               9.46
                                             <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   49.40          0.80              14.33              15.13
                                             <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   63.11          0.84              12.58              13.42
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   74.58          0.80              17.75              18.55
------------------------------------------------------------------------------------------
GROWTH
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>       21.47         (0.02)               4.16               4.14

------------------------------------------------------------------------------------------
Year Ended October 31, 1996   25.58        (0.07)               4.81               4.74
                                            <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   30.32        (0.05)               6.30                6.25
                                            <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   35.27        (0.02)               5.66                5.64
                                            <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   35.72        (0.12)               6.42                6.30
                                            <F11>
------------------------------------------------------------------------------------------

                                 Less Distributions                                             Supplemental Data and Ratios
                                 ------------------                                    ---------------------------------------------
                                                                                        Net       Ratio    Ratio of Net
                           Dividends Distributions                                     Assets    of Net     Investment
                            From Net    From                    Net Asset              End of    Expenses  Income (Loss)  Portfolio
                           Investment  Capital      Total       Value, End   Total     Period   to Average   to Average    Turnover
                             Income     Gains    Distributions  of Period   Return<F9> (000s)   Net Assets   Net Assets    Rate<F13>

------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
------------------------------------------------------------------------------------------------------------------------------------
BALANCED INCOME
------------------------------------------------------------------------------------------------------------------------------------
Dec. 1, 19971 through
 Oct. 31, 1998               $(0.24)       $-      $(0.24)        $11.00    12.46%     $10,614     1.00%        2.82%         58.33%
                                                                             <F2>                 <F3><F4>     <F3><F4>         <F2>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (0.28)   (0.44)       (0.72)         10.94     6.01%      13,087     1.18%        2.59%         48.46%
                                                                                                    <F4>        <F4>
------------------------------------------------------------------------------------------------------------------------------------
BALANCED GROWTH
------------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>        (0.47)       -        (0.47)         25.89    19.55%      21,832     0.94%        2.05%         61.87%
                                                                                                   <F5>          <F5>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996   (0.47)  (0.55)        (1.02)         27.98    12.30%      29,034     1.00%        1.80%         63.91%
                                                                                                   <F5>          <F5>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997   (0.59)  (1.68)        (2.27)         30.48    18.07%      44,026     1.00%        2.06%         69.90%
                                                                                                   <F5>          <F5>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998   (0.58)  (2.50)        (3.08)         29.82     8.60%      59,657     1.00%        1.91%         56.44%
                                                                                                   <F5>          <F5>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (0.49)  (0.95)        (1.44)         30.06     5.56%      53,807     1.18%        1.59%         69.42%
                                                                                                   <F5>          <F5>
------------------------------------------------------------------------------------------------------------------------------------
GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>       (0.38)   (0.60)        (0.98)         27.62    24.75%      42,424     1.09%        1.51%         47.85%
                                                                                                   <F6>          <F6>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996   (0.39)  (1.19)        (1.58)         33.07    26.62%      71,310     1.15%        1.42%         51.37%
                                                                                                    <F6>         <F6>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997   (0.39)  (2.73)        (3.12)         39.24    30.47%     128,070     1.12%        1.09%         31.36%
                                                                                                    <F6>         <F6>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998   (0.35)  (1.39)        (1.74)         44.41    18.08%     190,331     1.12%        0.86%         48.56%
                                                                                                    <F6>          <F6>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (0.35)  (3.21)        (3.56)         46.06    11.78%     194,089     1.17%        0.74%         62.20%
                                                                                                    <F6>         <F6>
------------------------------------------------------------------------------------------------------------------------------------
EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>        (0.68)  (0.06)        (0.74)         41.07    25.79%      18,663     0.66%        2.14%          4.61%
                                                                                                    <F7>         <F7>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996   (0.78)  (0.35)        (1.13)         49.40    23.36%      39,656     0.66%        1.76%          7.48%
                                                                                                    <F7>          <F7>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997   (0.81)  (0.61)        (1.42)         63.11    31.08%      76,866     0.63%        1.40%          9.81%
                                                                                                   <F7>          <F7>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998   (0.84)  (1.11)        (1.95)         74.58    21.63%     110,129     0.58%        1.18%          2.91%
                                                                                                    <F7>         <F7>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999   (0.83)  (0.47)        (1.30)         91.83     25.01%     142,247     0.61%       0.92%         13.95%
                                                                                                    <F7>         <F7>
------------------------------------------------------------------------------------------------------------------------------------
GROWTH
------------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>       (0.03)        -         (0.03)         25.58     19.31%      10,105     1.09%     (0.06)%        49.84%
                                                                                                     <F8>       <F8>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996       -        -              -         30.32     18.53%      16,636     1.15%     (0.29)%        56.75%
                                                                                                      <F8>      <F8>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997       -   (1.30)         (1.30)         35.27     21.30%      25,043     1.14%     (0.16)%        62.09%
                                                                                                       <F8>      <F8>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998  (0.02)   (5.17)         (5.19)         35.72     18.58%      38,213     1.14%     (0.05)%        51.82%
                                                                                                      <F8>       <F8>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999  (0.02)   (4.04)         (4.06)         37.96     17.92%      47,238     1.19%     (0.31)%        59.35%
                                                                                                      <F8>       <F8>
----------------------------------------------------------------------------------------------------------------------------------

<F1> Commencement of operations.
<F2> Not annualized.
<F3> Annualized.
<F4> Without fees waived, ratios of net expenses to average net assets for the fiscal year ended October 31, 1999 and the period ended October 31, 1998 would have been 1.48%, 1.63%, respectively; and ratio of net investment income to average net assets for the fiscal year ended October 31, 1999 and the period ended October 31, 1998 would have been 2.29%, 2.19%, respectively.
<F5> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.25%, 1.24%, 1.25%, 1.28%, 1.25%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.52%, 1.67%, 1.80%,
     1.52%, 1.74%, respectively.
<F6> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.18%, 1.19%, 1.19%, 1.23%, 1.20%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.73%, 0.79%, 1.02%,
     1.35%, 1.40%, respectively.
<F7> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.68%, 0.69%, 0.70%, 0.73%, 0.73%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.85%, 1.07%, 1.33%,
     1.69%, 2.07%, respectively.
<F8> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.20%, 1.21%, 1.21%, 1.23%, 1.21%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.32)%, (0.12)%, (0.24)%,
     (0.36)%, (0.18)%, respectively.
<F9> The total return calculation does not reflect the maximum sales charge of
     4.50%.
<F10> On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994, through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995, through October 31, 1995.
<F11> Net investment income (loss) per share represents net investment income divided by the average shares outstanding throughout the period.
<F12> Net investment income (loss) per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.
<F13> Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS
FINANCIAL HIGHLIGHTS

RETAIL A SHARE EQUITY FUNDS

                                                Income from Investment Operations
                                           ---------------------------------------------

                                                           Net Realized
                                                          and Unrealized
                              Net                            Gains or
                          Asset Value,        Net           (Losses)         Total From
                           Beginning      Investment           on            Investment
                           of Period     Income (Loss)      Securities        Operations
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
PER SHARE DATA
------------------------------------------------------------------------------------------
SPECIAL GROWTH
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>       $33.19        $(0.07)            $8.49              $8.42
------------------------------------------------------------------------------------------
Year Ended October 31, 1996   41.40         (0.13)             4.70               4.57
                                             <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   41.38         (0.20)             8.44               8.24
                                             <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   44.36         (0.24)           (2.07)             (2.31)
                                             <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   37.59         (0.08)             0.60               0.52
                                             <F11>
------------------------------------------------------------------------------------------
EMERGING GROWTH
------------------------------------------------------------------------------------------
Aug. 15, 19971 through
 Oct. 31, 1997                10.00           0.02             0.29               0.31
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   10.31           0.03           (0.71)             (0.68)
                                              <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999    9.56         (0.02)           (0.24)             (0.26)
------------------------------------------------------------------------------------------
MICROCAP
------------------------------------------------------------------------------------------
Aug. 1, 19951 through
 June 30, 1996                10.00         (0.02)            6.10               6.08
------------------------------------------------------------------------------------------
July 1, 1996 through
 Oct. 31, 1996                15.42         (0.08)            0.82               0.74
                                             <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   16.16         (0.18)            4.24               4.06
                                             <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   17.47         (0.25)          (3.17)             (3.42)
                                             <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   12.38         (0.26)            9.71               9.45
                                             <F12>
------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY<F8>
------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>        19.99          0.08           (0.87)             (0.79)
------------------------------------------------------------------------------------------
Year Ended October 31, 1996   19.15          0.07             1.43               1.50
                                            <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1997   20.21          0.06           (1.10)             (1.04)
                                            <F12>
------------------------------------------------------------------------------------------
Year Ended October 31, 1998   18.58          0.20           (3.15)             (2.95)
                                            <F11>
------------------------------------------------------------------------------------------
Year Ended October 31, 1999   15.18          0.03             3.62               3.65
------------------------------------------------------------------------------------------

                                Less Distributions                                           Supplemental Data and Ratios
                                ------------------                                   -------------------------------------------
                                                                                     Net       Ratio    Ratio of Net
                          Dividends Distributions                                    Assets    of Net     Investment
                           From Net    From                    Net Asset            End of    Expenses  Income (Loss)  Portfolio
                          Investment  Capital    Total       Value, End    Total     Period   to Average   to Average    Turnover
                            Income     Gains  Distributions  of Period  Return<F9>   (000s)   Net Assets   Net Assets    Rate<F13>
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL GROWTH
----------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>        $-      $(0.21)      $(0.21)        $41.40    25.56%  $87,269     1.09%       (0.19)%        79.25%
                                                                                                 <F4>        <F4>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996    -       (4.59)       (4.59)         41.38    12.27%  111,159     1.13%       (0.35)%       103.34%
                                                                                                <F4>          <F4>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997    -       (5.26)       (5.26)         44.36    22.18%  147,396     1.12%       (0.50)%        97.40%
                                                                                                 <F4>         <F4>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998    -       (4.46)       (4.46)         37.59   (5.91)%  136,146     1.13%       (0.57)%        77.39%
                                                                                                 <F4>         <F4>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999    -       (0.31)       (0.31)         37.80     1.31%   95,758     1.19%       (0.21)%       139.91%
                                                                                                 <F4>         <F4>
----------------------------------------------------------------------------------------------------------------------------------
EMERGING GROWTH
----------------------------------------------------------------------------------------------------------------------------------
Aug. 15, 19971 through
 Oct. 31, 1997                 -            -            -         10.31     3.10%    5,355     1.15%          0.93%       14.51%
                                                                             <F2>              <F3><F5>       <F3><F5>       <F2>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 $(0.02)    (0.05)       (0.07)          9.56   (6.58)%   12,884     1.15%          0.24%      132.63%
                                                                                                 <F5>           <F5>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999  (0.01)         -       (0.01)          9.29   (2.72)%    9,957     1.30%        (0.35)%      115.65%
                                                                                                 <F5>          <F5>
----------------------------------------------------------------------------------------------------------------------------------
MICROCAP
----------------------------------------------------------------------------------------------------------------------------------
Aug. 1, 19951 through
 June 30, 1996               (0.04)    (0.62)       (0.66)         15.42    63.52%    9,036     1.99%        (0.36)%     283.67%
                                                                             <F2>              <F3><F6>      <F3><F6>       <F2>
----------------------------------------------------------------------------------------------------------------------------------
July 1, 1996 through
 Oct. 31, 1996                    -         -            -         16.16     4.80%    9,273     1.97%        (1.69)%      64.44%
                                                                              <F2>             <F3><F6>      <F3><F6>       <F2>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997       -    (2.75)       (2.75)         17.47    29.78%   16,793     1.95%        (1.45)%     158.39%
                                                                                                 <F6>          <F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998       -    (1.67)       (1.67)         12.38  (21.71)%   12,419     1.99%        (1.63)%     135.61%
                                                                                                 <F6>          <F6>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999       -    (0.03)       (0.03)         21.80    76.54%   21,988     2.01%        (1.43)%     200.09%
                                                                                                <F6>           <F6>
----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY<F8>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended
 October 31, 1995<F10>       (0.04)    (0.01)       (0.05)         19.15   (3.95)%    1,633     1.70%          0.46%      15.12%
                                                                                                 <F7>           <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996  (0.07)    (0.37)       (0.44)         20.21     7.95%    3,769     1.75%          0.37%      31.57%
                                                                                                 <F7>           <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997  (0.13)    (0.46)       (0.59)         18.58   (5.30)%    6,502     1.75%          0.25%      97.09%
                                                                                                <F7>            <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998  (0.08)    (0.37)       (0.45)         15.18  (16.16)%    6,486     1.75%          1.12%       43.96%
                                                                                                 <F7>           <F7>
----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999  (0.30)         -       (0.30)         18.53    24.48%    6,418     1.81%          0.56%       45.50%
                                                                                                 <F7>           <F7>
----------------------------------------------------------------------------------------------------------------------------------

<F1> Commencement of operations.
<F2> Not annualized.
<F3> Annualized.
<F4> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.21%, 1.20%, 1.20%, 1.20%, 1.17%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.23)%, (0.64)%, (0.57)%,
     (0.42)%, (0.27)%, respectively.
<F5> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998 and the period ended October 31, 1997 would have been 1.32%, 1.42%, 1.59%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998 and the period ended October 31, 1997 would have been (0.37)%, (0.03)%, 0.59%, respectively.
<F6> Without fees waived, the ratio of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996 and the period ended June 30, 1996 would have been 2.02%, 2.06%, 2.03%, 2.04%, 2.22%, respectively, and the ratio of net investment income (loss) to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996 and the period ended June 30, 1996 would have been (1.44)%, (1.70)%, (1.53)%, (1.76)%, (0.59)%, respectively.
<F7> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 2.10%, 2.16%, 2.50%, 2.61%, 2.85%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.27)%, 0.71%, (0.50)%,
     (0.48)%, (0.69)%, respectively.
<F8> Effective September 2, 1997, Hansberger Global Investors assumed the investment sub-advisory responsibilities of State Street Global Advisors.
<F9> The total return calculation does not reflect the maximum sales charge of
     4.50%.
<F10> On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994, through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995, through October 31, 1995.
<F11> Net investment income (loss) per share represents net investment income divided by the average shares outstanding throughout the period.
<F12> Net investment income (loss) per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.
<F13> Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

FINANCIAL HIGHLIGHTS


RETAIL B SHARE EQUITY FUNDS

                                                Income from Investment Operations
                                           ---------------------------------------------

                                                           Net Realized
                                                          and Unrealized
                              Net                            Gains or
                          Asset Value,        Net           (Losses)         Total From
                           Beginning      Investment           on            Investment
                           of Period     Income (Loss)      Securities        Operations
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
PER SHARE DATA
------------------------------------------------------------------------------------------
BALANCED INCOME
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999            $10.87          $0.14             $0.07            $0.21
                                              <F13>
------------------------------------------------------------------------------------------
BALANCED GROWTH
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             30.25           0.17            (0.10)             0.07
                                              <F13>
------------------------------------------------------------------------------------------
GROWTH AND INCOME
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             44.64           0.02             1.40              1.42
                                              <F13>
------------------------------------------------------------------------------------------
EQUITY INDEX
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             83.72           0.08             8.18              8.26
                                              <F13>
------------------------------------------------------------------------------------------
GROWTH
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             36.92         (0.29)             1.15              0.86
                                             <F13>
------------------------------------------------------------------------------------------
SPECIAL GROWTH
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             37.57         (0.23)             0.29              0.06
                                             <F13>
------------------------------------------------------------------------------------------
EMERGING GROWTH
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999              9.57         (0.07)           (0.25)            (0.32)
                                             <F13>
------------------------------------------------------------------------------------------
MICROCAP
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             13.74         (0.30)             8.25              7.95
                                             <F13>
------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY<F10>
------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             14.71         (0.10)             3.76              3.66
                                             <F13>
------------------------------------------------------------------------------------------



RETAIL B SHARE EQUITY FUNDS

                                Less Distributions                                           Supplemental Data and Ratios
                                ------------------                                   -------------------------------------------
                                                                                      Net       Ratio    Ratio of Net
                          Dividends Distributions                                    Assets    of Net     Investment
                           From Net    From                    Net Asset             End of    Expenses  Income (Loss)  Portfolio
                          Investment  Capital     Total       Value, End   Total     Period   to Average   to Average    Turnover
                            Income     Gains   Distributions  of Period  Return<F12> (000s)   Net Assets   Net Assets    Rate<F11>
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
----------------------------------------------------------------------------------------------------------------------------------
BALANCED INCOME
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999           $(0.12)     $-          $(0.12)       $10.96     1.97%   $1,571     1.97%       1.90%         48.46%
                                                                              <F2>             <F3><F4>    <F3><F4>
----------------------------------------------------------------------------------------------------------------------------------
BALANCED GROWTH
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999            (0.17)      -          (0.17)         30.15     0.25%      630     1.97%       0.87%         69.42%
                                                                              <F2>            <F3><F5>     <F3><F5>
----------------------------------------------------------------------------------------------------------------------------------
GROWTH AND INCOME
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             (0.03)     -          (0.03)         46.03     3.19%    1,550     1.94%       0.05%         62.20%
                                                                             <F2>               <F3>         <F3>
----------------------------------------------------------------------------------------------------------------------------------
EQUITY INDEX
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999             (0.26)     -          (0.26)         91.72     9.88%     4,613     1.37%       0.13%         13.95%
                                                                             <F2>              <F3><F6>    <F3><F6>
----------------------------------------------------------------------------------------------------------------------------------
GROWTH
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999                -       -               -         37.78     2.33%      722     1.96%      (1.17)%         59.35%
                                                                             <F2>             <F3><F7>      <F3><F7>
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL GROWTH
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999               -       -                -         37.63     0.16%      126     1.95%      (0.89)%        139.91%
                                                                             <F2>              <F3><F8>    <F3><F8>
----------------------------------------------------------------------------------------------------------------------------------
EMERGING GROWTH
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999               -       -                -          9.25   (3.34)%       80     2.08%      (1.17)%        115.65%
                                                                            <F2>                <F3>        <F3>
----------------------------------------------------------------------------------------------------------------------------------
MICROCAP
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999               -       -                -         21.69    57.86%      140     2.78%      (2.36)%        200.09%
                                                                             <F2>                <F3>        <F3>
----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY<F10>
----------------------------------------------------------------------------------------------------------------------------------
March 1, 19991 through
 October 31, 1999               -       -                -         18.37    24.88%       44     2.57%      (0.85)%         45.50%
                                                                            <F2>              <F3><F9>     <F3><F9>
----------------------------------------------------------------------------------------------------------------------------------


<F1> Commencement of operations.
<F2> Not annualized.
<F3> Annualized.
<F4> Without fees waived, ratio of net expenses to average net assets for the year ended October 31, 1999 would have been 2.21% and the ratio of net investment income to average net assets for the year ended October 31, 1999 would have been 1.66%.
<F5> Without fees waived, ratio of net expenses to average net assets for the year ended October 31, 1999 would have been 2.03% and the ratio of net investment income to average net assets for the year ended October 31, 1999 would have been 0.81%.
<F6> Without fees waived, ratio of net expenses to average net assets for the year ended October 31, 1999 would have been 1.43% and the ratio of net investment income to average net assets for the year ended October 31, 1999 would have been 0.07%.
 <F7> Without fees waived, ratio of net expenses to average net assets for the year ended October 31, 1999 would have been 1.97% and the ratio of net investment income to average net assets for the year ended October 31, 1999 would have been (1.18)%.
<F8> Without fees waived, ratio of net expenses to average net assets for the year ended October 31, 1999 would have been 1.97% and the ratio of net investment income to average net assets for the year ended October 31, 1999 would have been (0.91)%.
<F9> Without fees waived, ratio of net expenses to average net assets for the year ended October 31, 1999 would have been 2.85% and the ratio of net investment income to average net assets for theyear ended October 31, 1999 would have been (1.13)%.
<F10> Effective September 2, 1997, Hansberger Global Investors assumed the investment sub-advisory responsibilities of State Street Global Advisors.
<F11> Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
<F12> The total return calculation does not reflect the maximum deferred sales charge of 5.00%.
<F13> Net investment income per share represents net investment income divided by the average shares outstanding throughout the period.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED INCOME FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999



 Number                                                          Market Value
of Shares                                                      (in thousands)
---------                                                      --------------

            COMMON STOCKS  46.7%
            BANKING  4.5%
 16,300     Bank of New York Company, Inc.                               $683
 15,800     Mellon Bank Corporation                                       584
  8,100     Northern Trust Corporation                                    782
 17,500     Wells Fargo Company, Inc.                                     838
                                                                     --------
                                                                        2,887
                                                                     --------

            BUILDING MATERIALS  1.3%
  3,400     Johnson Controls, Inc.                                        207
 15,500     Vulcan Materials Company                                      640
                                                                     --------
                                                                          847
                                                                     --------

            BUSINESS MACHINES & SOFTWARE  0.5%
  3,000     International Business Machines Corporation                   295
                                                                     --------

            BUSINESS SERVICES  1.6%
  8,300     Automatic Data Processing, Inc.                               400
  9,600     Manpower, Inc.                                                337
 11,800     Viad Corp.                                                    290
                                                                     --------
                                                                        1,027
                                                                     --------

            CHEMICALS  1.1%
 11,700     Ecolab, Inc.                                                  396
  7,100     Milpore Corporation                                           226
  2,000     Valspar Corporation                                            60
                                                                     --------
                                                                          682
                                                                     --------

            COMMUNICATIONS & MEDIA  3.8%
  6,700     CBS Corporation <F1>                                          327
 21,100     Interpublic Group of Companies, Inc.                          857
  4,400     Knight-Ridder Inc.                                            279
 13,800     New York Times Company - Class A                              555
  5,400     Time Warner, Inc.                                             376
  1,900     True North Communications, Inc.                                77
                                                                     --------
                                                                        2,471
                                                                     --------

            CONSUMER PRODUCTS  1.2%
  7,450     Avery Dennison Corporation                                    466
 10,500     Masco Corporation                                             320
                                                                     --------
                                                                          786
                                                                     --------

            COSMETICS & SOAP  1.3%
  9,200     Estee Lauder Companies - Class A                              429
  4,100     Procter & Gamble Company                                      430
                                                                     --------
                                                                          859
                                                                      --------

 Number                                                          Market Value
of Shares                                                      (in thousands)
---------                                                       -------------
            DRUGS/MEDICAL SUPPLIES  5.1%
 10,400     American Home Products Corporation                           $543
 11,900     Bristol Myers Squibb Company                                  914
  6,900     Eli Lilly & Company                                           475
  4,800     Johnson & Johnson                                             503
  6,700     Medtronic, Inc.                                               232
  4,100     Merck & Co., Inc.                                             326
  7,500     Pfizer, Inc.                                                  296
                                                                     --------
                                                                        3,289
                                                                     --------

            ELECTRONICS  1.5%
  2,700     General Electric Company                                      366
  7,600     Molex, Inc. - Class A                                         251
  3,700     Texas Instruments, Inc.                                       332
                                                                     --------
                                                                          949
                                                                     --------

            ELECTRIC UTILITIES 1.1%
  5,900     Duke Power Company                                            333
 10,900     Illinova Corporation                                          347
                                                                     --------
                                                                          680
                                                                     --------

            FINANCE  0.4%
  5,800     Household International, Inc.                                 259
                                                                     --------

            FINANCIAL SERVICES  2.6%
 12,200     Alliance Capital Management L.P.                              335
  3,200     American Express Company                                      493
  5,500     Marsh & McLennan Companies, Inc.                              435
  7,700     MBIA, Inc.                                                    439
                                                                     --------
                                                                        1,702
                                                                     --------

            FOOD, BEVERAGES & TOBACCO 2.2%
 15,100     McCormick & Company, Incorporated                             474
 19,500     PepsiCo, Inc.                                                 676
  7,400     Sysco Corporation                                             284
                                                                     --------
                                                                        1,434
                                                                     --------

            HEALTH CARE SERVICES & SUPPLIES  0.6%
  5,100     Warner-Lambert Company                                        407
                                                                     --------

            INSURANCE  0.9%
 10,900     Hartford Life - Class A                                       570
                                                                     --------

            METALS & MINERALS  0.4%
  8,800     USX Corporation - Marathon Group, Inc.                        256
                                                                     --------

            MULTI-INDUSTRY  2.1%
    675     Illinois Tool Works Inc.                                       49
 12,200     Pentair, Inc.                                                 459
 21,800     Tyco International, Ltd.                                      871
                                                                     --------
                                                                        1,379
                                                                     --------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED INCOME FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


 Number                                                          Market Value
of Shares                                                      (in thousands)
--------                                                       --------------

            NATURAL GAS  1.0%
 16,700     Enron Corporation                                            $667
                                                                     --------

            OIL - DOMESTIC  1.1%
  9,200     Phillips Petroleum Company                                    428
  4,200     Schlumberger Limited                                          254
                                                                     --------
                                                                          682
                                                                     --------

            OIL - INTERNATIONAL  0.8%
  5,500     Mobil Corporation                                             531
                                                                     --------

            PAPER & FOREST PRODUCTS  1.3%
  4,400     Consolidated Papers, Inc.                                     138
  8,400     Kimberly-Clark Corporation                                    530
  2,800     Weyerhauser Company                                           167
                                                                     --------
                                                                          835
                                                                     --------

            PRINTING & PUBLISHING  1.6%
  5,800     Houghton Mifflin Company                                      246
 13,200     McGraw-Hill, Inc.                                             787
                                                                     --------
                                                                        1,033
                                                                     --------

            REAL ESTATE INVESTMENT TRUSTS (REITS) 1.0%
  8,975     AMB Property Corporation                                      178
  6,100     Boston Properties, Inc.                                       182
  7,200     Post Properties, Inc.                                         278
                                                                     --------
                                                                          638
                                                                     --------

            RETAIL  2.0%
  4,700     Albertson's, Inc.                                             171
  8,635     Gap, Inc.                                                     321
  6,900     Tandy Corporation                                             434
 13,000     Walgreen Company                                              327
                                                                     --------
                                                                        1,253
                                                                     --------

            SEMICONDUCTORS  0.8%
  6,400     Intel Corporation                                             496
                                                                     --------

            TELECOMMUNICATIONS  3.4%
 16,300     ALLTEL Corporation                                          1,357
  5,100     Lucent Technologies, Inc.                                     328
 10,000     SBC Communications, Inc.                                      509
                                                                     --------
                                                                        2,194
                                                                     --------

            TELECOMMUNICATIONS EQUIPMENT  0.5%
  4,800     Nortel Networks Corporation                                   297
                                                                     --------

            TEXTILES & APPAREL  1.0%
 15,200     CVS Corporation                                               660
                                                                     --------

            Total Common Stocks (Cost $24,776)                         30,065
                                                                     --------

 Number                                                          Market Value
of Shares                                                      (in thousands)
----------                                                     --------------

            PREFERRED STOCKS 0.8%
            NATURAL GAS 0.4%
 10,900     Enron Corporation, 7.00%, 7/31/02
            (convertible to EOG Resources, common stock)                 $251

            FOOD, BEVERAGES & TOBACCO  0.4%
  5,800     Seagram Company Ltd., 7.50%, 6/21/02 (convertible
            to Seagram Company Ltd. common stock)                         287
                                                                     --------
            Total Preferred Stocks (Cost $535)                            538
                                                                     --------

Principal
 Amount
(in thousands)
-------------

            LONG-TERM INVESTMENTS 43.4%
            ASSET-BACKED SECURITIES 5.5%
            AUTO LOAN RECEIVABLES 1.4%
            Banc One Auto Grantor Trust,
    $84      Series 1997-A, Class A, 6.27%, 11/20/03                       84
            Chase Manhattan Auto Owner Trust,
    300      Series 1997-B, Class A5, 6.60%, 3/15/02                      300
            Honda Auto Least Trust,
    500      Series 1999-A, Class A5, 6.65%, 7/15/05                      502
                                                                     --------
                                                                          886
                                                                     --------

            CREDIT CARD RECEIVABLES 2.9%
            Chemical Master Credit Card Trust I,
    250      Series 1995-2, Class A, 6.23%, 6/15/03                       249
            Citibank Credit Card Master Trust I, Principal Only:
    300      Series 1996-1, Class A, 0.00%, 2/07/01                       276
    800      Series 1997-6, Class A, 0.00%, 8/15/06                       577
            Discover Card Master Trust I,
    500      Series 1995-2, Class A, 6.55%, 8/15/00                       500
            Sears Credit Account Master Trust,
    250      Series 1995-2, Class A, 8.10%, 1/15/01                       253
                                                                     --------
                                                                        1,855
                                                                     --------

            HOME EQUITY LOAN RECEIVABLES 1.2%
            Contimortgage Home Equity Loan Trust,
    300      Series 1997-3, Class A9, 7.12%, 8/15/28                      294
            GE Capital Mortgage Services, Inc.,
    200      Series 1996-HE1 Class A4, 7.30%, 2/25/25                     200
            Green Tree Home Equity Loan Trust,
    300      Series 1997-B, Class A6, 7.12%, 4/15/27                      301
                                                                     --------
                                                                          795
                                                                     --------

            CORPORATE BONDS  13.0%
            ABN Amro Bank Guarantee,
    250      7.25%, 5/31/05                                               250
            America West Airlines Pass-Thru Certificates,
    150      8.54%, 1/02/06 (Acquired 9/14/99, Cost $150)<F2>             150
            AT&T Capital Corp. Company Guarantee,
    200      6.25%, 5/15/01                                               199

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED INCOME FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

Principal                                                              Market
 Amount                                                                 Value
(in thousands)                                                 (in thousands)
--------------                                                 --------------

            CORPORATE BONDS  13.0% (CONT.)
            Associates Corporation of North America Senior Notes,
   $150      7.50%, 4/15/02                                               153
            Bank One Corporation Notes,
    250      6.875%, 8/01/06                                              246
            BankAmerica Corporation Subordinated Notes,
    185      9.20%, 5/15/03                                               198
            BankBoston Corporation Subordinated Notes,
    200      6.625%, 2/01/04                                              196
            Bankers Trust Corporation Subordinated Notes,
    200      7.50%, 11/15/15                                              198
            Bank of New York Subordinated Notes,
    150      7.875%, 11/15/02                                             154
            Barclays North American Capital Corp. Debentures,
    300      9.75%, 5/15/21                                               327
            Citicorp Subordinated Notes,
    100      9.50%, 2/01/02                                               106
            Conectiv, Inc. Medium Term Notes,
    225      6.73%, 6/01/06                                               221
            Continental Cablevision, Inc. Debentures,
    100      9.50%, 8/01/13                                               111
            Donaldson,Lufkin & Jenrette Senior Notes,
    200      5.875%, 4/01/02                                              195
            Duty Free International, Inc. Notes,
    250      7.00%, 1/15/04                                               251
            Dynegy, Inc. Senior Notes,
    200      7.45%, 7/15/06                                               199
            Federal Express Corporation Notes,
    180      9.65%, 6/15/12                                               210
            FPL Group Capital, Inc. Guaranteed Notes,
    150      7.625%, 9/15/06                                              153
            Goldman Sachs Group Notes,
    400      6.25%, 2/01/03 (Acquired 6/30/99, Cost $393)<F2>             390
            Lehman Brothers, Inc. Senior Subordinated Notes,
    300      9.875%, 10/15/00                                             309
            Lehman Brothers Holdings, Inc. Senior Notes,
    150      8.75%, 5/15/02                                               156
            Lehman Brothers Holdings, Inc. Medium Term Notes,
    375      7.50%, 9/01/06                                               374
            Marlin Water Trust Senior Notes,
     97      7.09%, 12/15/01 (Acquired 12/9/98, Cost $97)<F2>              97
            Merrill Lynch & Co. Notes,
    225      8.30%, 11/01/02                                              234
            Midlantic Corporation Subordinated Notes,
    240      9.20%, 8/01/01                                               250
            Morgan Stanley Group Debentures,
    300      8.875%, 10/15/01                                             312
            National Westminster Bank Debentures,
    300      9.375%, 11/15/03                                             324
            Oneok, Inc. Notes,
    125      7.75%, 8/15/06                                               126
            Paine Webber Group, Inc. Subordinated Notes,
    200      7.75%, 9/01/02                                               203


Principal                                                              Market
 Amount                                                                 Value
(in thousands)                                                 (in thousands)
-------------                                                  --------------

            CORPORATE BONDS  13.0% (CONT.)
            Principal Financial Group Senior Notes,
   $400      8.20%, 8/15/09 (Acquired 8/18/99, Cost $399)<F2>            $406
            PSI Energy, Inc. Debentures,
    150      7.85%, 10/15/07                                              151
            JC Penney Company, Inc. Debentures,
    150      8.25%, 8/15/22                                               148
            Salomon, Inc. Notes:
    409      7.50%, 2/01/03                                               415
    277      7.00%, 6/15/03                                               277
            Standard Federal Bancorp Medium Term Notes,
    250      7.75%, 7/17/06                                               252
            Washington Mutual, Inc. Notes,
    250      7.50%, 8/15/06                                               251
            Westdeutsche Landesbank Subordinated Notes,
    200      6.05%, 1/15/09                                               183
                                                                     --------
                                                                        8,375
                                                                     --------

            INTERNATIONAL/YANKEE (U.S. $ DENOMINATED) 1.7%
            AT&T Canada, Inc. Senior Notes,
    300      9.95%, 6/15/08<F3>                                           233
            Ford Capital BV Debentures:
    200      9.375%, 5/15/01                                              208
    150      9.50%, 6/01/10                                               172
            Household Netherlands BV Company Guarantee,
    125      6.20%, 12/01/03                                              122
            Korea Development Bank Bonds,
    230      7.125%, 9/17/01                                              228
            Norsk Hydro A/S Debentures,
     50      9.00%, 4/15/12                                                56
            Quebec Province Debentures,
     50      11.00%, 6/15/15                                               53
            Wharf Capital International Ltd. Notes,
     50      7.625%, 3/13/07                                               45
                                                                     --------
                                                                        1,117
                                                                     --------

            U.S. GOVERNMENT AGENCY-BACKED MORTGAGE ISSUES 0.7%
            Federal Home Loan Mortgage Corporation (FHLMC)
             Real Estate Mortgage Investment Conduit (REMIC),
     61      Series 1201, Class E, 7.40%, 12/15/21                         61
            Federal National Mortgage Association (FNMA)
             Real Estate Mortgage Investment Conduit (REMIC):
    187      Series 1993-37, Class B, 7.00%, 7/25/02                      188
     46      Series 1989-2, Class D, 8.80%, 1/25/19                        47
     55      Series 1990-89, Class K, 6.50%, 7/25/20                       54
     46      Series 1991-147, Class K, 7.00%, 1/25/21                      46
            Government National Mortgage Association (GNMA)
             Real Estate Mortgage Investment Conduit (REMIC),
     77      Series 3, Class F, 6.50%, 6/17/20                             75
                                                                     --------
                                                                          471
                                                                     --------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED INCOME FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

Principal                                                              Market
 Amount                                                                 Value
(in thousands)                                                 (in thousands)
-------------                                                   -------------

            U.S. TREASURY OBLIGATIONS 22.5%
            U.S. Treasury Bonds,
 $4,725      10.75%, 8/15/05                                           $5,757
            U.S. Treasury Notes,
  1,850      6.375%, 8/15/02                                            1,873
            U.S. Treasury Strips, Principal Only,
  9,280      0.00%, 11/15/04                                            6,819
                                                                     --------
                                                                       14,449
                                                                     --------

            Total Long-Term Investments (Cost $28,411)                 27,948
                                                                     --------

 Number
of Shares
(in thousands)
--------------

            SHORT-TERM INVESTMENTS  10.8%
            INVESTMENT COMPANIES 4.6%
    119     Financial Square Prime Obligation Fund                        119
  2,810     Short-Term Investments Co. Liquid Assets Portfolio          2,810
                                                                     --------
            Total Investment Companies (Cost $2,929)                    2,929
                                                                     --------

Principal
 Amount
(in thousands)
--------------

            VARIABLE RATE DEMAND NOTES 6.2%
 $2,000     American Family Financial Services, Inc.                    2,000
  2,000     General Mills, Inc.                                         2,000
                                                                     --------
            Total Variable Rate Demand Notes (Cost $4,000)              4,000
                                                                     --------

            Total Short-Term Investments (Cost $6,929)                  6,929
                                                                     --------

            Total Investments (Cost $60,651) 101.7%                    65,480
                                                                     --------

            Liabilities, less Other Assets (1.7)%                     (1,094)
                                                                     --------

            TOTAL NET ASSETS 100.0%                                   $64,386
                                                                      =======


        <F1>Non-income producing
        <F2>Unregistered security
        <F3>Step bond

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


 Number                                                          Market Value
of Shares                                                      (in thousands)
----------                                                     --------------

            COMMON STOCKS  62.7%
            AEROSPACE & AIRCRAFT  0.4%
  7,100     Cordant Technologies, Inc.                                   $221
 10,200     General Dynamics Corporation                                  565
 16,100     Orbital Sciences Corporation<F1>                              237
                                                                     --------
                                                                        1,023
                                                                     --------

            AIR TRANSPORTATION 0.1%
 12,400     Southwest Airlines                                            208
                                                                     --------

            AUTOS - RENTAL 0.1%
 13,200     Avis Rent A Car, Inc.<F1>                                     236
                                                                     --------

            BANKING 1.6%
 17,850     Charter One Financial, Inc.                                   438
 14,300     Fifth Third Bancorp                                         1,056
 15,000     First Tennessee National Corporation                          510
  9,600     Marshall & Ilsley Corporation                                 644
 11,800     North Fork Bancorporation, Inc.                               244
  6,200     Old Kent Financial Corporation                                253
  8,500     TCF Financial Corporation                                     251
  8,000     Zions Bancorporation                                          472
                                                                     --------
                                                                        3,868
                                                                     --------

            BATTERIES 0.1%
 10,800     Rayovac Corporation<F1>                                       269
                                                                     --------

            BUILDING & CONSTRUCTION 0.5%
  1,500     Dycom Industries, Inc.<F1>                                     49
  6,700     Granite Construction, Inc.                                    139
 11,900     Martin Marietta Materials, Inc.                               463
  5,000     Southdown, Inc.                                               242
  6,400     Texas Industries, Inc.                                        229
  8,400     U.S. Aggregates, Inc.<F1>                                     100
                                                                     --------
                                                                        1,222
                                                                     --------

            BUSINESS MACHINES & SOFTWARE 0.6%
  8,250     Network Associates, Inc.<F1>                                  151
 16,800     Sterling Software, Inc. <F1>                                  369
 13,700     Synopsys, Inc.<F1>                                            854
                                                                     --------
                                                                        1,374
                                                                     --------
            BUSINESS SERVICES  7.7%
 16,700     Affiliated Computer Services, Inc.<F1>                        635
 23,100     The BISYS Group, Inc.<F1>                                   1,178
 34,300     Ceridian Corporation<F1>                                      752
 36,500     Cintas Corporation                                          2,199
 10,200     Computer Sciences Corporation<F1>                             701
 41,750     Concord EFS, Inc. <F1>                                      1,130
 40,200     First Data Corporation                                      1,837
 43,030     FIserv, Inc. <F1>                                           1,377
 18,600     F.Y.I. Incorporated <F1>                                      614
  7,100     Lason Holdings, Inc.<F1>                                      264

 Number                                                          Market Value
of Shares                                                      (in thousands)
----------                                                     --------------

            BUSINESS SERVICES 7.7% (CONT.)
  4,700     NCO Group, Inc.<F1>                                          $199
 42,500     NOVA Corporation<F1>                                        1,105
 43,700     Pittston Brink's Group                                        838
 17,900     Sabre Group Holdings, Inc. <F1>                               795
 23,700     The Source Information Management Company<F1>                 284
 99,200     SunGard Data Systems, Inc.                                  2,424
 40,800     Sykes Enterprises, Inc.<F1>                                 1,260
 19,100     Viad Corp.                                                    469
                                                                     --------
                                                                       18,061
                                                                     --------

            COMMUNICATIONS & MEDIA 3.0%
  8,000     ACNielson Corporation<F1>                                     176
  8,800     AMFM, Inc.<F1>                                                616
  4,600     CD Radio, Inc.<F1>                                            117
  3,000     Citadel Communications Corporation<F1>                        145
 10,900     Clear Channel Communications                                  876
    400     Cumulus Media, Inc. - Class A<F1>                              20
 24,200     Infinity Broadcasting<F1>                                     836
 40,400     Interpublic Group of Companies, Inc.                        1,641
 22,200     Omnicom Group, Inc.                                         1,954
  3,500     Spanish Broadcasting Systems, Inc.<F1>                         93
 16,600     True North Communications, Inc.                               669
                                                                     --------
                                                                        7,143
                                                                     --------

            COMPUTERS 1.5%
 10,500     CDW Computer Centers, Inc. <F1>                               648
 12,200     Dell Computer Corporation <F1>                                490
 17,100     EMC Corporation<F1>                                         1,248
  9,900     Sun Microsystems, Inc.<F1>                                  1,048
                                                                     --------
                                                                        3,434
                                                                     --------

            CONSUMER PRODUCTS 0.1%
 11,500     Steiner Leisure Limited                                       221
                                                                     --------
            DATA PROCESSING 1.1%
 87,400     Acxiom Corporation <F1>                                     1,442
  9,900     CSG Systems International, Inc. <F1>                          340
  8,500     National Computer Systems, Inc.                               321
 18,800     National Data Corporation                                     451
                                                                     --------
                                                                        2,554
                                                                     --------

            DRUGS 2.9%
  4,400     Alpharma, Inc. - Class A                                      155
 25,700     Eli Lilly &Company                                          1,770
 13,800     Merck & Co., Inc.                                           1,098
 25,600     Schering Plough Corporation                                 1,267
  7,400     Shire Pharmaceuticals Group PLC - ADR<F1>                     235
 13,400     Warner-Lambert Company                                      1,069
 37,300     Watson Pharmaceuticals, Inc.<F1>                            1,184
                                                                     --------
                                                                        6,778
                                                                     --------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


 Number                                                          Market Value
of Shares                                                      (in thousands)
---------                                                      --------------

            ELECTRIC COMPONENTS & SEMICONDUCTORS 7.3%
  4,500     Alpha Industries, Inc. <F1>                                  $249
 10,800     Altera Corporation<F1>                                        525
 15,200     Analog Devices,Inc. <F1>                                      807
  4,500     Applied Materials, Inc. <F1>                                  404
 13,200     Atmel Corporation<F1>                                         510
  8,800     ATMI, Inc. <F1>                                               237
  6,400     Burr-Brown Corporation<F1>                                    252
  4,200     Celestica, Inc. <F1>                                          234
  4,700     Conexant Systems, Inc. <F1>                                   439
  6,300     Credence Systems Corporation<F1>                              287
  5,200     CTS Corporation                                               294
 10,700     Cypress Semiconductor Corporation<F1>                         274
  4,600     Etec Systems, Inc. <F1>                                       176
 23,400     Intel Corporation                                           1,812
  6,500     Kent Electronics Corporation<F1>                              126
  5,900     KLA-Tencor Corporation<F1>                                    467
  3,700     Linear Technology Corporation                                 259
  5,900     LSI Logic Corporation<F1>                                     314
  8,200     Maxim Integrated Products, Inc. <F1>                          647
  5,000     Micrel, Inc. <F1>                                             272
 44,010     Molex, Inc. - Class A                                       1,452
  9,400     Novellus Systems, Inc. <F1>                                   729
  3,500     PMC - Sierra, Inc. <F1>                                       330
  5,200     Phototronics, Inc. <F1>                                       109
  1,000     QLogic Corporation<F1>                                        104
  5,600     Sanmina Corporation<F1>                                       504
  3,000     SDL, Inc. <F1>                                                370
 28,750     Seitel, Inc. <F1>                                             228
 25,300     Teradyne,Inc. <F1>                                            974
 18,400     Texas Instruments Incorporated                              1,651
  8,250     TranSwitch Corporation<F1>                                    388
  5,600     TriQuint Semiconductor, Inc. <F1>                             448
  5,200     Vitesse Semiconductor<F1>                                     239
 13,500     Xilinx, Inc. <F1>                                           1,063
                                                                     --------
                                                                       17,174
                                                                     --------

            ENERGY 0.1%
 10,300     Illinova Corporation                                          328
                                                                     --------

            ENTERTAINMENT & LEISURE 0.4%
 41,100     American Skiing Company<F1>                                   193
  6,400     Cinar Films Inc. - Class B <F1>                               111
 23,300     The Walt Disney Company                                       615
  5,800     Imax Corporation<F1>                                          120
                                                                     --------
                                                                        1,039
                                                                     --------

            FINANCIAL SERVICES 3.8%
 24,200     Associates First Capital Corporation                          883
  6,600     Federal National Mortgage Association                         467
  6,500     Federated Investors, Inc.                                     112
 10,400     Financial Security Holdings                                   586
 21,900     Franklin Resources, Inc.                                      767

 Number                                                          Market Value
of Shares                                                      (in thousands)
---------                                                       -------------

            FINANCIAL SERVICES 3.8% (CONT.)
 68,700     MBNA Corporation                                           $1,898
 10,500     Morgan Stanley Dean Witter & Company                        1,158
  4,950     The PMI Group, Inc.                                           257
  9,100     The Charles Schwab Corporation                                354
 31,600     State Street Corporation                                    2,406
                                                                     --------
                                                                        8,888
                                                                     --------
            FOOD - DISTRIBUTION 0.4%
 10,800     SUPERVALU, Inc.                                               227
 43,500     U.S. Foodservice<F1>                                          835
                                                                     --------
                                                                        1,062
                                                                     --------

            HEALTH CARE SERVICES & SUPPLIES 1.8%
 23,700     AmeriSource Health Corporation<F1>                            356
 26,225     Cardinal Health, Inc.                                       1,131
  2,300     Express Scripts, Inc. <F1>                                    113
  5,700     Forest Laboratories, Inc. <F1>                                261
 64,653     Health Management Associates, Inc. - Class A <F1>             574
 47,200     IMS Health Incorporated                                     1,369
 18,000     Lincare Holdings, Inc. <F1>                                   506
                                                                     --------
                                                                        4,310
                                                                     --------

            HOUSING 0.1%
 13,300     Toll Brothers, Inc. <F1>                                      233
                                                                     --------

            INSURANCE 4.9%
  9,000     AFLAC, Inc.                                                   460
 24,300     Ambac Financial Group, Inc.                                 1,452
 24,955     American International Group                                2,569
  9,100     Arthur J. Gallagher & Company                                 471
 18,300     Hartford Life - Class A                                       956
 36,400     MGIC Investment Corporation                                 2,175
  7,100     Nationwide Financial Services,Inc.                            269
 65,400     Protective Life Corporation                                 2,367
 15,358     Radian Group, Inc.                                            811
                                                                     --------
                                                                       11,530
                                                                     --------

            INTERNET PRODUCTS & SERVICES 0.3%
  3,400     America Online, Inc.<F1>                                      441
  6,500     Concentric Network Corporation<F1>                            167
                                                                     --------
                                                                          608
                                                                     --------

            MEDICAL INSTRUMENTS 2.4%
 34,100     Biomet, Inc.                                                1,027
 29,300     Guidant Corporation                                         1,447
  6,800     LaserSight, Inc.<F1>                                           94
 46,000     Medtronic, Inc.                                             1,593
 20,800     Stryker Corporation                                         1,284
  3,500     VISX, Inc.<F1>                                                219
                                                                     --------
                                                                        5,664
                                                                     --------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


 Number                                                          Market Value
of Shares                                                      (in thousands)
---------                                                      --------------

            MISCELLANEOUS 0.1%
  5,400     Kulicke & Soffa Industries, Inc.<F1>                         $159
  5,500     Power-One, Inc.<F1>                                           110
                                                                     --------
                                                                          269
                                                                     --------

            MULTI-INDUSTRY 1.1%
  5,700     Pentair, Inc.                                                 214
 58,600     Tyco International, Ltd.                                    2,340
                                                                     --------
                                                                        2,554
                                                                     --------

            NATURAL GAS 0.8%
 47,400     Enron Corporation                                           1,893

            NETWORKING PRODUCTS 1.1%
  9,700     Ancor Communications, Inc.<F1>                                307
  5,300     Black Box Corporation<F1>                                     269
 21,850     Cisco Systems, Inc.<F1>                                     1,617
  2,500     Computer Network Technology Corporation<F1>                    40
    700     Emulex Corporation<F1>                                        109
  3,700     MMC Networks, Inc.<F1>                                        118
  8,900     Network Access Solutions Corporation<F1>                      115
                                                                     --------
                                                                        2,575
                                                                     --------

            OIL & GAS - DOMESTIC 1.4%
 14,100     Burlington Resources, Inc.                                    492
    500     Devon Energy Corporation                                       19
 80,200     EOG Resources, Inc.                                         1,669
 40,950     Forest Oil Corporation<F1>                                    548
  6,100     Newfield Exploration Company<F1>                              180
  4,400     St. Mary Land & Exploration Company                           112
 12,200     Valero Energy Corporation                                     224
                                                                     --------
                                                                        3,244
                                                                     --------

            OIL & GAS SERVICES 0.7%
  9,100     El Paso Energy Corporation                                    373
  9,900     Nabors Industries, Inc.<F1>                                   225
 27,300     Petroleum Geo-Services ASA - ADR<F1>                          399
 10,900     Schlumberger Limited<F1>                                      660
                                                                     --------
                                                                        1,657
                                                                     --------

            PAPER & RELATED PRODUCTS 0.1%
  5,500     Consolidated Papers, Inc.                                     172
                                                                     --------

            POLLUTION CONTROL 0.1%
 11,825     Tetra Technologies, Inc. <F1>                                 188
                                                                     --------

            PRINTING & PUBLISHING 0.1%
  4,700     Scholastic Corporation<F1>                                    219
  2,750     Valassis Communications, Inc.<F1>                             118
                                                                     --------
                                                                          337
                                                                     --------

 Number                                                          Market Value
of Shares                                                      (in thousands)
----------                                                      -------------

            RESTAURANTS 0.2%
  8,900     Brinker International, Inc.<F1>                              $207
 10,200     Starbucks Corporation<F1>                                     277
                                                                     --------
                                                                          484
                                                                     --------

            RETAIL 6.6%
  5,600     Ames Department Stores, Inc. <F1>                             177
 29,400     BJ's Wholesale Club                                           906
  9,200     Costco Companies, Inc. <F1>                                   739
 13,700     Dayton Hudson Corporation                                     885
 42,865     Dollar General Corporation                                  1,131
 63,700     Family Dollar Stores                                        1,314
 62,900     Goody's Family Clothing, Inc. <F1>                            637
  9,800     Home Depot, Inc.                                              740
 12,300     Kohl's Corporation<F1>                                        920
 33,000     Kroger Company<F1>                                            687
 29,920     Lowe's Companies, Inc.                                      1,646
 26,500     The Men's Wearhouse, Inc. <F1>                                581
 20,800     Pier 1 Imports, Inc.                                          124
  5,550     Regis Corporation                                             103
 45,400     Ross Stores, Inc.                                             936
 37,300     Safeway, Inc. <F1>                                          1,317
  7,500     School Specialty, Inc. <F1>                                   111
 30,400     Wal-Mart Stores, Inc.                                       1,723
 34,100     Walgreen Company<F1>                                          859
                                                                     --------
                                                                       15,536
                                                                     --------

            SCHOOLS 0.1%
  5,200     Apollo Group, Inc. <F1>                                       137
                                                                     --------

            SECURITY SERVICES 0.1%
  6,700     The Wackenhut Corporation - Class A                           126
                                                                     --------

            SOFTWARE 2.1%
 16,400     Aspen Technology, Inc.<F1>                                    203
 29,100     Avant! Corporation<F1>                                        375
  2,100     Business Objects S.A. - ADR<F1>                               151
  8,100     Citrix Systems, Inc. <F1>                                     519
  3,300     Electronic Arts, Inc. <F1>                                    267
  1,700     Mercury Interactive Corporation<F1>                           138
 26,500     Microsoft Corporation <F1>                                  2,453
  5,300     NVIDIA Corporation<F1>                                        117
  8,600     Rational Software Corporation<F1>                             368
  1,900     Usinternetworking,Inc. <F1>                                    64
  3,000     VERITAS Software Corporation<F1>                              324
                                                                     --------
                                                                        4,979
                                                                     --------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


 Number                                                          Market Value
of Shares                                                      (in thousands)
---------                                                       -------------

            TELECOMMUNICATIONS 2.0%
 44,900     Cincinnati Bell, Inc.                                        $935
  2,800     JDS Uniphase Corporation<F1>                                  467
  6,800     McLeodUSA, Incorporated<F1>                                   303
 25,624     MCI WorldCom, Inc. <F1>                                     2,199
 11,800     PanAmSat Corporation<F1>                                      466
  5,300     Viatel, Inc. <F1>                                             177
  5,500     Williams Communications Group<F1>                             175
                                                                     --------
                                                                        4,722
                                                                     --------

            TELECOMMUNICATIONS EQUIPMENT 2.5%
  6,500     ADTRAN, Inc. <F1>                                             241
  4,600     C-COR.net Corporation<F1>                                     181
  1,100     Ditech Communications Corporation<F1>                          97
  3,600     General Motors Corporation - Class H                          262
 16,900     Lucent Technologies, Inc.                                   1,086
  2,700     Motorola, Inc.                                                263
  7,800     Nokia Corp. - ADR                                             901
 19,700     Nortel Networks Corporation                                 1,220
  1,100     QUALCOMM Incorporated<F1>                                     245
 10,500     RF Micor Devices,Inc. <F1>                                    542
  3,400     Siebel Systems, Inc. <F1>                                     373
  7,800     Tellabs, Inc.<F1>                                             493
                                                                     --------
                                                                        5,904
                                                                     --------
            TELECOMMUNICATIONS SERVICES 0.1%
 10,600     MGC Communications, Inc.<F1>                                  292
                                                                     --------

            TEXTILES & APPAREL 0.1%
 11,600     Wolverine World Wide, Inc.                                    119
                                                                     --------

            TRANSPORTATION 0.9%
 34,700     Harley-Davidson, Inc.                                       2,058
                                                                     --------

            TRAVEL & RECREATION 1.3%
 38,000     Carnival Corporation                                        1,691
 25,150     Royal Caribbean Cruises Ltd.                                1,335
                                                                     --------
                                                                        3,026
                                                                     --------

            Total Common Stocks (Cost $109,884)                       147,499
                                                                     --------

Principal Amount                                                 Market Value
(in thousands)                                                 (in thousands)
-------------                                                  --------------

            LONG-TERM INVESTMENTS  37.3%
            ASSET-BACKED SECURITIES  3.7%
            CREDIT CARD RECEIVABLES  3.4%
            Chemical Master Credit Card Trust:
 $2,300      Series 1995-2, Class A, 6.23%, 6/15/03                    $2,295
    500      Series 1996-1, Class A, 5.55%, 9/15/03                       495
            Citibank Credit Card Master Trust, Principal Only:
  3,300      Series 1996-1, Class A, 0.00%, 2/07/03                     3,040
    200      Series 1997-6, Class A, 0.00%, 8/15/06                       144
            Household Affinity Credit Card Master Trust I,
    500      Series 1993-2, Class A, 5.60%, 5/15/02                       498
            Sears Credit Account Master Trust:
  1,125      Series 1994-1, Class A, 7.00%, 1/15/04                     1,129
    437      Series 1995-2, Class A, 8.10%, 6/15/04                       442
                                                                     --------
                                                                        8,043
                                                                     --------

            HOME EQUITY LOAN RECEIVABLES  0.3%
            Contimortgage Home Equity Loan Trust,
    700      Series 1997-5, Class A5, 6.63%, 12/15/20                     689
                                                                     --------

            CORPORATE BONDS 14.4%
            ABN AMRO Bank Guarantee,
  1,000      7.25%, 5/31/05                                             1,001
            America West Airlines Pass-Thru Certificates:
    450      8.54%, 1/02/06 (Acquired 9/14/99, Cost $450)<F1>             450
    688      7.93%, 1/02/19 (Acquired 9/14/99, Cost $668)<F1>             669
            Atlantic Richfield Co. Debentures,
    300      8.50%, 4/01/12                                               332
            BankAmerica Corporation Subordinated Notes,
    350      7.75%, 7/15/02                                               359
            BankBoston Corporation Subordinated Notes,
  1,225      6.62%, 2/01/04                                             1,200
            Bank One Corporation Notes,
    300      6.875%, 8/01/06                                              295
            Bankers Trust Corporation Subordinated Debentures,
  1,775      8.125%, 5/15/02                                            1,819
            Barclays American Corp. Debentures,
    250      9.75%, 5/15/21                                               273
            CIT Group, Inc. Senior Notes,
    950      5.57%, 12/08/03                                              903
            Commonwealth Edison Debentures,
    900      9.875%, 6/15/20                                            1,007
            Compass Bancshares, Inc. Subordinated Notes,
    400      8.375%, 9/15/04                                              414
            Continental Bank Subordinated Notes,
    300      12.50%, 4/01/01                                              324
            Continental Cablevision, Inc. Debentures:
    350      8.875%, 9/15/05                                              377
    900      9.50%, 8/01/13                                               999
            Donaldson,Lufkin & Jenrette Senior Notes:
  1,000      6.00%, 12/01/01                                              985
    800      6.875%, 11/01/05                                             781

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                 Market Value
(in thousands)                                                 (in thousands)
-------------                                                  --------------

            CORPORATE BONDS 14.4% (CONT.)
            Dresdner Bank New York Subordinated Debentures,
   $800      7.25%, 9/15/15                                              $766
            Duty Free International, Inc. Notes,
    975      7.00%, 1/15/04                                               979
            Dynegy, Inc. Senior Notes,
  1,000      7.45%, 7/15/06                                               993
            Federal Express Corporation Debentures,
    250      9.625%, 10/15/19                                             259
            Federal Express Corporation Notes,
    500      9.65%, 6/15/12                                               584
            First USA Bank Subordinated Notes,
    975      6.625%, 5/15/03                                              974
            General Motors Acceptance Corp. Medium Term Notes,
  1,000      6.70%, 4/30/01                                             1,004
            Georgia Pacific Corporation Debentures:
    300      9.50%, 12/01/11                                              339
    300      9.875%, 11/01/21                                             323
    100      9.50%, 5/15/22                                               109
            Goldman Sachs Group Notes,
  1,500      6.25%, 2/01/03 (Acquired 2/01/96; Cost $1,496) <F2>        1,461
            Keycorp Subordinated Notes,
    730      8.00%, 7/01/04                                               753
            Lehman Brothers Holdings, Inc. Notes:
    350      6.65%, 11/08/99                                              350
    200      8.75%, 5/15/02                                               208
    500      7.80%, 7/07/05                                               502
    500      8.50%, 8/01/15                                               523
            Lehman Brothers, Inc. Debentures,
    700      9.875%, 10/15/00                                             722
            Marlin Water Trust Senior Notes,
    677      7.09%, 12/15/01 (Acquired 12/9/98, Cost $680)<F2>            674
            The May Department Stores Company Debentures,
    300      9.875%, 6/15/21                                              326
            Merrill Lynch & Co. Notes,
    925      6.875%, 11/15/18                                             863
            NCNB Corporation Subordinated Notes,
    750      10.20%, 7/15/15                                              927
            News America Holdings, Inc. Debentures,
    300      10.125%, 10/15/12                                            329
            Orion Capital Corporation Senior Notes,
  1,000      7.25%, 7/15/05                                               959
            PSI Energy, Inc. Debentures,
    600      7.85%, 10/15/07                                              605
            Paine Webber Group, Inc. Notes:
    500      7.875%, 2/15/03                                              507
    500      8.875%, 3/15/05                                              531
            JC Penney Company, Inc. Debentures:
    625      9.75%, 6/15/21                                               669
    500      8.25%, 8/15/22                                               492
            Rochester Telephone Debentures,
    400      9.00%, 8/15/21                                               429


Principal Amount                                                 Market Value
(in thousands)                                                 (in thousands)
-------------                                                   -------------

            CORPORATE BONDS 14.4% (CONT.)
            Salomon, Inc. Senior Notes,
   $575      6.75%, 2/15/03                                              $571
            Salomon Smith Barney Holdings, Inc. Notes,
    700      6.875%, 6/15/05                                              691
            Tenneco, Inc. Debentures,
    425      7.45%, 12/15/25                                              395
            USF&G Corporation Senior Notes:
  1,000      8.375%, 6/15/01                                            1,026
    350      7.125%, 6/01/05                                              346
            U.S. West Communications Group Debentures,
    575      8.875%, 6/01/31                                              598
                                                                     --------
                                                                       33,975
                                                                     --------

            INTERNATIONAL/YANKEE (U.S. $ DENOMINATED)  3.4%
            Banco Santander-Chile Notes,
    475      6.560%, 11/01/05                                             454
            Ford Capital BV Debentures,
    325      9.875%, 5/15/02                                              348
            Ford Capital BV Notes,
    250      10.125%, 11/15/00                                            259
            Hydro-Quebec Corporation Debentures:
    350      11.75%, 2/01/12                                              469
    500      9.75%, 1/15/18                                               537
            Korea Development Bank Bonds,
    585      7.125%, 9/17/01                                              580
            Korea Electric Power Debentures:
    290      7.75%, 4/01/13                                               264
    200      6.75%, 8/01/27                                               187
            Midland Bank PLC Subordinated Notes,
    950      6.95%, 3/15/11                                               900
            National Bank of Hungary Debentures,
    250      8.875%, 11/01/13                                             270
            Norsk Hydro A/S Debentures,
    350      9.00%, 4/15/12                                               391
            Pohang Iron & Steel Notes,
    200      7.125%, 7/15/04                                              191
            Principal Financial Group (Australia) Senior Notes,
  1,400      8.20%, 8/15/09 (Acquired 8/18/99, Cost $1,396)<F2>         1,420
            Quebec Province Debentures,
    250      11.00%, 6/15/15                                              266
            Sweden (Kingdom of) Debentures,
    150      11.125%, 6/01/15                                             205
            WestDeutsche Landesbank NY Subordinated Notes,
    700      6.05%, 1/15/09                                               640
            Wharf Capital International Ltd. Notes:
    325      8.875%, 11/01/04                                             322
    225      7.625%, 3/13/07                                              202
                                                                     --------
                                                                        7,905
                                                                     --------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                 Market Value
(in thousands)                                                 (in thousands)
-------------                                                   -------------

            U.S. GOVERNMENT AGENCY-BACKED MORTGAGE ISSUES  0.8%
            Federal Home Loan Mortgage Corporation (FHLMC)
             Real Estate Mortgage Investment Conduit (REMIC):
   $298      Series 85, Class C, 8.60%, 1/15/21                          $306
    126      Series 1169, Class D, 7.00%, 5/15/21                         126
    380      Series 1136, Class H, 6.00%, 9/15/21                         365
    285      Series 1201, Class E, 7.40%, 12/15/21                        287
            Federal National Mortgage Association (FNMA)
             Real Estate Mortgage Investment Conduit (REMIC):
    298      Series 1989-37, Class G, 8.00%, 7/25/19                      304
    256      Series 1990-30, Class E, 6.50%, 3/25/20                      250
    265      Series 1990-105, Class J, 6.50%, 9/25/20                     259
                                                                     --------
                                                                        1,897
                                                                     --------

            U.S. TREASURY OBLIGATIONS  15.0%
            U.S. Treasury Bonds:
  2,700      10.75%, 8/15/05                                            3,290
    175      9.875%, 11/15/15                                             233
 23,335      9.25%, 2/15/16                                            29,694
            U.S. Treasury Strips, Principal Only,
  2,600      0.00%, 11/15/04                                            1,912
                                                                     --------
                                                                       35,129
                                                                     --------

            Total Long-Term Investments (Cost $88,129)                 87,638
                                                                     --------

 Number
of Shares
(in thousands)
-------------
            SHORT-TERM INVESTMENTS  1.2%
            INVESTMENT COMPANIES  1.2%
     38     Financial Square Prime Obligation Fund                         38
  2,752     Short-Term Investments Co. Liquid Assets Portfolio          2,752
                                                                     --------
            Total Investment Companies (Cost $2,790)                    2,790
                                                                     --------

            Total Short-Term Investments (Cost $2,790)                  2,790
                                                                     --------

            Total Investments (Cost $200,803)  101.2%                 237,927
                                                                     --------

            Liabilities, less Other Assets (1.2)%                     (2,753)
                                                                     --------

            TOTAL NET ASSETS  100.0%                                 $235,174
                                                                     ========



        <F1>Non-income producing
        <F2>Unregistered security

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

GROWTH AND INCOME FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               COMMON STOCKS 91.4%
               BANKING 8.6%
     357,400   Bank of New York                                       $14,966
     342,800   Mellon Bank Corporation                                 12,662
     175,400   Northern Trust Corporation                              16,937
     382,300   Wells Fargo Company, Inc.                               18,303
                                                                  -----------
                                                                       62,868
                                                                  -----------

               BUILDING MATERIALS 3.5%
     227,000   Masco Corporation                                        6,924
      74,800   Johnson Controls,Inc.                                    4,544
     344,400   Vulcan Materials Company                                14,228
                                                                  -----------
                                                                       25,696
                                                                  -----------

               BUSINESS MACHINES & SOFTWARE 0.9%
      65,000   International Business Machines Corporation              6,394
                                                                  -----------

               BUSINESS SERVICES 3.1%
     179,000   Automatic Data Processing, Inc.                          8,626
     209,600   Manpower, Inc.                                           7,362
     257,700   Viad Corporation                                         6,330
                                                                  -----------
                                                                       22,318
                                                                  -----------

               CHEMICALS 2.0%
     256,100   Ecolab, Inc.                                             8,659
     153,800   Milpore Corporation                                      4,902
      45,500   Valspar Corporation                                      1,373
                                                                  -----------
                                                                       14,934
                                                                  -----------

               COMMUNICATIONS & MEDIA 7.5%
     146,000   CBS Corporation<F1>                                      7,127
     460,700   Interpublic Group of Companies, Inc.                    18,716
      95,200   Knight-Ridder, Inc.                                      6,045
     307,300   New York Times Company - Class A                        12,367
     119,800   Time Warner, Inc.                                        8,349
      42,300   True North Communications, Inc.                          1,706
                                                                  -----------
                                                                       54,310
                                                                  -----------

               CONSUMER PRODUCTS 1.4%
     159,900   Avery Dennison Corporation                               9,994
                                                                  -----------

               COSMETICS & SOAP 2.6%
     199,800   Estee Lauder Companies - Class A                         9,316
      90,350   Procter & Gamble Company                                 9,475
                                                                  -----------
                                                                       18,791
                                                                  -----------

    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               DRUGS & MEDICAL SUPPLY 11.7%
     223,600   American Home Products Corporation                     $11,683
     258,600   Bristol-Myers Squibb Company                            19,864
     153,600   Eli Lilly & Company                                     10,579
     104,200   Johnson & Johnson                                       10,915
     291,600   Medtronic, Inc.                                         10,097
      89,400   Merck & Company, Inc.                                    7,113
     162,200   Pfizer, Inc.                                             6,407
     110,600   Warner-Lambert Company                                   8,827
                                                                  -----------
                                                                       85,485
                                                                  -----------

               ELECTRIC 2.0%
     130,200   Duke Power Company                                       7,356
     237,800   Illinova Corporation                                     7,565
                                                                  -----------
                                                                       14,921
                                                                  -----------

               ELECTRICAL EQUIPMENT  2.6%
      60,400   General Electric Company                                 8,188
     140,400   Intel Corporation                                       10,872
                                                                  -----------
                                                                       19,060
                                                                  -----------

               ELECTRONICS & SCIENTIFIC EQUIPMENT 1.8%
     165,600   Molex, Inc. - Class A                                    5,465
      82,000   Texas Instruments, Inc.                                  7,360
                                                                  -----------
                                                                       12,825
                                                                  -----------

               FINANCIAL SERVICES 4.8%
     338,100   Alliance Capital Management L.P.                         9,277
      70,400   American Express Company                                10,842
     126,500   Household International, Inc.                            5,645
     118,500   Marsh & McLennan Companies, Inc.                         9,369
                                                                  -----------
                                                                       35,133
                                                                  -----------

               FOOD, BEVERAGES & TOBACCO 4.3%
     328,075   McCormick & Company, Inc.                               10,293
     432,700   PepsiCo, Inc.                                           15,009
     156,600   Sysco Corporation                                        6,019
                                                                  -----------
                                                                       31,321
                                                                  -----------

               INSURANCE 3.0%
     239,900   Hartford Life, Inc. - Class A                           12,535
     167,000   MBIA, Inc.                                               9,529
                                                                  -----------
                                                                       22,064
                                                                  -----------

               METALS & MINERALS 0.8%
     191,400   USX Corporation - Marathon Group, Inc.                   5,575
                                                                  -----------

               MULTI-INDUSTRY 4.3%
      16,100   Illinois Tool Works Inc.                                 1,179
     271,500   Pentair, Inc.                                           10,215
     489,800   Tyco International, Ltd.                                19,561
                                                                  -----------
                                                                       30,955
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

GROWTH AND INCOME FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               NATURAL GAS 2.0%
     365,900   Enron Corporation                                      $14,613
                                                                  -----------

               OIL - DOMESTIC 1.3%
     205,700   Phillips Petroleum Company                               9,565
                                                                  -----------

               OIL - INTERNATIONAL 1.6%
     119,850   Mobil Corporation                                       11,566
                                                                  -----------

               OIL SERVICES 0.8%
      91,100   Schlumberger, Ltd.                                       5,517
                                                                  -----------

               PAPER & FOREST PRODUCTS 2.5%
      95,500   Consolidated Papers, Inc.                                2,990
     186,500   Kimberly-Clark Corporation                              11,773
      62,500   Weyerhaeuser Company                                     3,730
                                                                  -----------
                                                                       18,493
                                                                  -----------

               PRINTING & PUBLISHING 3.1%
     125,700   Houghton Mifflin Company                                 5,327
     286,200   McGraw-Hill, Inc.                                       17,065
                                                                  -----------
                                                                       22,392
                                                                  -----------

               REAL ESTATE INVESTMENT TRUSTS (REITS) 1.9%
     194,300   AMB Property Corporation                                 3,862
     132,700   Boston Properties, Inc.                                  3,956
     156,800   Post Properties, Inc.                                    6,056
                                                                  -----------
                                                                       13,874
                                                                  -----------

               RETAIL 5.8%
     102,200   Albertson's, Inc.                                        3,711
     328,800   CVS Corporation                                         14,282
     189,900   Gap, Inc.                                                7,050
     153,500   Tandy Corporation                                        9,661
     283,900   Walgreen Company                                         7,151
                                                                  -----------
                                                                       41,855
                                                                  -----------

               TELECOMMUNICATIONS 5.6%
     354,300   ALLTEL Corporation                                      29,495
     220,900   SBC Communications, Inc.                                11,252
                                                                  -----------
                                                                       40,747
                                                                  -----------

               TELECOMMUNICATIONS EQUIPMENT 1.9%
     112,092   Lucent Technologies, Inc.                                7,202
     104,300   Nortel Networks Corporation                              6,460
                                                                  -----------
                                                                       13,662
                                                                  -----------

               Total Common Stock (Cost $462,590)                     664,928
                                                                  -----------


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               PREFERRED STOCK 1.7%
               NATURAL GAS 0.7%
     238,300   Enron Corporation,
                 7.00%, 7/31/02
                 (convertible to EOG Resources,common stock)           $5,124

               FOOD, BEVERAGES & TOBACCO 1.0%
     144,500   Seagram Company Ltd.,
               7.50%, 6/21/02 (convertible to
               Seagram Company Ltd. common stock)                       7,144
                                                                  -----------

               Total Preferred Stock (Cost $12,545)                    12,268
                                                                  -----------



    Number
   of Shares
(in thousands)
--------------


               SHORT-TERM INVESTMENTS 5.4%
               INVESTMENT COMPANIES 0.6%
          10   Financial Square Prime Obligation Fund                      10
       4,022   Short-Term Investments Co. Liquid Assets Portfolio       4,022
                                                                  -----------
               Total Investment Companies (Cost $4,032)                 4,032
                                                                  -----------


   Principal
    Amounts
(in thousands)
--------------


               VARIABLE RATE DEMAND NOTES 4.8%
     $10,000   American Family Financial Services, Inc.                10,000
      15,000   General Mills, Inc.                                     15,000
      10,000   Sara Lee Corporation                                    10,000
                                                                  -----------
               Total Variable Rate Demand Notes (Cost $35,000)         35,000
                                                                  -----------

               Total Short-Term Investments (Cost $39,032)             39,032
                                                                  -----------

               Total Investments (Cost $514,167) 98.5%                716,228
                                                                  -----------

               Other Assets, less Liabilities 1.5%                     10,668
                                                                  -----------

               TOTAL NET ASSETS 100.0%                               $726,896
                                                                  ===========

               <F1> Non-income producing

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               COMMON STOCKS  95.9%
               AEROSPACE & AIRCRAFT  1.4%
      34,200   Allied Signal, Inc.                                     $1,947
      60,326   Boeing Company                                           2,779
      12,100   General Dynamics Corporation                               671
      24,468   Lockheed Martin Corporation                                489
       3,800   Northrop Grumman Corporation                               209
      20,800   Raytheon Company                                           606
      11,800   Rockwell International Corporation                         572
       9,300   Textron, Inc.                                              718
      29,900   United Technologies Corporation                          1,809
                                                                  -----------
                                                                        9,800
                                                                  -----------

               AIR TRANSPORTATION  0.4%
      10,700   AMR Corporation <F1>                                       679
       8,400   Delta Air Lines, Inc.                                      457
      17,700   FDX Corporation <F1>                                       762
      29,925   Southwest Airlines Company                                 503
       4,700   US Airways Group, Inc. <F1>                                132
                                                                  -----------
                                                                        2,533
                                                                  -----------

               APPLIANCES  0.1%
       2,200   Armstrong World Industries, Inc.                            82
       5,300   Black & Decker Corporation                                 228
       5,300   Maytag Corporation                                         212
       3,900   Snap-On Tools, Inc.                                        118
       4,600   Whirlpool Corporation                                      321
                                                                  -----------
                                                                          961
                                                                  -----------

               AUTOS & TRUCKS  1.3%
       8,300   Autozone, Inc.<F1>                                         220
      10,038   Dana Corporation                                           297
      33,638   Delphi Automotive Systems Corporation                      553
       4,500   Eaton Corporation                                          339
      75,000   Ford Motor Company                                       4,116
      40,200   General Motors Corporation                               2,824
      11,237   Genuine Parts Company                                      293
       5,600   ITT Industries, Inc.                                       191
       4,240   PACCAR, Inc.                                               200
       7,200   TRW, Inc.                                                  309
                                                                  -----------
                                                                        9,342
                                                                  -----------

               BANKING  7.7%
      19,700   AMSouth Bancorp                                            507
      73,194   Banc One Corporation                                     2,749
      47,200   Bank of New York Company, Inc.                           1,977
     105,207   BankAmerica Corporation                                  6,773
      18,700   BB&T Corporation                                           680
      50,620   Chase Manhattan Corporation                              4,423
     206,502   Citigroup, Inc.                                         11,177
       9,100   Comerica, Inc.                                             541
      16,650   Fifth Third Bancorp                                      1,229


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               BANKING  7.7%  (CONT.)
      58,228   First Union Corporation                                 $2,486
      59,737   Firstar Corporation                                      1,755
      56,306   Fleet Boston Corporation                                 2,456
      15,590   Huntington Bancshares Incorporated                         462
      11,000   J.P. Morgan & Co., Inc.                                  1,440
      32,300   Mellon Bank Corporation                                  1,193
       6,500   Northern Trust Corporation                                 628
      18,800   PNC Bank Corporation                                     1,121
      13,300   Regions Financial Corporation                              400
       6,600   Republic New York Corporation                              417
      10,000   SouthTrust Corporation                                     400
      10,000   State Street Corporation                                   761
      10,200   Summit Bancorp.                                            353
      19,900   Sun Trust Banks, Inc.                                    1,456
      16,100   Synovus Financial Corp.                                    345
      45,055   US Bancorp                                               1,670
       8,500   Union Planters Corp.                                       378
      12,100   Wachovia Corporation                                     1,044
      36,837   Washington Mutual, Inc.                                  1,324
     102,330   Wells Fargo & Company                                    4,899
                                                                  -----------
                                                                       55,044
                                                                  -----------

               BIO-TECHNOLOGY  0.4%
      31,700   Amgen, Inc. <F1>                                         2,528
                                                                  -----------

               BUILDING & HOUSING  0.2%
       4,600   Fluor Corporation                                          183
      27,100   Masco Corporation                                          827
       6,100   The Stanley Works                                          169
                                                                  -----------
                                                                        1,179
                                                                  -----------

               BUILDING MATERIALS  0.1%
       4,800   Johnson Controls, Inc.                                     292
       2,900   Owens-Corning Corporation                                   59
       5,900   Vulcan Materials Company                                   244
                                                                  -----------
                                                                          595
                                                                  -----------

               BUSINESS MACHINES & SOFTWARE  3.7%
       9,500   Apple Computer, Inc. <F1>                                  761
     105,309   COMPAQ Computer Corporation                              2,001
       7,800   Honeywell, Inc.                                            822
     111,000   International Business Machines Corporation             10,920
       8,100   Lexmark International Group, Inc.<F1>                      632
      89,118   Oracle Systems Corporation <F1>                          4,239
      16,600   Pitney-Bowes, Inc.                                         756
      47,900   Sun Microsystems, Inc. <F1>                              5,068
      41,000   Xerox Corporation                                        1,148
                                                                  -----------
                                                                       26,347
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               BUSINESS SERVICES  3.5%
       3,300   Autodesk, Inc.                                             $62
      38,300   Automatic Data Processing, Inc.                          1,846
       5,700   H & R Block, Inc.                                          243
      14,000   BMC Software, Inc.<F1>                                     899
       8,800   Ceridian Corporation <F1>                                  193
     195,300   Cisco Systems, Inc. <F1>                                14,452
      33,187   Computer Associates International, Inc.                  1,875
       9,300   Computer Sciences Corporation <F1>                         639
       4,700   Deluxe Corporation                                         133
       9,721   Dun & Bradstreet Corporation                               286
      30,500   Electronic Data Systems                                  1,784
       9,000   Equifax Inc.                                               243
      26,800   First Data Corporation                                   1,224
       2,600   National Service Industries                                 84
      14,600   Paychex, Inc.<F1>                                          575
      15,100   Service Corporation International                          144
      16,100   Unisys Corporation<F1>                                     390
                                                                  -----------
                                                                       25,072
                                                                  -----------

               CHEMICALS  1.7%
      13,700   Air Products and Chemicals, Inc.                           377
      13,600   Dow Chemical Company                                     1,608
      70,799   Dupont (E.I.) De Nemours & Company                       4,562
       4,637   Eastman Chemical Company                                   179
       7,900   Ecolab, Inc.                                               267
       3,100   Great Lakes Chemical Corporation                           110
       6,000   Hercules, Inc.                                             144
       2,600   Millipore Corporation                                       83
      39,100   Monsanto Company                                         1,505
      10,300   PPG Industries, Inc.                                       624
       9,400   Praxair, Inc.                                              439
      12,644   Rohm & Haas Company                                        484
      10,100   Sherwin-Williams Company                                   226
       6,300   Sigma-Aldrich Corporation                                  180
       8,350   Union Carbide Corporation                                  509
      26,800   The Williams Companies, Inc.                             1,005
                                                                  -----------
                                                                       12,302
                                                                  -----------

               COMMUNICATIONS & MEDIA  3.9%
      67,300   America Online, Inc.<F1>                                 8,728
       4,350   Andrew Corporation <F1>                                     56
      44,100   CBS Corporation<F1>                                      2,153
      20,600   Clear Channel Communications, Inc. <F1>                  1,656
      45,900   Comcast Corporation - Class A                            1,934
       5,100   Dow Jones & Company, Inc.                                  314
      17,300   Gannett Company, Inc.                                    1,334
       4,300   Harcourt General, Inc.                                     166
      16,300   Interpublic Group of Companies, Inc.                       662
       5,000   Knight-Ridder, Inc.                                        318
      37,553   Mediaone Group, Inc. <F1>                                2,669
      10,800   New York Times Company - Class A                           435
      10,600   Omnicom Group, Inc.                                        933


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               COMMUNICATIONS & MEDIA  3.9%  (CONT.)
      79,200   Time Warner, Inc.                                       $5,519
       4,323   Times Mirror Company - Class A                             312
      14,000   Tribune Company                                            840
                                                                  -----------
                                                                       28,029
                                                                  -----------

               COMPUTERS 1.8%
     154,200   Dell Computer Corporation <F1>                           6,187
      62,700   EMC Corporation <F1>                                     4,577
      18,600   Gateway, Inc.<F1>                                        1,229
       4,400   Network Appliance, Inc.<F1>                                326
      13,900   Seagate Technology, Inc. <F1>                              409
      11,200   Silicon Graphics, Inc. <F1>                                 87
                                                                  -----------
                                                                       12,815
                                                                  -----------

               CONSUMER DURABLES  0.2%
      19,950   Eastman Kodak Company                                    1,375
       2,128   Polaroid Corporation                                        47
                                                                  -----------
                                                                        1,422
                                                                  -----------

               CONSUMER PRODUCTS  0.2%
       7,200   Avery Dennison Corporation                                 450
      18,800   Nabisco Group Holdings                                     241
      17,500   Newell Rubbermaid, Inc.                                    606
       3,200   Tupperware Corporation                                      63
                                                                  -----------
                                                                        1,360
                                                                  -----------

               CONTAINERS  0.1%
       2,800   Bemis Company, Inc.                                         98
       6,900   Crown Cork & Seal Company, Inc.                            165
       8,900   Owens-Illinois, Inc. <F1>                                  213
       4,904   Sealed Air Corporation<F1>                                 272
                                                                  -----------
                                                                          748
                                                                  -----------

               COSMETICS & SOAP  2.1%
      16,200   Avon Products, Inc.                                        522
      14,000   Clorox Company                                             573
      36,200   Colgate-Palmolive Company                                2,190
      68,688   Gillette Company                                         2,486
       6,600   International Flavors & Fragrances, Inc.                   252
      82,300   Procter & Gamble Company                                 8,631
                                                                  -----------
                                                                       14,654
                                                                  -----------

               DISTRIBUTION  0.0%
       9,358   Ikon Office Solutions, Inc.                                 64
                                                                  -----------

               DIVERSIFIED  0.4%
       8,100   Danaher Corporation                                        391
      35,410   Unilever N.V.                                            2,361
                                                                  -----------
                                                                        2,752
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               DRUGS  8.9%
      91,200   Abbott Laboratories                                     $3,803
       4,000   Allergan, Inc.                                             430
       6,000   Alza Corporation <F1>                                      257
      81,100   American Home Products Corporation                       4,237
       3,100   Bard (C.R.), Inc.                                          167
      18,100   Baxter International, Inc.                               1,174
      14,400   Becton, Dickinson & Company                                365
     121,140   Bristol-Meyers Squibb Company                            9,305
      16,850   Cardinal Health, Inc.                                      727
       9,500   Humana, Inc. <F1>                                           65
      81,900   Johnson & Johnson                                        8,579
      66,200   Eli Lilly & Company                                      4,560
      72,400   Medtronic, Inc.                                          2,507
     142,300   Merck & Company, Inc.                                   11,322
     236,900   Pfizer, Inc.                                             9,358
      31,355   Pharmacia & Upjohn, Inc.                                 1,691
      88,500   Schering-Plough                                          4,381
       5,400   St. Jude Medical, Inc. <F1>                                148
      18,800   Tenet Healthcare Corporation <F1>                          365
       5,800   Watson Pharmaceuticals, Inc.<F1>                           184
                                                                  -----------
                                                                       63,625
                                                                  -----------

               ELECTRIC  0.8%
      11,800   AES Corp                                                   666
       7,700   Ameren Corporation                                         291
       9,632   CINenergy Corporation                                      272
       6,900   CMS Energy Corporation                                     254
      13,700   Consolidated Edison Company of New York, Inc.              523
       8,950   Constellation Energy Group                                 275
      22,528   Duke Power Company                                       1,273
      20,700   Edison International                                       613
       6,700   Florida Progress Corporation                               307
       7,600   General Public Utilities Corporation                       258
      17,300   PacifiCorp                                                 357
      16,600   Texas Utilities Company                                    643
                                                                  -----------
                                                                        5,732
                                                                  -----------


               ELECTRICAL EQUIPMENT  4.2%
      27,000   Emerson Electric Company                                 1,622
     200,100   General Electric Company                                27,126
       5,600   Grainger (W.W.), Inc.                                      237
      15,600   Solectron Corporation<F1>                                1,174
                                                                  -----------
                                                                       30,159
                                                                  -----------

               ELECTRONICS  4.1%
      11,600   Analog Devices, Inc.<F1>                                   616
       4,200   Harris Corporation                                          94
      61,500   Hewlett-Packard Company                                  4,555
     201,400   Intel Corporation                                       15,596
      37,300   Motorola, Inc.                                           3,634
      10,000   National Semiconductor Corporation <F1>                    299

    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               ELECTRONICS  4.1% (CONT.)
       3,450   Tektronix, Inc.                                           $116
      48,600   Texas Instruments, Inc.                                  4,362
       3,400   Thomas & Betts Corporation                                 153
                                                                  -----------
                                                                       29,425
                                                                  -----------

               ENERGY  1.3%
      10,900   American Electric Power Company                            376
       9,000   Carolina Power & Light Company                             311
      12,700   Central & South West Corporation                           282
      12,650   Coastal Corporation                                        533
       5,800   Consolidated Natural Gas Company                           371
      11,400   Dominion Resources, Inc.                                   549
       8,900   DTE Energy Company                                         295
       6,400   El Paso Energy Corporation                                 262
      14,900   Entergy Corporation                                        446
      14,100   FirstEnergy Corp.                                          367
      11,700   FPL Group, Inc.                                            589
       6,800   New Century Energies, Inc.                                 221
      11,600   Niagara Mohawk Power Corporation <F1>                      184
       3,300   NICOR, Inc.                                                128
       9,000   Northern States Power Company                              194
      23,800   Pacific Gas & Electric Company                             546
      13,100   Peco Energy Company                                        500
      13,100   Public Service Enterprises Group, Inc.                     518
      17,672   Reliant Energy, Inc.                                       482
      14,017   Sempra Energy                                              286
      43,200   Southern Company                                         1,148
      13,200   Unicom Corporation                                         506
                                                                  -----------
                                                                        9,094
                                                                  -----------

               ENERGY _ RAW MATERIALS  0.3%
      19,990   Baker Hughes, Inc.                                         558
      27,300   Halliburton Company                                      1,029
      20,700   Occidental Petroleum Corporation                           472
                                                                  -----------
                                                                        2,059
                                                                  -----------

               ENTERTAINMENT & LEISURE  1.1%
       7,700   Brunswick Corporation                                      174
      38,000   Carnival Corporation                                     1,691
      12,188   Hasbro, Inc.                                               251
      24,387   Mattel, Inc.                                               326
      84,100   McDonald's Corporation                                   3,469
      11,800   Mirage Resorts, Incorporated <F1>                          172
      42,770   Viacom, Inc. - Class B <F1>                              1,914
       8,050   Wendy's International, Inc.                                192
                                                                  -----------
                                                                        8,189
                                                                  -----------

               ENVIRONMENTAL SERVICES  0.0%
      22,100   Laidlaw, Inc. - Class B                                    135
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               FINANCE  1.3%
      27,000   American Express Company                                $4,158
       7,350   Bear Stearns Companies Inc.                                313
      29,706   Household International, Inc.                            1,326
       7,200   Lehman Brothers Holdings, Inc.                             531
      22,800   Merrill Lynch & Company, Inc.                            1,790
      38,200   National City Corporation                                1,127
                                                                  -----------
                                                                        9,245
                                                                  -----------

               FINANCIAL SERVICES  2.3%
      45,090   Associates First Capital Corporation - Class A           1,646
      12,200   Capital One Financial Corporation                          647
      18,815   Conseco, Inc.                                              457
       6,600   Countrywide Credit Industries, Inc.                        224
      63,500   Federal National Mortgage Association                    4,493
      15,000   Franklin Resources, Inc.                                   525
       6,500   Kansas City Southern Industries                            308
       6,000   MBIA, Inc.                                                 342
      49,662   MBNA Corporation                                         1,372
      35,366   Morgan Stanley Group, Inc.                               3,901
       8,700   Paine Webber, Inc.                                         355
       9,700   SLM Holding Corporation                                    475
      50,600   The Charles Schwab Corporation                           1,970
                                                                  -----------
                                                                       16,715
                                                                  -----------

               FOOD, BEVERAGES & TOBACCO  4.2%
      36,758   Archer-Daniels-Midland Company                             453
      16,800   Bestfoods                                                  987
      27,000   Campbell Soup Company                                    1,215
     152,800   Coca-Cola Company                                        9,015
      26,300   Coca-Cola Enterprises                                      672
      30,250   ConAgra, Inc.                                              788
       9,800   Dardeen Restaurants, Inc.                                  187
      10,000   Fortune Brands, Inc.                                       354
       9,000   General Mills, Inc.                                        785
      22,300   Heinz (H.J.) Company                                     1,065
       8,300   Hershey Foods Corporation                                  419
      25,100   Kellogg Company                                            999
      23,000   Lowe's Companies, Inc                                    1,265
      91,500   PepsiCo, Inc.                                            3,174
     149,400   Philip Morris Companies, Inc.                            3,763
       8,000   Quaker Oats Company                                        560
      19,400   Ralston-Ralston Purina Group                               610
      56,000   Sara Lee Corporation                                     1,515
      19,500   Sysco Corporation                                          750
       9,120   Tricon Global Restaurants, Inc. <F1>                       367
      10,900   UST, Inc.                                                  302
       6,800   Wrigley (Wm) Jr. Company                                   544
                                                                  -----------
                                                                       29,789
                                                                  -----------

    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               GOLD & PRECIOUS METALS  0.1%
      23,200   Barrick Gold Corporation                                  $425
       9,600   Freeport McMoRan Copper & Gold, Inc.                       160
      15,500   Homestake Mining Company                                   130
      19,361   Placer Dome, Inc.                                          235
                                                                  -----------
                                                                          950
                                                                  -----------

               HEALTH CARE SERVICES & SUPPLIES  1.1%
       3,400   Bausch & Lomb, Inc.                                        184
      24,500   Boston Scientific Corporation <F1>                         493
      33,828   Columbia/HCA Healthcare Corporation                        816
      25,700   HEALTHSOUTH Corporation <F1>                               148
      18,842   IMS Health, Inc.                                           546
       6,300   Manor Care, Inc.<F1>                                        99
      16,494   McKesson HBOC, Inc.                                        331
      10,900   United Healthcare Corporation                              563
      52,700   Warner-Lambert Company                                   4,206
       4,300   Wellpoint Health Networks, Inc.<F1>                        249
                                                                  -----------
                                                                        7,635
                                                                  -----------

               HOSPITAL SUPPLIES & SERVICES  0.0%
       6,500   Biomet, Inc.                                               196
                                                                  -----------

               INSURANCE  3.2%
       8,394   Aetna Life and Casualty Company                            422
      15,900   AFLAC Corporation, Inc.                                    813
      49,946   Allstate Corporation                                     1,436
      15,500   American General Corporation                             1,150
      95,902   American International Group, Inc.                       9,872
      15,000   Aon Corporation                                            532
       9,600   Chubb Corporation                                          527
      12,600   CIGNA Corporation                                          942
      10,200   Cincinnati Financial Corporation                           365
      13,700   The Hartford Financial Services Group, Inc.                710
       6,225   Jefferson-Pilot Corporation                                467
      26,704   KeyCorp                                                    746
      11,800   Lincoln National Corporation                               544
      16,260   Marsh & McLennan Companies, Inc.                         1,286
       6,400   MGIC Investment Corporation                                382
       4,300   Progressive Corporation                                    398
       8,800   Providian Corporation                                      959
       8,100   SAFECO Corporation                                         223
      14,332   St. Paul Companies, Inc.                                   459
       7,900   Torchmark Corporation                                      246
      14,259   UNUM Provident Corporation                                 470
                                                                  -----------
                                                                       22,949
                                                                  -----------

               LIQUOR  0.5%
      29,500   Anheuser-Busch Companies, Inc.                           2,118
       4,200   Brown-Foreman Corporation - Class B                        283
      26,500   Seagram Company Ltd.                                     1,308
                                                                  -----------
                                                                        3,709
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               MACHINERY - AGRICULTURE & AUTOMOTIVE  0.0%
       4,400   Case Equipment                                            $233
                                                                  -----------

               MACHINERY - INDUSTRIAL  0.0%
       9,500   Thermo Electron Corporation <F1>                           128
                                                                  -----------

               MEDICAL INSTRUMENTS 0.2%
      18,700   Guidant Corporation                                        923
       6,000   PE Corp-PE Biosystems Group                                389
                                                                  -----------
                                                                        1,312
                                                                  -----------

               METALS & MINERALS  0.2%
      12,160   Allegheny Teledyne, Inc.                                   185
       5,200   Nucor Corporation                                          270
      18,366   USX Corporation-Marathon Group, Inc.                       535
       4,793   USX Corporation-US Steel Group, Inc.                       123
                                                                  -----------
                                                                        1,113
                                                                  -----------

               MISCELLANEOUS 0.8%
      23,100   Applied Materials, Inc. <F1>                             2,075
       4,100   Mallinckrodt Group, Inc.                                   139
       9,400   PP&L Resources, Inc.                                       254
      21,000   3 Com Corporation <F1>                                     609
      24,900   3M Corporation                                           2,367
                                                                  -----------
                                                                        5,444
                                                                  -----------

               MULTI-INDUSTRY  0.9%
      46,141   Cendant Corporation<F1>                                    761
      15,100   Corning, Inc.                                            1,187
       6,500   Loews Corporation                                          461
       9,624   Tenneco, Inc.                                              154
     101,696   Tyco International, Ltd.                                 4,061
                                                                  -----------
                                                                        6,624
                                                                  -----------

               NATURAL GAS  0.2%
      43,800   Enron Corporation                                        1,749
                                                                  -----------

               NON-FERROUS METALS  0.4%
      13,250   Alcan Aluminum Ltd.                                        436
      22,900   Alcoa, Inc.                                              1,391
       8,800   Englehard Corporation                                      155
      11,400   Inco, Ltd.                                                 231
       9,436   Newmont Mining Corporation                                 207
       3,300   Phelps Dodge Corporation                                   186
       3,500   Reynolds Metals Company                                    212
                                                                  -----------
                                                                        2,818
                                                                  -----------

               OFFICE EQUIPMENT  0.1%
      21,500   Novell, Inc. <F1>                                          431
                                                                  -----------

               OIL - DOMESTIC  0.7%
       5,600   Amerada Hess Corporation                                   321
       7,300   Anadarko Petroleum Corporation                             225
       4,600   Ashland, Inc.                                              152


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               OIL - DOMESTIC  0.7% (CONT.)
      19,900   Atlantic Richfield Company                              $1,854
      10,592   Burlington Resources, Inc.                                 369
       9,650   Columbia Gas System, Inc.                                  627
       5,208   Kerr-McGee Corporation                                     280
      14,900   Phillips Petroleum Company                                 693
       5,700   Sun Company, Inc.                                          138
      14,200   Unocal Corporation                                         490
                                                                  -----------
                                                                        5,149
                                                                  -----------
               OIL - INTERNATIONAL  4.3%
       7,400   Apache Corporation                                         289
      40,600   Chevron Corporation                                      3,707
      38,400   Conoco, Inc.                                             1,042
     148,400   Exxon Corporation                                       10,991
      48,500   Mobil Corporation                                        4,680
     132,800   Royal Dutch Petroleum Company                            7,960
      33,200   Texaco, Inc.                                             2,038
                                                                  -----------
                                                                       30,707
                                                                  -----------

               OIL & GAS SERVICES  0.3%
       3,700   McDermott International, Inc.                               67
      33,900   Schlumberger, Ltd.                                       2,053
      15,338   Union Pacific Resources Group                              222
                                                                  -----------
                                                                        2,342
                                                                  -----------

               PAPER & FOREST PRODUCTS  0.9%
       3,400   Boise Cascade Corporation                                  121
       5,500   Champion International Corporation                         318
      13,400   Fort James Corporation                                     353
      10,200   Georgia-Pacific Corporation                                405
      25,415   International Paper Company                              1,337
      33,012   Kimberly-Clark Corporation                               2,084
       6,372   Louisiana Pacific Corporation                               81
       6,200   Mead Corporation                                           223
       3,250   Temple-Inland, Inc.                                        189
       6,825   Westvaco Corporation                                       203
      12,450   Weyerhaeuser Company                                       743
       6,600   Willamette Industries                                      274
                                                                  -----------
                                                                        6,331
                                                                  -----------

               PRINTING & PUBLISHING  0.1%
      11,500   McGraw-Hill, Inc.                                          686
       7,300   R.R. Donnelley & Sons Company                              177
                                                                  -----------
                                                                          863
                                                                  -----------

               PRODUCTION  0.7%
      22,000   Caterpillar, Inc.                                        1,215
       5,600   Cooper Industries, Inc.                                    241
      14,000   Deere & Company                                            507
      13,600   Dover Corporation                                          579
       1,900   FMC Corporation <F1>                                        77
      15,500   Illinois Tool Works, Inc.                                1,135

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               PRODUCTION  0.7% (CONT.)
      10,300   Ingersoll-Rand Company                                    $538
       6,366   Pall Corporation                                           140
       6,525   Parker-Hannifin Corporation                                299
       4,900   Timken Company                                              88
                                                                  -----------
                                                                        4,819
                                                                  -----------

               RAILROADS  0.4%
      27,943   Burlington Northern Santa Fe                               891
      12,720   CSX Corporation                                            522
      22,200   Norfolk Southern Corporation                               542
      15,300   Union Pacific Corporation                                  853
                                                                  -----------
                                                                        2,808
                                                                  -----------

               RETAIL  5.7%
      26,043   Albertson's, Inc.                                          946
       4,400   American Greetings Corporation                             114
       7,400   Bed Bath & Beyond, Inc.<F1>                                247
      12,700   Best Buy, Inc.<F1>                                         706
      12,000   Circuit City Stores, Inc.                                  512
       6,000   Consolidated Stores Corporation<F1>                        110
      13,621   Costco Companies, Inc.<F1>                               1,094
      27,400   Dayton Hudson Corporation                                1,771
       6,600   Dillard Department Stores, Inc. - Class A                  125
      13,281   Dollar General Corporation                                 350
      12,300   Federated Department Stores<F1>                            525
      53,275   Gap, Inc.                                                1,978
      91,800   Home Depot, Inc.                                         6,931
      28,500   Kmart Corporation <F1>                                     287
       9,700   Kohl's Department Stores<F1>                               726
      51,200   Kroger Corporation <F1>                                  1,066
      13,311   The Limited, Inc.                                          547
      20,514   The May Department Stores Company <F1>                     712
       1,296   The Neiman-Marcus Group, Inc.<F1>                           28
       8,400   Nordstrom, Inc.                                            209
      23,400   Office Depot, Inc.<F1>                                     291
      15,700   JC Penney Company, Inc.                                    398
       3,300   Pep Boys-Manny, Moe & Jack                                  41
      15,400   Rite Aid Corporation                                       135
      30,800   Safeway, Inc.<F1>                                        1,088
      23,600   Sears Roebuck and Company                                  665
      28,750   Staples, Inc. <F1>                                         638
       7,000   Supervalu, Inc.                                            147
      11,400   Tandy Corporation                                          717
      19,000   TJX Companies, Inc.                                        515
      17,025   Toys 'R' Us, Inc. <F1>                                     240
      62,000   Walgreen Company                                         1,562
     272,100   Wal-Mart Stores, Inc.                                   15,425
       8,800   Winn-Dixie Stores, Inc.                                    238
                                                                  -----------
                                                                       41,084
                                                                  -----------


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               SAVINGS & LOAN  0.4%
      43,100   Federal Home Loan Mortgage Corporation                 $ 2,330
       3,400   Golden West Financial Corporation                          380
                                                                  -----------
                                                                        2,710
                                                                  -----------

               SEMICONDUCTORS  0.3%
       7,500   Advanced Micro Devices, Inc. <F1>                          149
       5,200   KLA-Tencor Corporation <F1>                                412
       8,300   LSI Logic Corp. <F1>                                       441
      14,900   Micron Technology Incorporated                           1,063
                                                                  -----------
                                                                        2,065
                                                                  -----------

               SOFTWARE  4.3%
       7,200   Adobe Systems Incorporated                                 503
      22,800   Compuware Corporation <F1>                                 634
     311,000   Microsoft Corporation <F1>                              28,787
      16,200   Parametric Technology Company <F1>                         309
      14,400   Peoplesoft, Inc. <F1>                                      216
                                                                  -----------
                                                                       30,449
                                                                  -----------

               TELECOMMUNICATIONS  10.0%
       8,200   ADC Telecommunications, Inc.<F1>                           391
      18,900   Alltell Corporation                                      1,573
     194,542   AT&T Corporation                                         9,095
      94,308   Bell Atlantic Corporation                                6,124
     115,200   BellSouth Corp.                                          5,184
      10,300   Cabletron Systems <F1>                                     171
       8,300   CenturyTel, Inc.                                           336
      44,820   Global Crossing Ltd.<F1>                                 1,552
      60,200   GTE Corporation                                          4,515
     185,879   Lucent Technologies, Inc.                               11,943
     113,780   MCI Worldcom, Inc.<F1>                                   9,764
      20,400   Nextel Communications, Inc.<F1>                          1,758
     208,408   SBC Communications, Inc.                                10,616
       4,500   Scientific-Atlanta, Inc.                                   258
      53,600   Sprint Corporation                                       3,983
      27,250   Sprint PCS Group                                         2,260
      31,145   US West, Inc.                                            1,902
                                                                  -----------
                                                                       71,425
                                                                  -----------

               TELECOMMUNICATIONS EQUIPMENT 1.3%
      10,700   General Instrument Corporation<F1>                         576
      82,160   Nortel Networks Corporation                              5,089
       9,600   Qualcom, Inc.<F1>                                        2,138
      24,300   Tellabs, Inc. <F1>                                       1,537
                                                                  -----------
                                                                        9,340
                                                                  -----------

               TEXTILES & APPAREL  0.3%
      24,200   CVS Corporation                                          1,051
       3,600   Liz Claiborne, Inc.                                        144
      17,400   Nike, Inc. - Class B                                       982
       7,454   VF Corporation                                             224
                                                                  -----------
                                                                        2,401
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               TIRE & RUBBER  0.1%
       4,800   Cooper Tire & Rubber Company                               $81
       6,800   Goodrich (B.F.) Company                                    161
       9,262   Goodyear Tire & Rubber Company                             383
                                                                  -----------
                                                                          625
                                                                  -----------

               TRANSPORTATION EQUIPMENT  0.0%
       2,500   Cummins Engine Company, Inc.                               127
                                                                  -----------

               TRAVEL & RECREATION  0.6%
     127,500   The Walt Disney Company                                  3,363
       7,150   Harrahs Entertainment, Inc. <F1>                           207
      14,700   Hilton Hotels Corporation                                  136
      14,900   Marriott International, Inc. - Class A                     502
                                                                  -----------
                                                                        4,208
                                                                  -----------
               TRUCKING  0.0%
       3,550   Ryder System, Inc.                                          76
                                                                  -----------

               WASTE MANAGEMENT 0.1%
      37,740   Waste Management, Inc.                                     693
                                                                  -----------

               Total Common Stock (Cost $342,151)                     685,227
                                                                  -----------


   Principal
    Amount
(in thousands)
--------------

               SHORT-TERM INVESTMENTS  4.6%
               U.S. TREASURIES  0.5%
     $ 3,600   U.S. Treasury Bill, 4.61%, 12/16/99                      3,579
                                                                  -----------

               Total U.S. Treasuries (Cost $3,579)                      3,579
                                                                  -----------

               VARIABLE RATE DEMAND NOTES  4.1%
      12,684   American Family Financial Services, Inc.                12,684
      10,600   General Mills, Inc.                                     10,600
       6,229   Sara Lee Corporation                                     6,229
                                                                  -----------

               Total Variable Rate Demand Notes (Cost $29,513)         29,513
                                                                  -----------

               Total Short-Term Investments (Cost $33,092)             33,092
                                                                  -----------

               Total Investments (Cost $375,243) 100.5%               718,319
                                                                  -----------

               Liabilities, less Other Assets  (0.5)%                 (3,298)
                                                                  -----------

               TOTAL NET ASSETS 100.0%                               $715,021
                                                                  ===========


               <F1> Non-income producing

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               COMMON STOCKS 92.2%
               AEROSPACE & AIRCRAFT 0.6%
      38,500   General Dynamics Corporation                            $2,134
                                                                  -----------

               AIR TRANSPORTATION 0.2%
      48,800   Southwest Airlines                                         820
                                                                  -----------

               BANKING 4.1%
      58,300   Fifth Third Bancorp                                      4,303
     131,800   State Street Corporation                                10,033
                                                                  -----------
                                                                       14,336
                                                                  -----------

               BUSINESS SERVICES 8.9%
      44,200   Ceridian Corporation<F1>                                   970
     116,400   Cintas Group                                             7,013
      45,200   Computer Sciences Corporation<F1>                        3,105
     167,500   First Data Corporation                                   7,653
      13,500   Pittston Brink's Group                                     259
      77,100   Sabre Group Holdings, Inc. <F1>                          3,426
     371,300   SunGard Data Systems, Inc. <F1>                          9,074
                                                                  -----------
                                                                       31,500
                                                                  -----------

               COMMUNICATIONS & MEDIA 6.8%
      42,000   Clear Channel Communications, Inc. <F1>                  3,376
      95,500   Infinity Broadcasting                                    3,301
     176,400   Interpublic Group of Companies, Inc.                     7,166
      89,700   Omnicom Group, Inc.                                      7,894
      95,300   Walt Disney Company                                      2,514
                                                                  -----------
                                                                       24,251
                                                                  -----------

               COMPUTERS 3.4%
      53,000   Dell Computer Corporation <F1>                           2,127
      73,300   EMC Corporation <F1>                                     5,351
      43,000   Sun Microsystems, Inc.                                   4,550
                                                                  -----------
                                                                       12,028
                                                                  -----------

               DRUGS 6.0%
      99,900   Eli Lilly & Company                                      6,881
      58,000   Merck & Co., Inc.                                        4,615
      99,500   Schering Plough Corporation                              4,925
      59,100   Warner-Lambert Company                                   4,717
       5,000   Watson Pharmaceuticals, Inc.<F1>                           159
                                                                  -----------
                                                                       21,297
                                                                  -----------


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               ELECTRONIC COMPONENTS & SEMICONDUCTORS 6.1%
      18,600   Applied Materials, Inc.<F1>                             $1,670
      97,900   Intel Corporation                                        7,581
     133,270   Molex, Inc. - Class A                                    4,398
      14,500   PMC - Sierra, Inc.<F1>                                   1,367
      73,200   Texas Instruments Incorporated                           6,570
                                                                  -----------
                                                                       21,586
                                                                  -----------

               FINANCIAL SERVICES 6.1%
      99,800   Associates First Capital Corporation                     3,643
      26,600   Federal National Mortgage Association                    1,882
      87,900   Franklin Resources, Inc.                                 3,076
     297,775   MBNA Corporation                                         8,226
      44,700   Morgan Stanley Dean Witter & Company                     4,931
                                                                  -----------
                                                                       21,758
                                                                  -----------

               HEALTH CARE SERVICES & SUPPLIES 2.8%
     105,550   Cardinal Health, Inc.                                    4,552
     189,400   IMS Health Incorporated                                  5,493
                                                                  -----------
                                                                       10,045
                                                                  -----------

               INSURANCE 6.3%
      34,750   AFLAC, Inc.                                              1,776
      98,782   American International Group                            10,168
      68,800   Hartford Life, Inc. - Class A                            3,595
     112,200   MGIC Investment Corporation                              6,704
                                                                  -----------
                                                                       22,243
                                                                  -----------

               INTERNET PRODUCTS & SERVICES 0.5%
      13,500   America Online, Inc.<F1>                                 1,751
                                                                  -----------

               MEDICAL INSTRUMENTS 4.8%
     117,400   Guidant Corporation                                      5,797
     204,200   Medtronic, Inc.                                          7,070
      65,300   Stryker Corporation                                      4,032
                                                                  -----------
                                                                       16,899
                                                                  -----------

               MULTI-INDUSTRY 2.8%
     244,600   Tyco International, Ltd.                                 9,769
                                                                  -----------

               NETWORKING PRODUCTS 1.9%
      90,900   Cisco Systems, Inc.<F1>                                  6,727
                                                                  -----------

               OIL & GAS - DOMESTIC 0.9%
     150,100   EOG Resources,Inc.                                       3,124
                                                                  -----------

               OIL & GAS SERVICES 3.0%
     200,700   Enron Corporation<F1>                                    8,015
      44,600   Schlumberger Limited                                     2,701
                                                                  -----------
                                                                       10,716
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               RETAIL 11.4%
      35,600   Costco Companies, Inc. <F1>                             $2,859
      57,300   Dayton Hudson Corporation                                3,703
      44,200   Home Depot, Inc.                                         3,337
      52,000   Kohl's Corporation <F1>                                  3,890
     139,400   Kroger Company <F1>                                      2,901
     130,900   Lowe's Companies, Inc.                                   7,199
     153,500   Safeway, Inc. <F1>                                       5,420
     145,100   Walgreen Company                                         3,655
     130,300   Wal-Mart Stores, Inc.                                    7,386
                                                                  -----------
                                                                       40,350
                                                                  -----------

               SOFTWARE 2.8%
     108,500   Microsoft Corporation<F1>                               10,043
                                                                  -----------

               TELECOMMUNICATIONS 4.0%
     137,800   Cincinnati Bell, Inc.                                    2,868
      11,100   JDS Uniphase Corporation<F1>                             1,852
     110,848   MCI WorldCom, Inc.<F1>                                   9,512
                                                                  -----------
                                                                       14,232
                                                                  -----------

               TELECOMMUNICATIONS EQUIPMENT 5.0%
      70,600   Lucent Technologies, Inc.                                4,536
      11,400   Motorola, Inc.                                           1,111
      31,400   Nokia Corporation - ADR                                  3,629
      89,700   Nortel Networks Corporation                              5,556
       4,400   Qualcom, Inc.                                              980
      32,700   Tellabs, Inc.<F1>                                        2,068
                                                                  -----------
                                                                       17,880
                                                                  -----------

               TRANSPORTATION 1.7%
     104,500   Harley-Davidson, Inc.                                    6,198
                                                                  -----------

               TRAVEL & RECREATION 2.1%
     167,800   Carnival Corporation - Class A                           7,467
                                                                  -----------

               Total Common Stock (Cost $233,333)                     327,154
                                                                  -----------

   Number
 of Shares
(in thousands)
--------------

               SHORT-TERM INVESTMENTS 7.4%
               INVESTMENT COMPANIES 1.5%
          56   Financial Square Prime Obligation Fund                      56
       5,266   Short-Term Investments Co. Liquid Assets Portfolio       5,266
                                                                  -----------

               Total Investment Companies (Cost $5,322)                 5,322
                                                                  -----------


Principle Amount                                                   Market Value
(in thousands)                                                    (in thousands)
--------------                                                    -------------

               VARIABLE RATE DEMAND NOTES 5.9%
     $15,000   Sara Lee Corporation                                   $15,000
       3,000   Warner-Lambert Company                                   3,000
       3,000   General Mills, Inc.                                      3,000
                                                                  -----------

               Total Variable Rate Demand Notes (Cost $21,000)         21,000
                                                                  -----------

               Total Short-Term Investments (Cost $26,322)             26,322
                                                                  -----------

               Total Investments (Cost $259,655) 99.6%                353,476
                                                                  -----------

               Other Assets, less Liabilities 0.4%                      1,316
                                                                  -----------

               TOTAL NET ASSETS 100.0%                               $354,792
                                                                  ===========
               <F1> Non-income producing

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

SPECIAL GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               COMMON STOCKS 94.0%
               AEROSPACE & AIRCRAFT 0.5%
     152,300   Orbital Sciences Corporation<F1>                        $2,246
                                                                  -----------

               BANKING 4.7%
     117,300   Charter One Financial, Inc.                              2,881
      38,200   First Tennessee National Corporation                     1,299
      90,115   Marshall & Ilsley Corporation                            6,049
     112,600   North Fork Bancorporation, Inc.                          2,329
      56,600   Old Kent Financial Corporation                           2,306
      78,600   TCF Financial Corporation                                2,319
      73,800   Zions Bancorporation                                     4,350
                                                                  -----------
                                                                       21,533
                                                                  -----------

               BUILDING MATERIALS & CONSTRUCTION 0.5%
      46,180   Southdown, Inc.                                          2,231
                                                                  -----------

               BUSINESS SERVICES 7.4%
      79,100   Cintas Group<F1>                                         4,766
     385,432   Concord EFS, Inc. <F1>                                  10,431
     395,100   NOVA Corporation <F1>                                   10,271
      72,600   Sungard Data Systems, Inc. <F1>                          1,774
      63,600   Sykes Enterprises, Inc.<F1>                              1,964
     175,200   Viad Corp.                                               4,303
                                                                  -----------
                                                                       33,509
                                                                  -----------

               COMMUNICATIONS & MEDIA 2.5%
      82,100   AMFM, Inc.<F1>                                           5,747
     108,300   True North Communications, Inc.<F1>                      4,366
      26,050   Valassis Communications<F1>                              1,120
                                                                  -----------
                                                                       11,233
                                                                  -----------

               ELECTRONIC COMPONENTS & SEMICONDUCTORS 18.3%
     103,300   Altera Corporation<F1>                                   5,023
     173,300   Analog Devices, Inc.<F1>                                 9,207
     128,100   Atmel Corporation<F1>                                    4,948
      40,500   Celestica, Inc.<F1>                                      2,253
      44,000   Conexant Systems, Inc.<F1>                               4,109
     103,600   Cypress Semiconductor Corporation<F1>                    2,648
      59,400   KLA-Tencor Corporation<F1>                               4,704
      37,600   Linear Technology Corporation                            2,630
      54,000   LSI Logic Corporation<F1>                                2,872
      81,625   Maxim Integrated Products<F1>                            6,443
     105,500   Molex, Inc. - Class A                                    3,482
      35,800   Novellus Systems, Inc.<F1>                               2,775
      53,900   Sanmina Corporation<F1>                                  4,854
      28,700   SDL, Inc.<F1>                                            3,539
     234,700   Teradyne,Inc.<F1>                                        9,036
      67,600   Vitesse Semiconductor Corporation<F1>                    3,101
     149,300   Xilinx, Inc.<F1>                                        11,739
                                                                  -----------
                                                                       83,363
                                                                  -----------


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               ENERGY 1.5%
      86,900   El Paso Energy Corporation                              $3,555
      99,600   Illinova Corporation                                     3,169
                                                                  -----------
                                                                        6,724
                                                                  -----------

               FINANCIAL SERVICES 4.4%
      75,500   The BISYS Group, Inc.<F1>                                3,850
     396,722   Fiserv, Inc.<F1>                                        12,695
      86,350   The Charles Schwab Corporation                           3,362
                                                                  -----------
                                                                       19,907
                                                                  -----------

               FOOD - DISTRIBUTION 2.0%
     199,700   SUPERVALU, Inc.                                          4,195
     266,675   U.S. Foodservice<F1>                                     5,117
                                                                  -----------
                                                                        9,312
                                                                  -----------

               HEALTH CARE SERVICES & SUPPLIES 3.2%
   1,110,259   Health Management Associates, Inc. - Class A <F1>        9,854
     169,285   Lincare Holdings, Inc. <F1>                              4,761
                                                                  -----------
                                                                       14,615
                                                                  -----------

               HOUSING 0.5%
     126,295   Toll Brothers, Inc. <F1>                                 2,210
                                                                  -----------

               INSURANCE 14.2%
     264,375   Ambac Financial Group, Inc.                             15,796
      13,300   Hartford Life, Inc. - Class A                              695
     256,500   MGIC Investment Corporation                             15,326
      65,000   Nationwide Financial Services, Inc.                      2,462
      83,550   The PMI Group, Inc.                                      4,334
     723,180   Protective Life Corporation                             26,170
                                                                  -----------
                                                                       64,783
                                                                  -----------

               MEDICAL INSTRUMENTS 3.0%
     274,600   Biomet, Inc.                                             8,272
      56,500   Stryker Corporation                                      3,489
      33,200   VISX, Inc.<F1>                                           2,077
                                                                  -----------
                                                                       13,838
                                                                  -----------

               MULTI-INDUSTRY 0.4%
      52,400   Pentair, Inc. <F1>                                       1,971
                                                                  -----------

               OIL & GAS - DOMESTIC 3.1%
     119,400   Burlington Resources, Inc.                               4,164
      27,900   Devon Energy Corporation                                 1,085
     418,400   EOG Resources, Inc.                                      8,708
                                                                  -----------
                                                                       13,957
                                                                  -----------

               OIL & GAS SERVICES 0.7%
     100,200   Nabors Industries, Inc.<F1>                              2,273
      78,430   Petroleum Geo-Services ASA - ADR<F1>                     1,147
                                                                  -----------
                                                                        3,420
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

SPECIAL GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               PAPER & RELATED PRODUCTS 0.3%
      49,500   Consolidated Papers, Inc.                               $1,550
                                                                  -----------

               PRINTING & PUBLISHING 0.5%
      44,500   Scholastic Corporation<F1>                               2,069
                                                                  -----------

               RESTAURANTS 0.6%
      98,600   Starbucks Corporation <F1>                               2,681
                                                                  -----------

               RETAIL 9.3%
     310,480   BJ's Wholesale Club, Inc. <F1>                           9,567
     440,463   Dollar General Corporation                              11,617
     615,395   Family Dollar Stores<F1>                                12,692
     418,690   Ross Stores, Inc.                                        8,635
                                                                  -----------
                                                                       42,511
                                                                  -----------

               SCHOOLS 0.6%
     108,360   Apollo Group, Inc. <F1>                                  2,851
                                                                  -----------

               SOFTWARE 5.7%
      79,800   Citrix Systems, Inc. <F1>                                5,117
      31,015   Electronic Arts, Inc. <F1>                               2,506
      83,300   Rational Software Corporation<F1>                        3,561
      31,900   Siebel Systems, Inc.<F1>                                 3,503
     125,590   Synopsys, Inc. <F1>                                      7,826
      18,500   USinternetworking, Inc.                                    621
      26,800   VERITAS Software Corporation<F1>                         2,891
                                                                  -----------
                                                                       26,025
                                                                  -----------

               TELECOMMUNICATIONS 1.4%
     100,700   Cincinnati Bell, Inc.<F1>                                2,096
      62,400   McLeodUSA, Incorporated<F1>                              2,785
      50,900   Williams Communications Group, Inc.<F1>                  1,622
                                                                  -----------
                                                                        6,503
                                                                  -----------

               TELECOMMUNICATIONS EQUIPMENT 4.8%
      72,150   Comverse Technology<F1>                                  8,189
      34,000   General Motors Corporation - Class H                     2,476
     104,100   PanAmSat Corporation<F1>                                 4,112
      99,100   RF Micro Devices,Inc.<F1>                                5,116
      45,200   TranSwitch Corporation<F1>                               2,127
                                                                  -----------
                                                                       22,020
                                                                  -----------

               TRANSPORTATION 1.1%
      81,300   Harley-Davidson, Inc.                                    4,822
                                                                  -----------

               TRAVEL & RECREATION 2.8%
     237,960   Royal Caribbean Cruises Ltd.                            12,627
                                                                  -----------

               Total Common Stock (Cost $315,911)                     428,511
                                                                  -----------


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               SHORT-TERM INVESTMENTS 8.5%
               INVESTMENT COMPANIES 3.8%
          21   Financial Square Prime Obligation Fund                     $21
      17,233   Short-Term Investments Co. Liquid Assets Portfolio      17,233
                                                                  -----------

               Total Investment Companies (Cost $17,254)               17,254
                                                                  -----------

   Principal
    Amount
(in thousands)
--------------

               VARIABLE RATE DEMAND NOTES 4.7%
     $21,500   Sara Lee Corporation                                    21,500
                                                                  -----------

               Total Variable Rate Demand Notes (Cost $21,500)         21,500
                                                                  -----------

               Total Short-Term Investments (Cost $38,754)             38,754
                                                                  -----------

               Total Investments (Cost $354,665) 102.5%               467,265
                                                                  -----------

               Liabilities, less Other Assets (2.5)%                 (11,434)
                                                                  -----------

               TOTAL NET ASSETS 100.0%                               $455,831
                                                                  ===========

               <F1> Non-income producing

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

EMERGING GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               COMMON STOCKS 91.7%
               AUTO - RENTALS 1.0%
      79,800   Avis Rent A Car, Inc.<F1>                               $1,426
                                                                  -----------

               BATTERIES 1.1%
      66,600   Rayovac Corporation<F1>                                  1,657
                                                                  -----------

               BUILDING & CONSTRUCTION 2.1%
       9,200   Dycom Industries, Inc.<F1>                                 300
      44,900   Granite Construction, Inc.<F1>                             929
      39,000   Texas Industries, Inc.                                   1,397
      49,900   U.S. Aggregates, Inc.<F1>                                  596
                                                                  -----------
                                                                        3,222
                                                                  -----------

               BUSINESS MACHINES &SOFTWARE 2.1%
      82,030   Affiliated Computer Services, Inc.<F1>                   3,117
                                                                  -----------

               BUSINESS SERVICES 9.6%
     114,635   F.Y.I. Incorporated <F1>                                 3,783
      44,700   Lason, Inc. <F1>                                         1,661
      30,000   NCO Group, Inc.<F1>                                      1,271
      72,235   Steiner Leisure Ltd<F1>                                  1,384
     204,150   Sykes Enterprises, Inc.<F1>                              6,303
                                                                  -----------
                                                                       14,402
                                                                  -----------

               COMMUNICATIONS & MEDIA 3.2%
      27,900   CD Radio, Inc.<F1>                                         711
      21,300   Citadel Communications Corporation<F1>                   1,029
       2,400   Cumulus Media, Inc.<F1>                                    119
      20,900   Spanish Broadcasting Systems<F1>                           556
      57,400   True North Communications<F1>                            2,314
                                                                  -----------
                                                                        4,729
                                                                  -----------

               COMPUTERS 3.0%
      72,120   CDW Computer Centers, Inc. <F1>                          4,453
                                                                  -----------

               DATA PROCESSING 6.8%
     297,291   Acxiom Corporation <F1>                                  4,905
      56,600   National Computer Systems, Inc.                          2,140
      60,175   National Data Corporation                                1,444
     144,000   The Source Information Management Company<F1>            1,728
                                                                  -----------
                                                                       10,217
                                                                  -----------

               DRUGS 1.6%
      27,800   Alpharma, Inc. Class A                                     977
      46,000   Shire Pharmaceuticals Group PLC - ADR<F1>                1,460
                                                                  -----------
                                                                        2,437
                                                                  -----------


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               ELECTRICAL COMPONENTS AND SEMICONDUCTORS 13.9%
      73,800   ATMI, Inc.<F1>                                          $1,988
      38,000   Burr-Brown Corporation<F1>                               1,494
      51,100   Credence Systems Corporation<F1>                         2,331
      46,600   CTS Corporation                                          2,636
      35,200   Etec Systems, Inc.<F1>                                   1,344
      40,500   Kent Electronics Corporation<F1>                           787
      33,700   Kulicke and Soffa Industries, Inc.<F1>                     992
      30,600   Micrel,Inc.<F1>                                          1,664
      34,200   Novellus Systems, Inc.<F1>                               2,650
      31,600   NVIDIA Corporation<F1>                                     699
      32,600   Photronics, Inc.<F1>                                       683
      33,600   Power-One, Inc.<F1>                                        672
      35,300   TriQuint Semiconductor, Inc. <F1>                        2,824
                                                                  -----------
                                                                       20,764
                                                                  -----------

               ENTERTAINMENT & LEISURE 1.5%
     179,735   American Skiing Company<F1>                                843
      40,430   Cinar Corporation<F1>                                      702
      35,700   Imax Corporation<F1>                                       741
                                                                  -----------
                                                                        2,286
                                                                  -----------

               FINANCIAL SERVICES 4.6%
     122,515   The BISYS Group, Inc.<F1>                                6,248
      40,100   Federated Investors, Inc.                                  692
                                                                  -----------
                                                                        6,940
                                                                  -----------

               HEALTH CARE SERVICES & SUPPLIES 0.5%
      13,500   Express Scripts, Inc. <F1>                                 663
                                                                  -----------

               INSURANCE 7.7%
      63,845   Financial Security Assurance Holdings Ltd.               3,599
      57,730   Arthur J. Gallagher & Co.                                2,987
      94,099   Radian Group, Inc.                                       4,970
                                                                  -----------
                                                                       11,556
                                                                  -----------

               INTERNET PRODUCTS & SERVICES 0.7%
      40,900   Concentric Network Corporation<F1>                       1,048
                                                                  -----------

               MEDICAL INSTRUMENTS 0.4%
      43,000   LaserSight, Incorporated<F1>                               594
                                                                  -----------

               NETWORKING PRODUCTS 3.4%
      59,100   Ancor Communications, Inc.<F1>                           1,873
      15,400   Computer Network Technology Corporation<F1>                247
       8,800   Emulex Corporation<F1>                                   1,372
      22,700   MMC Networks, Inc.<F1>                                     724
       7,600   QLogic Corporation<F1>                                     791
                                                                  -----------
                                                                        5,007
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS
EMERGING GROWTH FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               OIL & GAS - DOMESTIC 3.4%
     251,075   Forest Oil Corporation<F1>                              $3,358
      37,300   Newfield Exploration Company<F1>                         1,098
      26,600   St. Mary Land & Exploration Company                        678
                                                                  -----------
                                                                        5,134
                                                                  -----------

               OIL & GAS SERVICES 0.9%
     174,715   Seitel, Inc. <F1>                                        1,387
                                                                  -----------

               POLLUTION CONTROL 0.8%
      72,693   Tetra Technologies, Inc.<F1>                             1,154
                                                                  -----------

               RESTAURANTS 0.9%
      56,000   Brinker International, Inc.<F1>                          1,304
                                                                  -----------

               RETAIL 8.0%
      44,800   Ames Department Stores<F1>                               1,420
     394,427   Goody's Family Clothing, Inc. <F1>                       3,994
     163,640   The Men's Wearhouse, Inc. <F1>                           3,590
     128,440   Pier 1 Imports<F1>                                         763
      31,985   Regis Corporation<F1>                                      594
      46,900   School Specialty, Inc.<F1>                                 695
      82,700   Wolverine World Wide, Inc.                                 848
                                                                  -----------
                                                                       11,904
                                                                  -----------

               SECURITY SERVICES 0.5%
      41,305   The Wackenhut Corporation<F1>                              777
                                                                  -----------

               SOFTWARE 5.8%
     100,200   Aspen Technology, Inc.<F1>                               1,240
     184,355   Avant! Corporation<F1>                                   2,374
      12,800   Business Objects S.A. - ADR<F1>                            922
      10,800   Mercury Interactive Corporation<F1>                        876
     145,300   Sterling Software, Inc.<F1>                              3,188
                                                                  -----------
                                                                        8,600
                                                                  -----------

               TELECOMMUNICATIONS EQUIPMENT 5.7%
      61,600   ADTRAN, Inc.<F1>                                         2,287
      26,400   Alpha Industries, Inc.<F1>                               1,459
      35,000   Black Box Corporation<F1>                                1,776
      34,400   C-Cor.Net Corporation<F1>                                1,350
       7,100   Ditech Communications Corporation<F1>                      624
      21,600   TransSwitch Corporation<F1>                              1,017
                                                                  -----------
                                                                        8,513
                                                                  -----------

               TELECOMMUNICATIONS SERVICES 2.5%
      67,300   MGC Communications, Inc.<F1>                             1,851
      56,100   Network Access Solutions Corporation<F1>                   726
      33,200   Viatel, Inc.<F1>                                         1,108
                                                                  -----------
                                                                        3,685
                                                                  -----------

               Total Common Stock (Cost $126,363)                     136,976
                                                                  -----------


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               SHORT-TERM INVESTMENTS 11.6%
               INVESTMENT COMPANIES 1.5%
          18   Financial Square Prime Obligation Fund                     $18
       2,228   Short-Term Investments Co. Liquid Assets Portfolio       2,228
                                                                  -----------

               Total Investment Companies (Cost $2,246)                 2,246
                                                                  -----------


  Principal
   Amount
(in thousands)
--------------

               VARIABLE RATE DEMAND NOTES 10.1%
     $ 4,000   American Family Financial Services, Inc.                 4,000
       5,000   General Mills, Inc.                                      5,000
       6,000   Sara Lee Corporation                                     6,000
                                                                  -----------

               Total Variable Rate Demand Notes (Cost $15,000)         15,000
                                                                  -----------

               Total Short-Term Investments (Cost $17,246)             17,246
                                                                  -----------

               Total Investments (Cost $143,609) 103.3%               154,222
                                                                  -----------

               Liabilities, less Other Assets (3.3)%                  (4,906)
                                                                  -----------

               TOTAL NET ASSETS 100.0%                               $149,316
                                                                  ===========

               <F1> Non-income producing

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

MICROCAP FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               COMMON STOCKS 97.8%
               AIR TRANSPORTATION 0.0%
       6,200   Indigo Aviation AB ADR<F1>                                 $42
                                                                  -----------

               BROADCASTING - RADIO & TELEVISION 1.7%
      98,600   Saga Communications, Inc.<F1>                            2,379
      17,000   Wink Communications, Inc.<F1>                              597
                                                                  -----------
                                                                        2,976
                                                                  -----------

               CHILD CARE 0.3%
      39,800   Childtime Learning Centers, Inc.<F1>                       489
                                                                  -----------

               COMMERCIAL SERVICES 0.5%
      86,100   Armor Holdings, Inc.<F1>                                   834
                                                                  -----------

               COMPUTER SOFTWARE & SERVICES 14.4%
      70,900   AremisSoft Corporation<F1>                                 900
       8,600   Cysive, Inc.<F1>                                           495
      37,400   Javelin Systems, Inc.<F1>                                  307
      85,900   Luminant Worldwide Corporation<F1>                       3,361
      77,300   Netscout Systems, Inc.<F1>                               1,585
      88,000   NETsilicon, Inc.<F1>                                     1,122
      39,800   PC-Tel, Inc.<F1>                                         1,194
     181,300   Peerless Systems Corporation<F1>                         1,739
     236,700   ProSoft Training.Com<F1>                                   710
     216,800   Sagent Technology, Inc.<F1>                              2,886
      12,800   SalesLogix Corporation<F1>                                 403
     198,900   Smith-Gardner &Associates, Inc.<F1>                      1,916
      88,400   Tanning Technology Corporation<F1>                       3,105
      59,900   Technisource, Inc.<F1>                                     228
      21,500   TIBCO Software, Inc.<F1>                                   839
       2,785   Tridium, Inc.<F1><F2>                                    1,524
      20,200   Viant Corporation<F1>                                    2,010
      89,900   ZapMe! Corporation<F1>                                     674
                                                                  -----------
                                                                       24,998
                                                                  -----------

               CONSTRUCTION EQUIPMENT 0.5%
     112,400   CMI Corporation<F1>                                        773
                                                                  -----------

               DISTRIBUTION 0.9%
      22,825   Insight Enterprises, Inc.<F1>                              853
      68,550   Pomeroy Computer Resources, Inc. <F1>                      711
                                                                  -----------
                                                                        1,564
                                                                  -----------

               DRUGS 1.2%
     137,300   D&K Healthcare Resources, Inc.<F1>                       2,153
                                                                  -----------

ITED)

    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               ELECTRONICS 17.5%
      67,700   Alpha Industries, Inc.<F1>                             $ 3,740
      65,400   Anaren Microwave, Inc.<F1>                               2,240
     214,700   Catalyst Semiconductor, Inc.<F1>                           315
      46,500   Exar Corporation<F1>                                     1,680
     325,100   Galileo Technology Ltd.<F1>                              7,437
      75,600   Interlink Electronics, Inc.<F1>                            964
      38,500   JNI Corporation<F1>                                      2,057
      67,200   LTX Corporation<F1>                                      1,063
      40,700   Newport Corporation                                        794
      85,600   Plug Power, Inc.<F1>                                     1,370
      64,200   Quicklogic Corporation<F1>                               1,180
     221,900   Telecom Semiconductor, Inc.<F1>                          2,053
     159,900   Three Five Systems, Inc.<F1>                             5,376
                                                                  -----------
                                                                       30,269
                                                                  -----------

               ENTERTAINMENT & LEISURE 1.9%
     143,700   Championship Auto Racing Teams, Inc.<F1>                 3,296
                                                                  -----------

               FINANCIAL SERVICES 0.2%
       8,500   Greater Bay Bancorp<F1>                                    310
                                                                  -----------

               HEALTH CARE SERVICES & SUPPLIES 3.3%
      18,600   Albany Molecular Research<F1>                              463
      22,700   ChiRex, Inc.<F1>                                           641
     129,400   Polymedia Corporation<F1>                                2,734
     149,600   Quadramed Corporation<F1>                                  844
      60,800   Stericycle, Inc.<F1>                                       950
                                                                  -----------
                                                                        5,632
                                                                  -----------

               HOME FURNISHINGS 0.7%
      52,200   American Woodmark Corporation<F1>                        1,161
                                                                  -----------

               INSURANCE 0.4%
      36,800   Triad Guaranty, Inc.<F1>                                   757
                                                                  -----------

               INTERNET PRODUCTS & SERVICES 8.4%
       8,500   Akamai Technologies, Inc.<F1>                            1,234
      47,300   Allscripts, Inc.<F1>                                       739
      22,500   GoTo.Com, Inc.<F1>                                       1,283
      86,000   High Speed Access Corporation<F1>                        2,263
      85,900   Interliant, Inc.<F1>                                     1,074
      41,100   Internet Commerce Corporation<F1>                          647
     404,500   Musicmaker.com, Inc.<F1>                                 3,082
      51,600   NetZero, Inc.<F1>                                        1,061
      85,900   uBid, Inc.<F1>                                           3,146
                                                                  -----------
                                                                       14,529
                                                                  -----------

               MEDICAL INSTRUMENTS 1.3%
     103,200   Candela Corporation<F1>                                  1,393
      86,000   KeraVision, Inc.<F1>                                       903
                                                                  -----------
                                                                        2,296
                                                                  -----------
                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

MICROCAP FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               OIL & GAS - DOMESTIC 4.1%
      99,400   Cabot Oil & Gas Corporation                             $1,603
     110,500   Cross Timbers Oil Company                                1,229
     122,500   HS Resources, Inc.<F1>                                   1,914
      64,400   Louis Dreyfus Natural Gas Corp.<F1>                      1,288
     272,800   Range Resources Corporation                              1,023
                                                                  -----------
                                                                        7,057
                                                                  -----------

               OIL & GAS SERVICES 6.1%
      55,800   Cal Dive International, Inc.<F1>                         1,876
     223,400   Horizon Offshore, Inc.<F1>                               1,396
     160,500   Key Energy Services, Inc.<F1>                              722
      43,700   Maverick Tube Corporation<F1>                              808
      81,700   Midcoast Energy Resources, Inc.                          1,491
     160,700   Oceaneering International, Inc.<F1>                      2,179
     106,100   Superior Energy Services, Inc.<F1>                         663
      90,200   Unit Corporation<F1>                                       586
      38,900   UTI Energy Corporation<F1>                                 746
                                                                  -----------
                                                                       10,467
                                                                  -----------

               PRIVATE CORRECTION FACILITIES 2.3%
     307,100   Cornell Corrections, Inc. <F1>                           3,973
                                                                  -----------

               RETAIL 5.6%
     128,400   Charlotte Russe Holding, Inc.<F1>                        1,814
     139,800   Chico's Fas, Inc.<F1>                                    4,386
      80,900   Party City Corporation<F1>                                 103
      88,300   Steven Madden, Ltd.<F1>                                  1,082
     135,100   Ultimate Electronics, Inc.<F1>                           2,297
                                                                  -----------
                                                                        9,682
                                                                  -----------

               SCHOOLS 3.4%
     139,400   Career Education Corporation<F1>                         3,067
     132,500   Corinthian Colleges, Inc.<F1>                            2,584
     309,500   EduTrek International, Inc.<F1>                            253
                                                                  -----------
                                                                        5,904
                                                                  -----------

               TELECOMMUNICATIONS 11.4%
     158,100   Adelphia Business Solutions, Inc.<F1>                    4,486
      42,800   Aether Systems, Inc.<F1>                                 2,977
     214,300   DSL.net Inc.<F1>                                         2,063
     128,600   Metro One Telecommunicatiuons, Inc.<F1>                  1,993
      44,000   NorthEast Optic Network, Inc.<F1>                        1,601
     117,100   Transaction Network Services, Inc.<F1>                   4,662
      17,000   Triton PCS Holdings, Inc.<F1>                              599
      49,400   US LEC Corp.<F1>                                         1,368
                                                                  -----------
                                                                       19,749
                                                                  -----------


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------

               TELECOMMUNICATIONS EQUIPMENT 10.9%
     213,900   Ancor Communications, Inc.<F1>                          $6,778
     104,000   Digital Microwave Corporation<F1>                        1,547
      19,300   Interspeed, Inc.<F1>                                       214
     137,400   P-Com, Inc.<F1>                                            635
     175,800   Paradyne Networks, Inc.<F1>                              5,340
     158,400   REMEC, Inc.<F1>                                          1,652
      12,800   Sycamore Networks, Inc.<F1>                              2,752
                                                                  -----------
                                                                       18,918
                                                                  -----------

               VETERINARY HOSPITALS 0.8%
     123,000   Veterinary Centers of America, Inc. <F1>                 1,445
                                                                  -----------

               Total Common Stock (Cost $134,973)                     169,274
                                                                  -----------

   Number
  of Shares
(in thousands)
--------------

               SHORT-TERM INVESTMENTS 1.5%
               INVESTMENT COMPANIES 1.5%
       2,495   Short-Term Investments Co. Liquid Assets Portfolio       2,495
                                                                  -----------

               Total Investment Companies (Cost $2,495)                 2,495
                                                                  -----------

               Total Short-Term Investments (Cost $2,495)               2,495
                                                                  -----------

               Total Investments (Cost $137,468) 99.3%                171,769
                                                                  -----------

               Other Assets, less Liabilities 0.7%                      1,257
                                                                  -----------

               TOTAL NET ASSETS  100.0%                              $173,026
                                                                  ===========

               <F1> Non-income producing
               <F2> Fair valued security

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

    Number                                                            Market
   of Shares                            Industry                      Value
  -----------                           ---------                 -------------

           COMMON AND PREFERRED STOCKS 92.2%

           AUSTRALIA 2.4%
  34,000   Broken Hill Proprietary
             Company Limited            Diversified Operations       $351,181
   2,300   EVN AG                       Utility                       330,022
  31,864   National Australia
             Bank Ltd.                  Banks                         491,434
 305,000   Pasminco Limited             Diversified Minerals          291,568
                                                                  -----------
                                                                    1,464,205
                                                                  -----------

           AUSTRIA 2.2%
   9,787   Bank Austria AG<F1>          Banks                         486,315
   7,000   Boehler-Uddeholm AG          Steel                         292,862
   8,300   VA Technologie AG            Engineering                   554,642
                                                                  -----------
                                                                    1,333,819
                                                                  -----------

           BRAZIL 1.2%
   8,500   Companhia Vale do
             Rio Doce ADR               Diversified Minerals          165,773
   3,100   Telecomunicacoes
             Brasileiras
             SA-Telebras ADR
             Pfd Block                  Telecommunications            241,413
  15,000   Uniao de Bancos
             Brasileiros
             (Unibanco) SA              Banks                         346,875
                                                                  -----------
                                                                      754,061
                                                                  -----------

           CANADA 2.7%
  12,000   Alcan Aluminum Ltd.          Metal - Aluminum              395,250
  45,000   Moore Corporation Ltd.       Business Services             376,875
 146,000   Methanex Corporation<F1>     Chemicals                     406,962
  87,000   Nexfor, Inc.                 Building Products - Wood      440,649
                                                                  -----------
                                                                    1,619,736
                                                                  -----------

           CHINA 0.4%
  57,000   Shandong Huaneng Power
             Company Ltd. ADR           Electric Utility              235,125
                                                                  -----------

           COLOMBIA 0.1%
   9,200   Bancolombia SA ADR           Banks                          39,963
                                                                  -----------

           CROATIA 0.5%
  30,000   Pliva d.d. 144A GDR<F2>      Pharmaceuticals               325,830
                                                                  -----------

           CZECH REPUBLIC 2.4%
 251,500   A/S Ceske Enorgeticke
             Zavody AS<F1>              Electric Power Company        660,201
  96,000   Komercni Banka A.S. ADR      Banks                         811,930
                                                                  -----------
                                                                    1,472,131
                                                                  -----------

           DENMARK 1.2%
   3,500   A/S Forsikringsselskabet
             Codan                      Insurance                     316,742
   5,065   Unidanmark AS                Banks                         393,913
                                                                  -----------
                                                                      710,655
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

    Number                                                            Market
   of Shares                            Industry                      Value
  -----------                           ---------                 -------------

           FINLAND 1.5%
       1   Instrumentarium Corporation  Medical Products                  $34
  73,200   Kemira Oyj                   Chemicals                     451,681
  19,000   Orion-Yhtyma Oyj "B"         Drugs                         451,382
                                                                  -----------
                                                                      903,097
                                                                  -----------

           FRANCE 3.9%
   4,003   Banque Nationale de Paris    Banks                         351,362
   2,100   Compagnie de Saint Gobain    Building & Construction       364,238
  14,300   Rhone-Poulenc SA             Drugs                         799,706
  12,000   Scor Assistance              Insurance                     599,180
  20,000   Usinor SA                    Steel                         277,725
                                                                  -----------
                                                                    2,392,211
                                                                  -----------

           GERMANY 2.3%
  13,300   BASF AG                      Chemicals                     597,682
  18,000   Bilfinger & Berger Bau AG    Building & Construction       368,969
  22,100   Viag AG                      Diversified Manufacturing     407,711
                                                                  -----------
                                                                    1,374,362
                                                                  -----------

           GREAT BRITAIN 8.7%
  55,000   British Airways PLC          Airlines                      285,875
  38,650   British
             Telecommunciations PLC     Telecommunications            699,873
  72,000   Enterprise Oil PLC<F1>       Oil & Gas Exploration         511,585
  26,000   National Westminster
             Bank PLC                   Banks                         586,216
 106,500   Nycomed Amersham PLC         Medical Products              647,493
 163,823   Rolls-Royce PLC<F1>          Aerospace & Aircraft          580,666
  92,394   Royal & Sun Alliance
             Insurance Group PLC        Insurance                     627,685
  53,024   Scottish and Southern
             Energy PLC                 Electricity - Integrated      502,484
 238,916   Storehouse PLC               Retail                        282,277
 203,000   Tesco PLC                    Retail - Food                 602,937
                                                                  -----------
                                                                    5,327,091
                                                                  -----------

           HONG KONG 4.4%
  53,400   HSBC Holdings PLC            Banks                         643,487
  62,000   Hutchison Whampoa Limited    Diversified Operations        622,434
 125,047   Jardine Matheson
             Holdings Ltd.              Diversified Operations        537,702
 2,340,000 Pacific Ports
             Company Ltd.<F1>           Transportation Services       268,048
 142,000   Peregrine Investments
             Holdings Limited           Financial Services                  0
 782,500   Swire Pacific Ltd.           Diversified Operations        579,107
                                                                  -----------
                                                                    2,650,778
                                                                  -----------

           INDIA 0.4%
  21,000   BSES Ltd. 144A GDR<F2>       Electric Utility              234,127
                                                                  -----------

           INDONESIA 0.7%
 255,000   PT Indonesian Satellite      Telecommunications            414,725
                                                                  -----------
           ITALY 1.4%
  40,000   Burgo (Cartiere) SPA         Paper Products                294,334
  69,000   Societa Assicuratrice
             Industriale                Insurance                     326,395
  74,000   Telecom Italia Mobile SPA    Telecommunications            256,701
                                                                  -----------
                                                                      877,430
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

    Number                                                            Market
   of Shares                            Industry                      Value
  -----------                           ---------                 -------------

           JAPAN 25.3%
  20,000   Aoyama Trading Co., Ltd.     Retail - Apparel/Shoes       $638,176
 115,000   Asahi Chemical
             Industry, Ltd.             Chemicals                     694,232
  91,000   The Dai-Ichi Kangyo
             Bank, Ltd.                 Banks                       1,246,934
  42,000   Daiichi Pharmaceutical
             Co., Ltd.                  Drugs                         601,667
  49,800   Daito Trust
             Construction Co.           Real Estate                   743,946
  52,000   Daiwa House Industry
             Co., Ltd.                  Construction                  475,355
 129,000   Daiwa Securities
             Company Limited            Financial Services          1,375,786
 101,000   Hitachi Ltd.                 Electrical Products         1,090,715
 125,000   Kyudenko Co., Ltd.           Electrical Engineering        515,044
 360,000   Marubeni Corporation         Distribution / Wholesale    1,145,266
  31,000   Marui Co., Ltd.              Retail                        585,186
  22,000   NEC Corporation              Electrical Products           444,806
 125,600   Nichido Fire &
             Marine Insurance           Insurance                     771,460
 204,000   Nippon Fire &
             Marine Insurance           Insurance                     807,321
 110,000   Nishimatsu Construction
             Co., Ltd.                  Building & Construction       578,670
      36   NTT Mobile Communication
             Network, Inc               Telecommunications            955,539
  22,000   Sankyo Company, Ltd.         Drugs                         626,102
 134,000   The Sumitomo Trust &
             Banking Co., Ltd.          Banks                       1,368,762
 120,000   The Toyo Trust &
             Banking Co., Ltd.          Banks                         758,911
                                                                  -----------
                                                                   15,423,878
                                                                  -----------

           MALAYSIA 3.2%
 180,000   Malakoff Bhd                 Agricultural Operations       421,579
 241,000   Malayan Banking Bhd          Banks                         818,132
  70,400   O.Y.L. Industries Bhd        Air & Heating Systems         159,326
 450,000   Road Builder (M)
             Holdings Bhd               Building & Construction       537,632
                                                                  -----------
                                                                    1,936,669
                                                                  -----------
           MEXICO 1.3%
   9,000   Telefonos de Mexico SA       Telecommunications            769,500
                                                                  -----------

           NETHERLANDS 3.6%
  10,200   DSM NV                       Chemicals                     385,998
  48,500   EVC International NV         Chemicals                     433,354
  14,754   Koninklijke Ahrend NV        Office & Funiture             202,396
  13,000   Koninklijke KPN NV           Telecommunications            666,740
  18,000   Koninklijke Pakhoed NV       Warehousing &
                                          Harbor Services             502,365
                                                                  -----------
                                                                    2,190,853
                                                                  -----------

           NEW ZEALAND 2.7%
 361,000   Air New Zealand Limited
             - Class B                  Air Transportation            533,597
 434,000   Carter Holt Harvey Limited   Paper Products                549,228
 252,000   Fletcher Challenge Energy    Oil & Gas Exploration         580,410
                                                                  -----------
                                                                    1,663,235
                                                                  -----------

           NORWAY 1.6%
  25,000   Bergesen d.y. ASA "B"        Transportation                385,616
  20,000   Odfjell ASA "A"              Marine Services               243,480
  16,700   Sparebanken NOR              Banks                         366,163
                                                                  -----------
                                                                      995,259
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

    Number                                                            Market
   of Shares                            Industry                      Value
  -----------                           ---------                 -------------

           PHILIPPINES 1.1%
  33,000   Metropolitan Bank &
             Trust Company              Banks                        $246,575
  20,000   Philippine Long Distance
             Telephone Company          Telecommunications            415,940
                                                                  -----------
                                                                      662,515
                                                                  -----------
           RUSSIA 0.6%
   4,700   Lukoil Holding ADR           Oil & Gas - International     148,896
  41,000   Rostelecom ADR               Telecommunications            225,500
                                                                  -----------
                                                                      374,396
                                                                  -----------

           SINGAPORE 2.9%
  80,000   Asia Pulp & Paper
             Company Ltd. ADR<F1>       Paper Products                555,000
  97,000   City Developments Limited    Real Estate                   501,382
  90,000   United Overseas Bank Ltd.    Banks                         681,572
                                                                  -----------
                                                                    1,737,954
                                                                  -----------

           SLOVAK REPUBLIC 0.6%
  13,000   Nafta Gbely AS               Geological Exploration        140,711
  30,000   Slovakofarma 144A GDR <F2>   Health & Beauty Aids           88,500
  39,000   VSZ AS <F1>                  Steel                         136,021
                                                                  -----------
                                                                      365,232
                                                                  -----------

           SOUTH AFRICA 2.1%
  11,416   AngloGold Limited            Mining                        644,646
 182,500   Standard Bank Investment
             Corporation Limited        Banks                         623,678
                                                                  -----------
                                                                    1,268,324
                                                                  -----------

           SPAIN 3.0%
  13,500   Catalana Occidente           Insurance                     268,212
  12,000   Construcciones y
             Auxiliar de
             Ferrocarriles SA           Manufacturing - Misc.         300,221
  46,000   Iberdrola SA                 Electricity - Distribution    670,199
  30,000   Repsol SA                    Oil & Gas - International     618,102
                                                                  -----------
                                                                    1,856,734
                                                                  -----------

           SWEDEN 3.8%
   8,956   ABB Ltd.<F1>                 Engineering                   890,360
  35,490   AssiDoman AB                 Paper & Related Products      633,273
  17,612   AstraZeneca Group PLC        Drugs                         794,210
                                                                  -----------
                                                                    2,317,843
                                                                  -----------

           SWITZERLAND 2.4%
     413   Holderbank                   Building Products             508,762
     700   Schweizerische
             Lebensversicherungs-und
             Rentenanstalt              Insurance                     413,467
   1,750   UBS AG                       Bank                          509,369
                                                                  -----------
                                                                    1,431,598
                                                                  -----------

           THAILAND 1.6%
 710,000   Thai Farmers Bank
             Public Company Limited     Banks                       1,002,461
                                                                  -----------

           Total Common and Preferred Stocks (Cost $55,116,069)    56,125,797
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

    Number                                                            Market
   of Shares                            Industry                      Value
  -----------                           ---------                 -------------

           SHORT-TERM INVESTMENTS 7.0%
           INVESTMENT COMPANIES 3.4%
  10,000   Genesis Chile Fund           Investment Companies         $270,000
 101,000   Korea Fund, Inc.             Investment Companies        1,287,750
      63   Thailand International Fund  Investment Companies          535,500
                                                                  -----------

           Total Investment Companies (Cost $2,084,502)             2,093,250
                                                                  -----------

 Principal
  Amount
 ---------

           VARIABLE RATE DEMAND NOTES 3.6%
$2,178,739 Chase U.S.                                               2,178,739
                                                                  -----------

           Total Variable Rate Demand Notes (Cost $2,178,739)       2,178,739
                                                                  -----------

           Total Short-Term Investments (Cost $4,263,241)           4,271,989
                                                                  -----------

           Total Investments (Cost $59,379,310) 99.2%              60,397,786
                                                                  -----------

           Other Assets, less Liabilities 0.8%                        487,418
                                                                  -----------

           TOTAL NET ASSETS 100%                                  $60,885,204
                                                                  ===========

           <F1> Non-income producing
           <F2> Unregistered security

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS


--------------------------------------------------------------------------------
                          1999: THE FLIP SIDE OF 1998
--------------------------------------------------------------------------------

This year was marked by a dramatic rise in interest rates as the U.S. economy remained robust and fears of inflation persisted. As illustrated by the chart below, interest rates for all maturities rose significantly, depressing bond prices. The Federal Reserve raised the Federal Funds rate by 0.75%; 0.25% in June, 0.25% in August, and another increase of 0.25% in November which completely reversed the easing moves undertaken in 1998. In many ways, 1999 was the flip side of 1998.
                        TREASURY YIELD CURVE COMPARISON

                    MATURITY   10/31/98   10/31/99    YTD
                    (YEARS)    YIELD (%) YIELD (%)  CHANGE
                    --------   --------   ---------------
                    1 YEAR       4.18      5.41      1.23
                    2 YEAR       4.11      5.78      1.67
                    5 YEAR       4.23      5.94      1.71
                    10 YEAR      4.60      6.02      1.42
                    30 YEAR      5.15      6.16      1.01

Last year, mild inflation, stalling Asian economies and hints of slower domestic growth provided good support for bonds. Additionally, the near collapse of some prominent hedge funds caused the Federal Reserve to provide additional liquidity to the system, resulting in lower U.S. Treasury yields and higher prices. This year, with the recovery in Asia, stability in the financial system and solid economic growth paced by the U.S. consumer, interest rates reversed course. While the interim volatility is tough for bond investors (and their portfolio managers!), the bond market once again is acting like a thermostat for the economy. We contend the rise in rates will lead to a longer, more sustainable economic expansion. Interest rates, at current levels, provide our bond investors with attractive opportunities.

             ATTRACTIVE REAL YIELDS:  AN OPPORTUNITY FOR INVESTORS

The rise in interest rates in 1999 presents attractive valuations in the bond market. Real yields, or the nominal yield of a bond minus the current or expected rate of inflation, are high as shown below for three U.S. Treasury maturities representing intermediate term securities.

                                          3 YEAR         5 YEAR        10 YEAR
  Historical Average Real Yield
    (1960-10/31/99)                       2.41%          2.56%          2.75%
  Current Real Yield - 10/31/99           3.30%          3.37%          3.42%

Current real yields are substantially higher than historical averages and provide a positive backdrop for all bond investors.

                     CHANGING LANDSCAPE IN THE BOND MARKET

During 1999, we continue to observe record new issuance of debt by U.S. and foreign corporations. According to Lehman Brothers, a record $235 billion of net new supply of corporate bonds will be issued in 1999 while net new issuance of U.S. Treasuries will actually be negative for the second straight year. These divergent trends in U.S. Treasury and corporate bond supply are changing the composition of the bond market. In summary, the U.S. Treasury budget surplus has allowed the Treasury to reduce its issuance of bonds, while the corporate bond supply expanded as companies took on new debt in order to leverage their potential return on equity. (see chart below)

                                 NET NEW SUPPLY
           INVESTMENT GRADE CORPORATE DEBT VERSUS U.S. TREASURY DEBT


                         Corporate       Treasury
                           Supply         Supply
                          --------       --------
         1992               72.77         282.50
         1993               66.36         235.40
         1994               30.36         136.50
         1995               84.72         181.20
         1996               96.92         152.50
         1997              104.67          (2.90)
         1998              219.25        (101.00)
1999 estimate              235.00         (78.50)
Source: Lehman Brothers, Merrill Lynch, U.S. Treasury

                                                            (LOGO) FIRSTAR FUNDS

                        OVERALL LOWER QUALITY CORPORATES

The record increase of investment-grade corporate supply comes at a time when overall credit ratings on corporate debt have deteriorated. Since the 1970's, there has been a steady shift in the corporate bond market away from AAA and AA rated bonds toward A and BAA. The data for this chart (provided by Lehman Brothers, since the inception of its corporate bond index) shows that the new supply has been lower quality and also the number of downgrades by rating agencies has decisively and consistently exceeded the number of upgrades. This phenomenon has occurred during periods of both economic expansion and recession, during periods of both rising and falling interest rates, and during periods of both yield curve flattening and steepening. We expect this trend to continue as U.S. corporate management teams continue their focus on stockholder value rather than maintaining very high quality debt ratings.

            QUALITY ANALYSIS OF THE LEHMAN BROTHERS CORPORATE INDEX
                         1973 THROUGH OCTOBER 31, 1999


Year         AAA Index    AA Index     A Index    BAA Index      Total     AAA Index    AA Index     A Index     BAA Index
----        ----------   ----------  ----------   ----------  ----------   ----------  ----------   ----------  ----------
1973          32,313      36,377       38,616      11,226      118,532      27.26%       30.69%      32.58%        9.47%
1974          34,185      32,656       39,255      10,653      116,749      29.28%       27.97%      33.62%        9.12%
1975          42,661      42,450       51,469      18,099      154,679      27.58%       27.44%      33.27%       11.70%
1976          50,599      53,992       61,095      25,005      190,691      26.53%       28.31%      32.04%       13.11%
1977          50,211      55,714       64,123      23,432      193,480      25.95%       28.80%      33.14%       12.11%
1978          47,403      53,520       63,545      21,471      185,939      25.49%       28.78%      34.18%       11.55%
1979          49,579      45,464       64,809      18,745      178,597      27.76%       25.46%      36.29%       10.50%
1980          45,002      45,190       65,096      22,384      177,672      25.33%       25.43%      36.64%       12.60%
1981          37,396      45,841       65,422      24,637      173,296      21.58%       26.45%      37.75%       14.22%
1982          43,682      66,254       79,812      43,808      233,556      18.70%       28.37%      34.17%       18.76%
1983          18,891      82,079       88,797      45,623      235,390       8.03%       34.87%      37.72%       19.38%
1984          11,781     101,772       97,884      43,969      255,406       4.61%       39.85%      38.32%       17.22%
1985          17,768     114,107      125,689      58,936      316,500       5.61%       36.05%      39.71%       18.62%
1986          31,828     140,549      136,861      83,806      393,044       8.10%       35.76%      34.82%       21.32%
1987          39,949     140,014      124,864      84,920      389,747      10.25%       35.92%      32.04%       21.79%
1988          34,423     112,733      154,172     108,899      410,227       8.39%       27.48%      37.58%       26.55%
1989          77,703     139,985      181,728     114,072      513,488      15.13%       27.26%      35.39%       22.22%
1990          87,593     143,857      188,156     121,185      540,791      16.20%       26.60%      34.79%       22.41%
1991          62,917     131,578      268,762     137,657      600,914      10.47%       21.90%      44.73%       22.91%
1992          55,280     134,821      284,322     185,399      659,822       8.38%       20.43%      43.09%       28.10%
1993          46,422     113,290      341,658     195,292      696,662       6.66%       16.26%      49.04%       28.03%
1994          65,657     107,612      333,843     156,887      663,999       9.89%       16.21%      50.28%       23.63%
1995          38,869     144,349      416,248     193,757      793,223       4.90%       18.20%      52.48%       24.43%
1996          36,753     154,466      442,920     203,644      837,783       4.39%       18.44%      52.87%       24.31%
1997          41,440     181,546      462,615     276,812      962,413       4.31%       18.86%      48.07%       28.76%
1998          68,485     248,867      502,832     376,459    1,196,643       5.72%       20.80%      42.02%       31.46%
Oct-99        71,477     223,389      516,947     338,246    1,150,059       6.22%       19.42%      44.95%       29.41%


SOURCE: LEHMAN BROTHERS
QUALITY BREAKDOWN OF THE LEHMAN BROTHERS INVESTMENT GRADE CORPORATE BOND INDEX.

               CORPORATE DEBT EXPERIENCES AN INCREASE IN DEFAULTS

In addition to the increase in corporate issuance, we have also observed a record number of corporations defaulting on their debt. Although the U.S. economy has experienced record expansion during the past nine years, Standard & Poor's reports a total of $34 billion in corporate debt will default in 1999. This trend is of particular concern as record default rates generally occur during economic recessions, not expansions.

Corporate Debt Defaults
(in $ millions)

                              Total Debt
        Year                 ($ millions)
   --------------           --------------
        1981                       $60
        1982                      $843
        1983                      $417
        1984                      $648
        1985                    $1,176
        1986                    $3,263
        1987                    $9,056
        1988                    $4,439
        1989                    $5,965
        1990                   $15,094
        1991                   $19,800
        1992                    $4,740
        1993                    $1,425
        1994                    $4,060
        1995                    $7,250
        1996                    $3,639
        1997                    $4,348
        1998                   $10,858
   1999 10 months              $34,285


Source: Standard & Poor's

                                 LOOKING AHEAD

Volatility and changes in the bond market landscape continue to provide opportunities for investors. This environment, however, is not without risk. Our fixed-income team continues to work to take advantage of the opportunities and volatility while controlling the risk. Current real yields are substantially higher than historical averages and provide a positive backdrop for all bond investors. In addition, we have witnessed a tightening of spreads on corporate bonds from historically wide levels seen in the fall of 1998. During 1999, we took advantage of wide spreads and selectively increased the Funds' exposure to spread product sectors. Overall, this had a positive impact on performance for the year. Our fixed-income research team will continually and diligently screen the bond market to add value while controlling risk. We are committed to providing our shareholders with a disciplined investment strategy in all environments. Although we are witnessing a different bond market from 1998, we are pleased with the added-value results achieved throughout the year.

As the year ends, we look forward to the prospects of delivering consistent and competitive fixed-income results for investors as we enter the new millennium. Thank you for your support.

MARY ELLEN STANEK, CFA        DANIEL A. TRANCHITA, CFA
SHARON deGUZMAN               WARREN D. PIERSON, CFA
Portfolio Managers - Firstar Investment Research & Management Company, LLC (FIRMCO)

                                                            (LOGO) FIRSTAR FUNDS


--------------------------------------------------------------------------------
                          SHORT-TERM BOND MARKET FUND
--------------------------------------------------------------------------------

FIRSTAR SHORT-TERM BOND MARKET FUND seeks to provide an annual rate of total return comparable to that of the Lehman Brothers 1-3 Year Government/Corporate Bond Index, before Fund expenses. In order to achieve its objective, the Fund may invest in securities with short to intermediate remaining maturities.

This Fund's maturity mix gives the portfolio an overall AVERAGE MATURITY OF 2.3 YEARS and a DURATION OF 1.7 YEARS. Since the Firstar Short-Term Bond Market Fund's duration is just under 2 years, the Fund is the shortest of all the Firstar taxable bond funds and has historically displayed the least downward price movement when interest rates increase, but has exhibited the least upward price movement when interest rates decrease. While the Fund's duration is the single most significant determinant of its return, the Fund's sector allocation is also important.

During 1999, spreads on corporate bonds, asset-backed and mortgage-backed securities tightened from historically wide levels in the fall of 1998. Since that time, we selectively increased the Fund's exposure to these sectors. With the spreads contracting, these sectors have contributed positively to the performance of the Fund over the past year.

CORPORATE BONDS
The Fund's careful, research-intensive process of selecting investment-grade corporate issues, asset-backed securities and mortgages gives the Fund a high-quality focus. As of October 31, 1999, the Fund had 62% invested in securities rated AAA or higher. Currently the Fund's exposure to the corporate sector represents 35%. Sectors of the corporate market that we continue to favor include finance, banking and brokerage.

MORTGAGE-BACKED AND ASSET-BACKED SECURITIES
In general, we purchase only the highest rated (Aaa and Agency) collateralized mortgage obligations (CMOs) and asset-backed securities (ABS). We utilize shorter duration structures with more predictable "cash flow" characteristics. This restrained use of mortgage- and asset-backed securities instruments is a by-product of our requirement to precisely measure the duration of the portfolio and ensure we "match" the duration of the benchmark index at all times. The Firstar Short-Term Bond Market Fund currently invests 40% in mortgages and asset-backed securities.

CONSISTENCY IS THE HALLMARK OF OUR APPROACH
Since Firstar Short-Term Bond Market Fund's inception on 12/29/89, we have adhered to the same disciplined management approach. During the past 9+ years the financial markets have become more volatile. THE HALLMARK OF OUR APPROACH HAS BEEN THE FUND'S CONSISTENT PERFORMANCE IN ALL MARKET CLIMATES. Firstar Short-Term Bond Market Fund's returns have been comparable to the benchmark in periods of rising interest rates and falling interest rates. Our goal is to continue to deliver this same consistent performance in the future.

We look forward to continuing to serve you as a Firstar Fund shareholder.

PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
(PHOTO)                       (PHOTO)
MARY ELLEN STANEK, CFA        SHARON deGUZMAN

MARY ELLEN STANEK, CFA, President and Chief Executive Officer of Firstar Investment Research &Management Company, LLC (FIRMCO) and SHARON DEGUZMAN, Assistant Vice President and Portfolio Manager, co-manage the Fund _ Mary Ellen since its inception on December 29, 1989 and Sharon since March 1, 1999. Mary Ellen has 21 years of investment management experience and was named a Director of FIRMCO in 1992 and President in 1994. Prior to joining FIRMCO, she headed the Fixed Income and Quantitative Investment Management Department at Firstar Trust Company. Mary Ellen received her BA from Marquette University in 1978 and her MBA from the University of Wisconsin-Milwaukee in 1984. Sharon has been with FIRMCO since 1994 and has eight years of investment experience. She received her BA from Eastern Illinois University in 1988. Mary Ellen is a Chartered Financial Analyst.

                                                            (LOGO) FIRSTAR FUNDS

                                                    LEHMAN BROTHERS
                     FIRSTAR SHORT-TERM                 1-3 YEAR
                     BOND MARKET FUND -               GOV'T./CORP.
                       INSTITUTIONAL                   INDEX<F4>
                    -------------------           -------------------
12/29/89                   10,000                        10,000
10/90                      10,464                        10,738
10/91                      11,865                        11,964
10/92                      12,966                        12,943
10/93                      13,833                        13,712
10/94                      14,035                        13,879
10/95                      15,290                        15,118
10/96                      16,177                        16,030
10/97                      17,223                        17,073
10/98                      18,402                        18,364
10/99                      19,031                        18,952

This chart assumes an initial investment of $10,000 made on 12/29/89 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR YEARS ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

                                     1       3       5
                                    Year   Years   Years    Since Inception
--------------------------------------------------------------------------------
FIRSTAR SHORT-TERM BOND
  MARKET FUND - INSTITUTIONAL        3.4    5.6     6.3      6.8 (12/29/89)
FIRSTAR SHORT-TERM
  BOND MARKET FUND - A - NO LOAD     3.2    5.3     6.0      6.6 (12/29/89)
FIRSTAR SHORT-TERM BOND
  MARKET FUND - A - LOAD<F2>       (0.7)    4.0     5.2      6.2 (12/29/89)
FIRSTAR SHORT-TERM BOND
  MARKET FUND - B - NO LOAD            -      -       -    2.2 (3/1/99)<F1>
FIRSTAR SHORT-TERM BOND
  MARKET FUND - B - LOAD<F3>           -      -       -  (2.8) (3/1/99)<F1>
LEHMAN BROTHERS 1-3 YEAR
  GOV'T./CORP. BOND INDEX<F4>        3.2    5.7     6.4      6.7 (12/29/89)
--------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)
<F1> Series B performance for the period March 1, 1999 to October 31, 1999 is not annualized.
<F2> Reflects maximum sales charge of 3.75%.
<F3> Reflects maximum deferred sales charge of 5.00%.
<F4> The Lehman Brothers 1-3 Year Gov't./Corp. Bond Index is an unmanaged market value weighted index measuring both principal price changes of, and income provided by, the underlying universe of securities that comprise the index. Securities included in the index must meet the following criteria: fixed as opposed to variable rate; not less than one year to maturity; not more than three years remaining to maturity; and minimum outstanding par value of $100 million. An investment cannot be made directly in an index.

The Lehman Brothers 1-3 Year Government/Corporate Bond Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Lehman Brothers Government/Corporate Bond Index are trademarks of Lehman Brothers. The Fund, its Adviser and the Co-Administrators are not affiliated in any way with Lehman Brothers. Inclusion of a security in a bond index in no way implies an opinion by Lehman Brothers as to its attractiveness or appropriateness as an investment. Lehman Brothers' publication of the bond index is not made in connection with any sale or offer for sale of securities or any solicitation of orders for the purchase of securities.

Effective at the close of business January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 3.75% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

SECTOR DISTRIBUTION
10/31/99
-----------------------------------
U.S. TREASURY                   21%
-----------------------------------
U.S. GOVERNMENT AGENCY           0%
-----------------------------------
MORTGAGE-BACKED<F1>              8%
-----------------------------------
FINANCE, BANKING, BROKERAGE     23%
-----------------------------------
INDUSTRIAL                       2%
-----------------------------------
UTILITY                          3%
-----------------------------------
INTERNATIONAL/YANKEE             7%
-----------------------------------
ASSET-BACKED                    32%
-----------------------------------
CASH AND OTHER                   4%
-----------------------------------
TAXABLE MUNICIPAL                0%
-----------------------------------
TOTAL                          100%
-----------------------------------

PORTFOLIO COMPOSITION
10/31/99
-----------------------------------
AVERAGE MATURITY          2.3 YEARS
-----------------------------------
AVERAGE DURATION          1.7 YEARS
-----------------------------------
<F1> incl. U.S. Govt. Agency-Backed

QUALITY DISTRIBUTION
10/31/99
-----------------------------------
U.S. TREASURY                   21%
-----------------------------------
U.S. GOVERNMENT AGENCY           3%
-----------------------------------
Aaa                             38%
-----------------------------------
Aa                               4%
-----------------------------------
A                               18%
-----------------------------------
Baa                             16%
-----------------------------------
Ba                               0%
-----------------------------------
TOTAL                          100%
-----------------------------------

SEC 30-DAY YIELD
-----------------------------------
INSTITUTIONAL                 5.98%
-----------------------------------
A - NO LOAD                   5.73%
-----------------------------------
A - LOAD                      5.52%
-----------------------------------
B - NO LOAD                   4.98%
-----------------------------------

TOTAL FUND NET ASSETS
10/31/99
-----------------------------------
$196,618,206
-----------------------------------

                                                            (LOGO) FIRSTAR FUNDS

--------------------------------------------------------------------------------
                         INTERMEDIATE BOND MARKET FUND
--------------------------------------------------------------------------------

FIRSTAR INTERMEDIATE BOND MARKET FUND seeks to provide an annual rate of total return comparable to that of the Lehman Brothers Intermediate
Government/Corporate Bond Index, before Fund expenses. In order to achieve its objective, the Fund may invest in securities with long remaining maturities (10 years or longer) in addition to shorter bonds and notes.

This Fund's maturity mix gives the portfolio an overall AVERAGE MATURITY OF 5.5 YEARS and a DURATION OF 3.4 YEARS. Firstar Intermediate Bond Fund's duration is just over three years and is between the durations of the other Firstar taxable bond funds. If interest rates rise this Fund will display more downward price movement than the Short-Term Bond Market Fund and less than the Bond IMMDEXTM Fund. When interest rates fall, this Fund will exhibit more upward price movement than Short-Term Bond Market Fund and less than the Bond IMMDEX/TM Fund.

During 1999, spreads on corporate bonds, asset-backed and mortgage-backed securities tightened from historically wide levels in the fall of 1998. Since that time, we selectively increased the Fund's exposure to these sectors. With the spreads contracting, these sectors have contributed positively to the performance of the Fund over the past year.

CORPORATE BONDS
The Fund's careful, research-intensive process of selecting investment-grade corporate issues, asset-backed securities and mortgages gives the Fund a high-quality focus. Currently the Fund's exposure to the corporate sector represents 56%. Sectors of the corporate market that we continue to favor include finance, banking and brokerage.

MORTGAGE-BACKED AND ASSET-BACKED SECURITIES
In general, we purchase only the highest rated (Aaa and Agency) collateralized mortgage obligations (CMOs) and asset-backed securities (ABS). We utilize shorter duration structures with more predictable "cash flow" characteristics. This restrained use of mortgage and ABS instruments is a by-product of our requirement to precisely measure the duration of the portfolio and ensure we "match" the duration of the benchmark index at all times. The Firstar Intermediate Bond Market Fund currently invests 22% in mortgage- and asset-backed securities.

CONSISTENCY IS THE HALLMARK OF OUR APPROACH
Since Firstar Intermediate Bond Market Fund's inception on 1/5/93, we have adhered to the same disciplined management approach. During the past 6+ years the financial markets have become more volatile. THE HALLMARK OF OUR APPROACH HAS BEEN THE FUND'S CONSISTENT PERFORMANCE IN ALL MARKET CLIMATES. Firstar Intermediate's returns have been comparable to the benchmark in periods of rising interest rates and falling interest rates. Our goal is to continue to deliver this same consistent performance in the future.

We look forward to continuing to serve you as a Firstar Fund shareholder.

PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
(PHOTO)                       (PHOTO)
MARY ELLEN STANEK, CFA        WARREN D. PIERSON, CFA

MARY ELLEN STANEK, CFA, President and Chief Executive Officer of Firstar Investment Research &Management Company, LLC (FIRMCO) and WARREN D. PIERSON, CFA, Senior Vice President and Senior Portfolio Manager co-manage the Fund, Mary Ellen since its inception on January 5, 1993 and Warren since March 1, 1999. Mary Ellen has 21 years of investment management experience and was named a Director of FIRMCO in 1992 and President in 1994. Prior to joining FIRMCO, she headed the Fixed Income and Quantitative Investment Management Department at Firstar Trust Company. Mary Ellen received her BA from Marquette University in 1978 and her MBA from the University of Wisconsin-Milwaukee in 1984. Warren has been with Firstar since 1985 and has 14 years of investment management experience. He received his BA from Lawrence University in 1984. Mary Ellen and Warren are both Chartered Financial Analysts.

                                                            (LOGO) FIRSTAR FUNDS


                    FIRSTAR INTERMEDIATE            LEHMAN BROTHERS
                     BOND MARKET FUND -               INTERMEDIATE
                       INSTITUTIONAL             GOV'T./CORP. BOND <F4>
                   ----------------------        ----------------------
1/5/93                     10,000                        10,000
10/93                      10,858                        10,844
10/94                      10,670                        10,635
10/95                      11,978                        11,968
10/96                      12,669                        12,663
10/97                      13,602                        13,612
10/98                      14,665                        14,853
10/99                      14,946                        15,000

This chart assumes an initial investment of $10,000 made on 1/5/93 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.


--------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR YEARS ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

                                     1       3       5
                                    Year   Years   Years    Since Inception
--------------------------------------------------------------------------------
FIRSTAR INTERMEDIATE BOND
  MARKET FUND - INSTITUTIONAL       1.9    5.7     7.0        6.1 (1/5/93)
FIRSTAR INTERMEDIATE BOND
  MARKET FUND - A - NO LOAD          1.7    5.4     6.7        5.9 (1/5/93)
FIRSTAR INTERMEDIATE
  BOND MARKET FUND - A - LOAD<F2>  (2.2)    4.1     5.9        5.3 (1/5/93)
FIRSTAR INTERMEDIATE BOND
  MARKET FUND - B - NO LOAD            -      -       -    1.0 (3/1/99)<F1>
FIRSTAR INTERMEDIATE BOND
  MARKET FUND - B - LOAD<F3>           -      -       -  (4.0) (3/1/99)<F1>
LEHMAN BROTHERS INTERMEDIATE
  GOV'T./CORP. BOND INDEX<F4>        1.0    5.8     7.1        6.1 (1/5/93)
--------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)
<F1> Series B performance for the period March 1, 1999 to October 31, 1999 is not annualized.
<F2> Reflects maximum sales charge of 3.75%.
<F3> Reflects maximum deferred sales charge of 5.00%.
<F4> The Lehman Brothers Intermediate Gov't./Corp. Bond Index is an unmanaged market value weighted index measuring both principal price changes of, and income provided by, the underlying universe of securities that comprise the index. Securities included in the index must meet the following critieria: fixed as opposed to variable rate; remaining maturity of one to ten years; minimum outstanding par value of $100 million; and rated investment grade or higher by Moody's, Standard & Poor's, or Fitch, in that order. An investment cannot be made directly in an index.

The Lehman Brothers 1-3 Year Government/Corporate Bond Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Lehman Brothers Government/Corporate Bond Index are trademarks of Lehman Brothers. The Fund, its Adviser and the Co-Administrators are not affiliated in any way with Lehman Brothers. Inclusion of a security in a bond index in no way implies an opinion by Lehman Brothers as to its attractiveness or appropriateness as an investment. Lehman Brothers' publication of the bond index is not made in connection with any sale or offer for sale of securities or any solicitation of orders for the purchase of securities.

Effective at the close of business January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 3.75% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

SECTOR DISTRIBUTION
10/31/99
-----------------------------------
U.S. TREASURY                   18%
-----------------------------------
U.S. GOVERNMENT AGENCY           0%
-----------------------------------
MORTGAGE-BACKED<F1>              6%
-----------------------------------
FINANCE, BANKING, BROKERAGE     33%
-----------------------------------
INDUSTRIAL                       9%
-----------------------------------
UTILITY                          3%
-----------------------------------
INTERNATIONAL/YANKEE            11%
-----------------------------------
ASSET-BACKED                    16%
-----------------------------------
CASH AND OTHER                   4%
-----------------------------------
TOTAL                          100%
-----------------------------------

PORTFOLIO COMPOSITION
10/31/99
-----------------------------------
AVERAGE MATURITY          5.5 YEARS
-----------------------------------
AVERAGE DURATION          3.4 YEARS
-----------------------------------
<F1> incl. U.S. Gov't. Agency-Backed

QUALITY DISTRIBUTION
10/31/99
-----------------------------------
U.S. TREASURY                   18%
-----------------------------------
U.S. GOVERNMENT AGENCY           3%
-----------------------------------
Aaa                             24%
-----------------------------------
Aa                               8%
-----------------------------------
A                               28%
-----------------------------------
Baa                             19%
-----------------------------------
Ba                               0%
-----------------------------------
TOTAL                          100%
-----------------------------------
SEC 30-DAY YIELD
-----------------------------------
INSTITUTIONAL                 6.37%
-----------------------------------
A - NO LOAD                   6.11%
-----------------------------------
A - LOAD                      5.88%
-----------------------------------
B - NO LOAD                   5.36%
-----------------------------------

TOTAL FUND NET ASSETS
10/31/99
-----------------------------------
$318,031,682
-----------------------------------

                                                            (LOGO) FIRSTAR FUNDS


--------------------------------------------------------------------------------
                       TAX-EXEMPT INTERMEDIATE BOND FUND
--------------------------------------------------------------------------------

FIRSTAR TAX-EXEMPT INTERMEDIATE BOND FUND seeks to provide current income exempt from federal taxes and emphasizes total return with relatively low volatility of principal. In order to achieve its objective, the Fund may invest in securities with long remaining maturities (10 years or longer) in addition to shorter bonds and notes. Currently the Fund does not purchase any issues which are subject to the alternative minimum tax.

This Fund's maturity mix gives it an overall AVERAGE PORTFOLIO MATURITY OF 5.0 YEARS and a DURATION OF 4.1 YEARS. Because Tax-Exempt Intermediate Bond Fund's duration is approximately four years, its NAV will be less price sensitive to changes in interest rates than the typical municipal debt fund which, according to Lipper Analytical Services, has an average duration of 7.8 years. The intermediate average maturity and duration of this Fund protected the Fund from the rise in interest rates over the last twelve months. While the Fund's duration is the single most significant determinant of its return, the Fund's sector allocation is also important. The Fund continues to emphasize high quality holdings, favoring prerefunded, noncallable issues with predictable cash flows.

PREREFUNDED MUNICIPAL BONDS
Prerefunded municipal bonds are municipal bonds that hold U.S. Treasury issues in an escrow account, assuring the timely repayment of interest and principal. As of October 31, 1999, OVER 68% OF THE FUND'S HOLDINGS WERE INVESTED IN PREREFUNDED MUNICIPAL BONDS, RESULTING IN AN AVERAGE CREDIT QUALITY RATING OF AAA FOR THE FUND. With credit spreads in the municipal bond market remaining tight, the Fund's focus on superior quality issues will help minimize the effects of any widening of credit spreads and will protect the Fund from any general deterioration of credit quality in the municipal bond market.

CONSISTENCY IS THE HALLMARK OF OUR APPROACH
Since Firstar Tax-Exempt Intermediate Bond Fund's inception on 2/8/93, we have adhered to the same disciplined management approach. The past 6+ years have brought us more volatility in the fixed-income markets than many would have expected. THE HALLMARK OF OUR APPROACH HAS BEEN THE FUND'S CONSISTENT PERFORMANCE IN ALL MARKET CLIMATES. Our goal is to continue to deliver this same consistent performance in the future.

We look forward to continuing to serve you as a Firstar Fund shareholder.

PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
(PHOTO)
WARREN D. PIERSON, CFA

WARREN D. PIERSON, CFA, Vice President and Senior Portfolio Manager of Firstar Investment Research &Management Company, LLC (FIRMCO) has managed the Fund since June 22, 1993. Warren has been with Firstar since 1985 and has 14 years of investment management experience. He received his BA from Lawrence University in 1984. Warren is a Chartered Financial Analyst.

                                                            (LOGO) FIRSTAR FUNDS


                          FIRSTAR                   LEHMAN BROTHERS
                         TAX-EXEMPT                  5-YEAR GENERAL
                        INTERMEDIATE                   OBLIGATION
                         BOND FUND                  BOND INDEX <F4>
                   ----------------------        ----------------------
2/8/93                     10,000                        10,000
10/93                      10,536                        10,557
10/94                      10,459                        10,499
10/95                      11,440                        11,586
10/96                      11,900                        12,143
10/97                      12,609                        12,934
10/98                      13,351                        13,777
10/99                      13,403                        13,927


This chart assumes an initial investment of $10,000 made on 2/8/93 (inception). Per formance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR YEARS ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

                                     1       3       5
                                    Year   Years   Years    Since Inception
--------------------------------------------------------------------------------
FIRSTAR TAX-EXEMPT INTERMEDIATE
  BOND FUND - INSTITUTIONAL          0.4    4.0     5.1        4.5 (2/8/93)
FIRSTAR TAX-EXEMPT INTERMEDIATE
  BOND FUND - A - NO LOAD            0.1    3.8     4.8        4.3 (2/8/93)
FIRSTAR TAX-EXEMPT INTERMEDIATE
  BOND FUND - A - LOAD<F2>         (3.6)    2.4     4.0        3.6 (2/8/93)
FIRSTAR TAX-EXEMPT INTERMEDIATE
  BOND FUND - B - NO LOAD              -      -       -  (1.6) (3/1/99)<F1>
FIRSTAR TAX-EXEMPT INTERMEDIATE
  BOND FUND - B - LOAD<F3>             -      -       -  (6.4) (3/1/99)<F1>
LEHMAN BROTHERS 5 YEAR GENERAL
  OBLIGATION BOND INDEX<F4>            1.1      4.7       5.8   5.1  (2/8/93)
--------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)
<F1> Series B performance for the period March 1, 1999 to October 31, 1999 is not annualized.
<F2> Reflects maximum sales charge of 3.75%.
<F3> Reflects maximum deferred sales charge of 5.00%.
<F4> The Lehman Brothers 5 Year General Obligation Bond Index, an unmanaged index, is a total return performance benchmark for the investment-grade tax-exempt bond market. To be included in this index, a municipal bond must be a state or local General Obligation bond; have a minimum credit rating of at least Baa; have been issued as part of an offering of at least $50 million; have a maturity amount outstanding of at least $3 million; have been issued within the last five years; and have a maturity of 4 to 6 years. An investment cannot be made directly in an index.

The Lehman Brothers 1-3 Year Government/Corporate Bond Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Lehman Brothers Government/Corporate Bond Index are trademarks of Lehman Brothers. The Fund, its Adviser and the Co-Administrators are not affiliated in any way with Lehman Brothers. Inclusion of a security in a bond index in no way implies an opinion by Lehman Brothers as to its attractiveness or appropriateness as an investment. Lehman Brothers' publication of the bond index is not made in connection with any sale or offer for sale of securities or any solicitation of orders for the purchase of securities.

Effective at the close of business January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 3.75% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

SECTOR DISTRIBUTION
10/31/99
-----------------------------------
GENERAL OBLIGATIONS              8%
-----------------------------------
ESCROWED/PREREFUNDED            68%
-----------------------------------
INSURED                         18%
-----------------------------------
REVENUE                          3%
-----------------------------------
CASH AND OTHER                   3%
-----------------------------------
TOTAL                          100%
-----------------------------------

QUALITY DISTRIBUTION
10/31/99
-----------------------------------
Aaa                             89%
-----------------------------------
Aa                              11%
-----------------------------------
TOTAL                          100%
-----------------------------------

PORTFOLIO COMPOSITION
10/31/99
-----------------------------------
AVERAGE MATURITY          5.0 YEARS
-----------------------------------
AVERAGE DURATION          4.1 YEARS
-----------------------------------

SEC 30-DAY YIELD
-----------------------------------
INSTITUTIONAL                 4.19%
-----------------------------------
A - NO LOAD                   3.94%
-----------------------------------
A - LOAD                      3.79%
-----------------------------------
B - NO LOAD                   3.19%
-----------------------------------

TOTAL FUND NET ASSETS
10/31/99
-----------------------------------
$85,123,822
-----------------------------------

                                                            (LOGO) FIRSTAR FUNDS

--------------------------------------------------------------------------------
                              BOND IMMDEX/TM FUND
--------------------------------------------------------------------------------

FIRSTAR BOND IMMDEXTM FUND seeks to provide an annual rate of total return comparable to that of the Lehman Brothers Government/Corporate Bond Index, before Fund expenses. In order to achieve its objective, the Fund may invest in securities with very long remaining maturities (30 years or longer) in addition to shorter bonds and notes.

INTEREST RATE RISK
This Fund's maturity mix gives the portfolio an overall AVERAGE MATURITY OF 10.3 YEARS and a DURATION OF 5.4 YEARS. Since the Bond IMMDEXTM Fund's duration is just over five years, it is the longest of all the Firstar taxable bond funds and will display the greatest downward price movement when interest rates increase, but will exhibit the greatest upward price movement when interest rates decrease. While the Fund's duration is the single most significant determinant of its return, the Fund's allocation to the following sectors is also important.

During 1999, spreads on corporate bonds, asset-backed and mortgage-backed securities tightened from historically wide levels in the fall of 1998. Since that time, we selectively increased the Fund's exposure to these sectors. With the spreads contracting, these sectors have contributed positively to the performance of the Fund over the past year.

CORPORATE BONDS
The Fund's careful, research-intensive process of selecting investment-grade corporate issues and mortgage securities gives the Fund a high-quality focus. Currently the Fund's exposure to the corporate sector represents 60%. Sectors of the corporate market that we continue to favor include finance, banking, brokerage and dollar-denominated Yankees.

MORTGAGE-BACKED AND ASSET-BACKED SECURITIES
In general, we purchase only the highest rated (Aaa and Agency) collateralized mortgage obligations (CMOs) and asset-backed securities (ABS). We utilize shorter duration structures with more predictable "cash flow" characteristics. This restrained use of mortgage- and asset-backed instruments is a by-product of our requirement to precisely measure the duration of the portfolio and ensure we "match" the duration of the benchmark index at all times. The Bond IMMDEXTM Fund currently invests 10% in mortgages and asset-backed securities.

CONSISTENCY IS THE HALLMARK OF OUR APPROACH
Since Firstar Bond IMMDEXTM Fund's inception on 12/29/89, we have adhered to the same disciplined management approach. During the past 9+ years the financial markets have become more volatile. THE HALLMARK OF OUR APPROACH HAS BEEN THE FUND'S CONSISTENT PERFORMANCE IN ALL MARKET CLIMATES. Firstar Bond IMMDEX/TM's returns have been comparable to the benchmark in periods of rising interest rates and falling interest rates. Our goal is to continue to deliver this same consistent performance in the future.

We look forward to continuing to serve you as a Firstar Fund shareholder.



PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
(PHOTO)                       (PHOTO)
MARY ELLEN STANEK, CFA        DANIEL TRANCHITA, CFA

MARY ELLEN STANEK, CFA, President and Chief Executive Officer of Firstar Investment Research &Management Company, LLC (FIRMCO) and DANIEL A. TRANCHITA, CFA, Senior Vice President and Senior Portfolio Manager co-manage the Fund _ Mary Ellen since its inception on December 29, 1989 and Dan since March 1, 1999. Mary Ellen has 21 years of investment management experience and was named a Director of FIRMCO in 1992 and President in 1994. Prior to joining FIRMCO, she headed the Fixed Income and Quantitative Investment Management Department at Firstar Trust Company. Mary Ellen received her BA from Marquette University in 1978 and her MBA from the University of Wisconsin-Milwaukee in 1984. Dan has been with Firstar since 1989 and has 10 years of investment management experience. Dan received his BA in 1987 and his MBA in 1989 from Marquette University. Mary Ellen and Dan are both Chartered Financial Analysts.

                                                            (LOGO) FIRSTAR FUNDS


                          FIRSTAR                   LEHMAN BROTHERS
                      IMMDEX/TM FUND -             GOVERNEMENT/CORP.
                       INSTITUTIONAL                BOND INDEX <F4>
                   ----------------------        ----------------------
12/29/89                   10,000                        10,000
10/90                      10,421                        10,440
10/91                      12,105                        12,045
10/92                      13,376                        13,312
10/93                      15,154                        15,126
10/94                      14,565                        14,424
10/95                      16,934                        16,755
10/96                      17,840                        17,658
10/97                      19,428                        19,214
10/98                      21,256                        21,189
10/99                      21,298                        21,049

This chart assumes an initial investment of $10,000 made on 12/29/89 (inception). Per form ance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.
--------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR YEARS ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

                                     1       3       5
                                    Year   Years   Years    Since Inception
--------------------------------------------------------------------------------
FIRSTAR BOND IMMDEXTM FUND -
  INSTITUTIONAL                      0.2    6.1     7.9      8.0 (12/29/89)
FIRSTAR BOND IMMDEXTM FUND -
  A - NO LOAD                      (0.1)    5.8     7.6      7.9 (12/29/89)
FIRSTAR BOND IMMDEXTM FUND -
  A - LOAD<F2>                     (3.8)    4.5     6.8      7.4 (12/29/89)
 FIRSTAR BOND IMMDEXTM FUND -
  B - NO LOAD                          -      -       -    0.0 (3/1/99)<F1>
FIRSTAR BOND IMMDEXTM FUND -
  B - LOAD<F3>                         -      -       -  (5.0) (3/1/99)<F1>
LEHMAN BROTHERS GOV'T/CORP.
  BOND INDEX<F4>                   (0.7)    6.0     7.9      7.8 (12/29/89)
--------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)
<F1> Series B performance for the period March 1, 1999 to October 31, 1999 is not annualized.
<F2> Reflects maximum sales charge of 3.75%.
<F3> Reflects maximum deferred sales charge of 5.00%.
<F4> The Lehman Brothers Gov't/Corp. Bond is an unmanaged market value weighted index measuring both principal price changes of, and income provided by, the underlying universe of securities that comprise the index. Securities included in the index must meet the following criteria: fixed as opposed to variable rate; not less than one year to maturity; minimum outstanding par value of $100 million; and rated investment grade or higher by Moody's, Standard & Poor's, or Fitch, in that order. An investment cannot be made directly in an index.

The Lehman Brothers 1-3 Year Government/Corporate Bond Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Lehman Brothers Government/Corporate Bond Index are trademarks of Lehman Brothers. The Fund, its Adviser and the Co-Administrators are not affiliated in any way with Lehman Brothers. Inclusion of a security in a bond index in no way implies an opinion by Lehman Brothers as to its attractiveness or appropriateness as an investment. Lehman Brothers' publication of the bond index is not made in connection with any sale or offer for sale of securities or any solicitation of orders for the purchase of securities.

Effective at the close of business January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 3.75% maximum sales load and are subject to an annual 0.25% service organization fee. The load performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

SECTOR DISTRIBUTION
10/31/99
-----------------------------------
U.S. TREASURY                   26%
-----------------------------------
U.S. GOVERNMENT AGENCY           0%
-----------------------------------
MORTGAGE-BACKED<F1>              6%
-----------------------------------
FINANCE, BANKING, BROKERAGE     24%
-----------------------------------
INDUSTRIAL                      16%
-----------------------------------
UTILITY                          5%
-----------------------------------
INTERNATIONAL/YANKEE            15%
-----------------------------------
ASSET-BACKED                     4%
-----------------------------------
CASH                             4%
-----------------------------------
TOTAL                          100%
-----------------------------------

PORTFOLIO DISTRIBUTION
10/31/99
-----------------------------------
AVERAGE MATURITY         10.3 YEARS
-----------------------------------
AVERAGE DURATION          5.4 YEARS
-----------------------------------
<F1> incl. U.S. Gov't. Agency-Backed

QUALITY DISTRIBUTION
10/31/99
-----------------------------------
U.S. TREASURY                   26%
-----------------------------------
U.S. GOVERNMENT AGENCY           6%
-----------------------------------
Aaa                              8%
-----------------------------------
Aa                               7%
-----------------------------------
A                               26%
-----------------------------------
Baa                             27%
-----------------------------------
Ba                               0%
-----------------------------------
TOTAL                          100%
-----------------------------------

SEC 30-DAY YIELD
-----------------------------------
INSTITUTIONAL                 6.68%
-----------------------------------
A - NO LOAD                   6.43%
-----------------------------------
A - LOAD                      6.18%
-----------------------------------
B - NO LOAD                   5.67%
-----------------------------------

TOTAL FUND NET ASSETS
10/31/99
-----------------------------------
$519,401,241
-----------------------------------

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF ASSETS AND LIABILITIES
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OCTOBER 31, 1999

                                      SHORT-                 TAX-
                                       TERM   INTERMEDIATE  EXEMPT
                                       BOND       BOND   INTERMEDIATE    BOND
                                      MARKET     MARKET      BOND     IMMDEX/TM
                                       FUND       FUND       FUND        FUND
                                    ---------   ---------  ---------  ---------
ASSETS:
  Investments, at value (cost
     $194,547, $317,451, $84,846 and
     $503,110, respectively)         $192,888   $314,762   $ 83,483   $508,130
  Cash                                    850          -          1          -
  Interest receivable                   2,486      5,140      1,565      9,934
  Capital shares sold                   1,739        125        156      3,324
  Receivable for securities sold            -          -          -      5,086
  Other assets                             14         17         19         13
                                    ---------  ---------  ---------  ---------

     Total Assets                     197,977    320,044     85,224    526,487
                                    ---------  ---------  ---------  ---------

LIABILITIES:
  Payable for securities purchased        821      1,160          -      5,000
  Capital shares redeemed                 369        619         25      1,109
  Payable to affiliates                   129        199         63        282
  Accrued expenses and
     other liabilities                     40         34         12        695
                                    ---------  ---------  ---------  ---------

     Total Liabilities                  1,359      2,012        100      7,086
                                    ---------  ---------  ---------  ---------

NET ASSETS                           $196,618   $318,032   $ 85,124   $519,401
                                    =========  =========  =========  =========

NET ASSETS CONSIST OF:
  Capital stock                      $201,174   $320,682   $ 86,163   $514,269
  Undistributed net
     investment income                    120        220         33        377
  Undistributed accumulated
     net realized gains (losses)      (3,017)      (181)        291      (265)
  Unrealized net appreciation
     (depreciation) on investments    (1,659)    (2,689)    (1,363)      5,020
                                    ---------  ---------  ---------  ---------

     Total Net Assets                $196,618   $318,032   $ 85,124   $519,401
                                    =========  =========  =========  =========

SERIES A:
  Net assets                         $ 65,490   $ 33,779   $ 20,016   $ 95,635
  Shares authorized
     ($.0001 par value)               500,000    500,000    500,000    500,000
  Shares issued and outstanding         6,470      3,346      1,978      3,495
  Net asset value and redemption
     price per share <F1>              $10.12     $10.10     $10.12     $27.36
                                    =========  =========  =========  =========
  Maximum offering price
     per share <F1>                    $10.51     $10.49     $10.51     $28.43
                                    =========  =========  =========  =========
SERIES B:
  Net assets                         $    517   $    206   $     74   $  1,869
  Shares authorized
     ($.0001 par value)               500,000    500,000    500,000    500,000
  Shares issued and outstanding            51         20          7         68
  Net asset value, redemption price
     and offering price
     per share <F1>                    $10.12     $10.09     $10.12     $27.36
                                    =========  =========  =========  =========

SERIES INSTITUTIONAL:
  Net assets                         $130,611   $284,047   $ 65,034   $421,897
  Shares authorized
     ($.0001 par value)               500,000    500,000    500,000    500,000
  Shares issued and outstanding        12,902     28,135      6,428     15,412
  Net asset value, redemption price
     and offering price
     per share <F1>                    $10.12     $10.10     $10.12     $27.37
                                    =========  =========  =========  =========

  <F1> Amounts may not recalculate due to rounding.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)



                                                        SHORT-TERM         INTERMEDIATE         TAX-EXEMPT             BOND
                                                       BOND MARKET         BOND MARKET      INTERMEDIATE BOND       IMMDEX/TM
                                                           FUND                FUND                FUND                FUND
                                                    ------------------  ------------------  ------------------  ------------------
                                                      Year      Year      Year      Year      Year      Year      Year      Year
                                                     ended     ended     ended     ended     ended     ended     ended     ended
                                                    Oct. 31,  Oct. 31,  Oct. 31,  Oct. 31,  Oct. 31,  Oct. 31,  Oct. 31,  Oct. 31,
                                                      1999      1998      1999      1998      1999      1998      1999      1998
                                                    --------  --------  --------  --------  --------  --------  -------   --------
OPERATIONS:
  Net investment income                             $ 11,031   $10,479   $18,045  $ 17,094    $3,948    $3,552   $31,584  $ 31,019
  Net realized gain (loss) on investments              (684)       309     (230)     1,171       293       130      (54)       512
  Net change in unrealized appreciation
     (depreciation) on investments                   (3,714)       920  (11,981)     4,459   (3,854)     1,175  (30,858)    15,260
                                                    --------  --------  --------  --------  --------  --------  --------  --------
  Net increase in net assets
     resulting from operations                         6,633    11,708     5,834    22,724       387     4,857       672    46,791
                                                    --------  --------  --------  --------  --------  --------  --------  --------

CAPITAL SHARE TRANSACTIONS:
  Shares sold                                         53,639    77,282    71,398    93,944    30,647    58,804   191,150   188,904
  Shares issued to owners in
     reinvestment of dividends                         8,699     8,368    10,859     9,710     1,857     1,623    24,755    25,524
  Shares redeemed                                   (57,459)  (92,444)  (72,617)  (63,716)  (42,638)  (34,259) (232,395) (135,752)
                                                    --------  --------  --------  --------  --------  --------  --------  --------
  Net increase (decrease) in net assets resulting
     from capital share transactions                   4,879   (6,794)     9,640    39,938  (10,134)    26,168  (16,490)    78,676
                                                    --------  --------  --------  --------  --------  --------  --------  --------

DISTRIBUTIONS TO SERIES A
SHAREHOLDERS:
  From net investment income <F1>                    (3,882)   (3,882)   (1,821)   (1,379)   (1,181)     (991)   (5,786)   (4,535)
  From net realized gains                                  -         -      (30)         -      (29)         -         -         -
                                                    --------  --------  --------  --------  --------  --------  --------  --------
                                                     (3,882)   (3,882)   (1,851)   (1,379)   (1,210)     (991)   (5,786)   (4,535)
                                                    --------  --------  --------  --------  --------  --------  --------  --------

DISTRIBUTIONS TO SERIES B
SHAREHOLDERS:
  From net investment income <F1>                       (12)         -       (5)         -       (1)         -      (44)         -
  From net realized gains                                  -         -         -         -         -         -         -         -
                                                    --------  --------  --------  --------  --------  --------  --------  --------
                                                        (12)         -       (5)         -       (1)         -      (44)         -
                                                    --------  --------  --------  --------  --------  --------  --------  --------

DISTRIBUTIONS TO SERIES
INSTITUTIONAL SHAREHOLDERS:
  From net investment income <F1>                    (7,103)   (6,580)  (16,154)  (15,656)   (2,759)   (2,548)  (25,677)  (26,368)
  From net realized gains                                  -         -     (271)         -      (52)         -         -         -
                                                    --------  --------  --------  --------  --------  --------  --------  --------
                                                     (7,103)   (6,580)  (16,425)  (15,656)   (2,811)   (2,548)  (25,677)  (26,368)
                                                    --------  --------  --------  --------  --------  --------  --------  --------

TOTAL INCREASE (DECREASE)IN NET ASSETS                   515   (5,548)   (2,807)    45,627  (13,769)    27,486  (47,325)    94,564

NET ASSETS:
  Beginning of year                                  196,103   201,651   320,839   275,212    98,893    71,407   566,726   472,162
                                                    --------  --------  --------  --------  --------  --------  --------  --------

  End of year (including undistributed net
     investment income of $120, $85, $220, $156,
     $33, $26, $377, and $292, respectively)        $196,618  $196,103  $318,032  $320,839  $ 85,124   $98,893  $519,401  $566,726
                                                    ========  ========  ========  ========  ========  ========  ========  ========


<F1> For the Tax-Exempt Intermediate Bond Fund, substantially all distributions from net investment income are exempt from federal income tax.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS)
YEAR ENDED OCTOBER 31, 1999

                                      SHORT-                 TAX-
                                       TERM   INTERMEDIATE  EXEMPT
                                       BOND       BOND   INTERMEDIATE    BOND
                                      MARKET     MARKET      BOND     IMMDEX/TM
                                       FUND       FUND       FUND        FUND
                                    ---------   ---------  ---------  ---------
INVESTMENT INCOME:
  Interest income                     $12,351    $19,898     $4,642    $34,322

EXPENSES:
  Investment advisory fees              1,219      1,587        484      1,578
  Administration fees                     218        341        104        566
  Transfer agent fees and expenses         40         46         40         56
  Fund accounting fees                     86        110         61        130
  Service organization fees - Series A    186         84         77        250
  Service organization fees - Series B      1          0          0          2
  12b-1 fees - Series B                     2          1          0          6
  Custody fees                             29         47         20         73
  Federal and state registration fees      27         33         31         39
  Professional fees                        40         41         38         44
  Reports to shareholders                  26         10          6         42
  Directors' fees and expenses              7          7          7          8
  Other                                     7          8          3         15
                                      -------   --------   --------   --------

  Total expenses before waiver          1,888      2,315        871      2,809
     Less: Waiver of expenses           (568)      (462)      (177)       (71)
                                      -------   --------   --------   --------

     Net expenses                       1,320      1,853        694      2,738

NET INVESTMENT INCOME                  11,031     18,045      3,948     31,584
                                      -------   --------   --------   --------

REALIZED AND UNREALIZED GAIN (LOSS):
  Net realized gain (loss) on
     investment transactions            (684)      (230)        293       (54)
  Net change in unrealized
     depreciation on investments      (3,714)   (11,981)    (3,854)   (30,858)
                                      -------   --------   --------   --------

     Net loss on investments          (4,398)   (12,211)    (3,561)   (30,912)
                                      -------   --------   --------   --------

NET INCREASEIN NET ASSETS
  RESULTING FROM OPERATIONS           $ 6,633    $ 5,834       $387       $672
                                      =======    =======    =======    =======

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

                      This page intentionally left blank.

                                                            (LOGO) FIRSTAR FUNDS

FINANCIAL HIGHLIGHTS

INSTITUTIONAL BOND FUNDS


                                                      Income from
                                                 Investment Operations
                                           ---------------------------------
                                                          Net
                                                        Realized
                                                          and
                                    Net                Unrealized
                                   Asset                 Gains      Total
                                  Value,       Net    or (Losses)    From
                                 Beginning Investment      on     Investment
PER SHARE DATA                   of Period Income<F1>  Securities Operations
-----------------------------------------------------------------------------
SHORT-TERM BOND MARKET
-----------------------------------------------------------------------------
Year Ended October 31, 1995<F6>    $10.03     $0.63     $ 0.24      $0.87
-----------------------------------------------------------------------------
Year Ended October 31, 1996         10.28  0.61<F7>     (0.03)       0.58
-----------------------------------------------------------------------------
Year Ended October 31, 1997         10.25      0.62       0.02       0.64
-----------------------------------------------------------------------------
Year Ended October 31, 1998         10.27      0.61       0.07       0.68
-----------------------------------------------------------------------------
Year Ended October 31, 1999         10.34      0.56     (0.22)       0.34
-----------------------------------------------------------------------------
INTERMEDIATE BOND MARKET
-----------------------------------------------------------------------------
Year Ended October 31, 1995<F6>      9.67      0.62       0.53       1.15
-----------------------------------------------------------------------------
Year Ended October 31, 1996         10.21  0.59<F7>     (0.02)       0.57
-----------------------------------------------------------------------------
Year Ended October 31, 1997         10.19      0.60       0.12       0.72
-----------------------------------------------------------------------------
Year Ended October 31, 1998         10.31      0.59       0.19       0.78
-----------------------------------------------------------------------------
Year Ended October 31, 1999         10.50      0.59     (0.39)       0.20
-----------------------------------------------------------------------------
TAX-EXEMPT INTERMEDIATE BOND
-----------------------------------------------------------------------------
Year Ended October 31, 1995<F6>      9.78      0.44       0.46       0.90
-----------------------------------------------------------------------------
Year Ended October 31, 1996         10.24  0.43<F7>     (0.03)       0.40
-----------------------------------------------------------------------------
Year Ended October 31, 1997         10.21      0.44       0.15       0.59
-----------------------------------------------------------------------------
Year Ended October 31, 1998         10.36      0.44       0.16       0.60
-----------------------------------------------------------------------------
Year Ended October 31, 1999         10.52      0.44     (0.40)       0.04
-----------------------------------------------------------------------------
BOND IMMDEX/TM
-----------------------------------------------------------------------------
Year Ended October 31, 1995<F6>     25.67      1.74       2.29       4.03
-----------------------------------------------------------------------------
Year Ended October 31, 1996         27.82  1.70<F7>     (0.27)       1.43
-----------------------------------------------------------------------------
Year Ended October 31, 1997         27.55      1.75       0.61       2.36
-----------------------------------------------------------------------------
Year Ended October 31, 1998         28.16      1.72       0.85       2.57
-----------------------------------------------------------------------------
Year Ended October 31, 1999         29.02      1.70     (1.65)       0.05
-----------------------------------------------------------------------------



                                       Less Distributions                                      Supplemental Data and Ratios
                                ---------------------------------                      --------------------------------------------
                                                                                                                Ratio
                                                                                                     Ratio      of Net
                               Dividends                            Net                    Net      of Net    Investment
                                  from   Distributions             Asset                 Assets,   Expenses     Income   Portfolio
                                  Net        From                  Value,                End of   to Average  to Average  Turnover
                               Investment   Capital     Total      End of     Total      Period       Net        Net        Rate
PER SHARE DATA                   Income      Gains  Distributions  Period     Return     (000s)     Assets      Assets      <F8>
------------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM BOND MARKET
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F6>   $(0.62)      $  -    $(0.62)     $10.28       8.95%   $ 94,959   0.50<F2>   6.23<F2>     100.58%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        (0.61)         -     (0.61)      10.25       5.80%    147,466   0.50<F2>   5.92<F2>      59.62%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        (0.62)         -     (0.62)      10.27       6.47%    136,084   0.50<F2>   6.04<F2>      77.12%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998        (0.61)         -     (0.61)      10.34       6.84%    120,693   0.50<F2>   5.92<F2>      78.20%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999        (0.56)         -     (0.56)      10.12       3.42%    130,611   0.56<F2>   5.52<F2>      52.28%
------------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND MARKET
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F6>    (0.61)         -     (0.61)      10.21      12.25%    128,941   0.50<F3>   6.26<F3>      66.69%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        (0.59)         -     (0.59)      10.19       5.77%    173,468   0.50<F3>   5.84<F3>      59.29%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        (0.60)         -     (0.60)      10.31       7.36%    254,521   0.50<F3>   5.96<F3>      40.61%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998        (0.59)         -     (0.59)      10.50       7.83%    291,289   0.50<F3>   5.75<F3>      27.29%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999        (0.59)    (0.01)     (0.60)      10.10       1.91%    284,047   0.56<F3>   5.71<F3>      64.07%
------------------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT INTERMEDIATE BOND
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F6>    (0.44)         -     (0.44)      10.24       9.38%     27,595   0.51<F4>   4.45<F4>      44.13%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        (0.43)         -     (0.43)      10.21       4.02%     36,652   0.50<F4>   4.24<F4>      30.46%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        (0.44)         -     (0.44)      10.36       5.96%     52,208   0.50<F4>   4.36<F4>      11.22%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998        (0.44)         -     (0.44)      10.52       5.88%     66,427   0.50<F4>   4.25<F4>      14.38%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999        (0.43)    (0.01)     (0.44)      10.12       0.39%     65,034   0.64<F4>   4.16<F4>      21.77%
------------------------------------------------------------------------------------------------------------------------------------
BOND IMMDEX/TM
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F6>    (1.84)    (0.04)     (1.88)      27.82      16.26%    290,274   0.44<F5>   6.51<F5>      41.67%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        (1.70)         -     (1.70)      27.55       5.35%    370,556   0.43<F5>   6.23<F5>      33.38%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        (1.75)         -     (1.75)      28.16       8.90%    408,018   0.42<F5>   6.33<F5>      35.12%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998        (1.71)         -     (1.71)      29.02       9.41%    471,425   0.42<F5>   6.02<F5>      20.07%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999        (1.70)         -     (1.70)      27.37       0.20%    421,897   0.47<F5>   6.05<F5>      57.04%
------------------------------------------------------------------------------------------------------------------------------------



<F1>  For the Tax-Exempt Intermediate Bond Fund, substantially all investment income is exempt from federal income tax.
<F2>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.84%, 0.86%, 0.86%, 0.87%, 0.91%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 5.24%, 5.56%, 5.68%,
     5.55%, 5.82%, respectively.
<F3>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.70%, 0.71%, 0.73%, 0.74%, 0.79%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 5.57%, 5.54%, 5.73%,
     5.60%, 5.97%, respectively.
<F4>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.82%, 0.81%, 0.88%, 0.97%, 1.00%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 3.98%, 3.94%, 3.98%,
     3.77%, 3.96%, respectively.
<F5>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.48%, 0.49%, 0.49%, 0.50%, 0.51%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 6.04%, 5.95%, 6.26%,
     6.16%, 6.44%, respectively.
<F6>  On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareowners exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994, through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995, through October 31, 1995.
<F7>  Net investment income per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.
<F8>  Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

FINANCIAL HIGHLIGHTS

RETAIL A SHARE BOND FUNDS

                                                      Income from
                                                 Investment Operations
                                           ---------------------------------
                                                          Net
                                                        Realized
                                                          and
                                    Net                Unrealized
                                   Asset                 Gains      Total
                                  Value,       Net    or (Losses)    From
                                 Beginning Investment      on     Investment
PER SHARE DATA                   of Period Income<F1>  Securities Operations
-----------------------------------------------------------------------------
SHORT-TERM BOND MARKET
-----------------------------------------------------------------------------
Year Ended October 31, 1995<F7>    $10.03     $0.61     $ 0.24      $0.85
-----------------------------------------------------------------------------
Year Ended October 31, 1996         10.28  0.58<F8>     (0.03)       0.55
-----------------------------------------------------------------------------
Year Ended October 31, 1997         10.25      0.60       0.02       0.62
-----------------------------------------------------------------------------
Year Ended October 31, 1998         10.27      0.58       0.07       0.65
-----------------------------------------------------------------------------
Year Ended October 31, 1999         10.34      0.54     (0.22)       0.32
-----------------------------------------------------------------------------
INTERMEDIATE BOND MARKET
-----------------------------------------------------------------------------
Year Ended October 31, 1995<F7>      9.67      0.60       0.53       1.13
-----------------------------------------------------------------------------
Year Ended October 31, 1996         10.21  0.56<F8>     (0.02)       0.54
-----------------------------------------------------------------------------
Year Ended October 31, 1997         10.19      0.58       0.12       0.70
-----------------------------------------------------------------------------
Year Ended October 31, 1998         10.31      0.57       0.19       0.76
-----------------------------------------------------------------------------
Year Ended October 31, 1999         10.50      0.56     (0.39)       0.17
-----------------------------------------------------------------------------
TAX-EXEMPT INTERMEDIATE BOND
-----------------------------------------------------------------------------
Year Ended October 31, 1995<F7>      9.78      0.42       0.45       0.87
-----------------------------------------------------------------------------
Year Ended October 31, 1996         10.23  0.40<F8>     (0.01)       0.39
-----------------------------------------------------------------------------
Year Ended October 31, 1997         10.21      0.42       0.14       0.56
-----------------------------------------------------------------------------
Year Ended October 31, 1998         10.35      0.41       0.17       0.58
-----------------------------------------------------------------------------
Year Ended October 31, 1999         10.52      0.42     (0.40)       0.02
-----------------------------------------------------------------------------
BOND IMMDEX/TM
-----------------------------------------------------------------------------
Year Ended October 31, 1995<F7>     25.67      1.68       2.30        3.9
-----------------------------------------------------------------------------
Year Ended October 31, 1996         27.82  1.61<F8>     (0.26)       1.35
-----------------------------------------------------------------------------
Year Ended October 31, 1997         27.54      1.66       0.64       2.30
-----------------------------------------------------------------------------
Year Ended October 31, 1998         28.16      1.64       0.85       2.49
-----------------------------------------------------------------------------
Year Ended October 31, 1999         29.01      1.64     (1.66)     (0.02)
-----------------------------------------------------------------------------



                                       Less Distributions                                      Supplemental Data and Ratios
                                ---------------------------------                      --------------------------------------------
                                                                                                                Ratio
                                                                                                     Ratio      of Net
                               Dividends                            Net                    Net      of Net    Investment
                                  from   Distributions             Asset                 Assets,   Expenses     Income   Portfolio
                                  Net        From                  Value,                End of   to Average  to Average  Turnover
                               Investment   Capital     Total      End of     Total      Period       Net        Net        Rate
PER SHARE DATA                   Income      Gains  Distributions  Period   Return<F2>   (000s)     Assets      Assets      <F9>
------------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM BOND MARKET
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F7>   $(0.60)      $  -    $(0.60)     $10.28       8.74%    $47,730   0.69<F3>   6.04<F3>     100.58%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        (0.58)         -     (0.58)      10.25       5.54%     58,843   0.75<F3>   5.67<F3>      59.62%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        (0.60)         -     (0.60)      10.27       6.21%     65,567   0.75<F3>   5.79<F3>      77.12%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998        (0.58)         -     (0.58)      10.34       6.58%     75,410   0.75<F3>   5.67<F3>      78.20%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999        (0.54)         -     (0.54)      10.12       3.16%     65,490   0.81<F3>   5.27<F3>      52.28%
------------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND MARKET
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F7>    (0.59)         -     (0.59)      10.21      12.04%     11,576   0.69<F4>   6.07<F4>      66.69%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        (0.56)         -     (0.56)      10.19       5.51%     17,392   0.75<F4>   5.59<F4>      59.29%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        (0.58)         -     (0.58)      10.31       7.09%     20,691   0.75<F4>   5.71<F4>      40.61%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998        (0.57)         -     (0.57)      10.50       7.57%     29,550   0.75<F4>   5.50<F4>      27.29%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999        (0.56)    (0.01)     (0.57)      10.10       1.66%     33,779   0.81<F4>   5.47<F4>      64.07%
------------------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT INTERMEDIATE BOND
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F7>    (0.42)         -     (0.42)      10.23       9.07%      7,711   0.71<F5>   4.25<F5>      44.13%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        (0.41)         -     (0.41)      10.21       3.87%     10,690   0.75<F5>   3.99<F5>      30.46%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        (0.42)         -     (0.42)      10.35       5.60%     19,199   0.75<F5>   4.11<F5>      11.22%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998        (0.41)         -     (0.41)      10.52       5.73%     32,466   0.75<F5>   4.00<F5>      14.38%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999        (0.41)    (0.01)     (0.42)      10.12       0.14%     20,016   0.89<F5>   3.91<F5>      21.77%
------------------------------------------------------------------------------------------------------------------------------------
BOND IMMDEX/TM
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F7>    (1.79)    (0.04)     (1.83)      27.82      16.05%     21,875   0.64<F6>   6.31<F6>      41.67%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996        (1.63)         -     (1.63)      27.54       5.06%     42,671   0.68<F6>   5.98<F6>      33.38%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997        (1.68)         -     (1.68)      28.16       8.68%     64,144   0.67<F6>   6.08<F6>      35.12%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998        (1.64)         -     (1.64)      29.01       9.11%     95,301   0.67<F6>   5.77<F6>      20.07%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999        (1.63)         -     (1.63)      27.36     (0.05)%     95,635   0.72<F6>   5.80<F6>      57.04%
------------------------------------------------------------------------------------------------------------------------------------




<F1>  For the Tax-Exempt Intermediate Bond Fund, substantially all investment income is exempt from federal income tax.
<F2>  The total return calculation does not reflect the maximum sales charge of
     3.75%.
<F3>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.09%, 1.11%, 1.11%, 1.12%, 1.10%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 4.99%, 5.31%, 5.43%,
     5.30%, 5.63%, respectively.
<F4>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.95%, 0.96%, 0.98%, 0.99%, 0.98%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996 and 1995 would have been 5.33%, 5.29%, 5.48%,
     5.35%, 5.78%, respectively.
<F5>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.07%, 1.06%, 1.13%, 1.22%, 1.20%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 3.73%, 3.69%, 3.73%,
     3.52%, 3.76%, respectively.
<F6>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.74%, 0.74%, 0.74%, 0.75%, 0.71%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 5.78%, 5.70%, 6.01%,
     5.91%, 6.24%, respectively.
<F7> On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareowners exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994, through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995, through October 31, 1995.
<F8>  Net investment income per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.
<F9>  Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

FINANCIAL HIGHLIGHTS

RETAIL B SHARE BOND FUNDS

                                                      Income from
                                                 Investment Operations
                                           ---------------------------------
                                                          Net
                                                        Realized
                                                          and
                                    Net                Unrealized
                                   Asset                 Gains      Total
                                  Value,       Net    or (Losses)    From
                                 Beginning Investment      on     Investment
PER SHARE DATA                   of Period Income<F2>  Securities Operations
-----------------------------------------------------------------------------
SHORT-TERM BOND MARKET
-----------------------------------------------------------------------------
March 1, 1999<F1> through
October 31, 1999                $10.23   $0.31<F10>    $(0.09)      $0.22
-----------------------------------------------------------------------------
INTERMEDIATE BOND MARKET
-----------------------------------------------------------------------------
March 1, 1999<F1> through
October 31, 1999                 10.31    0.31<F10>     (0.21)       0.10
-----------------------------------------------------------------------------
TAX-EXEMPT INTERMEDIATE BOND
-----------------------------------------------------------------------------
March 1, 1999<F1> through
October 31, 1999                 10.51    0.22<F10>     (0.38)     (0.16)
-----------------------------------------------------------------------------
BOND IMMDEX/TM
-----------------------------------------------------------------------------
March 1, 1999<F1> through
October 31, 1999                 28.34    0.92<F10>     (0.91)       0.01
-----------------------------------------------------------------------------



                                       Less Distributions                                      Supplemental Data and Ratios
                                ---------------------------------                      --------------------------------------------
                                                                                                                 Ratio
                                                                                                     Ratio      of Net
                               Dividends                            Net                    Net      of Net    Investment
                                  from   Distributions             Asset                 Assets,   Expenses     Income   Portfolio
                                  Net        From                  Value,                End of   to Average  to Average  Turnover
                               Investment   Capital     Total      End of     Total      Period       Net        Net        Rate
PER SHARE DATA                   Income      Gains  Distributions  Period   Return<F3>   (000s)     Assets      Assets      <F9>
------------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM BOND MARKET
------------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through                                                                               1.57%      4.58%
October 31, 1999                  $(0.33)       $ -    $(0.33)    $10.12     2.18%<F7>   $  517    <F4><F8>    <F4><F8>     52.28%
------------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND MARKET
------------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through                                                                               1.57%      4.87%
October 31, 1999                   (0.32)         -     (0.32)     10.09     1.02%<F7>      206    <F5><F8>    <F5><F8>     64.07%
------------------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT INTERMEDIATE BOND
------------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through                                                                               1.67%      3.25%
October 31, 1999                   (0.23)         -     (0.23)     10.12  (1.55)% <F7>       74    <F6><F8>    <F6><F8>     21.77%
------------------------------------------------------------------------------------------------------------------------------------
BOND IMMDEX/TM
------------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through
October 31, 1999                   (0.99)         -     (0.99)     27.36     0.04%<F7>    1,869    1.49%<F8>  5.06%<F8>     57.04%
------------------------------------------------------------------------------------------------------------------------------------



<F1> Commencement of operations.
 <F2>For the Tax-Exempt Intermediate Bond Fund, substantially all investment income is exempt from federal income tax.
<F3> The total return calculation does not reflect the maximum deferred sales charge of 5.00%.
 <F4>Without fees waived, ratio of net expenses to average net assets for the period ended October 31, 1999 would have been 1.85%, and ratio of net investment income for the period ended October 31, 1999 would have been 4.30%.
<F5> Without fees waived, ratio of net expenses to average net assets for the period ended October 31, 1999 would have been 1.71%, and ratio of net investment income for the period ended October 31, 1999 would have been 4.73%.
<F6> Without fees waived, ratio of net expenses to average net assets for the period ended October 31, 1999 would have been 1.85%, and ratio of net investment income for the period ended October 31, 1999 would have been 3.07%.
<F7> Not annualized
 <F8>Annualized
 <F9>Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
<F10>Net investment income per share represents net investment income dividend by the average shares outstanding throughout the period.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

SHORT-TERM BOND MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               LONG-TERM INVESTMENTS  96.4%
               ASSET-BACKED SECURITIES  31.9%
               AUTO LOAN RECEIVABLES  1.9%
               General Motors Acceptance Corp. Grantor,
      $  123     Series 1991-A1, Class A, 8.17%, 1/02/00              $   123
               Honda Auto Lease Trust,
       3,500     Series 1999-A, Class A5, 6.65%, 7/15/05                3,512
                                                                  -----------
                                                                        3,635
                                                                  -----------
               CREDIT CARD RECEIVABLES  11.6%
               Banc One Credit Card Master Trust,
       2,000     Series 1995-B, Class A, 6.30%, 9/15/00                 1,998
               Chemical Master Credit Card Trust I,
       3,060     Series 1995-2, Class A, 6.23%, 6/15/03                 3,053
               Citibank Credit Card Master Trust I, Principal Only:
       5,220     Series 1996-1, Class A, 0.00%, 2/07/01                 4,808
       1,500     Series 1997-6, Class A, 0.00%, 8/15/06                 1,081
               Household Affinity Credit Card Master Trust I,
       1,650     Series 1993-2, Class A, 5.60%, 11/15/00                1,643
               NationsBank Credit Card Master Trust:
       3,995     Series 1995-1, Class A, 6.45%, 8/15/00                 3,996
         102     Series 1995-1, Class A, 6.45%, 4/15/03                   102
               Sears Credit Account Master Trust:
         703     Series 1995-2, Class A, 8.10%, 6/15/04                   711
       2,000     Series 1996-1, Class A, 6.20%, 2/16/06                 1,993
               Spiegel Credit Card Master Trust:
       1,333     Series 1994-B, Class A, 8.15%, 6/15/04                 1,342
       2,124     Series 1995-A, Class A, 7.50%, 9/15/04                 2,136
                                                                  -----------
                                                                       22,863
                                                                  -----------

               HOME EQUITY LOAN RECEIVABLES  18.4%
               Advanta Home Equity Loan Trust:
         696     Series 1992-3, Class A1, 6.05%, 9/25/08                  680
       1,463     Series 1993-2, Class A2, 6.15%, 10/25/09               1,436
       1,379     Series 1993-3, Class A1, 4.90%, 1/25/10                1,358
       1,344     Series 1993-4, Class A1, 5.50%, 3/25/10                1,305
               AFC Home Equity Loan Trust:
       1,632     Series 1993-1, Class 1A, 5.90%, 5/20/08                1,609
       1,294     Series 1993-4, Class 1A, 5.80%, 2/26/24                1,261
       1,220     Series 1994-1, Class 1A, 6.40%, 5/25/25                1,207
               BankAmerica Manufactured Housing Contract,
       3,500     Series 1997-2, Class A6, 6.47%, 4/10/15                3,457
               Contimortgage Home Equity Loan Trust,
       1,000     Series 1997-4, Class A4, 6.30%, 7/15/02                  993
               Corestates Home Equity Trust,
       2,110     Series 1996-1, Class A3, 7.00%, 12/15/09               2,116
               EQCC Home Equity Loan Trust:
       1,820     Series 1993-3, Class A, 5.15%, 9/15/08                 1,767
       1,285     Series 1993-4, Class A, 5.725%, 12/15/08               1,263
          29     Series 1996-1, Class A2, 5.82%, 9/15/09                   29
       2,500     Series 1996-2, Class A2, 7.125%, 12/15/10              2,509


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               HOME EQUITY LOAN RECEIVABLES  18.4% (CONT.)
               Equivantage Home Equity:
      $2,264     Series 1996-1, Class A, 6.55%, 10/25/25              $ 2,246
       2,150     Series 1996-4, Class A, 6.75%, 1/25/28                 2,106
               GE Home Equity Loan Asset-Backed Certificates:
       2,070     Series 1991-1, Class B, 8.70%, 9/15/11                 2,065
       2,000     Series 1996-HE1, Class A4, 7.30%, 2/25/25              1,999
               IMC Home Equity Loan Trust,
       1,359     Series 1997-3, Class A4, 6.84%, 10/20/13               1,356
               The Money Store Home Equity Trust:
         823     Series 1993-B, Class A2, 6.975%, 7/15/08                 822
         652     Series 1995-C, Class A3, 6.55%, 9/15/21                  651
       1,679     Series 1993-B, Class A3, 6.10%, 5/15/22                1,661
               UCFC Home Equity Loan:
         630     Series 1993-B2, Class A2, 6.20%, 7/25/14                 618
       1,000     Series 1996-C1, Class A4, 7.475%, 3/15/20              1,006
         663     Series 1995-A2, Class A7, 8.30%, 2/10/26                 673
                                                                  -----------
                                                                       36,193
                                                                  -----------

               CORPORATE BONDS  28.2%
               ABN AMRO Bank Guarantee,
       1,750     6.625%, 10/31/01                                       1,746
               AT&T Capital Corp. Company Guarantee:
       2,000     6.875%, 1/16/01                                        2,005
       3,295     6.25%, 5/15/01                                         3,273
               America West Airlines Pass-Thru Certificates,
       1,758     8.54%, 1/02/06 (Acquired 9/14/99, Cost $1,758)<F1>     1,758
               Associated P&C Holdings Senior Notes,
       2,000     6.75%, 7/15/03 (Acquired 9/03/99, Cost $1,908)<F1>     1,928
               AVCO Financial Services Medium Term Notes,
       1,100     5.75%, 1/23/01                                         1,088
               Bankers Trust Subordinated Debentures,
       1,000     8.125%, 5/15/02                                        1,025
               Bankers Trust Subordinated Notes,
       1,500     8.125%, 4/01/02                                        1,541
               Bear Stearns Company Senior Notes,
         800     9.375%, 6/01/01                                          830
               Beneficial Corp. Notes,
         800     8.20%, 3/15/02                                           827
               Dillard Investment Debentures,
       2,000     9.25%, 2/01/01                                         2,064
               Donaldson, Lufkin & Jenrette Senior Notes,
       4,000     6.00%, 12/01/01                                        3,939
               Dynegy, Inc. Senior Notes,
       2,000     6.875%, 7/15/02                                        1,993
               Federal Express Corporation Debentures,
       2,000     9.625%, 10/15/19                                       2,075
               First Chicago Corporation Subordinated Notes,
       2,230     11.25%, 2/20/01                                        2,362
               First Interstate Bancorp Subordinated Notes,
       2,000     10.875%, 4/15/01                                       2,106

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

SHORT-TERM BOND MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               CORPORATE BONDS  28.2% (CONT.)
               Fleet Boston Corporation Subordinated Notes,
      $  950     6.875%, 3/01/03                                      $   947
               Goldman Sachs Group Notes,
       2,000     6.25%, 2/01/03 (Acquired 6/30/99, Cost $1,961)<F1>     1,948
               Lehman Brothers Holdings, Inc. Notes:
       1,700     9.875%, 10/15/00                                       1,752
       1,100     6.65%, 11/08/00                                        1,099
       2,000     8.75%, 5/15/02                                         2,078
               Marlin Water Trust Senior Notes,
       1,500     7.09%, 12/15/01 (Acquired 12/08/98; cost $1,492)<F1>   1,494
               MFS Communications Senior Discount Notes,
       2,472     8.875%, 1/15/06<F2>                                    2,605
               The Money Store Company Guarantee,
       1,740     8.05%, 4/15/02                                         1,789
               The Money Store Subordinated Notes,
       1,350     7.30%, 12/01/02                                        1,359
               Osprey Trust Secured Notes,
       1,750     8.31%, 1/15/03 (Acquired 9/16/99, Cost $1,750)<F1>     1,747
               Paine Webber Group Inc. Notes,
       1,025     6.45%, 12/01/03                                          994
               Security Pacific Corporation Subordinated Notes,
       1,458     11.50%, 11/15/00                                       1,526
               Transamerica Financial Corp. Senior Notes,
       1,900     6.125%, 11/01/01                                       1,866
               USF&G Corporation Senior Notes,
       1,455     8.375%, 6/15/01                                        1,493
               Worldcom, Inc. Senior Notes,
       2,000     8.875%, 1/15/06                                        2,113
                                                                  -----------
                                                                       55,370
                                                                  -----------

               MORTGAGE-BACKED SECURITIES  5.2%
               Collateralized Mortgage Obligation Trust,
         858     Series 15, Class E, 5.00%, 3/20/18                       847
               Green Tree Financial Corp. Pass-Thru Certificates:
       1,123     Series 1992-2, Class A4, 8.15%, 1/15/18                1,144
         695     Series 1993-3, Class A5, 5.75%, 10/15/18                 688
         558     Series 1994-8, Class A4, 8.50%, 4/15/25                  561
       1,000     Series 1995-5, Class A5, 6.90%, 9/15/26                1,002
       3,330     Series 1995-9, Class A4, 6.45%, 1/15/27                3,330
         300     Series 1996-1, Class A3, 6.20%, 3/15/27                  297
               Prudential Securities Financial Asset Funding Corp.,
         383     Series 1993-4, Class A3, 6.83%, 9/25/09                  383
               Prudential Securities Secured Financing Corp.:
         707     Series 1998-C1, Class A1, 6.105%, 11/15/02               700
       1,391     Series 1994-5, Class A1, 5.66%, 5/25/24                1,341
                                                                  -----------
                                                                       10,293
                                                                  -----------


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               INTERNATIONAL/YANKEE (U.S. $ DENOMINATED)  6.9%
               Ford Capital BV Debentures,
      $1,450     9.875%, 5/15/02                                      $ 1,553
               Ford Capital BV Notes,
       2,935     10.125%, 11/15/00                                      3,045
               Korea Development Bank Bonds:
       2,000     6.25%, 5/01/00                                         1,994
       2,000     7.125%, 9/17/01                                        1,983
               Sumitomo Bank International Notes,
       5,000     9.55%, 7/15/00                                         5,021
                                                                  -----------
                                                                       13,596
                                                                  -----------

               OTHER  0.4%
               Florida Housing Finance Agency:
         190     Antigua Club-A-2, 8.625%, 8/01/01                        192
         255     Brittany Apartments-C-2, 8.625%, 8/01/02                 258
         280     Maitland Club-B-2, 8.625%, 8/01/01                       283
                                                                  -----------
                                                                          733
                                                                  -----------

               U.S. GOVERNMENT AGENCY-BACKED MORTGAGE ISSUES 2.5%
               Federal Home Loan Mortgage Corporation (FHLMC)
                 Participation Certificates:
           3     7.00%, 12/01/01                                            3
          81     7.75%, 7/01/09                                            84
               Federal Home Loan Mortgage Corporation (FHLMC)
                 Real Estate Mortgage Investment Conduit (REMIC):
         571     Series 1022, Class J, 6.00%, 12/15/20                    551
          12     Series 1169, Class D, 7.00%, 5/15/21                      12
          95     Series 1286, Class E, 7.00%, 10/15/21                     95
               Federal National Mortgage Association (FNMA)
                 Real Estate Mortgage Investment Conduit (REMIC):
         579     Series 1991-63, Class G, 6.95%, 5/25/06                  582
       3,600     Series 1996-W4, Class A4, 6.743%, 12/25/11             3,574
          44     Series G92-53, Class H, 7.00%, 7/25/21                    44
                                                                  -----------
                                                                        4,945
                                                                  -----------

               U.S. TREASURY OBLIGATIONS  21.3%
               U.S. Treasury Bonds,
      11,550     10.75%, 2/15/03                                       13,153
               U.S. Treasury Notes:
      17,950     6.625%, 3/31/02                                       18,247
      10,300     6.375%, 8/15/02                                       10,426
                                                                  -----------
                                                                       41,826
                                                                  -----------

               Total Long-Term Investments (Cost $191,113)            189,454
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

SHORT-TERM BOND MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


    Number                                                         Market Value
   of Shares                                                      (in thousands)
  -----------                                                     -------------
               SHORT-TERM INVESTMENTS  1.7%
               INVESTMENT COMPANIES  1.7%
          10   Financial Square Prime Obligation Fund                $     10
       3,424   Short-Term Investments Co. Liquid Assets Portfolio       3,424
                                                                  -----------

               Total Short-Term Investments (Cost $3,434)               3,434
                                                                  -----------

               Total Investments (Cost $194,547)  98.1%               192,888
                                                                  -----------

               Other Assets, less liabilities  1.9%                     3,730
                                                                  -----------

               TOTAL NET ASSETS  100.0%                              $196,618
                                                                  ===========

               <F1> Unregistered security
               <F2> Fair valued security

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS


INTERMEDIATE BOND MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999
Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               LONG-TERM INVESTMENTS  96.1%
               ASSET-BACKED SECURITIES  15.7%
               AUTO LOAN RECEIVABLES  1.0%
               Honda Auto Lease Trust,
     $ 3,000     Series 1999-A, Class A5, 6.65%, 7/15/05              $ 3,011
                                                                  -----------

               CREDIT CARD RECEIVABLES  5.9%
               American Express Master Trust,
       2,000     Series 1994-2, Class A, 7.60%, 8/15/02                 2,037
               Chemical Master Credit Card Trust,
         633     Series 1995-3, Class A, 6.23%, 4/15/05                   628
               Citibank Credit Card Master Trust, Principal Only:
      11,900     Series 1996-1, Class A, 0.00%, 2/07/01                10,961
       1,875     Series 1997-6, Class A, 0.00%, 8/15/06                 1,351
               Household Affinity Credit Card Master Trust I,
       3,300     Series 1993-2, Class A, 5.60%, 11/15/00                3,286
               Spiegel Credit Card Master Trust,
         633     Series 1994-B, Class A, 8.15%, 6/15/04                   637
                                                                  -----------
                                                                       18,900
                                                                  -----------

               HOME EQUITY LOAN RECEIVABLES 8.8%
               Advanta Home Equity Loan Trust:
         654     Series 1993-1, Class A1, 5.95%, 3/25/09                  638
         942     Series 1993-1, Class A2, 5.95%, 5/25/09                  922
               AFC Home Equity Loan Trust:
       1,883     Series 1993-4, Class 1A, 5.80%, 2/26/24                1,834
       2,325     Series 1996-4, Class 1A7, 6.86%, 3/25/27               2,297
               Contimortgage Home Equity Loan Trust:
       5,000     Series 1997-4, Class A4, 6.30%, 7/15/12                4,965
       2,950     Series 1997-5, Class A5, 6.63%, 12/15/20               2,905
       1,000     Series 1997-2, Class A9, 7.09%, 4/15/28                  997
       3,075     Series 1997-3, Class A9, 7.12%, 8/15/28                3,010
               Corestates Home Equity Trust,
         967     Series 1996-1, Class A3, 7.00%, 12/15/09                 970
               Delta Funding Home Equity Loan Trust,
       2,000     Series 1997-4, Class A5F, 6.67%, 1/25/28               1,948
               EQCC Home Equity Loan Trust:
         573     Series 1994-4, Class A3, 8.68%, 10/15/08                 578
         848     Series 1993-4, Class A, 5.725%, 12/15/08                 834
       1,122     Series 1994-1, Class A, 5.80%, 3/15/09                 1,103
       2,000     Series 1996-1, Class A4, 6.56%, 3/15/23                1,941
       2,000     Series 1997-1, Class A7, 7.12%, 5/15/28                2,010
               UCFC Home Equity Loan,
       1,079     Series 1995-C2, Class A6, 6.825%, 10/10/26             1,075
                                                                  -----------
                                                                       28,027
                                                                  -----------

               CORPORATE BONDS 45.8%
               ABN AMRO Bank Guarantee,
       1,600     7.25%, 5/31/05                                         1,602
               Aetna Services, Inc. Company Guarantee,
       3,000     6.75%, 8/15/01                                         2,993
               Aetna Services, Inc. Debentures,
       1,375     6.75%, 9/15/13                                         1,241


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               CORPORATE BONDS 45.8% (CONT.)
               America West Airlines, Pass-Thru Certificates,
     $ 2,500     8.54%, 1/02/06 (Acquired 9/14/99, Cost $2,500)<F1>  $  2,500
               Amsouth Bancorp Subordinated Notes,
       1,500     7.75% 5/15/04                                          1,527
               Associated P&C Holdings Senior Notes,
       1,500     6.75% 7/15/03 (Acquired 9/03/99, Cost $1,431)<F1>      1,446
               AT&T Capital Corporation Company Guarantee:
       2,000     6.25% 5/15/01                                          1,986
       1,075     6.75% 2/04/02                                          1,073
               BankAmerica Corporation Subordinated Notes,
       2,000     10.00%, 2/01/03                                        2,177
               BankBoston Notes,
       1,450     6.375%, 4/15/08                                        1,362
               Bankers Trust - NY, Subordinated Debentures,
       6,000     8.125%, 5/15/02                                        6,149
               Bear Stearns Company Senior Notes:
       2,000     9.375%, 6/01/01                                        2,074
         150     6.25%, 7/15/05                                           143
               Caterpillar, Inc. Sinking Fund Debentures,
       2,112     9.75%, 6/01/19                                         2,207
               Chase Manhattan Corp. Subordinated Notes,
       2,300     9.375%, 7/01/01                                        2,402
               Conectiv, Inc. Medium Term Notes,
       3,000     6.73%, 6/01/06                                         2,951
               Continental Bank N.A. Subordinated Notes,
       2,875     12.50%, 4/01/01                                        3,107
               Continental Cablevision, Inc. Debentures,
       4,525     9.50%, 8/01/13                                         5,021
               Dillard Investment Debentures,
       1,895     9.25%, 2/01/01                                         1,956
               Donaldson, Lufkin & Jenrette, Inc. Senior Notes,
       3,000     5.875%, 4/01/02                                        2,928
               Dynegy, Inc. Senior Notes,
       2,100     6.875%, 7/15/02                                        2,092
               Federal Express Corporation Notes,
       1,500     9.65%, 6/15/12                                         1,752
               Federal Express Sinking Fund Pass-Thru Certificates,
         844     7.89%, 9/23/08                                           844
               First Interstate Bancorp Subordinated Notes:
       2,350     10.875%, 4/15/01                                       2,474
         500     9.90%, 11/15/01                                          529
               First National Bank Omaha Subordinated Notes,
       1,600     7.32%, 12/01/10                                        1,567
               First USA Bank Senior Notes,
       1,000     5.85%, 2/22/01                                           993
               Ford Motor Credit Co. Notes:
       2,575     8.20%, 2/15/02                                         2,655
       1,000     9.03%, 12/30/09                                        1,076
               FPL Group Capital, Inc. Guaranteed Notes,
       1,500     7.625%, 9/15/06                                        1,526
               General Motors Acceptance Corp. Notes,
       1,000     9.625%, 12/15/01                                       1,058

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS


INTERMEDIATE BOND MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               CORPORATE BONDS 45.8% (CONT.)
               Georgia Pacific Corp. Debentures:
      $1,150     9.50%, 12/01/11                                       $1,301
         775     9.50%, 5/15/22                                           841
               Goldman Sachs Group Notes,
       5,000     6.25%, 2/01/03 (Acquired 2/01/96; Cost $4,988)<F1>     4,869
               Homeside, Inc. Senior Notes,
       1,000     11.25%, 5/15/03                                        1,128
               Lehman Brothers Holdings, Inc. Notes:
       1,500     6.65%, 11/08/00                                        1,499
       1,212     8.875%, 3/01/02                                        1,261
         800     8.75%, 5/15/02                                           831
       2,700     7.50%, 9/01/06                                         2,689
               Lehman Brothers, Inc. Debentures,
       1,000     6.125%, 2/01/01                                          991
       2,450     11.625%, 5/15/05                                       2,907
               Marlin Water Trust Senior Notes,
       2,492     7.09%, 12/15/01 (Acquired 12/08/98; Cost $2,492)<F1>   2,482
               The May Department Stores Debentures,
       2,000     9.875%, 6/15/21                                        2,170
               Merrill Lynch & Company Notes,
       7,000     5.75%, 11/04/02                                        6,829
               National Westminster Bank Debentures,
       1,700     9.375%, 11/15/03                                       1,835
               National Westminster Bank Subordinated Notes,
         700     9.45%, 5/01/01                                           731
               NCNB Corp. Subordinated Notes,
       2,380     10.20%, 7/15/15                                        2,942
               Newcourt Credit Group Notes:
       1,785     7.125%, 12/17/03 (Acquired 9/14/99, Cost $1,772)<F1>   1,795
       1,800     6.875%, 2/16/05 (Acquired 3/16/99, Cost $1,032)<F1>    1,781
               News America Holdings Debentures,
         750     10.125%, 10/15/12                                        822
               Northwest Airlines Pass-Thru Certificates,
         836     8.13%, 2/01/14                                           798
               Oneok, Inc. Notes,
       1,100     7.75%, 8/15/06                                         1,110
               Osprey Trust Secured Notes,
       2,300     8.31%, 1/15/03 (Acquired 9/16/99, Cost $2,300)<F1>     2,297
               Paine Webber Group, Inc. Notes:
       2,080     7.70%, 2/11/00                                         2,089
       3,000     7.115%, 1/27/04                                        2,969
         500     8.875%, 3/15/05                                          531
               Principal Financial Group Senior Notes,
       4,500     8.20%, 8/15/09 (Acquired 8/18/99, Cost $4,486)<F1>     4,566
               PSI Energy, Inc. Debentures,
       1,600     7.85%, 10/15/07                                        1,614
               JC Penney Company, Inc. Debentures:
       1,950     9.75%, 6/15/21                                         2,088
         875     8.25%, 8/15/22                                           861
               Rochester Telephone Debentures,
       1,000     9.00%, 8/15/21                                         1,073


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               CORPORATE BONDS 45.8% (CONT.)
               Salomon, Inc. Senior Notes,
      $1,100     6.75%, 2/15/03                                     $   1,092
               The Charles Schwab Corp. Medium Term Notes,
         650     6.06%, 10/02/00                                          648
               Sears Roebuck Acceptance Corporation Notes,
       1,300     6.25%, 5/01/09                                         1,169
               Security Capital Group, Inc. Medium Term Notes
       1,700     7.75%, 11/15/03                                        1,665
               Security Pacific Corp. Subordinated Notes,
       1,158     11.00%, 3/01/01                                        1,219
               Standard Federal Bancorp Medium Term Notes,
       2,155     7.75%, 7/17/06                                         2,174
               Toll Road Investors Debentures, Principal Only,
       4,800     0.00%, 2/15/04
                 (Acquired 4/23/99, Cost $3,591)<F1>                    3,535
               Transamerica Financial Corporation Senior Notes,
       3,225     6.125%, 11/01/01                                       3,168
               United Airlines Pass-Thru Certificates,
       3,152     7.27%, 1/30/13                                         3,025
               United HealthCare Corporation Notes,
       5,000     6.60%, 12/01/03
                 (Acquired 11/19/98, Cost $4,989)<F1>                   4,877
                                                                  -----------
                                                                      145,683
                                                                  -----------

               MORTGAGE-BACKED SECURITIES  3.3%
               Advanta Mortgage Loan Trust,
       1,060     Series 1997-1, Class A5, 7.35%, 5/25/27                1,064
               Green Tree Financial Corp. Pass-Thru Certificates:
          43     Series 1993-4, Class A3, 6.25%, 1/15/19                   43
       1,357     Series 1994-4, Class A4, 7.95%, 7/15/19                1,378
               MDC Asset Investors Trust,
                 Real Estate Mortgage Investment Conduit (REMIC),
         501     Series VIII, Class 8, 7.75%, 9/25/17                     512
               Prudential Securities Financial Asset Funding Corp.,
       1,453     Series 1993-8, Class A, 5.775%, 11/15/14               1,424
               Prudential Securities Secured Financing Corp.:
       1,884     Series 1993-1, Class A, 6.44%, 2/16/21                 1,860
       1,700     Series 1994-5, Class A1, 5.66%, 5/25/25                1,638
               Salomon Brothers Mortgage Securities,
         888     Series 1986-1, Class A, 6.00%, 12/25/11                  861
               Westam Mortgage Financial Corporation,
       1,612     Series 11, Class A, 6.36%, 8/26/20                     1,577
                                                                  -----------
                                                                       10,357
                                                                  -----------

               INTERNATIONAL/YANKEE (U.S. $ DENOMINATED)  10.6%
               AT&T Canada, Inc. Senior Notes:
       2,000     9.95%, 6/15/08                                         1,555
       1,000     10.625%, 11/01/08                                      1,135
               Banco Santander-Chile Notes,
       3,450     6.50%, 11/01/05                                        3,296
               Corp Andina De Fomento Notes,
         750     7.75%, 3/01/04                                           750
               Dresdner Bank Subordinated Debentures,
         650     7.25%, 9/15/15                                           622

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

INTERMEDIATE BOND MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               INTERNATIONAL/YANKEE
               (U.S. $ DENOMINATED) 10.6% (CONT.)
               Ford Capital BV Debentures:
    $    175     9.875%, 5/15/02                                      $   187
         600     9.50%, 6/01/10                                           689
               Ford Capital BV Notes,
       4,153     10.125%, 11/15/00                                      4,309
               Hydro-Quebec Corporation Debentures,
       2,250     11.75%, 2/01/12                                        3,017
               Korea Development Bank Bonds:
       1,300     6.25%, 5/01/00                                         1,296
       1,075     7.125%, 9/17/01                                        1,066
               Korea Electric Power Debentures:
         820     7.75%, 4/01/13                                           746
         750     6.75%, 8/01/27                                           702
               Midland Bank PLC Subordinated Notes,
       4,225     6.95%, 3/15/11                                         4,005
               National Bank of Hungary Debentures,
       1,350     8.875%, 11/01/13                                       1,461
               Norsk Hydro A/S Debentures,
       1,350     9.00%, 4/15/12                                         1,509
               Pohang Iron & Steel Notes,
         875     7.125%, 7/15/04                                          835
               Sumitomo Bank International Notes,
       1,600     9.55%, 7/15/00                                         1,607
               Sanwa Bank Ltd. Subordinated Notes,
       2,000     8.35%, 7/15/09                                         2,031
               Union Camp Corp. Debentures,
         659     10.00%, 5/01/19                                          692
               Wharf Capital International Ltd. Notes:
         800     8.875%, 11/01/04                                         794
       1,725     7.625%, 3/13/07                                        1,550
                                                                  -----------
                                                                       33,854
                                                                  -----------

               U.S. GOVERNMENT AGENCY-BACKED
                 MORTGAGE ISSUES  3.1%
               Federal Home Loan Mortgage Corporation (FHLMC)
                 Real Estate Mortgage Investment Conduit (REMIC):
         630     Series 1289, Class PR, 7.50%, 2/15/03                    636
         724     Series 8, Class VB, 7.00%, 4/25/03                       727
         564     Series 1456, Class LA, 7.50%, 5/15/03                    571
         445     Series 1496, Class KA, 6.00%, 12/15/03                   440
         300     Series 1551, Class E, 6.50%, 9/15/07                     300
         396     Series 1167, Class E, 7.50%, 11/15/21                    400
       1,243     Series 1286, Class A, 6.00%, 5/15/22                   1,196

Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               U.S. GOVERNMENT AGENCY-BACKED
               MORTGAGE ISSUES  3.1% (CONT.)
               Federal National Mortgage Association (FNMA)
                 Real Estate Mortgage Investment
                 Conduit (REMIC) (cont.):
     $    98     Series 1993-23, Class PU, 7.50%, 1/25/00           $      98
         420     Series 1992-73, Class L, 7.50%, 1/25/01                  419
         813     Series 1992-18, Class HB, 7.20%, 3/25/02                 815
       3,267     Series 1993-37, Class B, 7.00%, 7/25/02                3,282
         612     Series 1992-103, Class L, 7.50%, 11/25/02                619
         256     Series 1990-89, Class K, 6.50%, 7/25/20                  250
                                                                  -----------
                                                                        9,753
                                                                  -----------

               U.S. TREASURY OBLIGATIONS  17.6%
               U.S. Treasury Bonds:
      10,000     13.75%, 8/15/04                                       13,100
       4,400     10.75%, 8/15/05                                        5,361
       7,600     9.875%, 11/15/15                                      10,122
               U.S. Treasury Strips, Principal Only,
      39,000     0.00%, 8/15/05                                        27,343
                                                                  -----------
                                                                       55,926
                                                                  -----------

               Total Long-Term Investments (Cost $308,200)            305,511
                                                                  -----------


      Number
   of Shares
(in thousands)

               SHORT-TERM INVESTMENTS 2.9%
               INVESTMENT COMPANIES  2.9%
          51   Financial Square Prime Obligation Fund                      51
       9,200   Short-Term Investments Co. Liquid Assets Portfolio       9,200
                                                                  -----------

               Total Short-Term Investments (Cost $9,251)               9,251
                                                                  -----------

               Total Investments (Cost $317,451)  99.0%               314,762
                                                                  -----------

               Other Assets, less Liabilities  1.0%                     3,270
                                                                  -----------

               TOTAL NET ASSETS  100.0%                              $318,032
                                                                  ===========

               <F1>Unregistered security

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

TAX-EXEMPT INTERMEDIATE BOND FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------
               GENERAL OBLIGATION  7.7%
               Elgin, Illinois,
     $ 2,990     7.25%, 1/01/04                                        $3,273
               Lake County, Illinois, School District 112,
       1,415     9.00%, 12/01/05                                        1,706
               Washington State,
       1,500     6.30%, 9/01/02                                         1,563
                                                                  -----------
               Total General Obligation (Cost $6,620)                   6,542
                                                                  -----------

               REVENUE BONDS  3.3%
               HOUSING  1.2%
               South Dakota Housing Development Authority -
                 Homeownership Mortgage,
       1,025     4.85%, 5/01/01                                         1,024
                                                                  -----------

               UNIVERSITY  0.4%
               New England Education Student Loan
                 Marketing Corporation,
         360     5.80%, 3/01/02                                           367
                                                                  -----------

               UTILITIES  1.7%
               Scottsdale Arizona Water and Sewer,
       1,290     7.00%, 7/01/06                                         1,443
                                                                  -----------

               Total Revenue Bonds (Cost $2,886)                        2,834
                                                                  -----------

               PREREFUNDED AND ESCROWED
                 TO MATURITY  67.8%
               Alaska State Housing Finance Corporation,
       1,465     6.375%, 12/01/12, Prerefunded 12/01/02                 1,573
               Anniston, Alabama Regional Medical
               Center Board Project,
       1,400     8.00%, 7/01/11, Escrowed to Maturity                   1,653
               Arizona State Municipal Funding Program,
       1,500     8.75%, 8/01/07, Escrowed to Maturity                   1,868
               Arizona Health Facilities Hospital Revenue,
       1,935     7.25%, 11/01/14, Prerefunded 11/01/03                  2,086
               Cherokee County, Oklahoma, Principal Only,
       1,340     0.00%, 11/01/11, Escrowed to Maturity                    686
               Cleveland, Ohio Parking Facilities Revenue,
       1,125     8.10%, 9/15/22, Prerefunded 9/15/02                    1,253
               Delaware State Economic Development Authority,
                 First Mortgage; GilpinHall Project
       2,800     7.625%, 7/01/25, Prerefunded 7/01/05                   3,231
               Delaware State Health Facilities Authority Revenue,
       1,265     7.00%, 10/01/15, Prerefunded to Various Dates          1,391
               Des Plaines, Illinois Hospital Facilities -
                 Holy Family Hospital Project,
         620     10.75%, 1/01/14, Prerefunded 7/01/02                     718



Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               PREREFUNDED AND ESCROWED
                 TO MATURITY  67.8% (CONT.)
               Detroit, Michigan Water Supply System,
    $  1,000     6.25%, 7/01/12, Prerefunded 7/01/02                $   1,035
               Douglas County, Nebraska Hospital Authority Revenue,
       1,000     7.25%, 11/01/21, Prerefunded 11/01/01                  1,076
               Emporia, Kansas Sewer System,
       1,165     6.625%, 11/15/07, Escrowed to Maturity                 1,285
               Farmington, New Mexico Power Revenue Bonds,
       1,935     9.875%, 1/01/13, Prerefunded 7/01/05                   2,417
               Fruita, Colorado, Escrowed to Maturity:
         245     9.25%, 10/01/01                                          260
         490     9.25%, 4/01/03                                           558
               Fulco, Georgia Hospital Authority
               Anticipation Certificates,
       1,090     6.25%, 9/01/13, Prerefunded 9/01/02                    1,163
               Granite, Illinois Single Family Mortgage Revenue,
         965     7.75%, 10/01/11, Escrowed to Maturity                  1,093
               Hodgkins, Illinois,
       1,200     9.50%, 12/01/09, Prerefunded 12/01/01                  1,366
               Houston, Texas Airport Systems Revenue,
         950     8.20%, 7/01/05, Escrowed to Maturity                   1,073
               Illinois Health Facilities Authority Revenue,
                 Memorial Hospital,
       1,000     7.25%, 5/01/22, Prerefunded 5/01/02                    1,085
               Illinois Health Facilities
               Authority Revenue, Evangelical _ A
       1,320     6.75%, 4/15/12, Escrowed to Maturity                   1,455
               Kentucky State Turnpike Authority Revenue,
       1,400     7.20%, 7/01/09, Escrowed to Maturity                   1,509
               Louisiana Public Facilities
               Authority Hospital Revenue,
       1,915     7.25%, 10/01/22, Prerefunded 10/01/02                  2,097
               Louisville, Kentucky Water & Sewer Revenue,
       1,250     6.00%, 11/15/07, Escrowed to Maturity                  1,334
               Loveland, Colorado, Water Utility Improvements,
       1,365     8.875%, 11/01/05, Escrowed to Maturity                 1,586
               Metropolitan Government Nashville &
               Davidson County, Tennessee Water & Sewer,
               Principal Only,
       9,010     0.00%, 12/01/13, Prerefunded 12/01/02                  2,506
               Michigan State Hospital Financial Authority,
               Sisters of Mercy Health Corp.,
         900     7.50%, 2/15/18, Prerefunded 2/15/01                      954
               Minneapolis, Minnesota Hospital and Rehabilitation,
               St. Mary's Hospital;
       1,255     10.00%, 6/01/13, Escrowed to Maturity                  1,587
               New Jersey State Turnpike Authority Revenue,
         675     6.75%, 1/01/09, Escrowed to Maturity                     702
               Oklahoma State Industrial Authority Revenue,
                 St. Anthony Hospital,
         865     6.125%, 6/01/03, Escrowed to Maturity                    902

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

TAX-EXEMPT INTERMEDIATE BOND FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               PREREFUNDED AND ESCROWED
               TO MATURITY  67.8% (CONT.)
               Peninsula Ports Authority Virginia Health
               Care Facilities - Mary Immaculate Project,
     $ 2,000     7.00%, 8/01/17, Prerefunded to 8/01/04 & 8/01/06      $2,164
               Philadelphia Hospitals Authority Revenue,
         990     9.875%, 7/01/10, Prerefunded 7/01/05                   1,240
               Phoenix, Arizona Street & Highway Users, Partially
                 Prerefunded 7/01/02, Remainder
                 Escrowed to Maturity:
       1,000     6.50%, 7/01/09                                         1,058
       4,700     6.25%, 7/01/11                                         5,002
               Regional Transportation Authority, Illinois Series B
       1,000     6.00%, 6/01/07, Prerefunded 6/01/04                    1,069
               San Marcos, California Certificates of
               Participation, Principal Only,
       1,085     0.00%, 2/15/06, Escrowed to Maturity                     800
               Tulsa County, Oklahoma Home Finance Authority Single
                 Family Mortgage Revenue,
       1,710     6.90%, 8/01/10, Escrowed to Maturity                   1,932
               Tulsa County, Oklahoma Industrial Authority
                 Health Care Revenue,
         740     6.75%, 12/15/18, Prerefunded 6/15/01                     783
               University of Illinois,
       1,005     6.10%, 10/01/03, Escrowed to Maturity                  1,058
               Wausau, Wisconsin School District,
       1,000     6.50%, 4/01/10, Prerefunded 4/01/02                    1,048
                                                                  -----------

               Total Prerefunded and Escrowed to Maturity
                  (Cost $58,686)                                       57,656
                                                                  -----------

               INSURED MUNICIPAL BONDS  18.4%
               EDUCATION  2.8%
               Cook County, Illinois Niles Twp.
               School District, Principal Only,
       1,560     0.00%, 12/01/07                                        1,010
               Cook County, Illinois Cicero School District,
       1,000     8.50%, 12/01/04                                        1,164
               Merrillville, Indiana Multi-School
               Building Corporation,
         200     6.375%, 7/01/03                                          212
                                                                  -----------
                                                                        2,386
                                                                  -----------

               ELECTRIC  2.5%
               Springfield, Illinois Electric Revenue:
       1,000     6.00%, 3/01/04                                         1,048
       1,050     6.00%, 3/01/06                                         1,107
                                                                  -----------
                                                                        2,155
                                                                  -----------


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               GENERAL OBLIGATION  9.4%
               Amarillo, Texas Independent School District,
     $ 1,035     7.00%, 2/01/06                                      $  1,141
               Bolingbrook, Illinois, Principal Only,
       1,080     0.00%, 1/01/05                                           832
               Chicago, Illinois,
         675     11.60%, 1/01/01                                          732
               Maricopa County, Arizona Elementary School District,
                 No. 068, Alhambra,
       2,500     5.625%, 7/01/13, Partially Prerefunded                 2,548
               Palatine, Illinois,
       1,405     9.90%, 1/01/16, Crossover Refunded 1/01/00             1,447
               Will County, Illinois Community School
               District #365, Principal Only,
       1,685     0.00%, 11/01/05                                        1,239
                                                                  -----------
                                                                        7,939
                                                                  -----------

               PUBLIC FACILITIES & IMPROVEMENTS  3.7%
               Illinois State Certificates of Participation,
       1,000     6.00%, 7/01/06                                         1,055
               Mun-Del Building Corp., Indiana,
       1,000     7.00%, 1/05/05                                         1,025
               Texas State Turnpike Authority, Dallas,
       1,000     6.50%, 1/01/08                                         1,088
                                                                  -----------
                                                                        3,168
                                                                  -----------

               Total Insured Municipal Bonds (Cost $15,851)            15,648
                                                                  -----------

      Number
   of Shares
(in thousands)

               INVESTMENT COMPANIES  0.9%
         803   Tax Free Investment Trust                                  803
                                                                  -----------
               Total Investment Companies (Cost $803)                     803
                                                                  -----------

               Total Investments (Cost $84,846) 98.1%                  83,483
                                                                  -----------

               Other Assets, less Liabilities 1.9%                      1,641
                                                                  -----------

               TOTAL NET ASSETS  100.0%                               $85,124
                                                                  ===========

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BOND IMMDEX/TM FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               LONG-TERM INVESTMENTS  96.5%
               ASSET-BACKED SECURITIES  4.2%
               CREDIT CARD RECEIVABLES  3.0%
               Chemical Master Credit Card Trust,
     $ 1,520     Series 1995-3, Class A, 6.23%, 4/15/05              $  1,508
               Citibank Credit Card Master Trust I, Principal Only:
       6,465     Series 1996-1, Class A, 0.00%, 2/07/01                 5,955
       5,000     Series 1997-6, Class A, 0.00%, 8/15/06                 3,604
               Household Affinity Credit Card Master Trust I,
       3,750     Series 1993-2, Class A, 5.60%, 11/15/00                3,735
               Sears Credit Account Master Trust,
       1,062     Series 1995-2, Class A, 8.10%, 1/15/01                 1,074
                                                                  -----------
                                                                       15,876
                                                                  -----------

               HOME EQUITY LOAN RECEIVABLES  1.2%
               Contimortgage Home Equity Loan Trust:
       1,050     Series 1998-1, Class A6, 6.58%, 12/15/18               1,032
       3,000     Series 1997-3, Class A8, 7.58%, 8/15/28                2,995
               Delta Funding Home Equity Loan Trust,
       2,000     Series 1997-3, Class A6F, 6.86%, 10/25/28              1,974
                                                                  -----------
                                                                        6,001
                                                                  -----------

               CORPORATE BONDS  45.2%
               Aetna Services, Inc. Debentures,
       1,800     6.75%, 9/15/13                                         1,624
               Air 2 US Bonds,
       5,000     8.63%, 11/01/20
                 (Acquired 10/31/99, Cost $5,000)<F1>                   5,000
               Alabama Power Company First Mortgage Bond,
       1,000     9.00%, 12/01/24                                        1,043
               American Airline Equipment Pass-Thru Certificates,
       1,500     10.21%, 1/01/10                                        1,710
               America West Airlines Pass-Thru Certificates:
       3,300     8.54%, 1/02/06 (Acquired 9/14/99, Cost $3,300)<F1>     3,300
       3,000     7.93%, 1/02/19 (Acquired 9/14/99, Cost $3,000)<F1>     3,006
               Associated P&C Holdings Senior Notes,
       4,895     6.75%, 7/15/03 (Acquired 11/5/98, Cost $4,793)<F1>     4,719
               BankAmerica Corporation Subordinated Notes,
       3,539     10.00%, 2/01/03                                        3,852
               BankBoston Notes,
       2,500     6.375%, 4/15/08                                        2,349
               Barclays North American Capital Corp. Debentures,
         925     9.75%, 5/15/21                                         1,010
               Conectiv, Inc. Medium Term Notes,
       3,000     6.73%, 6/01/06                                         2,951
               Continental Airlines, Inc. Pass-Thru Certificates,
       2,655     6.80%, 7/02/07                                         2,566
               Continental Bank Subordinated Notes,
       1,963     12.50%, 4/01/01                                        2,121
               Continental Cablevision, Inc. Debentures,
       8,200     9.50%, 8/01/13                                         9,100


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               CORPORATE BONDS  45.2% (CONT.)
               CSX Corporation, Medium Term Notes,
     $ 3,000     5.85%, 12/01/03                                     $  2,868
               Duty Free International, Inc. Notes,
       6,450     7.00%, 1/15/04                                         6,475
               Dynegy Inc. Senior Notes,
       2,600     7.45%, 7/15/06                                         2,582
               Federal Express Corporation Debentures,
       3,163     9.625%, 10/15/19                                       3,282
               Federal Express Corporation Notes,
       4,400     9.65%, 6/15/12                                         5,140
               First National Bank Chicago Debentures,
       1,350     8.08%, 1/05/18                                         1,408
               First National Bank Omaha Subordinated Notes,
       3,100     7.32%, 12/01/10                                        3,036
               First Union Corporation Subordinated Notes,
       3,000     8.125%, 6/24/02                                        3,096
               First USA Bank Notes,
       1,125     5.85%, 2/22/01                                         1,117
               Ford Motor Company Debentures,
       2,650     9.215%, 9/15/21                                        3,085
       1,000     8.875%, 11/15/22                                       1,090
               Geico Corporation Debentures,
       2,000     9.15%, 9/15/21                                         2,161
               General Motors Acceptance Corp. Notes,
       2,694     9.625%, 12/15/01                                       2,850
               Georgia Pacific Corp. Debentures:
       1,511     9.50%, 12/01/11                                        1,710
       4,605     9.875%, 11/01/21                                       4,966
         975     9.50%, 5/15/22                                         1,059
               Goldman Sachs Group Notes,
      10,000     6.25%, 2/01/03 (Acquired 2/01/96; Cost $9,974)<F1>     9,738
               GTE North, Inc. Debentures,
       1,100     9.60%, 1/01/21                                         1,180
               Harris Bankcorp Subordinated Notes,
       1,065     9.375%, 6/01/01                                        1,109
               Lehman Brothers Holdings, Inc. Medium Term Notes:
       3,825     6.65%, 11/08/99                                        3,823
       5,000     7.50%, 9/01/06                                         4,980
               Lehman Brothers, Inc. Senior Subordinated Notes:
       2,365     9.875%, 10/15/00                                       2,438
       2,620     11.625%, 5/15/05                                       3,108
               Lehman Brothers Holdings, Inc. Senior Notes,
       1,500     8.75%, 5/15/02                                         1,558
               Marlin Water Trust Senior Notes,
       4,234     7.09%, 12/15/01 (Acquired 12/8/98, Cost $5,175)<F1>    4,218
               The May Department Stores Company Debentures,
       1,725     9.875%, 6/15/21                                        1,872

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BOND IMMDEX/TM FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               CORPORATE BONDS  45.2% (CONT.)
               Merrill Lynch & Co. Medium Term Notes,
     $ 5,000     5.88%, 1/15/04                                      $  4,808
               National Westminster Bancorp. Inc., Debentures,
       1,000     9.375%, 11/15/03                                       1,079
               NCNB Corp. Subordinated Notes,
       5,155     10.20%, 7/15/15                                        6,373
               Newcourt Credit Group Notes,
       6,490     6.875%, 2/16/05 (Acquired 3/16/99, Cost $6,587)<F1>    6,422
               News America Holdings Debentures,
       2,200     10.125%, 10/15/12                                      2,410
               Northwest Airlines Corp. Pass-Thru Certificates,
       7,154     7.248%, 7/02/14                                        6,605
               Old Dominion Electric Co-op First Mortgage,
       6,850     8.76%, 12/01/22                                        7,201
               Osprey Trust Secured Notes,
       3,750     8.31%, 1/15/03 (Acquired 9/16/99, Cost $3,750)<F1>     3,744
               Paine Webber Group, Inc. Notes:
       2,500     6.45%, 12/01/03                                        2,423
       2,450     6.73%, 1/20/04                                         2,391
       1,540     8.875%, 3/15/05                                        1,635
               Parker Hannifin Debentures,
         400     9.75%, 2/15/21                                           427
               Principal Financial Group Senior Notes,
       7,000     8.20%, 8/15/09 (Acquired 8/18/99, Cost $6,979)<F1>     7,103
               PSIEnergy, Inc. Debentures,
       3,100     7.85%, 10/15/07                                        3,126
               JC Penney Company, Inc. Debentures:
       4,000     9.75%, 6/15/21                                         4,282
       1,000     8.25%, 8/15/22                                           984
               Salomon, Inc. Notes,
       3,450     7.00%, 6/15/03                                         3,448
               Salomon, Inc. Senior Notes,
       2,100     6.75%, 2/15/03                                         2,085
               Security Capital Group, Inc. Medium Term Notes,
       2,850     7.75%, 11/15/03                                        2,791
               Security Pacific Corporation Subordinated Notes,
         742     11.50%, 11/15/00                                         777
               Sprint Capital Corporation Company Guarantee,
       5,250     5.70%, 11/15/03                                        5,035
               Tenneco, Inc. Debentures,
       3,150     7.45%, 12/15/25                                        2,925
               Time Warner, Inc. Debentures,
       2,200     9.125%, 1/15/13                                        2,478
               Toll Road Investors Debentures, Principal Only,
       5,800     0.00%, 2/15/04 (Acquired 4/23/99, Cost $4,339)<F1>     4,271
       1,000     0.00%, 2/15/05 (Acquired 5/21/99, Cost $705)<F1>         678
               Transamerica Finance Corporation Senior Notes,
       5,675     6.125%, 11/01/01                                       5,574
               Union Camp Corp. Debentures,
         111     10.00%, 5/01/19                                          117

Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               CORPORATE BONDS  45.2% (CONT.)
               United HealthCare Corporation Notes,
     $10,000     6.60%, 12/01/03
                 (Acquired 11/19/98, Cost $9,977)<F1>                $  9,754
               U.S. West Communications Debentures,
       1,000     8.875%, 6/01/31                                        1,040
               Western National Corporation Senior Notes,
       2,456     7.125%, 2/15/04                                        2,466
               Westvaco Corp. Debentures,
       1,200     10.125%, 6/01/19                                       1,257
               Williams Companies, Inc. Notes,
       2,675     7.625%, 7/15/19                                        2,608
               Wisconsin Public Service,
       2,000     8.80%, 9/01/21                                         2,110
                                                                  -----------
                                                                      234,727
                                                                  -----------

               MORTGAGE-BACKED SECURITIES 0.4%
               Prudential Securities Secured Financing Corp.,
       2,105     Series 1993-1, Class A, 6.44%, 2/16/21                 2,078
                                                                  -----------


               INTERNATIONAL/YANKEE (U.S. $ DENOMINATED)  15.2%
               Banco Santander-Chile Notes,
       4,925     6.50%, 11/01/05                                        4,705
               British Sky Brodcasting Company Guarantee,
       5,000     6.875%, 2/23/09                                        4,450
               Dresdner Bank Subordinated Debentures,
       3,500     7.25%, 9/15/15                                         3,350
               Ford Capital BV Debentures,
         560     9.875%, 5/15/02                                          600
               Ford Capital BV Notes:
       4,072     10.125%, 11/15/00                                      4,225
       4,025     9.375%, 5/15/01                                        4,194
       1,400     9.50%, 6/01/10                                         1,608
               Household Netherlands BV Company Guarantee,
      10,000     6.20%, 12/01/03                                        9,728
               Hydro-Quebec Corporation Debentures:
       3,500     11.75%, 2/01/12                                        4,693
         750     9.75%, 1/15/18                                           805
               Korea Development Bank Bond:
       2,300     7.125%, 9/17/01                                        2,280
       3,600     7.90%, 2/01/02                                         3,602
               Korea Electric Power Debentures:
       2,020     7.75%, 4/01/13                                         1,837
       1,400     6.75%, 8/01/27                                         1,310
               Midland Bank PLC Subordinated Notes,
       5,000     6.95%, 3/15/11                                         4,739
               National Bank of Hungary Debentures,
       2,490     8.875%, 11/01/13                                       2,694
               Newfoundland (Province of) Canada,
       1,975     10.00%, 12/01/20                                       2,434

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS
BOND IMMDEX/TM FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               INTERNATIONAL/YANKEE
               (U.S. $ DENOMINATED)  15.2% (CONT.)
               Norsk Hydro A/S Debentures,
      $2,900     9.00%, 4/15/12                                       $ 3,241
               Pohang Iron & Steel Notes,
       1,575     7.125%, 7/15/04                                        1,502
               Quebec Province Debentures,
       2,000     11.00%, 6/15/15                                        2,126
               Sanwa Bank Ltd. Subordinated Notes,
       5,000     8.35%, 7/15/09                                         5,079
               Sumitomo Bank International Guaranteed Notes,
       3,000     8.50%, 6/15/09                                         3,100
               Sweden (Kingdom of) Debentures,
       1,100     11.125%, 6/01/15                                       1,503
               Wharf Capital International Ltd. Notes:
       2,700     8.875%, 11/01/04                                       2,678
       2,675     7.625%, 3/13/07                                        2,404
                                                                  -----------
                                                                       78,887
                                                                  -----------

               U.S. GOVERNMENT AGENCY-BACKED
               MORTGAGE ISSUES  5.5%
               Federal Home Loan Mortgage Corporation (FHLMC),
          74     Participation Certificates, 7.50%, 4/01/07                75
               Federal Home Loan Mortgage Corporation (FHLMC)
               Real Estate Mortgage Investment Conduit (REMIC):
         341     Series 6, Class C, 9.05%, 6/15/19                        351
         578     Series 1022, Class J, 6.00%, 12/15/20                    558
          56     Series 1169, Class D, 7.00%, 5/15/21                      56
       1,655     Series 162, Class F, 7.00%, 5/15/21                    1,644
       1,398     Series 1118, Class Z, 8.25%, 7/15/21                   1,435
       1,210     Series 188, Class H, 7.00%, 9/15/21                    1,202
         774     Series 1201, Class E, 7.40%, 12/15/21                    780
       1,336     Series 1790-A, Class A, 7.00%, 4/15/22                 1,328
               Federal National Mortgage Association (FNMA),
                 Participation Certificates:
         259     Series 317, 7.50%, 8/01/07                               263
          84     Series 1464, 7.75%, 6/01/08                               87
               Federal National Mortgage Association (FNMA)
                 Real Estate Mortgage Investment Conduit (REMIC):
           2     Series 1992-29, Class K, 77.917%, 11/25/00                 7
          15     Series 1992-145, Class N, 10.06%, 1/25/06                245
       4,495     Series 1998-59, Class VA, 6.50%, 3/25/07               4,446
         674     Series 1988-24, Class G, 7.00%, 10/25/18                 665
         675     Series 1989-44, Class H, 9.00%, 7/25/19                  700
         150     Series 1989-90, Class E, 8.70%, 12/25/19                 155
         675     Series 1990-30, Class E, 6.50%, 3/25/20                  659
         650     Series 1990-61, Class H, 7.00%, 6/25/20                  646

Principal Amount                                                   Market Value
(in thousands)                                                    (in thousands)
 -------------                                                    -------------

               U.S. GOVERNMENT AGENCY-BACKED
                 MORTGAGE ISSUES  5.5% (CONT.)
               Federal National Mortgage Association (FNMA)
                 Real Estate Mortgage Investment Conduit (REMIC) (cont.):
    $    380     Series 1990-72, Class B, 9.00%, 7/25/20            $     394
         517     Series 1990-102, Class J, 6.50%, 8/25/20                 504
       2,411     Series 1990-105, Class J, 6.50%, 9/25/20               2,357
         415     Series 1990-106, Class J, 8.50%, 9/25/20                 427
       2,108     Series 1991-56, Class M, 6.75%, 6/25/21                2,060
         904     Series 1992-120, Class C, 6.50%, 7/25/22                 879
               FDIC REMIC Trust,
       6,492     Series 1996-C1, Class 1A, 6.75%, 5/25/26               6,436
                                                                  -----------
                                                                       28,359
                                                                  -----------

               U.S. TREASURY OBLIGATIONS  26.0%
               U.S. Treasury Bonds:
         650     10.75%, 8/15/05                                          792
      14,550     9.875%, 11/15/15                                      19,379
      94,380     9.25%, 2/15/16                                       115,013
                                                                  -----------
                                                                      135,184
                                                                  -----------

               Total Long-Term Investments (Cost $496,092)            501,112
                                                                  -----------

   Number
  of Shares
(in thousands)
--------------

               SHORT-TERM INVESTMENTS  1.3%
               INVESTMENT COMPANIES  1.3%
          18   Financial Square Prime Obligation Fund                      18
       7,000   Short-Term Investments Co. Liquid Assets Portfolio       7,000
                                                                  -----------
                                                                        7,018
                                                                  -----------

               Total Short-Term Investments (Cost $7,018)               7,018
                                                                  -----------

               Total Investments (Cost $503,110) 97.8%                508,130
                                                                  -----------

               Other Assets, less Liabilities 2.2%                     11,271
                                                                  -----------

               TOTAL NET ASSETS  100.0%                              $519,401
                                                                  ===========


               <F1> Unregistered security

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

                      This page intentionally left blank.

                                                            (LOGO) FIRSTAR FUNDS

                                                                   December 1999


DEAR SHAREHOLDER:

INVESTMENT REVIEW

Money market funds generated strong total returns over the past 12 months and continue to offer attractive inflation-adjusted yields. Short-term interest rates were stable during much of the year but did succumb to volatility in the financial markets over the past few months. Money market rates edged upward recently as the Federal Reserve raised the Federal Funds rate .25% on June 30th and again on August 24th. Overall, short-term yields rose from approximately 4.5% in October of 1998 to 5.3% in October of 1999. During this time period, Firstar Money Market Funds were managed similarly to their respective benchmarks, thereby offering principal stability and superior credit quality.

Firstar Money Market Funds are managed with quality and safety of principal as primary goals. All securities purchased by the Funds must meet our internal high standards for minimal credit risk and must also meet the strict guidelines set by the Securities and Exchange Commission ("SEC"). Our credit research team closely monitors all investments to ensure quality standards are met.

--------------------------------------------------------------------------------
                    FIRSTAR MONEY MARKET FUNDS 7-DAY YIELDS
--------------------------------------------------------------------------------
PERIOD ENDED OCTOBER 31, 1999

                         ------------------------------
                                  MONEY MARKET
                                    FUND<F1>
                               CURRENT  EFFECTIVE
                                4.82%     4.93%
                         ------------------------------

                         ------------------------------
                                 INSTITUTIONAL
                                  MONEY MARKET
                                    FUND<F1>
                               CURRENT  EFFECTIVE
                                5.25%     5.39%
                         ------------------------------

                         ------------------------------
                                   TAX-EXEMPT
                                  MONEY MARKET
                                      FUND
                               CURRENT  EFFECTIVE
                                2.66%     2.70%
                         ------------------------------

                         ------------------------------
                                U.S. GOVERNMENT
                                  MONEY MARKET
                                      FUND
                               CURRENT  EFFECTIVE
                                4.60%     4.71%
                         ------------------------------

                         ------------------------------
                                 U.S. TREASURY
                                  MONEY MARKET
                                    FUND<F1>
                               CURRENT  EFFECTIVE
                                4.12%     4.21%
                         ------------------------------

<F1> After fee waivers. Had fees not been waived, current and effective yields would have been 4.69% and 4.80% for the Money Market Fund, 5.00% and 5.14% for the Institutional Money Market Fund, and 4.10% and 4.19% for the U.S. Treasury Money Market Fund. Reflects past performance; yields will vary. An investment in any one of the Firstar Money Market Funds is neither insured nor guaranteed by the U.S. Government nor is there any assurance the Funds will be able to maintain a stable net asset value of $1.00 per share.

     Current yield refers to income earned by a fund's investments over a 7-day period. It is then annualized and stated as a percentage of the investment. Effective yield is the same as current yield except that it assumes the income earned by an investment in a fund will be reinvested.

                                                            (LOGO) FIRSTAR FUNDS



                FIRSTAR MONEY MARKET FUNDS YIELD COMPARISONS<F1>


                                                                                  IBC'S
                                                                                  MONEY
                                                                       FIRSTAR     FUND
                      IBC'S                                   IBC'S   TAX-EXEMPT AVERAGE/TM
                      MONEY               IBC'S               MONEY     MONEY      /ALL                                   IBC'S
                       FUND           INSTITUTIONAL            FUND     MARKET   TAX-FREE  FIRSTAR    IBC'S    FIRSTAR    MONEY
                     AVERAGE   FIRSTAR   AVERAGE   FIRSTAR   AVERAGE     TAX       TAX       U.S.     MONEY      U.S.      FUND
           FIRSTAR     /TM  INSTITUTIONAL  /TM    TAX-EXEMPT   /TM    EQUIVALENT EQIVALENT  GOV'T.     FUND    TREASURY AVERAGE/TM
            MONEY      /ALL     MONEY      /ALL     MONEY      /ALL     YIELD     YIELD     MONEY   AVERAGE/TM  MONEY     /U.S.
            MARKET   TAXABLE    MARKET   TAXABLE    MARKET   TAX-FREE    <F2>      <F2>     MARKET   /GOV'T.    MARKET   TREASURY
------------------------------------------------------------------------------------------------------------------------------------
1999
October     4.79%     4.77%     5.12%     4.92%     2.67%     2.80%     4.17%    4.38%      4.50%     4.52%     4.11%     4.25%
------------------------------------------------------------------------------------------------------------------------------------
September   4.60%     4.69%     4.95%     4.85%     2.67%     2.80%     4.17%    4.30%      4.50%     4.49%     4.15%     4.25%
------------------------------------------------------------------------------------------------------------------------------------
August      4.42%     4.55%     4.79%     4.70%     2.43%     2.59%     3.80%    4.05%      4.39%     4.35%     4.01%     4.12%
------------------------------------------------------------------------------------------------------------------------------------
July        4.30%     4.45%     4.69%     4.61%     2.43%     2.50%     3.80%    3.91%      4.28%     4.25%     3.96%     4.04%
------------------------------------------------------------------------------------------------------------------------------------
June        4.18%     4.32%     4.58%     4.47%     2.57%     2.69%     4.02%    4.20%      4.08%     4.13%     3.85%     3.98%
------------------------------------------------------------------------------------------------------------------------------------
May         4.18%     4.29%     4.54%     4.46%     2.70%     2.83%     4.22%    4.42%      4.09%     4.12%     3.81%     3.93%
------------------------------------------------------------------------------------------------------------------------------------
April       4.19%     4.32%     4.56%     4.49%     2.44%     2.58%     3.81%    4.03%      4.13%     4.14%     3.87%     3.98%
------------------------------------------------------------------------------------------------------------------------------------
March       4.24%     4.35%     4.59%     4.52%     2.28%     2.44%     3.56%    3.81%      4.15%     4.17%     3.85%     4.00%
------------------------------------------------------------------------------------------------------------------------------------
February    4.31%     4.36%     4.65%     4.54%     2.00%     2.16%     3.13%    3.38%      4.17%     4.16%     3.76%     3.96%
------------------------------------------------------------------------------------------------------------------------------------
January     4.51%     4.46%     4.79%     4.61%     2.42%     2.56%     3.78%    4.00%      4.31%     4.21%     3.84%     3.99%
------------------------------------------------------------------------------------------------------------------------------------
1998
December    4.75%     4.54%     4.89%     4.68%     2.79%     2.69%     4.36%    4.20%      4.44%     4.29%     4.08%     4.02%
------------------------------------------------------------------------------------------------------------------------------------
November    4.79%     4.60%     4.98%     4.75%     2.66%     2.69%     4.16%    4.20%      4.49%     4.35%     4.11%     4.09%
------------------------------------------------------------------------------------------------------------------------------------


We compare our Funds to the IBC's Money Fund Averages, which are composites of professionally managed money market investment funds with similar objectives.

<F1> After fee waivers. Had fees not been waived, performance would be reduced.
     Reflects past performance; yields will vary. An investment in any one of the Firstar Money Market Funds is neither insured nor guaranteed by the U.S. Government nor is there any assurance the Funds will be able to maintain a stable net asset value of $1.00 per share.

<F2> Assumes a 36% tax bracket.

LOOKING AHEAD - THE FORECAST

Looking ahead, we see continued economic growth and expect a slight increase in short-term rates. We will maintain average maturities comparable to our industry benchmarks. We continue to meet three important objectives for our money market shareholders: preservation of principal, liquidity and competitive investment income.

We appreciate your continued confidence in the Firstar Money Market Funds and look forward to working with you in the future.

Carl J. Smith
Portfolio Manager
Firstar Investment Research & Management Company, LLC (FIRMCO)

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF ASSETS AND LIABILITIES
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OCTOBER 31, 1999

                                                TAX-       U.S.       U.S.
                                INSTITUTIONAL  EXEMPT   GOVERNMENT  TREASURY
                         MONEY      MONEY      MONEY      MONEY       MONEY
                        MARKET     MARKET      MARKET     MARKET     MARKET
                         FUND       FUND        FUND       FUND       FUND
                       --------   --------    --------   --------   --------
ASSETS:
  Investments, at
     amortized cost     $284,522 $2,364,308    $152,314   $209,715    $86,136
  Cash                         -          -           5          -          -
  Receivable for
     securities matured        -          -           -          -      8,000
  Interest receivable        267      1,508       1,349        292      1,814
  Other                       39         23           6          2          6
                      -------------------  ----------------------------

     Total Assets        284,828  2,365,839     153,674    210,009     95,956
                      -------------------  ----------------------------

LIABILITIES:
  Dividends payable        1,119      8,638         354        805        329
  Payable to affiliates      205        792         113        174         75
  Accrued expenses and
     other liabilities        23        158          18         15         13
                      -------------------  ----------------------------

     Total Liabilities     1,347      9,588         485        994        417
                      -------------------  ----------------------------

NET ASSETS              $283,481 $2,356,251    $153,189   $209,015    $95,539
                      ========== ==========  ========== ========== ==========

CAPITAL STOCK,
  $.0001 par value
  Authorized           5,000,000  5,000,000   5,000,000  5,000,000  5,000,000
  Issued and
     outstanding         283,481  2,356,251     153,189    209,015     95,539

NET ASSET VALUE,
  REDEMPTION PRICE
  AND OFFERING PRICE
  PER SHARE                $1.00      $1.00       $1.00      $1.00      $1.00
                      ========== ==========  ========== ========== ==========

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS)
YEAR ENDED OCTOBER 31, 1999

                                                TAX-       U.S.       U.S.
                                INSTITUTIONAL  EXEMPT   GOVERNMENT  TREASURY
                         MONEY      MONEY      MONEY      MONEY       MONEY
                        MARKET     MARKET      MARKET     MARKET     MARKET
                         FUND       FUND        FUND       FUND       FUND
                       --------   --------    --------   --------   --------
INVESTMENT INCOME:
  Interest income      $  14,699   $112,770   $   4,455  $  12,469  $   4,978
                      -------------------  ----------------------------

EXPENSES:
  Investment
     advisory fees         1,423     10,685         692      1,256        535
  Administration fees        306      2,357         149        270        115
  Service organization
     fees                    105          -           -          -          -
  Custody fees                39        302          25         36         13
  Transfer agent fees
     and expenses            273         77          31         33         31
  Fund accounting fees        49         60          35         46         31
  Professional fees           39         38          37         37         33
  Reports to shareholders    149         13           9         19          5
  Federal and state
     registration fees        32        215          20         24         18
  Directors' fees
     and expenses              8          8           8          8          8
  Other                        7         29           3          7          2
                      -------------------  ----------------------------

  Total expenses
     before waiver         2,430     13,784       1,009      1,736        791
     Less: Waiver
       of expenses         (371)    (5,373)        (30)       (37)       (27)
                      -------------------  ----------------------------

     Net Expenses          2,059      8,411         979      1,699        764
                      -------------------  ----------------------------


NET INVESTMENT INCOME  $  12,640   $104,359   $   3,476  $  10,770  $   4,214
                      ========== ==========  ========== ========== ==========


                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)


                                                                            INSTITUTIONAL                  TAX-EXEMPT
                                            MONEY MARKET FUND             MONEY MARKET FUND             MONEY MARKET FUND
                                      -------------------------------------------------------------------------------------
                                           Year           Year           Year           Year           Year           Year
                                          ended          ended          ended          ended          ended          ended
                                      Oct. 31, 1999  Oct. 31, 1998  Oct. 31, 1999  Oct. 31, 1998  Oct. 31, 1999  Oct. 31, 1998
                                      -------------------------------------------------------------------------------------
OPERATIONS:
  Net investment income                   $12,640         $13,157       $104,359        $64,761         $3,476         $3,271
                                      -----------     -----------    -----------    -----------    -----------    -----------
  Net increase in net assets
     resulting from
     operations                            12,640          13,157        104,359         64,761          3,476          3,271
                                      -----------     -----------    -----------    -----------    -----------    -----------

CAPITAL SHARE
  TRANSACTIONS:
  Shares sold                           1,076,363         630,330      7,441,516      3,302,686        257,973        249,502
  Shares issued to
     owners in reinvestment
     of dividends                          12,321          11,254          4,367          5,039          1,319          1,158
  Shares redeemed                     (1,094,291)       (613,513)    (6,713,602)    (2,885,096)      (228,554)      (236,848)
                                      -----------     -----------    -----------    -----------    -----------    -----------
  Net increase (decrease)                 (5,607)          28,071        732,281        422,629         30,738         13,812
                                      -----------     -----------    -----------    -----------    -----------    -----------

DIVIDENDS PAID FROM:
  Net investment income                  (12,640)        (13,157)      (104,359)       (64,761)        (3,476)        (3,271)
                                      -----------     -----------    -----------    -----------    -----------    -----------

TOTAL INCREASE (DECREASE)
  IN NET ASSETS                           (5,607)          28,071        732,281        422,629         30,738         13,812

NET ASSETS:
  Beginning of year                       289,088         261,017      1,623,970      1,201,341        122,451        108,639
                                      -----------     -----------    -----------    -----------    -----------    -----------

  End of year                            $283,481        $289,088     $2,356,251     $1,623,970       $153,189       $122,451
                                      ===========     ===========    ===========    ===========    ===========    ===========


                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)

                               U.S. GOVERNMENT            U.S. TREASURY
                              MONEY MARKET FUND         MONEY MARKET FUND
                             -------------------       -------------------
                               Year        Year           Year      Year
                               ended      ended          ended      ended
                             Oct. 31,    Oct. 31,       Oct. 31,  Oct. 31,
                               1999        1998           1999      1998
                             -------------------       -------------------
OPERATIONS:
  Net investment income       $10,770       $9,683      $4,214       $3,579
                           ----------   ----------  ----------   ----------
  Net increase
     in net assets
     resulting from
     operations                10,770        9,683       4,214        3,579
                           ----------   ----------  ----------   ----------
CAPITAL SHARE
  TRANSACTIONS:
  Shares sold                 891,590      829,540     345,253      266,098
  Shares issued to
     owners in reinvestment
     of dividends               1,870        2,532         422          390
  Shares redeemed           (917,621)    (797,563)   (342,008)    (253,094)
                           ----------   ----------  ----------   ----------
  Net increase (decrease)    (24,161)       34,509       3,667       13,394
                           ----------   ----------  ----------   ----------

DIVIDENDS PAID FROM:
  Net investment income      (10,770)      (9,608)     (4,214)      (3,579)
                           ----------   ----------  ----------   ----------

TOTAL INCREASE (DECREASE)
  IN NET ASSETS              (24,161)       34,584       3,667       13,394

NET ASSETS:
  Beginning of year           233,176      198,592      91,872       78,478
                           ----------   ----------  ----------   ----------

  End of year                $209,015     $233,176     $95,539      $91,872
                           ==========   ==========  ==========   ==========

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

FINANCIAL HIGHLIGHTS


                                                                                    Supplemental Data and Ratios
                                                                                  ---------------------------------
                                                                                                           Ratio
                                                       Dividends       Net         Net         Ratio       of Net
                              Net Asset                   from        Asset      Assets,      of Net     Investment
                                Value,        Net         Net        Value,       End of     Expenses      Income
                              Beginning   Investment   Investment    End of       Period    to Average   to Average     Total
PER SHARE DATA                of Period     Income       Income      Period       (000s)     Net Assets  Net Assets    Return
--------------------------------------------------------------------------------------------------------------------------------
MONEY MARKET FUND
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995     $1.00        $0.05     $(0.05)        $1.00    $172,261     0.60<F1>     5.36<F1>       5.51%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996      1.00         0.05      (0.05)         1.00     224,036     0.60<F1>     4.94<F1>       5.06%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997      1.00         0.05      (0.05)         1.00     261,017     0.60<F1>     4.98<F1>       5.12%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998      1.00         0.05      (0.05)         1.00     289,088     0.60<F1>     5.05<F1>       5.16%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999      1.00         0.04      (0.04)         1.00     283,481     0.72<F1>     4.44<F1>       4.52%
--------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL MONEY MARKET FUND
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995      1.00         0.06      (0.06)         1.00     716,566     0.35<F2>     5.63<F2>       5.77%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996      1.00         0.05      (0.05)         1.00     750,051     0.35<F2>     5.19<F2>       5.32%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997      1.00         0.05      (0.05)         1.00   1,201,341     0.35<F2>     5.23<F2>       5.38%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998      1.00         0.05      (0.05)         1.00   1,623,970     0.35<F2>     5.30<F2>       5.41%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999      1.00         0.05      (0.05)         1.00   2,356,251     0.38<F2>     4.76<F2>       4.85%
--------------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT MONEY MARKET FUND
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995      1.00        0.03<F6>   (0.03)         1.00      84,084     0.60<F3>     3.36<F3>       3.42%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996      1.00        0.03<F6>   (0.03)         1.00      79,328     0.60<F3>     3.09<F3>       3.13%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997      1.00        0.03<F6>   (0.03)         1.00     108,639     0.60<F3>     3.06<F3>       3.12%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998      1.00        0.03<F6>   (0.03)         1.00     122,451     0.60<F3>     3.02<F3>       3.04%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999      1.00        0.03<F6>   (0.03)         1.00     153,189     0.71<F3>     2.51<F3>       2.53%
--------------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT MONEY MARKET FUND
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995      1.00         0.05      (0.05)         1.00     163,068     0.60<F4>     5.24<F4>       5.37%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996      1.00         0.05      (0.05)         1.00     198,334     0.60<F4>     4.84<F4>       4.96%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997      1.00         0.05      (0.05)         1.00     198,592     0.60<F4>     4.83<F4>       4.99%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998      1.00         0.05      (0.05)         1.00     233,176     0.60<F4>     4.90<F4>       4.97%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999      1.00         0.04      (0.04)         1.00     209,015     0.68<F4>     4.30<F4>       4.37%
--------------------------------------------------------------------------------------------------------------------------------
U.S. TREASURY MONEY MARKET FUND
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995      1.00         0.05      (0.05)         1.00      64,655     0.60<F5>     5.04<F5>       5.16%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996      1.00         0.05      (0.05)         1.00      53,430     0.60<F5>     4.70<F5>       4.80%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997      1.00         0.05      (0.05)         1.00      78,478     0.60<F5>     4.67<F5>       4.80%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998      1.00         0.05      (0.05)         1.00      91,872     0.60<F5>     4.62<F5>       4.71%
--------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999      1.00         0.04      (0.04)         1.00      95,539     0.71<F5>     3.94<F5>       4.01%
--------------------------------------------------------------------------------------------------------------------------------


<F1>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.85%, 0.86%, 0.84%, 0.81%, 0.90%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 4.31%, 4.79%, 4.73%,
     4.73%, 5.06%, respectively.
<F2>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.62%, 0.64%, 0.66%, 0.64%, 0.69%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 4.52%, 5.01%, 4.92%,
     4.90%, 5.29%, respectively.
<F3> Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.73%, 0.75%, 0.75%, 0.78%, 0.84%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 2.49%, 2.87%, 2.91%,
     2.91%, 3.12%, respectively.
<F4>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.69%, 0.71%, 0.70%, 0.71%, 0.75%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 4.29%, 4.79%, 4.73%,
     4.73%, 5.09%, respectively.
<F5>  Without fees waived, ratios of net expenses to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.74%, 0.77%, 0.78%, 0.80%, 0.83%, respectively; and ratios of net investment income to average net assets for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 3.91%, 4.45%, 4.49%,
     4.50%, 4.81%, respectively.
<F6>  For the Tax-Exempt Money Market Fund, substantially all investment income is exempt from federal income tax.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               COMMERCIAL PAPER 88.5%
               ASSET BACKED SECURITY 23.0%
               Ciesco L.P.:
    $  7,000     5.33%, 12/08/99                                      $ 6,962
       7,000     5.35%, 12/10/99                                        6,959
               Corporate Asset Funding Co., Inc.:
       7,000     5.34%, 11/04/99                                        6,997
       6,000     5.95%, 1/14/00                                         5,927
               CXC, Inc.,
       6,000     5.35%, 11/19/99                                        5,984
               Edison Asset Securitization, L.L.C.:
       5,400     6.13%, 1/12/00                                         5,334
       9,000     5.73%, 2/14/00                                         8,849
               New Center Asset Trust,
       7,000     5.34%, 12/22/99                                        6,947
               Sheffield Receivables Corp.,
       7,000     5.35%, 11/02/99                                        6,999
               Toyota Auto Receivables Owner Trust,
       4,295     5.37%, 8/15/00                                         4,295
                                                                  -----------
                                                                       65,253
                                                                  -----------

               AUTOS & TRUCKS 9.4%
               Daimler Chrysler Holding Company,
       7,000     5.95%, 1/18/00                                         6,910
               Ford Motor Credit Company,
       6,000     5.67%, 1/11/00                                         5,933
               General Motors Acceptance Corporation,
       7,000     5.31%, 12/14/99                                        6,956
               Paccar Financial Corp,
       7,000     5.30%, 12/16/99                                        6,954
                                                                  -----------
                                                                       26,753
                                                                  -----------

               BANKING - FOREIGN 7.0%
               Dresdner US Finance, Inc.:
       7,000     5.33%, 12/13/99                                        6,956
       6,000     5.75%, 2/02/00                                         5,911
               UBS Finance (Delaware), Inc.,
       7,000     5.34%, 12/07/99                                        6,963
                                                                  -----------
                                                                       19,830
                                                                  -----------

               BASIC INDUSTRY 4.6%
               Monsanto Company:
       7,000     5.30%, 11/10/99                                        6,991
       6,000     5.32%, 11/30/99                                        5,974
                                                                  -----------
                                                                       12,965
                                                                  -----------


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               COMMUNICATIONS 2.5%
               Bellsouth Capital Funding,
    $  7,000     5.29%, 12/09/99                                      $ 6,961
                                                                  -----------
               FINANCE - MISCELLANEOUS 4.6%
               CIT Group Holdings, Inc.,
       6,000     5.32%, 11/22/99                                        5,981
               National Rural Utilities CFC,
       7,000     5.29%, 11/02/99                                        6,999
                                                                  -----------
                                                                       12,980
                                                                  -----------

               FINANCE - SERVICES 14.3%
               Goldman Sachs Group, L.P.:
       7,000     5.38%, 11/05/99                                        6,996
       7,000     6.00%, 1/21/00                                         6,905
               Merrill Lynch and Co., Inc.:
       8,000     5.30%, 11/15/99                                        7,984
       5,000     5.00%, 2/08/00                                         4,931
               Morgan Stanley, Dean Witter, Discover & Co.:
       7,000     5.88%, 1/10/00                                         6,920
       7,000     5.81%, 1/28/00                                         6,900
                                                                  -----------
                                                                       40,636
                                                                  -----------

               INSURANCE 14.3%
               American Family Financial Services, Inc.,
       7,000     5.32%, 12/01/99                                        6,969
               John Hancock Capital Corporation,
       7,000     5.30%, 12/23/99                                        6,946
               Metlife Funding Inc.:
       7,000     5.31%, 11/01/99                                        7,000
       6,850     5.29%, 11/18/99                                        6,833
               Prudential Funding Corporation:
       6,000     5.21%, 11/08/99                                        5,994
       7,000     6.02%, 1/26/00                                         6,899
                                                                  -----------
                                                                       40,641
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               MACHINERY - AGRICULTURE AND CONSTRUCTION 2.1%
               John Deere Capital Corporation,
    $  6,000     6.25%, 6/12/00                                      $  6,017
                                                                  -----------

               MISCELLANEOUS 4.6%
               Invensys PLC:
       7,000     5.34%, 11/02/99                                        6,999
       6,000     4.54%, 11/16/99                                        5,987
                                                                  -----------
                                                                       12,986
                                                                  -----------

               SOVEREIGN 2.1%
               Quebec (Province of) Canada,
       5,865     5.32%, 12/21/99                                        5,822
                                                                  -----------

               Total Commercial Paper                                 250,844
                                                                  -----------

               FUNDING AGREEMENTS 3.9%
               Travelers Insurance Corporation:
       4,000     5.52%, 2/18/00<F1>                                     4,000
       7,000     6.10%, 6/30/00<F1>                                     7,000
                                                                  -----------

               Total Funding Agreements                                11,000
                                                                  -----------


Number of Shares                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               INVESTMENT COMPANIES 8.0%
       9,573   Financial Square Prime Obligation Fund                  $9,573
      13,105   Short-Term Investments Co. -
                 Liquid Assets Portfolio                               13,105
                                                                  -----------

               Total Investment Companies                              22,678
                                                                  -----------

               Total Investments 100.4%                               284,522
                                                                  -----------

               Liabilities, less Other Assets (0.4)%                  (1,041)
                                                                  -----------

               NET ASSETS 100.0%                                     $283,481
                                                                  ===========

               <F1>Illiquid security

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

INSTITUTIONAL MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               COMMERCIAL PAPER  85.0%
               ASSET BACKED SECURITIES  17.4%
               Ciesco L.P.:
   $  50,000     5.32%, 11/08/99                                    $  49,948
      40,000     5.32%, 11/16/99                                       39,911
               Corporate Asset Funding Co., Inc.:
      40,000     5.34%, 11/19/99                                       39,893
      28,000     5.37%, 12/02/99                                       27,871
               CXC, Inc.:
      50,000     5.32%, 11/01/99                                       50,000
      40,000     6.07%, 1/25/00                                        39,427
               Edison Asset Securitization, L.L.C.:
      22,477     5.73%, 1/18/00                                        22,198
      40,000     5.85%, 1/19/00                                        39,486
               New Center Asset Trust:
      40,000     5.31%, 11/12/99                                       39,935
      40,000     5.32%, 12/16/99                                       39,734
               Toyota Auto Receivables Owner Trust,
      23,318     5.37%, 8/15/00                                        23,318
                                                                  -----------
                                                                      411,721
                                                                  -----------

               AUTO & TRUCKS  5.5%
               Daimler Chrysler Holding Company,
      50,000     5.94%, 1/27/00                                        49,282
               Ford Credit Europe PLC:
      40,000     5.18%, 11/18/99                                       39,902
      40,000     5.29%, 12/03/99                                       39,812
                                                                  -----------
                                                                      128,996
                                                                  -----------

               BANKING - FOREIGN  11.2%
               Deutsche Bank Financial, Inc.:
      40,000     5.25%, 11/09/99                                       39,953
      40,000     4.92%, 11/23/99                                       39,880
               Dresdner US Finance, Inc.:
      40,000     5.20%, 12/08/99                                       39,786
      40,000     5.75%, 2/02/00                                        39,406
               UBS Finance (Delaware), Inc.:
      40,000     5.31%, 11/01/99                                       40,000
      25,000     4.84%, 12/10/99                                       24,869
      40,000     5.34%, 12/17/99                                       39,727
                                                                  -----------
                                                                      263,621
                                                                  -----------


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               BASIC INDUSTRY  1.7%
               Monsanto Company,
    $ 40,000     5.32%, 12/01/99                                     $ 39,823
                                                                  -----------

               COMMUNICATIONS & MEDIA  5.7%
               Bellsouth Capital Funding,
      40,000     5.29%, 12/07/99                                       39,788
               Gannett Company, Inc.
      95,000     5.33%, 11/01/99                                       95,000
                                                                  -----------
                                                                      134,788
                                                                  -----------

               ENTERTAINMENT & LEISURE  3.0%
               Walt Disney Company,
      70,000     5.31%, 11/01/99                                       70,000
                                                                  -----------

               FINANCE - MISCELLANEOUS  10.6%
               American Express Credit Company,
      40,000     5.31%, 11/30/99                                       39,829
               CIT Group Holding, Inc.:
      45,000     5.31%, 11/29/99                                       44,814
      45,000     5.31%, 12/23/99                                       44,655
               General Electric Capital Corporation,
      36,000     5.28%, 11/01/99                                       36,000
               Household Finance Corporation:
      45,000     5.15%, 12/13/99                                       44,730
      40,000     5.71%, 1/28/00                                        39,442
                                                                  -----------
                                                                      249,470
                                                                  -----------

               FINANCE - SERVICES  11.2%
               Goldman Sachs Group, L.P.,
      40,000     5.30%, 11/24/99                                       39,865
               Merrill Lynch & Company, Inc.:
      36,000     5.31%, 11/01/99                                       36,000
      20,000     5.32%, 11/02/99                                       19,997
      40,000     5.32%, 2/01/00                                        39,456
      40,000     5.25%, 2/14/00                                        39,388
               Morgan Stanley, Dean Witter, Discovery & Co.:
      50,000     5.92%, 1/19/00                                        49,350
      40,000     5.77%, 1/21/00                                        39,481
                                                                  -----------
                                                                      263,537
                                                                  -----------

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

INSTITUTIONAL MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               INSURANCE 11.2%
               American General Corporation:
     $40,000     5.34%, 11/04/99                                      $39,982
      40,000     5.35%, 11/17/99                                       39,905
               Metlife Funding Inc.:
      50,000     5.30%, 11/03/99                                       49,985
      40,000     5.30%, 11/05/99                                       39,976
               Prudential Funding Corporation:
      50,000     5.32%, 12/06/99                                       49,741
      45,000     6.02%, 1/26/00                                        44,353
                                                                  -----------
                                                                      263,942
                                                                  -----------

               MACHINERY - AGRICULTURE AND CONSTRUCTION 1.9%
               John Deere Capital Corporation,
      45,000     5.29%, 12/14/99                                       44,716
                                                                  -----------

               MISCELLANEOUS  3.5%
               Invensys PLC:
      43,000     5.34%, 12/09/99                                       42,758
      40,000     5.82%, 1/24/00                                        39,457
                                                                  -----------
                                                                       82,215
                                                                  -----------

               OIL AND GAS - SERVICES  1.0%
               BP America Inc.,
      25,000     4.86%, 1/18/00                                        24,737
                                                                  -----------

               SOVEREIGN 1.1%
               Quebec (Province of) Canada,
      25,000     4.85%, 11/22/99                                       24,929
                                                                  -----------

               Total Commercial Paper                              $2,002,495
                                                                  -----------


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               FUNDING AGREEMENTS  3.3%
               Travelers Insurance Company:
     $36,000     5.52%, 2/18/00<F1>                                   $36,000
      43,000     6.10%, 6/30/00<F1>                                    43,000
                                                                  -----------

               Total Funding Agreements                                79,000
                                                                  -----------

               U.S. GOVERNMENT AGENCIES  1.7%
               Federal Home Loan Mortgage
               Corporation Discount Notes,
      40,000     5.23%, 12/17/99                                       39,733
                                                                  -----------

               Total U.S. Government Agencies                          39,733
                                                                  -----------

               VARIABLE RATE DEMAND NOTES  0.8%
      20,000   General Mills, Inc.                                     20,000
                                                                  -----------

               Total Variable Rate Demand Notes                        20,000
                                                                  -----------

   Number
  of Shares
(in thousands)
---------------
               INVESTMENT COMPANIES  9.5%
     107,351   Financial Square Premium Money Market Fund             107,351
     115,729   Short-Term Investments Co. _
                 Liquid Assets Portfolio                              115,729
                                                                  -----------

               Total Investment Companies                             223,080
                                                                  -----------

               Total Investments 100.3%                             2,364,308
                                                                  -----------

               Liabilities, less Other Assets (0.3)%                  (8,057)
                                                                  -----------

               NET ASSETS 100.0%                                   $2,356,251
                                                                  ===========


               <F1>Illiquid security

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

TAX-EXEMPTMONEY MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               GENERAL OBLIGATION 2.8%
               Huntsville, Alabama,
      $2,500     5.25%, 2/01/00                                      $  2,513
               Laredo, Texas,
       1,630     6.75%, 8/01/00                                         1,664
               Northwestern Mutual Life,
                 Tax Exempt Mortgage Certificates
       1,108     4.50%, 2/15/09<F1><F2>                                   108
                                                                  -----------
               Total General Obligation                                 4,285
                                                                  -----------

               PREREFUNDED AND ESCROWED
               TO MATURITY  22.0%
               Allegheny County, Pennsylvania,
       1,000     6.65%, 12/01/02, Prerefunded 12/01/99                  1,003
               Boston, Massachusetts, Hospital Revenue,
       2,500     7.63%, 2/15/21, Prerefunded 8/15/00                    2,614
               Central Arizona, Water Conservation District,
       5,175     7.13%, 11/01/11, Prerefunded 11/01/00                  5,441
               Chicago, Illinois, Waste Water Transmission,
       2,000     7.10%, 11/15/08, Prerefunded 11/15/99                  2,043
               Chicago, Illinois, Water Revenue,
       1,000     7.20%, 11/15/16, Prerefunded 11/15/99                  1,021
               Chillicothe, Ohio, Sanitary Sewer System,
       1,000     7.65%, 12/01/08, Prerefunded 12/01/99                  1,004
               District of Columbia, Association of American
       3,000     Medical Colleges 7.50%, 2/15/20, Prerefunded 2/15/00   3,096
               Henrico County, Virginia, Hospital Revenue,
       1,290     7.50%, 9/01/07, Prerefunded 8/01/00                    1,350
               Minneapolis, Minnesota,
       1,500     5.30%, 11/01/99, Escrowed to Maturity                  1,500
               Mobile County, Alabama, General Obligation,
       1,000     6.35%, 02/01/04, Prerefunded 2/01/00                   1,028
               Montgomery County, Pennsylvania,
       1,580     8.63%, 7/01/07, Prerefunded 7/01/00                    1,657
               Northeast Independent School District, Texas,
       1,900     6.00%, 6/15/00, Escrowed to Maturity                   1,930
               Pennsylvania State Turnpike,
       1,000     7.50%, 12/01/12, Prerefunded 12/01/99                  1,024
               Rhode Island, Hospital Revenue,
       1,000     7.75%, 7/01/16, Prerefunded 7/01/00                    1,044
               Scranton-Lackwana, Pennsylvania, Hospital Revenue,
       1,520     7.25%, 6/15/05, Prerefunded 6/15/00                    1,585
               Tucson, Arizona, Street and Highway User Revenue,
       1,000     6.88%, 7/01/08, Prerefunded 7/01/00                    1,030
               Walled Lake, Michigan, School District,
       2,000     7.10%, 5/01/05, Prerefunded 5/01/00                    2,077
               Washington State Public Power, Revenue Bond,
       3,225     7.25%, 7/01/15, Prerefunded 1/01/00                    3,307
                                                                  -----------
               Total Prerefunded and Escrowed to Maturity              33,754
                                                                  -----------

                     See notes to the financial statements.


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------
               REVENUE BONDS  73.1%
               ELECTRIC REVENUE 6.9%
               Chelan County, Washington, Public Utility,
     $ 4,800     3.50%, 6/01/15<F1><F2>                              $  4,800
               County of Mason, Kentucky, Series 1984B,
       1,950     3.60%, 10/15/14<F1><F2>                                1,950
               Putnam County, Florida Development Authority -
       3,735     Seminole Electric, 3.60%, 3/15/14<F1><F2>              3,735
                                                                  -----------
                                                                       10,485
                                                                  -----------

               HOSPITAL REVENUE  24.6%
               Illinois Health Facilities Authority,
       2,500     Southern Illinois Healthcare Enterprises,
                 3.55%, 3/01/21<F1><F2>                                 2,500
               Illinois Health Facilities Authority,
       5,970     Recreational Facilities, 3.45%, 12/01/25<F1><F2>       5,970
               Illinois Health Facilities Authority,
         660     Franciscan Eldercare, 3.50%, 5/15/27<F1><F2>             660
               Indiana Health Facilities Finance Authority -
       1,500     King's Daughters' Hospital,
                 3.50%, 12/01/02<F1><F2>                                1,500
               Indiana Health Facilities Finance Authority -
       3,400     Henry County Memorial Hospital,
                 3.50%, 4/01/13<F1><F2>                                 3,400
               Indiana Health Facilities Finance Authority -
       4,700     Hospital Revenue, 3.50%, 1/01/12<F1><F2>               4,700
               Indiana Hospital Equipment Finance Authority,
       4,200     Nursing Home Improvements, 3.50%, 12/01/15<F1><F2>     4,200
               Jefferson Parish, Louisiana, Hospital,
       4,600     3.50%, 12/01/15<F1><F2>                                4,600
               Warren County, Ohio, Health Care Facilities:
         975     3.60%, 7/01/21<F1><F2>                                   975
       1,535     3.55%, 7/01/23<F1><F2>                                 1,535
               Wisconsin State Health & Educational Facilities -
       1,900     Blood Center, 3.50%, 6/01/19<F1><F2>                   1,900
               Wisconsin State Health & Educational Facilities -
       3,700     Marshfield Clinic, 3.45%, 6/01/10<F1><F2>              3,700
               Wisconsin State Health & Educational Facilities -
       2,109     Sinai Samaritan, 3.55%, 9/01/19<F1><F2>                2,109
                                                                  -----------
                                                                       37,749
                                                                  -----------

               HOUSING REVENUE 8.2%
               Illinois Development Finance Authority -
       3,230     St. Paul's House, 3.50%, 2/01/25<F1><F2>               3,230
               Florida Housing Finance Agency -
       3,000     Carlton Multi-Family, 3.50%, 12/01/08<F1><F2>          3,000
               Orland Hills, Illinois, Multi-Family,
       2,470     3.50%, 12/01/04<F1><F2>                                2,470
               Washington State Housing Finance - Community
       3,930     Multi-Family Mortgage, 3.50%, 10/01/20<F1><F2>         3,930
                                                                  -----------
                                                                       12,630
                                                                  -----------

                                                            (LOGO) FIRSTAR FUNDS

TAX-EXEMPTMONEY MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               INDUSTRIAL DEVELOPMENT/POLLUTION
               CONTROL REVENUE  7.4%
               Mason County, Kentucky, Pollution Control,
     $ 2,850     3.60%, 10/15/14<F1><F2>                             $  2,850
               Montgomery County, Ohio, Solid Waste Revenue,
       1,785     5.00%, 11/01/99                                        1,785
               Oakbrook Terrace, Illinois, Industrial Development,
       4,100     3.70%, 12/01/25<F1><F2>                                4,100
               Oklahoma County, Oklahoma Finance Authority -
       2,600     Perrine Office Project, 3.90%, 12/01/14<F1><F2>        2,600
                                                                  -----------
                                                                       11,335
                                                                  -----------

               MISCELLANEOUS  11.0%
               Cleveland, Ohio
         500     3.50%, 5/15/24<F1><F2>                                   500
               Cook County, Illinois,
       3,790     3.50%, 5/1/20<F1><F2>                                  3,790
               Illinois Development Finance Authority,
       3,900     Rest Haven, 3.50%, 1/01/27<F1><F2>                     3,900
               Illinois Development Finance Authority,
       3,000     Presbyterian Home Lake-A, 3.50%, 9/01/31<F1><F2>       3,000
               Illinois Education Facilities Authority,
       2,000     Chicago Zoological Society, 3.50%, 12/15/25<F1><F2>    2,000
               Jefferson County, Colorado, School District No. R-1
       3,695     Certificates of Participation, 3.75%, 12/15/99         3,698
                                                                  -----------
                                                                       16,888
                                                                  -----------


Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------


               UNIVERSITY REVENUE  15.0%
               Illinois Development Finance Authority -
     $ 5,000     St. Ignatius College Prep,
                 3.50%, 6/01/24<F1><F2>                             $   5,000
               Minnesota State Higher Educational Authority,
       3,345     Bethel College, 3.50%, 4/01/28<F1><F2>                 3,345
               Ohio State University, General Receipts
       2,400     3.50%, 12/01/07<F1><F2>                                2,400
               Texas Higher Education Authority,
       2,290     3.55%, 12/01/25<F1><F2>                                2,290
               University of Illinois, Series 1990A,
         720     Certificates of Participation, 7.25%, 8/15/00            739
               University of Minnesota, Series A,
       4,000     3.55%, 1/01/34<F1><F2>                                 4,000
               University of North Carolina, Chapel Hill Foundation
       5,200     Certificates of Participation,
                 3.55%, 10/01/09<F1><F2>                                5,200
                                                                  -----------
                                                                       22,974
                                                                  -----------

               Total Revenue Bonds                                    112,061
                                                                  -----------

   Number
  of Shares
(in thousands)
---------------

               INVESTMENT COMPANIES  1.5%
         713   Financial Square Tax-Exempt Money Market Fund              713
         299   Financial Square Treasury Obligations Fund                 299
       1,202   Tax Free Cash Reserves                                   1,202
                                                                  -----------

               Total Investment Companies                               2,214
                                                                  -----------

               Total Investments 99.4%                                152,314
                                                                  -----------

               Other Assets, less Liabilities 0.6%                        875
                                                                  -----------

               NET ASSETS 100.0%                                     $153,189
                                                                  ===========

               <F1> Variable rate security
               <F2> Stated maturity with option to put

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

U.S. GOVERNMENTMONEY MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 ---------------

               U.S. GOVERNMENT AGENCIES  88.1%
               FEDERAL FARM CREDIT BANK  28.3%
               Federal Farm Credit Bank Discount Notes:
    $  9,641     5.20%, 11/04/99                                    $   9,637
      10,000     5.16%, 11/17/99                                        9,977
      10,000     5.10%, 11/30/99                                        9,959
       7,000     4.96%, 12/10/99                                        6,962
       6,000     5.16%, 12/13/99                                        5,964
       7,000     5.12%, 12/27/99                                        6,944
      10,000     5.47%, 2/28/00                                         9,819
                                                                  -----------
                                                                       59,262
                                                                  -----------

               FEDERAL HOME LOAN MORTGAGE CORPORATION  30.3%
               Federal Home Loan Mortgage Corporation Discount Notes:
       5,000     5.20%, 11/01/99                                        5,000
       8,000     5.09%, 11/02/99                                        7,999
       8,500     5.20%, 11/04/99                                        8,496
      10,000     5.19%, 11/05/99                                        9,993
       8,000     5.10%, 11/09/99                                        7,991
      10,000     5.09%, 12/15/99                                        9,938
       7,000     5.23%, 12/17/99                                        6,953
       7,000     5.42%, 2/10/00                                         6,894
                                                                  -----------
                                                                       63,264
                                                                  -----------

               FEDERAL NATIONAL MORTGAGE ASSN.  29.5%
               Federal National Mortgage Assn. Discount Notes:
       8,000     5.04%, 11/12/99                                        7,988
      10,000     5.22%, 11/19/99                                        9,974
       8,000     5.22%, 12/03/99                                        7,963
       8,000     5.22%, 12/20/99                                        7,943
       8,250     5.40%, 1/20/00                                         8,151
       7,000     5.53%, 2/04/00                                         6,898
       5,000     4.73%, 3/07/00                                         4,917
       8,000     5.52%, 4/26/00                                         7,783
                                                                  -----------
                                                                       61,617
                                                                  -----------

               Total U.S. Government Agencies                         184,143
                                                                  -----------

               U.S. TREASURIES  5.7%
               U.S. TREASURY NOTES:
      12,000     5.63%, 12/31/99                                       12,008
                                                                  -----------

               Total U.S. Treasuries                                   12,008
                                                                  -----------
OCTOBER 31, 1999

Number of Shares                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------

               INVESTMENT COMPANIES 6.5%
       7,476   Financial Square Government Obligation Fund           $  7,476
       6,088   Short-Term Investments Co. Treasury Portfolio            6,088
                                                                  -----------

               Total Investment Companies                              13,564
                                                                  -----------

               Total Investments 100.3%                               209,715
                                                                  -----------

               Liabilities, less Other Assets (0.3)%                    (700)
                                                                  -----------

               NET ASSETS 100.0%                                     $209,015
                                                                  ===========

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

U.S. TREASURY MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
OCTOBER 31, 1999

Principal Amount                                                  Amortized Cost
(in thousands)                                                    (in thousands)
----------------                                                 --------------
               U.S. TREASURIES  88.1%
               U.S. TREASURY NOTES  73.6%
     $17,000     5.88%, 11/15/99                                     $ 17,007
      11,000     5.63%, 12/31/99                                       11,009
       8,000     7.75%, 12/31/99                                        8,033
      20,000     7.75%, 1/31/00                                        20,126
       8,000     8.50%, 2/15/00                                         8,073
       6,000     7.13%, 2/29/00                                         6,042
                                                                  -----------
                                                                       70,290
                                                                  -----------

               U.S. TREASURY BILLS  14.5%
       4,000     4.33%, 11/12/99                                        3,994
      10,000     4.96%, 1/20/00                                         9,890
                                                                  -----------
                                                                       13,884
                                                                  -----------

               Total U.S. Treasuries                                   84,174
                                                                  -----------

   Number
  of Shares
(in thousands)
---------------

               INVESTMENT COMPANIES 2.1%
       1,952   Financial Square
                 Treasury Obligation Portfolio                          1,952
          10   Short-Term Investments Co.
                 Treasury Tax Advantage Portfolio                          10
                                                                  -----------

               Total Investment Companies                               1,962
                                                                  -----------

               Total Investments 90.2%                                 86,136
                                                                  -----------

               Other Assets, less Liabilities 9.8%                      9,403
                                                                  -----------

               NET ASSETS 100.0%                                     $ 95,539
                                                                  ===========

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

BALANCED INCOME FUND                    SHORT-TERM BOND MARKET FUND

BALANCED GROWTH FUND                    INTERMEDIATE BOND MARKET FUND

GROWTH AND INCOME FUND                  TAX-EXEMPT INTERMEDIATE BOND FUND

EQUITY INDEX FUND                       BOND IMMDEX/TM FUND

GROWTH FUND                             MONEY MARKET FUND

SPECIAL GROWTH FUND                     INSTITUTIONAL MONEY MARKET FUND

EMERGING GROWTH FUND                    TAX-EXEMPT MONEY MARKET FUND

MICROCAP FUND                           U.S. GOVERNMENT MONEY MARKET FUND

INTERNATIONAL EQUITY FUND               U.S. TREASURY MONEY MARKET FUND


NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION
   Firstar Funds, Inc. (the "Company") was incorporated on February 15, 1988, as a Wisconsin Corporation and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended. The Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, Special Growth, Emerging Growth, MicroCap, International Equity, Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, Bond IMMDEX/TM, Money Market, Institutional Money Market, Tax-Exempt Money Market, U.S. Government Money Market and U.S. Treasury Money Market Funds (the "Funds"), are separate, diversified investment portfolios of the Company. The Money Market Fund commenced operations on March 16, 1988; the Tax-Exempt Money Market Fund commenced operations on June 27, 1988; the U.S. Government Money Market Fund commenced operations on August 1, 1988; the Special Growth Fund commenced operations on December 28, 1989; the Short-Term Bond Market Fund, Bond IMMDEX/TM Fund, Growth and Income Fund and Equity Index Fund commenced operations on December 29, 1989; the Institutional Money Market Fund commenced operations on April 26, 1991; the U.S. Treasury Money Market Fund commenced operations on April 29, 1991; the Balanced Growth Fund commenced operations on March 30, 1992; the Growth Fund commenced operations on December 29, 1992; the Intermediate Bond Market Fund commenced operations on January 5, 1993; the Tax-Exempt Intermediate Bond Fund commenced operations on February 8, 1993; the International Equity Fund commenced operations on April 28, 1994; the MicroCap Fund commenced operations on August 1, 1995; the Emerging Growth Fund commenced operations on August 15, 1997; and the Balanced Income Fund commenced operations on December 1, 1997. The objective of the Short-Term Bond Market Fund is to seek to provide an annual rate of total return, before Fund expenses, comparable to the annual rate of total return of the Lehman Brothers 1-3 year Government/Corporate Bond Index. The objective of the Intermediate Bond Market Fund is to seek to provide an annual rate of total return, before Fund expenses, comparable to the annual rate of total return of the Lehman Brothers Intermediate Government/Corporate Bond Index. The objective of the Tax-Exempt Intermediate Bond Fund is to seek to provide current income that is substantially exempt from federal income tax and emphasize total return with relatively low volatility of principal. The objective of the Bond IMMDEX/TM Fund is to seek to provide an annual rate of total return, before Fund expenses, comparable to the annual rate of total return of the Lehman Brothers Government/Corporate Bond Index. The objective of the Balanced Income Fund is to seek current income and the preservation of capital through investment in a balanced portfolio of dividend paying equity and fixed income securities. The objective of the Balanced Growth Fund is to achieve a balance of capital appreciation and current income with relatively low volatility of capital. The objective of the Growth and Income Fund is to seek both reasonable income and long-term capital appreciation. The objective of the Equity Index Fund is to seek returns, before Fund expenses, comparable to the price and yield performance of publicly traded common stocks in the aggregate, as represented by the S&P 500 Stock Index. The objective of the Growth Fund is capital appreciation through investment in securities of medium- to large-sized companies. The objective of the Special Growth Fund is capital appreciation through investment in securities of medium-sized companies. The objective of the Emerging Growth Fund is capital appreciation through investments in securities of small-sized companies. The objective of the MicroCap Fund is capital appreciation through investments in small companies. The objective of the International Equity Fund is to seek capital appreciation through investment in foreign securities which the Sub-Advisor believes are undervalued.

   The costs, in thousands, incurred in connection with the organization, initial registration and public offering of shares aggregating $47, $21, $24 and $27 for the Balanced Income, Emerging Growth, MicroCap and International Equity Funds, respectively, have been paid by the respective Funds. These costs are being amortized over the period of benefit, but not to exceed sixty months from each Fund's commencement of operations.

   The Company has issued three classes of Fund shares in each of the non-money market funds: Series A, Series B and Series Institutional. The Series A shares are subject to a 0.25% service organization fee and an initial sales charge imposed at the time of purchase, in accordance with the Funds' prospectus. The maximum sales charge on Series A shares purchased in the Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, and Bond IMMDEX/TM Fund, is 3.75% of the offering price or 3.90% of the net asset value. The

                                                            (LOGO) FIRSTAR FUNDS

maximum sales charge on Series A shares purchased in the Balanced Income, Balanced Growth,Growth and Income, Equity Index, Growth, Special Growth, Emerging Growth, MicroCap and International Equity Funds is 4.50% of the offering price or 4.71% of the net asset value. The Series B shares are subject to a 0.25% service organization fee and a 0.75% distribution and service (12b-1) fee. The B shares are also subject to a contingent deferred sales charge at the time of redemption, in accordance with the Funds' prospectus. The maximum sales charge is 5% for redemptions in the first year, 4% in the second year, 3% in the third and fourth years, 2% in the fifth year, 1% in the sixth year and 0% thereafter. Each class of shares for each non-Money Market Fund has identical rights and privileges except with respect to service organization fees paid by Series A and Series B shares, voting rights on matters affecting a single class of shares and the exchange privileges of each class of shares.

2. SIGNIFICANT ACCOUNTING POLICIES
   The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with generally accepted accounting principles.

a) Investment Valuation - Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on a national securities exchange. Exchange-traded securities for which there were no transactions are valued at the current bid prices, with the exception of the International Equity Fund, which is valued at the average of the current bid and asked prices. Securities traded on only over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Investments in the money market funds and instruments with a maturity of 60 days or less are valued on the basis of amortized cost for financial reporting purposes and federal income tax purposes, which approximates market value. Variable rate demand notes and funding agreements are valued at cost which approximates market value. Investment companies are valued at net asset value which approximates market value. Securities for which market quotations are not readily available and other assets are valued at fair market value as determined by the investment adviser under the supervision of the Board of Directors. At October 31, 1999, the Short-Term Bond Market Fund and MicroCap Fund each held one such security which represented 0.01% of investments, respectively, at value. Portfolio securities which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except when an occurrence subsequent to the time a value was so established is likely to have changed such value. In such an event, the fair value of those securities is determined through the consideration of other factors by or under the direction of the Board of Directors. Quotations of foreign securities in foreign currency are converted to United States ("U.S.") dollar equivalents using the foreign exchange quotation in effect at the time net asset value is computed. Foreign securities held by the International Equity Fund may trade in their local markets on days the U.S. exchanges are closed, and the International Equity Fund's net asset value may, therefore, change on days when investors may not purchase or redeem Fund shares.

b) Federal Income Taxes - It is each Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and each Fund intends to distribute substantially all investment company net taxable income and net capital gains to shareholders. Therefore, no federal income tax provision is required.

c) Income and Expenses - The Funds are charged for those expenses that are directly attributable to each portfolio, such as advisory, administration and certain shareowner service fees. Expenses that are not directly attributable to a portfolio are typically allocated among the Company's portfolios in proportion to their respective net assets, number of shareholder accounts, or net sales, where applicable. For Funds with more than one class of shares, net investment income other than class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based upon the relative net asset value of outstanding shares of each class of shares at the beginning of the day (after adjusting for the current day's capital share activity of the respective class).

d) Distributions to Shareholders - Dividends from net investment income of the Money Market, Tax-Exempt Money Market, U.S. Government Money Market, U.S. Treasury Money Market and the Institutional Money Market Funds are declared daily and paid monthly. Dividends from net investment income of the Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond and Bond IMMDEX/TM Funds are declared and paid monthly. Dividends from net investment income, if any, are declared and paid quarterly for the Balanced Income, Balanced Growth, Growth and Income and Equity Index Funds and annually for the Growth, Special Growth, Emerging Growth, MicroCap and International Equity Funds. Distributions of net realized capital gains, if any, will be declared at least annually. Certain Funds may also utilize earnings and profits distributed to shareholders on redemption of shares as part of the dividends paid deduction. Accordingly, reclassifications are made within the net asset accounts for such amounts, as well as amounts related to permanent differences in the character of certain income and expense items for income tax and financial reporting purposes.

e) Futures Contracts - The Equity Index Fund may utilize futures contracts to a limited extent. The risk associated with the use of futures contracts includes the possibility of an illiquid market. Futures contracts are valued based upon their quoted daily settlement prices. Changes in initial settlement value are accounted for as unrealized appreciation (depreciation) until the contracts are terminated at which time realized gains and losses are recognized.

f) When-Issued Securities - The Tax-Exempt Money Market, Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, Special Growth, Emerging Growth, MicroCap, International Equity, Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, and Bond IMMDEX/TM Funds may purchase securities on a when-issued or delayed delivery basis. Although the payment and interest terms of these securities are established at the time the purchaser enters into the agreement, these securities may be delivered and paid for at a future date, generally within 45 days. Each of these Funds records purchases of when-issued securities and reflects the values of such securities in determining net asset value in the same manner as other portfolio securities. Each of these Funds identifies and maintains at all times cash, cash equivalents, or other liquid securities in an amount at least equal to the amount of outstanding commitments of when-issued securities.

g) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h) Foreign Currency Translations - The books and records of the International Equity Fund are maintained in U.S.dollars. Foreign currencies, investments, and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period, and purchases and sales of investment securities, and income and expenses denominated in foreign currencies are translated on the respective dates of such transactions. Unrealized gains and losses on investments which result from changes in foreign currency exchange rates have been included in the unrealized net appreciation (depreciation) on investments. Foreign currency exchange gains and losses included in net appreciation (depreciation) on foreign currency and net realized gains and losses on foreign currency include foreign currency gains and losses between trade date and settlement date on investment securities transactions and foreign currency transactions; such amounts are considered net investment income (loss) for tax purposes. The portion of the foreign currency gains and losses related to fluctuation in exchange rates between the initial purchase date and subsequent sale date of a security is included in realized gains and losses on investment transactions.

i) Other - Investment and shareholder transactions are recorded on the trade date. Dividend income is recognized on the ex-dividend date or as soon as information is available to the Funds. Interest income is recognized on an accrual basis. Discounts and premiums on securities are amortized over the life of the respective security. Discounts and premiums on securities with put provisions are amortized to the earlier of the put date or maturity.Realized gains and losses from investment transactions are determined by comparing the net sale proceeds to an identified cost basis. Transactions in capital shares at $1.00 per share for the money market funds are shown in the Statement of Changes in Net Assets.

                                                            (LOGO) FIRSTAR FUNDS

3. CAPITAL SHARE TRANSACTIONS
  Transactions, in thousands, of shares of the Funds were as follows:


                                              BALANCED INCOME                BALANCED GROWTH             GROWTH AND INCOME
                                                    FUND                           FUND                         FUND
                                         ------------------------      ------------------------      ------------------------
                                           Amount         Shares         Amount         Shares         Amount         Shares
                                         ---------      ---------      ---------      ---------      ---------      ---------
YEAR ENDED OCTOBER 31, 1999:
Series A shares:
  Shares sold                             $  5,020            454       $  6,468            210       $ 26,309            570
  Shares issued to owners in
     reinvestment of dividends                 731             66          2,840             92         15,257            332
  Shares redeemed                          (3,181)          (289)       (15,607)          (513)       (44,599)          (973)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase (decrease)                 $  2,570            231      $ (6,299)          (211)      $ (3,033)           (71)
                                         =========      =========      =========      =========      =========      =========

Series B shares:
  Shares sold                             $  1,591            145       $    649             21       $  1,606             35
  Shares issued to owners in
     reinvestment of dividends                   9              1              2              0              1              0
  Shares redeemed                             (28)            (3)           (14)              0           (36)            (1)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase                            $  1,572            143       $    637             21       $  1,571             34
                                         =========      =========      =========      =========      =========      =========

Series Institutional shares:
  Shares sold                             $ 25,571          2,342       $ 57,953          1,893       $151,499          3,290
  Shares issued to owners in
     reinvestment of dividends                 607             55          9,563            310         34,560            750
  Shares redeemed                         (10,418)          (949)       (75,558)        (2,501)      (146,699)        (3,196)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase (decrease)                 $ 15,760          1,448      $ (8,042)          (298)       $ 39,360            844
                                         =========      =========      =========      =========      =========      =========

YEAR ENDED OCTOBER 31, 1998<F1>:
Series A shares:
  Shares sold                             $ 11,352          1,046       $ 19,603            660       $ 59,834          1,359
  Shares issued to owners in
     reinvestment of dividends                 123             11          4,639            163          5,908            146
  Shares redeemed                            (993)           (92)        (7,945)          (266)       (21,073)          (483)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase                            $ 10,482            965       $ 16,297            557       $ 44,669          1,022
                                         =========      =========      =========      =========      =========      =========

Series Institutional shares:
  Shares sold                             $ 36,380          3,540       $ 63,126          2,111       $156,883          3,600
  Shares issued to owners in
     reinvestment of dividends                  71              7         17,086            600         15,009            369
  Shares redeemed                          (4,936)          (456)       (52,956)        (1,798)      (114,144)        (2,614)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase                            $ 31,515          3,091       $ 27,256            913       $ 57,748          1,355
                                         =========      =========      =========      =========      =========      =========


<F1> Capital share activity is for the fiscal year ended October 31, 1998 for the Balanced Growth Fund and Growth and Income Fund, and for the period December 1, 1997 (commencement of operations) to October 31, 1998 for the Balanced Income Fund.

                                                            (LOGO) FIRSTAR FUNDS

  Transactions, in thousands, of shares of the Funds were as follows:

                                                EQUITY INDEX                      GROWTH                   SPECIAL GROWTH
                                                    FUND                           FUND                         FUND
                                         ------------------------      ------------------------      ------------------------
                                           Amount         Shares         Amount         Shares         Amount         Shares
                                         ---------      ---------      ---------      ---------      ---------      ---------
YEAR ENDED OCTOBER 31, 1999:
Series A shares:
  Shares sold                            $  32,030            378     $   13,457            359      $  10,459            266
  Shares issued to owners in
     reinvestment of dividends               1,948             23          4,322            117          1,072             26
  Shares redeemed                         (27,974)          (329)       (11,168)          (301)       (53,329)        (1,380)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase (decrease)                $   6,004             72     $    6,611            175     $ (41,798)        (1,088)
                                         =========      =========      =========      =========      =========      =========

Series B shares:
  Shares sold                            $   4,598             51     $      745             20      $     176              4
  Shares issued to owners in
     reinvestment of dividends                   8              0              0              0              0              0
  Shares redeemed                             (96)            (1)           (24)            (1)           (51)            (1)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase                           $   4,510             50     $      721             19      $     125              3
                                         =========      =========      =========      =========      =========      =========

Series Institutional shares:
  Shares sold                            $ 304,539          3,463      $ 204,039          5,432      $ 245,028          6,379
  Shares issued to owners in
     reinvestment of dividends               7,889             92         18,176            486          3,350             80
  Shares redeemed                        (294,685)        (3,440)      (127,316)        (3,421)      (358,282)        (9,295)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase (decrease)                $  17,743            115     $   94,899          2,497     $(109,904)        (2,836)
                                         =========      =========      =========      =========      =========      =========

YEAR ENDED OCTOBER 31, 1998:
Series A shares:
  Shares sold                            $  30,526            428      $  12,906            367      $  34,361            820
  Shares issued to owners in
     reinvestment of dividends               2,500             37          3,577            118         14,452            357
  Shares redeemed                         (14,683)          (206)        (4,328)          (135)       (36,981)          (878)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase                           $  18,343            259      $  12,155            350      $  11,832            299
                                         =========      =========      =========      =========      =========      =========

Series Institutional shares:
  Shares sold                            $ 154,182          2,167      $  55,749          1,622      $ 115,060          2,750
  Shares issued to owners in
     reinvestment of dividends              10,229            150         20,361            665         50,064          1,228
  Shares redeemed                         (88,691)        (1,252)       (66,140)        (1,919)      (188,422)        (4,477)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase (decrease)                $  75,720          1,065     $    9,970            368    $  (23,298)          (499)
                                         =========      =========      =========      =========      =========      =========



                                                            (LOGO) FIRSTAR FUNDS

  Transactions, in thousands, of shares of the Funds were as follows:


                                               EMERGING GROWTH                 MICROCAP                INTERNATIONAL EQUITY
                                                    FUND                         FUND                         FUND
                                         ------------------------      ------------------------      ------------------------
                                           Amount         Shares         Amount         Shares         Amount         Shares
                                         ---------      ---------      ---------      ---------      ---------      ---------
YEAR ENDED OCTOBER 31, 1999:
Series A shares:
  Shares sold                             $  3,655            379       $  8,724            596       $  1,394             81
  Shares issued to owners in
     reinvestment of dividends                  15              1             42              3            122              8
  Shares redeemed                          (6,228)          (657)        (9,284)          (594)        (2,781)          (171)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase (decrease)               $  (2,558)          (277)      $   (518)              5      $ (1,265)           (82)
                                         =========      =========      =========      =========      =========      =========

Series B shares:
  Shares sold                             $     91             10       $    119              6        $    43              2
  Shares issued to owners in
     reinvestment of dividends                   0              0              0              0              0              0
  Shares redeemed                             (10)            (1)              0              0              0              0
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase                            $     81              9       $    119              6        $    43              2
                                         =========      =========      =========      =========      =========      =========

Series Institutional shares:
  Shares sold                             $137,021         14,295       $ 44,207          2,966       $ 18,830          1,077
  Shares issued to owners in
     reinvestment of dividends                  56              5            222             16            569             37
  Shares redeemed                         (54,262)        (5,665)       (31,952)        (1,964)       (18,366)        (1,125)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase (decrease)                 $ 82,815          8,635       $ 12,477          1,018       $  1,033           (11)
                                         =========      =========      =========      =========      =========      =========

YEAR ENDED OCTOBER 31, 1998:
Series A shares:
  Shares sold                             $ 10,119            969       $  1,418             80       $  3,333            190
  Shares issued to owners in
     reinvestment of dividends                  45              5          1,570             99            162              9
  Shares redeemed                          (1,504)          (145)        (2,049)          (137)        (2,075)          (122)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase                            $  8,660            829       $    939             42       $  1,420             77
                                         =========      =========      =========      =========      =========      =========

Series Institutional shares:
  Shares sold                             $ 30,325          2,998       $  1,819            125       $ 13,322            748
  Shares issued to owners in
     reinvestment of dividends                 307             32          7,878            492          1,085             63
  Shares redeemed                         (13,394)        (1,384)       (10,986)          (706)       (15,171)          (952)
                                         ---------      ---------      ---------      ---------      ---------      ---------
  Net increase (decrease)                 $ 17,238          1,646     $  (1,289)           (89)      $   (764)          (141)
                                         =========      =========      =========      =========      =========      =========


                                                            (LOGO) FIRSTAR FUNDS

  Transactions, in thousands, of shares of the Funds were as follows:


                                           SHORT-TERM           INTERMEDIATE            TAX-EXEMPT               BOND
                                          BOND MARKET            BOND MARKET           INTERMEDIATE            IMMDEX/TM
                                              FUND                  FUND                BOND FUND                FUND
                                       ------------------    ------------------     ------------------    ------------------
                                       Amount     Shares      Amount     Shares     Amount     Shares      Amount     Shares
                                       -------    -------    -------    -------     -------    -------    -------    -------
YEAR ENDED OCTOBER 31, 1999:
Series A shares:
  Shares sold                          $16,593      1,613   $ 11,144       1,076   $ 10,448        996  $  27,886         980
  Shares issued to owners in
  reinvestment of dividends              3,684        361      1,312         128      1,102        106      5,101         182
  Shares redeemed                     (28,615)    (2,795)    (6,903)       (671)   (22,903)    (2,210)   (26,725)       (951)
                                      --------   --------   --------    --------   --------   --------   --------    --------
  Net increase (decrease)             $(8,338)      (821)   $  5,553         533  $(11,353)    (1,108)    $ 6,262         211
                                      ========   ========   ========    ========   ========   ========   ========    ========

Series B shares:
  Shares sold                             $523         51       $298          29   $     74          7     $2,003          72
  Shares issued to owners in
  reinvestment of dividends                 11          1          5           0          1          0         38           1
  Shares redeemed                         (11)        (1)       (92)         (9)          0          0      (128)         (5)
                                      --------   --------   --------    --------   --------   --------   --------    --------
  Net increase                            $523         51       $211          20        $75          7     $1,913          68
                                      ========   ========   ========    ========   ========   ========   ========    ========

Series Institutional shares:
  Shares sold                          $36,523      3,563  $  59,956       5,810    $20,125      1,936   $161,261       5,691
  Shares issued to owners in
     reinvestment of dividends           5,004        512      9,542         986        754         73     19,616         698
  Shares redeemed                     (28,833)    (2,841)   (65,622)     (6,392)   (19,735)    (1,896)  (205,542)     (7,220)
                                      --------   --------   --------    --------   --------   --------   --------    --------
  Net increase (decrease)              $12,694      1,234  $   3,876         404     $1,144        113  $(24,665)       (831)
                                      ========   ========   ========    ========   ========   ========   ========    ========

YEAR ENDED OCTOBER 31, 1998:
Series A shares:
  Shares sold                          $31,426      3,052    $11,695       1,126    $24,340      2,333    $40,062       1,403
  Shares issued to owners in
  reinvestment of dividends              3,639        355        939          91        945         91      3,926         138
  Shares redeemed                     (25,689)    (2,499)    (4,255)       (411)   (12,427)    (1,191)   (15,244)       (534)
                                      --------   --------   --------    --------   --------   --------   --------    --------
  Net increase                          $9,376        908     $8,379         806    $12,858      1,233  $  28,744       1,007
                                      ========   ========   ========    ========   ========   ========   ========    ========

Series Institutional shares:
  Shares sold                          $45,856      4,455    $82,249       7,928    $34,464      3,306   $148,842       5,214
  Shares issued to owners in
  reinvestment of dividends              4,729        440      8,771         792        678         65     21,598         759
  Shares redeemed                     (66,755)    (6,475)   (59,461)     (5,674)   (21,832)    (2,098)  (120,508)     (4,217)
                                      --------   --------   --------    --------   --------   --------   --------    --------
  Net increase (decrease)           $ (16,170)    (1,580)  $  31,559       3,046    $13,310      1,273    $49,932       1,756
                                      ========   ========   ========    ========   ========   ========   ========    ========


                                                            (LOGO) FIRSTAR FUNDS

4. INVESTMENT TRANSACTIONS
   The aggregate purchases and sales, in thousands, of securities, excluding short-term investments, for the Funds for the period ending October 31, 1999, were as follows:


                            BALANCED      BALANCED      GROWTH AND       EQUITY         GROWTH         SPECIAL       EMERGING
                           INCOME FUND   GROWTH FUND    INCOME FUND    INDEX FUND        FUND        GROWTH FUND   GROWTH FUND
                          ------------  ------------   ------------   ------------   ------------   ------------   ------------
  Purchases:
    U.S. Government         $10,103       $ 10,882              -              -              -              -              -
    Other                    29,930        158,075       $470,092       $110,178       $248,920       $707,647       $212,467
  Sales:
    U.S. Government          $5,342       $ 13,575              -              -              -              -              -
    Other                    17,327        154,226       $429,957        $86,108       $170,837       $827,211       $129,920




                                                        SHORT-TERM    INTERMEDIATE    TAX-EXEMPT        BOND
                            MICROCAP    INTERNATIONAL   BOND MARKET    BOND MARKET   INTERMEDIATE     IMMDEX/TM
                              FUND       EQUITY FUND       FUND           FUND         BOND FUND        FUND
                          ------------  ------------   ------------   ------------   ------------   ------------
  Purchases:
    U.S. Government               -              -        $32,838       $ 73,781              -       $ 89,663
    Other                  $260,622        $22,796         75,870        128,030        $20,299        199,190
  Sales:
    U.S. Government               -              -        $32,471       $122,602              -       $165,609
    Other                  $247,561        $24,572         68,948         70,402        $24,593        145,380


Equity Index Fund transactions in futures contracts during the period October 31, 1998 to October 31, 1999, in thousands, were as follows:

                                                        AGGREGATE
                                   NUMBER OF          FACE VALUE OF
                                   CONTRACTS          CONTRACTS <F1>

Outstanding at October 31, 1998           100          $   25,845
Contracts opened                        1,135             371,054
Contracts closed                      (1,138)           (364,631)
                                  -----------         -----------
Outstanding at October 31, 1999            97          $   32,268
                                  ===========         ===========

<F1> The aggregate face value of contracts is computed on the date each contract is opened.

The number of futures contracts and net unrealized appreciation, in thousands, as of October 31, 1999, were as follows:

                                      NUMBER OF         UNREALIZED
                                      CONTRACTS        APPRECIATION
S&P 500 Financial Futures Contract
Expiration date 12/99<F2>                  97              $1,104

<F2> At October 31, 1999, U.S. Treasury Bills of $3,579, in thousands, were held as collateral by the custodian in an initial margin account in connection with open futures contracts held by the Equity Index Fund.

                                                            (LOGO) FIRSTAR FUNDS

At October 31, 1999, gross unrealized appreciation and depreciation of investments for federal tax purposes, in thousands, were as follows:


                            BALANCED      BALANCED      GROWTH AND       EQUITY         GROWTH         SPECIAL       EMERGING
                           INCOME FUND   GROWTH FUND    INCOME FUND    INDEX FUND        FUND        GROWTH FUND   GROWTH FUND
                          ------------  ------------   ------------   ------------   ------------   ------------   ------------
Appreciation                $ 7,818        $45,077       $212,564       $363,802       $102,454       $118,955       $ 20,651
(Depreciation)              (1,011)        (8,768)        (9,928)       (21,747)        (9,246)        (9,372)       (10,892)
                          ---------      ---------      ---------      ---------      ---------      ---------      ---------
Net unrealized
  appreciation
  (depreciation)
  on investments             $6,807        $36,309       $202,636       $342,055       $ 93,208       $109,583       $  9,759
                          =========      =========      =========      =========      =========      =========      =========




                                                        SHORT-TERM    INTERMEDIATE    TAX-EXEMPT        BOND
                            MICROCAP    INTERNATIONAL   BOND MARKET    BOND MARKET   INTERMEDIATE     IMMDEX/TM
                              FUND       EQUITY FUND       FUND           FUND         BOND FUND        FUND
                          ------------  ------------   ------------   ------------   ------------   ------------
Appreciation               $ 49,524       $ 10,464        $   150        $ 1,807        $   344        $13,145
(Depreciation)             (16,866)        (9,830)        (1,891)        (4,496)        (1,707)        (8,295)
                          ---------      ---------      ---------      ---------      ---------      ---------
Net unrealized
  appreciation
  (depreciation)
  on investments           $ 32,658        $   634       $(1,741)       $(2,689)       $(1,363)        $ 4,850
                          =========      =========      =========      =========      =========      =========



   At October 31, 1999, the cost of investments, in thousands, for federal income tax purposes was $58,673, $201,618, $513,592, $376,264, $260,268,
$357,682, $144,463, $139,111, $59,764, $194,629, $317,451, $84,846 and $503,280
for the Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, Special Growth, Emerging Growth, MicroCap, International Equity, Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond and Bond IMMDEX/TM Funds, respectively. The difference between cost amounts for financial reporting and tax purposes is primarily due to timing differences in recognizing certain gains and losses on security transactions, for the Balanced Income Fund a tax-free conversion of a bank common trust fund and for the International Equity Fund passive foreign investment company (PFIC) value adjustments.

At October 31, 1999, the Short-Term Bond Market Fund had accumulated net realized capital loss carryovers, in thousands, of $980, expiring in 2002. The Short-Term Bond Market and Bond IMMDEX/TM Funds had accumulated net realized capital loss carryovers, in thousands, of $189 and $3, respectively, expiring in 2003. The Short-Term Bond Market and Bond IMMDEX/TM Funds had accumulated net realized capital loss carryovers, in thousands, of $79 and $24, respectively, expiring in 2004. The Short-Term Bond Market Fund had accumulated net realized capital loss carryovers, in thousands, of $1,083, expiring in 2005. The Emerging Growth and International Equity Funds had accumulated net realized capital loss carryovers, in thousands, of $5,736 and $4,919, respectively, expiring in 2006. The Short-Term Bond Market, Intermediate Bond Market, Bond IMMDEX/TM, Emerging Growth and International Equity Funds had accumulated net realized capital loss carryovers, in thousands, of $604, $181, $88, $12,677 and $3,881, respectively, expiring in 2007. To the extent each Fund realizes future net capital gains, taxable distributions to its respective shareowners will be offset by any unused capital loss carryover.

For the year ended October 31, 1999, the following percent of ordinary income dividends (unaudited) qualifies for the dividend received deduction available to corporate stockholders: Balanced Income Fund 27%, Balanced Growth Fund 14%, Growth and Income Fund 100%, Equity Index Fund 58%, Growth Fund 45% and Emerging Growth Fund 100%.

                                                            (LOGO) FIRSTAR FUNDS

5. INVESTMENT ADVISORY AND OTHER AGREEMENTS
   The Funds have entered into an Investment Advisory Agreement with Firstar Investment Research & Management Company ("FIRMCO"). FIRMCO is a subsidiary of Firstar Corporation, a publicly held bank holding company. Pursuant to its Advisory Agreement with the Funds, the Adviser is entitled to receive a fee, calculated daily and payable monthly, at the annual rates presented below as applied to each Fund's daily net assets. Effective September 2, 1997 FIRMCOentered into a Sub-Advisory Agreement with Hansberger Global Investors (the "Sub-Adviser") for the International Equity Fund. Prior to September 2, 1997, FIRMCOhad entered into a sub-advisory agreement with State Street Global Advisors for the International Equity Fund. Pursuant to its Sub-Advisory Agreement with FIRMCO, the Sub-Adviser is entitled to receive a fee from FIRMCO, calculated daily and payable monthly, at the annual rate presented below as applied to the International Equity Fund's daily net assets.
For the year ended October 31, 1999, FIRMCO voluntarily waived the following fees, in thousands, by Fund:


                  BALANCED     BALANCED     GROWTH       EQUITY                  SPECIAL     EMERGING
                   INCOME       GROWTH    AND INCOME     INDEX       GROWTH       GROWTH      GROWTH      MICROCAP  INTERNATIONAL
                    FUND         FUND        FUND         FUND        FUND         FUND        FUND         FUND     EQUITY FUND
                  --------     --------    --------     --------    --------     --------    --------     --------    --------

Annual Rate         0.75%       0.75%        0.75%       0.25%        0.75%       0.75%       0.75%        1.50%    <F2> <F3>
Fees waived          $147        $156           $5        $394           $3         $31         $26           $1         $143




                                                                                                             U.S.        U.S.
                   SHORT-    INTERMEDIATE    TAX-                             INSTITUTIONAL      TAX      GOVERNMENT   TREASURY
                    TERM         BOND       EXEMPT        BOND        MONEY       MONEY        -EXEMPT      MONEY        MONEY
                   MARKET       MARKET   INTERMEDIATE  IMMDEX/TM     MARKET       MARKET     MONEY MARKET    MARKET      MARKET
                  BOND FUND      FUND      BOND FUND      FUND        FUND         FUND         FUND         FUND        FUND
                  --------     --------    --------     --------    --------     --------     --------     --------    --------

Annual Rate         0.60%       0.50%        0.50%       0.30%         <F1>        <F1>         <F1>         <F1>         <F1>
Fees waived          $543        $422         $165          $1         $336      $4,399          $14           $7          $15


<F1> FIRMCO is entitled to receive a fee, calculated daily and payable monthly, at the annual rate of 0.50% on the first $2 billion of each Fund's average daily net assets, and 0.40% of each Fund's average daily net assets in excess of $2 billion.

<F2> FIRMCO is entitled to receive a fee, calculated daily and payable monthly, at the annual rate of 1.50% of the Fund's first $25 million of average daily net assets, 1.25% on the next $75 million and 1.10% of the Fund's average daily net assets in excess of $100 million.

<F3> Pursuant to its Sub-Advisory Agreement with FIRMCO, the Sub-Adviser is entitled to receive a fee from FIRMCO, calculated daily and payable monthly, at the annual rate of 0.75% of the Fund's first $25 million of average daily net assets, 0.50% on the next $75 million and 0.35% of the Fund's average daily net assets in excess of $100 million.

   Chase Manhattan Bank serves as sub-custodian for the International Equity Fund. Firstar Bank Milwaukee, N.A. serves as custodian and Firstar Mutual Fund Services, LLC serves as transfer agent and accounting services agent for all the Funds. Both companies are affiliates of FIRMCO.

   The Company has entered into a Co-Administration Agreement with B.C. Ziegler and Company and Firstar Mutual Fund Services, LLC (the
"Co-Administrators") for certain administrative services. Pursuant to the Co-Administration Agreement with the Company, the Co-Administrators are entitled to receive a fee, computed daily and payable monthly, at the annual rate of 0.125% of the Company's first $2 billion of average aggregate daily net assets, plus 0.10% of the Company's average aggregate daily net assets in excess of $2 billion. For the year ended October 31, 1999, $35, $974, $16, $30, $12, $25,
$40, $12, $70, $6, $32, $88, $73, $31, $78, $9, $13 and $6 of administration fees, in thousands, were waived for the Money Market, Institutional Money Market, Tax-Exempt Money Market, U.S. Government Money Market, U.S. Treasury Money Market, Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, Bond IMMDEX/TM, Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, Special Growth, Emerging Growth, MicroCap and International Equity Funds, respectively.

   The Company has entered into Servicing Agreements with certain Service Organizations, including FIRMCOaffiliates, for the non-money market Series A and Series B classes of shares. The Service Organizations are entitled to receive fees from the Funds up to the annual rate of 0.25% of the average daily net asset value of the Series A and Series B Shares for certain support and/or distribution services to customers of the Service Organizations who are beneficial owners of Series A and Series B Shares. These services may include assisting customers in processing purchase, exchange and redemption requests; processing dividend and distribution payments from the Funds; and providing information periodically to customers showing their positions in Series A and Series B Shares. Service Organization fees, in thousands, incurred by the Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, Bond IMMDEX/TM, Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, Special Growth, Emerging Growth, MicroCap and International Equity Funds aggregated $187, $84, $77, $252, $32, $151, $511, $337, $117, $303, $31, $44,
and $16, respectively, for the year ended October 31, 1999.

   The Funds have adopted a Service and Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 for the Series A, the Series B and the money market funds' shareowners. The Funds paid no 12b-1 fees with respect to the Series A Shares or the money market funds for the current fiscal year except for the Money Market Fund, which incurred $105, in thousands, for the year ended October 31, 1999. The Funds paid

                                                            (LOGO) FIRSTAR FUNDS
0.75% in 12b-1 fees with respect to Series B Shares for the current fiscal year. For the year ended October 31, 1999, the Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, Bond IMMDEX/TM, Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, Special Growth, Emerging Growth, MicroCap and International Equity Funds incurred expenses, in thousands, of $2, $1, $0, $6, $3, $2, $5, $11, $2, $0, $0, $0 and $0,
respectively.

   Each Director of the Company who is not affiliated with FIRMCO receives an annual fee from the Company for service as a Director and is eligible to participate in a deferred compensation plan with respect to these fees. Participants in the plan may designate their deferred Director's fees as if invested in any one of the Firstar Funds (with the exception of the MicroCap
Fund) or in 90-day U.S. Treasury bills. The value of each Director's deferred compensation account will increase or decrease as if it were invested in shares of the selected Firstar Funds or 90-day U.S. Treasury bills. The Funds maintain their proportionate share of the Company's liability for deferred fees.

6. FOREIGN SECURITIES
   Investing in securities of foreign companies and foreign governments involves special risks and considerations not typically associated with investing in U.S.companies and the U.S. Government. These risks include revaluation of currencies and future adverse political and economic developments. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of securities of comparable U.S. companies and the U.S.Government.

7. SECURITIES LENDING
   The Funds have entered into a securities lending agreement with the custodian. Under the terms of the agreement, the Funds receive a negotiable percentage of the annual net income from lending transactions. In exchange for such fees, the custodian is authorized to loan securities on behalf of the funds, against receipt of collateral at least equal in value to the value of the securities loaned. The funds bear the risk of any deficiency in the amount of collateral available for return due to a loss in an approved instrument. As of October 31, 1999, the Funds had no securities on loan.

8. DISTRIBUTION TO SHAREHOLDERS
   Net investment income and net realized gains, if any, are distributed to shareholders. The funds intend to declare distributions of all net investment income and net realized gains to be paid on December 29, 1999 to shareholders of record on December 28, 1999.

   The following Funds hereby designate the following amounts (unaudited) as long-term capital gain distributions for purposes of the dividends paid deduction:


   BALANCED       BALANCED        GROWTH        EQUITY                        SPECIAL                   INTERMEDIATE   TAX-EXEMPT
    INCOME         GROWTH       AND INCOME       INDEX         GROWTH         GROWTH         MICROCAP   BOND MARKET   INTERMEDIATE
     FUND           FUND           FUND          FUND           FUND           FUND            FUND         FUND        BOND FUND
   ---------      ---------      ---------     ---------      ---------      ---------      ---------    ---------      ---------
  $1,817,504     $7,996,190    $45,168,361     $2,348,993    $25,626,227    $33,858,132      $277,054      $301,274      $80,572


9. TRANSACTIONS WITH AFFILIATES
   The following companies are affiliated with the Funds either directly, or by the Fund holding 5% or more of the outstanding voting securities during the year ended October 31, 1999. Such companies are defined in Section (2)(a)(3) of the Investment Company Act of 1940.


                                 SHARE BALANCE AT                             SHARE BALANCE AT
COMPANY                          OCTOBER 31, 1998   PURCHASES        SALES    OCTOBER 31, 1999   DIVIDENDS    GAIN/LOSSES
                                  --------------    --------        -------   ---------------     -------      ----------
Firstar Corporation                         0       65,137<F1>        5,400         59,737        $11,820      $(16,331)
(held in Equity Index Fund)
EduTrek International, Inc.           274,500           64,800       29,800        309,500             $0     $(207,851)
(held in Microcap Fund)


<F1> On September 20, 1999, Mercantile Bank stock was merged into Firstar stock resulting in an additional 19,237 shares held as Firstar stock.

10. SUBSEQUENT EVENT
   The MicroCap Fund made a distribution of short-term capital gains of $6.13 per share paid on November 12, 1999 to shareholders of record on November 11, 1999.

                                                            (LOGO) FIRSTAR FUNDS

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF THE FIRSTAR MONEY MARKET FUND, THE FIRSTAR INSTITUTIONAL MONEY MARKET FUND, THE FIRSTAR TAX-EXEMPT MONEY MARKET FUND, THE FIRSTAR U.S. GOVERNMENT MONEY MARKET FUND, THE FIRSTAR U.S. TREASURY MONEY MARKET FUND, THE FIRSTAR SHORT-TERM BOND MARKET FUND, THE FIRSTAR INTERMEDIATE BOND MARKET FUND, THE FIRSTAR TAX-EXEMPT INTERMEDIATE BOND FUND, THE FIRSTAR BOND IMMDEX/TM FUND, THE FIRSTAR BALANCED INCOME FUND, THE FIRSTAR BALANCED GROWTH FUND, THE FIRSTAR GROWTH AND INCOME FUND, THE FIRSTAR EQUITY INDEX FUND, THE FIRSTAR GROWTH FUND, THE FIRSTAR SPECIAL GROWTH FUND, THE FIRSTAR EMERGING GROWTH FUND, THE FIRSTAR MICROCAP FUND AND THE FIRSTAR INTERNATIONAL EQUITY FUND

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Firstar Money Market Fund, the Firstar Institutional Money Market Fund, the Firstar Tax-Exempt Money Market Fund, the Firstar U.S. Government Money Market Fund, the Firstar U.S. Treasury Money Market Fund, the Firstar Short-Term Bond Market Fund, the Firstar Intermediate Bond Market Fund, the Firstar Tax-Exempt Intermediate Bond Fund, the Firstar Bond IMMDEX/TM Fund, the Firstar Balanced Income Fund, the Firstar Balanced Growth Fund, the Firstar Growth and Income Fund, the Firstar Equity Index Fund, the Firstar Growth Fund, the Firstar Special Growth Fund, the Firstar Emerging Growth Fund, the Firstar MicroCap Fund and the Firstar International Equity Fund (comprising Firstar Funds, Inc. (the "Funds")) at October 31, 1999, the results of each of their operations for the year then ended, the changes in each of their net assets for the periods indicated and each of their financial highlights for the year ended October 31, 1999, and for each of the other periods indicated, all in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.


/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 28, 1999

This page intentionally left blank.

FIRSTAR FUNDS ARE AVAILABLE THROUGH:

-  THE FIRSTAR FUNDS CENTER,

-  FINANCIAL CONSULTANTS WHO ARE EITHER REGISTERED
  REPRESENTATIVES OF FIRSTAR INVESTMENT SERVICES, INC.
  A REGISTERED BROKER/DEALER, NASD AND SIPC MEMBER,
  OR REGISTERED REPRESENTATIVES OF MDS SECURITIES,
  A DIVISION OF CONSECO FINANCIAL SERVICES, INC.,
  A REGISTERED BROKER/DEALER, NASD AND SIPC MEMBER,

-  AND THROUGH SELECTED SHAREHOLDER ORGANIZATIONS.

This report is authorized for distribution only when preceded or accompanied by a current prospectus.

FOR ACCOUNT BALANCE AND INVESTOR SERVICES INFORMATION
1-800-677-FUND
1-414-287-3808

FIRSTAR FUNDS CENTER
615 EAST MICHIGAN STREET
P.O. BOX 3011
MILWAUKEE, WI 53201-3011

WWW.FIRSTARFUNDS.COM

                                                            (LOGO) FIRSTAR FUNDS

                                                                  FORM # FFANN99